UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ANALEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANALEX CORPORATION

5904 Richmond Highway

Suite 300

Alexandria, Virginia 22303

August             , 2003

Dear Fellow Stockholders:

You are cordially invited to attend a special meeting of the stockholders of Analex Corporation (formerly Hadron, Inc.) (the “Company”) to be held on September             , 2003, at 9:30 a.m., local time, at the Tower Club, located at 8000 Tower Crescent Drive, Vienna, Virginia 22182.

At this special meeting, you will be asked to consider and approve the following proposals:

1. A	transaction (the “Pequot Transaction”) in which the Company will:

•	issue and sell to Pequot Private Equity Fund III, L.P., a Delaware limited partnership, and Pequot Offshore Private Equity Partners III, L.P., a Cayman Islands limited partnership (collectively, “Pequot”), 6,726,457 shares of the Company’s Series A Convertible Preferred Stock, par value $0.02 per share (the “Series A Preferred Stock”), together with warrants (the “Preferred Warrants”) exercisable to purchase common stock, par value $0.02 per share, of the Company (“Common Stock”) at a ratio of one share of Common Stock for every five shares of Common Stock issued or issuable upon the conversion of the Series A Preferred Stock, for an aggregate purchase price of approximately $15,000,000;

•	issue and sell to Pequot $10,000,000 aggregate principal amount of the Company’s Convertible Secured Subordinated Notes (the “Convertible Notes”), together with warrants (the “Note Warrants”) exercisable to purchase Common Stock at a ratio of one share of Common Stock for every five shares of Common Stock issued or issuable upon the conversion of the Convertible Notes; and

•	purchase an aggregate of 2,625,451 shares of Common Stock and warrants and options exercisable to purchase an aggregate of 1,209,088 shares of Common Stock from Company Chairman Jon Stout, certain members of Mr. Stout’s immediate family and certain entities controlled by Mr. Stout and his family, for an aggregate purchase price of $9,166,844.21.

2. An	amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock from 35,000,000 shares, consisting of 30,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.02 per share (“Preferred Stock”), to 100,000,000 shares, consisting of 65,000,000 shares of Common Stock and 35,000,000 shares of Preferred Stock.

The Company’s Board of Directors has determined that the terms of the Pequot Transaction are fair to the Company and in the best interests of the Company and its stockholders. The Company’s Board of Directors has approved the issuance and sale of the new securities pursuant to the Pequot Transaction and the amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock, and the Board recommends that you vote FOR each of the proposals to be considered at the Special Meeting.

The enclosed Notice of Special Meeting of Stockholders and Proxy Statement contain details concerning the Pequot Transaction and the proposal to amend the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock. We urge you to read and consider these documents carefully. Whether or not you are able to attend the special meeting, it is important that your shares be represented and voted. Accordingly, be sure to complete, sign and date the enclosed proxy card and mail it in the envelope provided as soon as possible so that your shares may be represented at the meeting and voted in accordance with your wishes.

If you attend the meeting, you may vote in person, even if you previously returned your proxy card. If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed proxy card. Your vote is important regardless of the number of shares you own.

On behalf of the Board of Directors and management, thank you for your continued support of Analex.

Sincerely,

/s/ STERLING E. PHILLIPS, JR.
Sterling E. Phillips, Jr.
President and Chief Executive Officer

/s/ JON M. STOUT
Jon M. Stout Chairman

ANALEX CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER             , 2003

TO THE STOCKHOLDERS OF ANALEX CORPORATION:

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Special Meeting”) of the stockholders of Analex Corporation, a Delaware corporation (formerly known as Hadron, Inc.) (the “Company”), is scheduled to be held on September             , 2003 at 9:30 a.m., local time, at the Tower Club, 8000 Tower Crescent Drive, Vienna, Virginia 22182 for the following purposes:

1.	To approve a transaction (the “Pequot Transaction”) in which the Company will:

•	issue and sell to Pequot Private Equity Fund III, L.P., a Delaware limited partnership, and Pequot Offshore Private Equity Partners III, L.P., a Cayman Islands limited partnership (collectively, “Pequot”), 6,726,457 shares of the Company’s Series A Convertible Preferred Stock, par value $0.02 per share (the “Series A Preferred Stock”), together with warrants exercisable to purchase common stock, $0.02 par value per share, of the Company (“Common Stock”) at a ratio of one share of Common Stock for every five shares of Common Stock issued or issuable upon the conversion of the Series A Preferred Stock, for an aggregate purchase price of approximately $15,000,000;

•	issue and sell to Pequot $10,000,000 aggregate principal amount of the Company’s Convertible Secured Subordinated Notes (the “Convertible Notes”), together with warrants exercisable to purchase Common Stock at a ratio of one share of Common Stock for every five shares of Common Stock issued or issuable upon the conversion of the Convertible Notes; and

•	purchase an aggregate of 2,625,451 shares of Common Stock and warrants and options exercisable to purchase an aggregate of 1,209,088 shares of Common Stock from Company Chairman Jon Stout, certain members of Mr. Stout’s immediate family and entities controlled by Mr. Stout and his family for an aggregate purchase price of $9,166,844.21;

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock from 35,000,000 shares, consisting of 30,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.02 per share (“Preferred Stock”), to 100,000,000 shares, consisting of 65,000,000 shares of Common Stock and 35,000,000 shares of Preferred Stock; and

3.	To transact such other business as may properly come before the Special Meeting and any adjournment thereof.

Stockholders of record at the close of business on July 31, 2003 are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. All stockholders are cordially invited to attend the Special Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Stockholders attending the meeting may revoke their proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ RONALD B. ALEXANDER
Ronald B. Alexander
Senior Vice President, Chief Financial Officer and Corporate Secretary

Alexandria, Virginia

August            ,2003

ANALEX CORPORATION

PROXY STATEMENT

FOR A

SPECIAL MEETING OF THE STOCKHOLDERS TO BE HELD SEPTEMBER             , 2003

SUMMARY OF PROXY STATEMENT

The following is a brief summary of certain information contained elsewhere in this proxy statement. This summary is not intended to be a complete description of the matters covered in this proxy statement and is qualified in its entirety by reference to the more detailed information contained or incorporated by reference in this proxy statement or in the documents attached as appendices hereto. Capitalized terms used but not defined in this summary shall have the meanings ascribed to them elsewhere in this proxy statement. Stockholders are urged to read this proxy statement, including all materials incorporated herein by reference, and the appendices hereto in their entirety.

This proxy statement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors. See the section of this proxy statement entitled “Forward-Looking Statements.”

The Special Meeting

A special meeting (the “Special Meeting”) of the stockholders of Analex Corporation, a Delaware corporation (“Analex” or the “Company”), will be held on September             , 2003, at 10:00 a.m., local time, at the Tower Club, 8000 Tower Crescent Drive, Vienna, Virginia 22182. Stockholders of record at the close of business on July 31, 2003, the record date for the Special Meeting, may vote at the Special Meeting.

At the Special Meeting, the Company’s stockholders will be asked to approve:

•	a financing transaction in which the Company will issue and sell preferred stock, convertible notes and warrants to Pequot (as defined below) and will purchase substantially all of the equity interests in the Company held by Company Chairman Jon Stout, certain members of his immediate family and certain entities controlled by Mr. Stout and his family; and

•	an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock.

For additional information regarding the Special Meeting and voting at the Special Meeting, see “General Information” beginning on page             .

This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about August             , 2003.

Proposal 1: The Pequot Transaction

On July 18, 2003, the Company entered into a Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement (the “Pequot Purchase Agreement”) with Pequot Private Equity Fund III, L.P., a Delaware limited partnership (“PPE3”), and Pequot Offshore Private Equity Partners III, L.P., a Cayman Islands limited partnership (“PPE3O,” and together with PPE3, “Pequot”) pursuant to which the Company has agreed to:

•	issue and sell to Pequot 6,726,457 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) for a purchase price of $2.23 per share of Series A Preferred Stock (the “Series A Purchase Price”), representing an aggregate consideration of approximately $15,000,000;

•	in connection with the issuance and sale of the Series A Preferred Stock, issue warrants (the “Preferred Warrants”) exercisable to purchase the Company’s common stock, par value $.02 per share (the “Common Stock”), at a ratio of one share of Common Stock for every five shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock;

•	issue and sell to Pequot $10,000,000 in aggregate principal amount of the Company’s Secured Subordinated Convertible Promissory Notes (the “Convertible Notes”); and

•	in connection with the issuance and sale of the Convertible Notes, issue warrants (the “Note Warrants,” and together with the Preferred Warrants, the “Warrants”) exercisable to purchase Common Stock at a ratio of one share of Common Stock for every five shares of Common Stock issued or issuable upon conversion of the Convertible Notes.

In addition, on July 18, 2003, the Company entered into a Securities Repurchase Agreement (the “Stout Repurchase Agreement”) with Company Chairman Jon M. Stout, certain members of Mr. Stout’s immediate family including Company director Shawna Stout, and certain entities controlled by Mr. Stout and his family (collectively, the “Stout Parties”) pursuant to which the Company has agreed to purchase an aggregate of 2,625,451 shares of Common Stock and warrants and options exercisable to purchase an aggregate of 1,209,088 shares of Common Stock from the Stout Parties for aggregate consideration of $9,166,844.21. The aggregate purchase price to be paid by the Company to the Stout Parties pursuant to the Securities Repurchase Agreement is calculated by multiplying the number of shares of Common Stock to be repurchased (including those issuable under warrants and options held by the Stout Parties) by $2.63 per share, and then reducing such amount by the amount of the aggregate exercise prices of the warrants and options held by the Stout Parties. The Common Stock, warrants and options to be purchased by the Company represent all of the equity interests in the Company owned by the Stout Parties other than approximately 100,000 shares of Common Stock which Mr. Stout may use to make a gift to a specified academic institution pursuant to the terms of the Stout Repurchase Agreement and which the Company may subsequently repurchase pursuant to the Stout Repurchase Agreement if such gift is not made.

The transactions contemplated by the Pequot Purchase Agreement and the Stout Repurchase Agreement are required to be consummated simultaneously at a closing (the “Closing”) that the Company expects to occur immediately following the approval of the by the Company’s stockholders of the Pequot Transaction (as defined below). Because the consummation of the transactions under each of the Pequot Purchase Agreement and the Stout Repurchase Agreement are conditioned upon each other, they constitute a single transaction to be voted upon by the stockholders. The transactions contemplated by the Pequot Purchase Agreement and the Stout Repurchase Agreement are collectively referred to herein as the “Pequot Transaction.”

The proceeds from the sale of the Convertible Notes will be used to repurchase the securities from the Stout Parties and pay certain expenses in connection with the Pequot Transaction. The Company anticipates using the proceeds from the sale of the Series A Preferred Stock to pay certain existing liabilities and to support all or a portion of the cost of future acquisitions by the Company.

Background of Transaction (see discussion beginning on page            )

For a description of the events leading to the approval by the Company’s Board of Directors (the “Board of Directors” or the “Board”) of the Pequot Transaction and the agreements related thereto, see “Proposal No. 1: The Pequot Transaction – Background of the Transaction,” below.

Houlihan Lokey Fairness Opinion (see discussion beginning on page            )

In connection with its consideration and approval of the Pequot Transaction, the Board of Directors received an opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) with respect to the fairness of the Pequot Transaction to the Company’s stockholders other than the Stout Parties. For important information regarding the Houlihan Lokey opinion, including the limitations of such opinion, see “Proposal No. 1: The Pequot Transaction – Houlihan Lokey Fairness Opinion,” below.

Certain Risks Associated with the Pequot Transaction (see discussion beginning on page             )

The Pequot Transaction involves certain risks, including risks related to: the ability of the Company to secure adequate capital to fund its growth strategy if the Pequot Transaction is not consummated; the dilutive effect on the ownership interests and voting rights of existing stockholders; the influence of Pequot on the Company following the transaction; the possible deterrence of third party offers to acquire the Company; the level of indebtedness incurred by the Company and its ability to meet financial covenants if acquisitions are not made or are delayed; and the granting of preferential rights to the holders of the Series A Preferred Stock in the event of a liquidation of the Company.

Interests of Certain Persons in the Pequot Transaction (see discussion beginning on page            )

In considering the recommendation of the Board with respect to the Pequot Transaction, stockholders should be aware that certain persons have interests in the Pequot Transactions that may be in addition to, or different from, the interests of stockholders in general. The Board was aware of these interests and considered them along with the other matters described herein in approving the Pequot Transaction and determining to recommend the Pequot Transaction to the stockholders for approval.

Pequot Purchase Agreement (see discussion beginning on page             )

The issuance of the Series A Preferred Stock, Convertible Notes and Warrants and the other transactions contemplated by the Pequot Purchase Agreement are subject to several closing conditions, including the approval of the Company’s stockholders.

If the Company is unable to consummate the Pequot Transaction due to a determination by the Company’s Board of Directors that consummation of such transaction conflicts with the Board’s fiduciary duties under applicable law, the Company is required to pay Pequot a fee of $750,000. If the Closing does not occur because Pequot does not consummate the transaction for any reason other than the Company’s failure to comply with its obligations or to satisfy the conditions to Pequot’s closing obligations, then Pequot is required to pay the Company a fee of $750,000.

Series A Preferred Stock (see discussion beginning on page            )

The Series A Preferred Stock bears a cumulative annual dividend of 6%, payable quarterly in cash or, if the Company’s available cash for operations does not meet specified levels or such payment would result in an event of default under the Company’s senior credit facility, in additional shares of Series A Preferred Stock. Holders of Series A Preferred Stock are entitled to vote together with all other classes and series of voting stock of the Company on all actions to be taken by the stockholders of the Company. In addition, as long as 50% of the Series A Preferred Stock originally issued remains outstanding, the Company may not take numerous specified actions (including mergers, certain changes to the Company’s Certificate of Incorporation and acquisitions involving aggregate consideration greater than $10,000,000) without obtaining the written consent of the holders of a majority of the Series A Preferred Stock. If the Company fails to comply with its redemption obligations with respect to the Series A Preferred Stock (discussed below), the Company may not take such specified actions without Pequot’s consent, regardless of the amount of Series A Preferred Stock Pequot owns.

Upon any liquidation, dissolution or winding up of the Company, holders of the Series A Preferred Stock are entitled to receive, out of the Company’s assets available for stockholder distributions and prior to distributions to junior securities (including the Common Stock), an amount equal to the Series A Purchase Price plus any accrued but unpaid dividends thereon. Certain mergers, acquisitions or asset sales involving the Company are treated as a liquidation event unless the holders of a majority of the Series A Preferred Stock elect not to treat such transactions as liquidation events.

The Series A Preferred Stock is convertible into Common Stock at any time at the election of its holders, initially at a ratio of one share of Common Stock for every share of Series A Preferred Stock. The conversion ratio is subject to adjustments for certain dilutive equity issuances and for stock splits, stock dividends and similar events. The Series A Preferred Stock will automatically convert into Common Stock if, any time following 18 months after the Closing, the average closing price of the Common Stock over a 20 consecutive trading day period exceeds 2.5 times the conversion price then in effect for the Series A Preferred Stock. In addition, the Series A Preferred Stock held by holders that do not accept an offer by the Company to purchase the Series A Preferred Stock for at least 2.5 times the conversion price then in effect also will automatically convert into Common Stock. In addition, the Series A Preferred Stock will automatically convert into Common Stock upon the agreement of the holders of a majority of the Series A Preferred Stock.

Holders of the Series A Preferred Stock may require the Company to redeem their shares in four equal quarterly installments any time on or after the fourth anniversary of the Closing at the Series A Purchase Price, as

adjusted for stock splits, stock dividends and similar events, plus accrued but unpaid dividends. Holders of the Series A Preferred Stock and any debt or equity security of the Company convertible into Series A Preferred Stock (including the Convertible Notes) have pro rata preemptive rights with respect to private equity offerings by the Company after the Closing, subject to specified exceptions.

These and other terms and provisions of the Series A Preferred Stock are set forth in the Certificate of Designations Powers, Preferences and Rights of the Series A Preferred Stock (the “Series A Certificate of Designations”) that will form a part of the Company’s Certificate of Incorporation. The Series A Certificate of Designations will be filed with the Secretary of State of Delaware prior to the Closing.

Convertible Notes (see discussion beginning on page             )

The Convertible Notes mature on the fourth anniversary of the Closing. The Convertible Notes bear interest at an annual rate of 7%, payable quarterly in cash or, if the Company’s available cash for operations does not meet specified levels or such payment would result in an event of default under the Company’s senior credit facility, such interest will be accrued and added to the outstanding principal. Upon a payment default, the interest rate on the Convertible Notes will be increased to 11% per annum.

Prior to the date which is 18 months after the Closing, the Convertible Notes may not be prepaid without the consent of the holders of a majority of the outstanding principal amount of the Convertible Notes. Any time following 18 months after the Closing, the Company, at its sole option, may prepay the Convertible Notes. Such prepayment will be made, at the option of the Convertible Note holders, either in cash in an amount equal to the outstanding principal plus the net present value of interest to maturity discounted at 7% per annum or by conversion of the principal into shares of Series A Preferred Stock and the payment of interest in cash or in shares of Series A Preferred Stock. Holders of the Convertible Notes may convert the outstanding principal and accrued interest on the Notes into Series A Preferred Stock at any time. The conversion price for the Convertible Notes is 135% of the Series A Purchase Price, subject to adjustment for stock splits, stock dividends and similar events. The Company may cause the automatic conversion of the Convertible Notes into Common Stock if, any time following 18 months after the Closing, the average closing price for the Common Stock over a 20 consecutive trading day period exceeds 2.5 times the Series A Purchase Price, as adjusted for dilutive equity issuances, stock splits, stock dividends and similar events.

The terms of the Convertible Notes provide for specified events of default, including failure to pay principal of and interest on the Notes, certain violations of financial and operational covenants and certain other events, many of which are similar to the events of default under the Company’s senior credit facility. The Company’s obligations under the Convertible Notes will be secured by a lien on substantially all of the assets of the Company and its subsidiaries and will be guaranteed by the Company’s subsidiaries. Such obligations will be subordinated to the rights of the Company’s present and future senior secured lenders and the rights of the U.S. Department of Justice (the “DOJ”) under the Settlement Agreement between the DOJ and the former Analex Corporation acquired by the Company in November 2001. The relative rights of the Company’s senior lenders and the holders of the Convertible Notes are set forth in an intercreditor agreement (the “Intercreditor Agreement”) that will become effective at the Closing.

During the time that the Convertible Notes and the Series A Preferred Stock are outstanding, the Company will be subject to financial and operational covenants specified in the Pequot Purchase Agreement. These financial and operational covenants will be no more restrictive than the financial and operational covenants included in the Company’s senior credit facility. Certain of such covenants will continue in effect after the payment or conversion of the Convertible Notes.

Warrants (see discussion beginning on page             )

The Warrants are exercisable at any time before the tenth anniversary of the Closing. The Preferred Warrants are exercisable to purchase one share of Common Stock for every five shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock. The Note Warrants are exercisable to purchase one share of Common Stock for every five shares of Common Stock issued or issuable upon conversion of the Convertible Notes. The exercise price of the Warrants is $3.28 (representing a 47% premium to the Series A Purchase Price) subject to adjustment for stock splits, stock dividends and similar events.

Stockholders’ Agreement (see discussion beginning on page            )

At the Closing, the Company, Pequot and certain stockholders of the Company who, together with Pequot, will own a majority of the voting stock of the Company upon the Closing, will enter into a Stockholders’ Voting Agreement (the “Stockholders’ Agreement”), pursuant to which Pequot and such stockholders agree to vote, or cause to be voted, all securities of the Company they own or over which they have voting control so that the number of directors of the Company will be seven (7), consisting of:

•	the Company’s chief executive officer, currently Sterling E. Phillips, Jr.;

•	two (2) directors designated by Pequot;

•	three (3) non-employee directors designated by the Company’s Chief Executive Officer and acceptable to Pequot; and

•	one (1) independent director designated by Pequot and acceptable to the Company’s Chief Executive Officer.

One of the directors designated by Pequot will be the “financial expert” required by Securities and Exchange Commission (“SEC”) rules, and, to the greatest extent permitted by applicable law and regulations, at least one director designated by Pequot will be on each committee of the Board. If Pequot holds less than specified percentages of the securities it originally purchases at the Closing, Pequot will have the right to designate two, one or no directors. If Pequot has the right to designate fewer than two directors, the above voting provisions are adjusted in the manner described in the Stockholders’ Agreement.

Immediately following the Closing, the Board will be constituted in accordance with the Stockholders’ Agreement, and will consist of four current directors (Mr. Phillips, Peter Belford, Sr., Lincoln D. Faurer and Daniel R. Young) and three directors designated by Pequot, including Gerald Poch, Managing Director of a Pequot affiliate, and Martin Hale, General Partner of a Pequot affiliate. At the Closing, Mr. Stout, Shawna Stout, Alan Kaplan and Gerald McNichols will resign from the Board.

In certain circumstances, including the Company’s failure to redeem the Series A Preferred Stock as required or failure to pay certain amounts due under the Convertible Notes, Pequot may designate additional directors so that the Pequot directors comprise a majority of the Board. This right will terminate if the Company redeems the Series A Preferred Stock and repays the amounts then due under the Convertible Notes.

Registration Rights (see discussion beginning on page            )

At the Closing, the Company will enter into a Registration Rights Agreement with Pequot (the “Registration Rights Agreement”), pursuant to which, within 30 days following the Closing, the Company will be required to file a registration statement on Form S-3 registering the resale of the Common Stock underlying the Series A Preferred Stock, the Convertible Notes and the Warrants. The Company will be required to keep such registration statement effective until all the Common Stock registered thereunder is sold or the holders are entitled to sell such Common Stock under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Rights Agreement also provides Pequot with piggyback registration rights with respect to certain underwritten offerings initiated by the Company.

Stout Repurchase (see discussion beginning on page            )

The consummation of the transactions under the Stout Repurchase Agreement is subject to several conditions, including the approval of the Company’s stockholders of the Pequot Transaction and the receipt by the Company of an updated fairness opinion from Houlihan Lokey with respect to the fairness of the Pequot Transaction, including the repurchase of the Stout Parties’ securities, to the Company’s stockholders other than the Stout Parties.

At the Closing, the Registration Rights Agreement, dated as of March 30, 2000, by and among the Company, Mr. Stout, Patricia Stout, the Stout Dynastic Trust, J. Richard Knop and certain other investors in the Company (the “2000 Registration Rights Agreement”), will be terminated. In addition, the Voting Agreement, dated as of March 30, 2000, by and among Mr. Stout, Mrs. Stout, the Stout Dynastic Trust, Mr. Knop, C.W. Gilluly and certain other investors in the Company (the “2000 Voting Agreement”), will be terminated at the Closing.

In connection with the Closing, Mr. Stout’s employment with the Company will be terminated, and an Employment Termination Agreement between the Company and Mr. Stout (the “Stout Employment Termination Agreement”) will become effective. Pursuant to the Stout Employment Termination Agreement, at the Closing, the Company will pay Mr. Stout $280,000, representing two years’ base salary under Mr. Stout’s existing employment agreement. In addition, a Non-Competition Agreement between Mr. Stout and the Company (the “Stout Non-Competition Agreement”) will become effective at the Closing. Under the Stout Non-Competition Agreement, Mr. Stout agrees not to compete with the Company, solicit customers or vendors or solicit or hire Company employees, consultants or service providers for a period of three (3) years following the Closing. As consideration for such non-competition and non-solicitation restrictions, and as long as Mr. Stout is in compliance with the Stout Non-Competition Agreement, the Company will pay him $50,000 every three months during the term of the agreement, for aggregate consideration of $600,000.

Amendment to Senior Credit Facility (see discussion beginning on page            )

In connection with the Closing, an amendment (the “Credit Agreement Amendment”) to the Company’s existing credit agreement, dated as of November 2, 2001 (as amended, the “Bank of America Credit Agreement”) with Bank of America, N.A. (“Bank of America”) will become effective. The Credit Agreement Amendment will eliminate or revise certain operational and financial covenants and revise an event of default provision and certain definitions relating thereto. In connection with the execution of the Pequot Transaction documents, Bank of America has provided the Company with a letter (the “Bank of America Consent Letter”) consenting to the Company’s entering into the Pequot Transaction and waiving certain covenant defaults under the existing credit agreement otherwise triggered by the Pequot Transaction.

Pequot Transaction Voting Agreement (see discussion beginning on page            )

In connection with the execution of the Pequot Purchase Agreement, stockholders holding approximately 48% of the Company’s Common Stock (including the Stout Parties) entered into a Voting Agreement (the “Pequot Transaction Voting Agreement”), pursuant to which these stockholders have agreed to vote in favor of the Pequot Transaction at any meeting of the Company’s stockholders or in connection with any action taken by such stockholders.

Proposal 2: Increase in Authorized Capital Stock (see discussion beginning on page             )

In order to provide for a sufficient number of shares of capital stock to meet the Company’s current and future needs, including shares of Common Stock issuable pursuant to the securities to be sold in the Pequot Transaction, the Board of Directors has proposed that the Company’s Certificate of Incorporation be amended to increase the Company’s authorized capital stock from 35,000,000 shares, consisting of 30,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.02 per share (the “Preferred Stock”), to 100,000,000 shares, consisting of 65,000,000 shares of Common Stock and 35,000,000 shares of Preferred Stock. This increase will be reflected in an amendment to the Company’s Certificate of Incorporation (the “Certificate

of Amendment”) attached to this proxy statement as Appendix M. If Proposal No. 2 is approved, the Certificate of Amendment will not be filed unless the stockholders approve the Pequot Transaction and the Pequot Transaction will be consummated.

Recommendations by the Board

The Board of Directors, including all of the independent directors, has determined that the Pequot Transaction is in the best interests of the Company and its stockholders, has approved the amendment of the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock, and has approved the Pequot Purchase Agreement and the Stout Repurchase Agreement, various documents ancillary thereto and the respective transactions contemplated thereby and recommends approval of the Pequot Transaction and the increase in authorized capital stock by the Company’s stockholders.

GENERAL INFORMATION

Proxy Solicitation

This Proxy Statement is furnished to the holders of Common Stock of Analex Corporation, a Delaware corporation, in connection with the solicitation by the Company’s Board of Directors of proxies for use at the Special Meeting to be held on September     , 2003, at 9:30 a.m., local time, or at any adjournment thereof, pursuant to the accompanying Notice of Special Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Stockholders. The Board is not currently aware of any other matters that will come before the Special Meeting.

Proxies for use at the Special Meeting are being solicited by the Board. These proxy solicitation materials are first being mailed on or about August     , 2003 to all stockholders entitled to vote at the Special Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Special Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

A form of proxy for use at the Special Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company, at the Company’s headquarters at 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303, a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposal No. 1 and Proposal No. 2 as set forth in the accompanying Notice of Special Meeting of Stockholders and, in accordance with their best judgment, on any other matters which may properly come before the Special Meeting.

Record Date and Voting Rights

Stockholders of record at the close of business on July 31, 2003 are entitled to notice of and to vote at the Special Meeting. As of the record date,              shares of Common Stock were issued and outstanding, and there were no shares of the Company’s Preferred Stock issued or outstanding. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Special Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Special Meeting.

Approval of Proposal No. 1 (the Pequot Transaction) requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Special Meeting and is required pursuant to the Listing Standards of the American Stock Exchange. See “Proposal No. 1: The Pequot Transaction—American Stock Exchange Requirements.” Approval of Proposal No. 2 (Increase in Authorized Capital Stock) requires the affirmative vote of a majority of the outstanding Common Stock and is required pursuant to the Delaware General Corporation Law. Stockholders will not have appraisal or similar rights with respect to either Proposal No. 1 or Proposal No. 2. As described below in “Proposal No. 2: Increase in Authorized Capital Stock,” enactment of Proposal No. 2 is contingent upon the approval of Proposal No. 1 and the consummation of the Pequot Transaction, and, notwithstanding approval by the stockholders of Proposal No. 2, the Company will not file the Certificate of Amendment to increase the Company’s authorized capital stock as contemplated by Proposal No. 2 unless Proposal No. 1 is approved and the Pequot Transaction will be consummated.

With respect to Proposal No. 1 and Proposal No. 2, abstentions and proxies relating to “street name” shares for which brokers have not received voting instructions from the beneficial owner (“Broker Non-Votes”) will be counted to determine whether a quorum is present. In determining whether either such proposal has received the requisite number of favorable votes, abstentions will be counted as part of the total number of votes cast on such proposal, whereas Broker Non-Votes will not be counted as part of the total number of votes cast on such proposal. With respect to Proposal No. 1, abstentions will have the same effect as votes against the proposal, whereas Broker Non-Votes will have no effect in determining whether the proposal has been approved by the stockholders. With respect to Proposal No. 2, both abstentions and Broker Non-Votes will have the same effect as votes against the proposal.

At the Special Meeting, ballots will be distributed with respect to each proposal to be voted upon to each stockholder (or the stockholder’s proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots will then be tallied, one vote for each share owned of record, the votes being in three categories: FOR, AGAINST or ABSTAIN.

Votes at the Special Meeting will be tabulated by an inspector of election appointed by the Company.

FORWARD-LOOKING STATEMENTS

From time to time, in written reports and oral statements, management may discuss its expectations regarding the Company’s future performance. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies or other actions taken or to be taken by the Company, including the impact of such plans, strategies or actions on the Company’s results of operations or components thereof, projected or anticipated benefits from operational changes, acquisitions or dispositions made or to be made by the Company, or projections, involving anticipated revenues, costs, earnings or other aspects of the Company’s results of operations. The words “expect,” “believe,” “anticipate,” “project,” “estimate,” “intend” and similar expressions, and their opposites, are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance but rather are based on currently available competitive, financial and economic data and management’s operating plans. These forward-looking statements involve risks and uncertainties that could render actual results materially different from management’s expectations. Such risks and uncertainties include, without limitation, whether the Pequot Transaction will be consummated, as well as business conditions and growth and consolidation in the government contracting, defense and intelligence arenas and in the economy in general, risks related to consolidation of small government contracts into larger contracts awarded to major, multi-national corporations, risks related to the Company’s ability to continue to recruit and retain highly skilled scientific, technical, managerial and sales and marketing personnel, the ability of the Company to find suitable acquisition candidates, to complete acquisitions and to successfully integrate acquired businesses and other risk factors (the “Risk Factors”) described from time to time in the Company’s reports filed with the SEC.

All statements herein that are not statements of historical fact are forward-looking statements. Although management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that those expectations will prove to have been correct. Certain other important factors that could cause actual results to differ materially from management’s expectations (“Cautionary Statements”) are disclosed in this proxy statement and in the other filings of the Company with the SEC. All written forward-looking statements by or attributable to management in this proxy statement are expressly qualified in their entirety by the Risk Factors and the Cautionary Statements. Investors must recognize that events could turn out to be significantly different from what management currently expects.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 7, 2003 regarding the beneficial ownership of the Company’s Common Stock of:

•	each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than 5% of the outstanding shares of Common Stock;

•	each director of the Company;

•	each executive officer of the Company; and

•	all executive officers and directors of the Company as a group.

Unless otherwise indicated, the address of each named beneficial owner is c/o Analex Corporation, 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed. The percentages shown below are calculated in accordance with SEC rules and are based on 14,749,548 shares of Common Stock outstanding as of April 7, 2003.

Name and Address	Number of Shares		Percent of Class
Jon M. Stout	6,214,893	(1)(2)	37.4%

Shawna L. Stout	6,214,893	(1)(3)	37.4%

Stout Dynastic Trust 13380 W. Polo Road Wellington, FL 33414	6,214,893	(1)(4)	37.4%

Patricia W. Stout 13380 W. Polo Road Wellington, FL 33414	6,214,893	(1)(5)	37.4%

S Co., LLC 13380 W. Polo Road Wellington, FL 33414	6,214,893	(1)(6)	37.4%

J. Richard Knop Windsor Group One Discovery Square, Suite 700 12919 Sunset Hills Road Reston, VA 20190	6,214,893	(1)(7)	37.4%

C.W. Gilluly, Ed.D.	1,145,781	(1)(8)	7.5%

Lese Ann Kodger P.O. Box 45515 Westlake, OH 44145	1,579,959		10.7%

Peter C. Belford, Sr.	1,108,397		7.5%

Gerald R. McNichols, Sc.D.	642,056	(9)	4.3%

Lincoln D. Faurer	—		*

Daniel R. Young	20,000		*

Alan L. Kaplan	—		*

Name and Address	Number of Shares		Percent of Class
Sterling E. Phillips, Jr.	1,524,546	(10)	9.4%
Ronald B. Alexander	155,004	(11)	1.0%
George W. Tonn	278,641	(12)	1.9%
Dr. Kenneth Alibek	42,865	(13)	*
Stephen C. Dolbey	33,334	(14)	*
All directors and executive officers as a group (15 persons)	18,593,990	(1)(15)	75.2%

*	Less than 1%
(1)	Includes certain shares as to which voting power is shared in certain respects as a result of a Voting Agreement, dated March 30, 2000, among Jon M. Stout, Patricia W. Stout, the Stout Dynastic Trust, J. Richard Knop, C.W. Gilluly and certain other investors in the Company.
(2)	Includes 166,634 shares held by Patricia W. Stout, Mr. Stout’s wife, 184,549 shares held by Mr. Stout’s children, 1,515,422 shares held by the Stout Dynastic Trust, and 740,605 shares held by S Co., LLC; includes 65,000 shares which may be acquired upon the exercise of options; and includes 235,161, 230,769, and 668,158 shares which may be acquired respectively by Mr. Stout, Patricia Stout, and the Stout Trust pursuant to warrants which are immediately exercisable. Includes shares, warrants and options immediately exercisable by others representing 2,213,127 shares of Common Stock as to which Mr. Stout has shared voting power.
(3)	Includes 195,468 shares held by Mr. Stout, 166,634 shares held by Mrs. Stout, 89,776 shares held by Marcus Stout, Mr. Stout’s son, 1,515,422 shares held by the Stout Dynastic Trust and 740,605 shares held by S Co., LLC; includes 4,997 shares which may be acquired upon the exercise of options; and includes 235,161, 230,769, and 668,158 shares which may be acquired respectively by Mr. Stout, Patricia Stout, and the Stout Dynastic Trust pursuant to warrants which are immediately exercisable. Includes shares, warrants and options exercisable by others representing 2,213,127 shares of Common Stock as to which Mr. Stout has shared voting power.
(4)	Includes 195,468 shares held by Mr. Stout, who is the Trustee of the Stout Dynastic Trust, 166,634 shares held by Patricia Stout, 184,549 shares held by the children of Mr. Stout and 740,605 shares held by S Co., LLC; includes 65,000 shares which may be acquired by Mr. Stout upon the exercise of options; and includes 668,158, 235,161, and 230,769 shares which may be acquired respectively by the Stout Dynastic Trust, Mr. Stout, and Patricia Stout pursuant to warrants which are immediately exercisable. Includes shares, warrants and options exercisable by others representing 2,213,127 shares of Common Stock as to which Mr. Stout has shared voting power.
(5)	Includes 195,468 shares held by Mr. Stout, 184,549 shares held by Mrs. Stout’s children, 1,515,422 shares held by the Stout Dynastic Trust and 740,605 shares held by S Co., LLC; includes 65,000 shares which may be acquired by Mr. Stout upon the exercise of options; and includes 230,769, 235,161 and 668,158 shares which may be acquired respectively by Patricia Stout, Mr. Stout and the Stout Dynastic Trust pursuant to warrants which are immediately exercisable. Includes shares, warrants and options immediately exercisable by others representing 2,213,127 shares of Common Stock as to which Patricia Stout has shared voting power.
(6)	Includes 195,468 shares held by Mr. Stout, 166,634 shares held by Patricia Stout, 179,552 shares held by the children of Mr. Stout, all of whom are principals in S Co., LLC and 1,475,422 shares held by the Stout Dynastic Trust; includes 65,000 shares which may be acquired by Mr. Stout upon the exercise of options; and includes 668,158, 235,161, and 230,769 shares which may be acquired respectively by the Stout Dynastic Trust, Mr. Stout, and Patricia Stout pursuant to warrants which are immediately exercisable. Includes shares, warrants and options exercisable by others representing 2,213,127 shares of Common Stock as to which Mr. Stout has shared voting power.
(7)	Includes warrants exercisable to purchase 223,686 shares of Common Stock. Includes shares, warrants and options exercisable by others representing 5,199,072 shares of Common Stock as to which Mr. Knop has shared voting power.

(8)	Includes warrants exercisable to purchase 400,000 shares of Common Stock. Also includes 61,667 shares which may be acquired upon the exercise of options. Includes 122,239 shares held by AMASYS Corporation. Mr. Gilluly is the controlling stockholder of AMASYS Corporation.
(9)	Includes 12,497 shares which may be acquired upon the exercise of options and 48,056 shares which may be acquired pursuant to warrants.
(10)	Includes 1,417,779 shares which may be acquired upon the exercise of options.
(11)	Includes 150,004 shares which may be acquired upon the exercise of options.
(12)	Includes 175,000 shares which may be acquired upon the exercise of options.
(13)	Includes 35,000 shares which may be acquired upon the exercise of options.
(14)	Includes 33,334 shares which may be acquired upon the exercise of options.
(15)	Includes 2,038,612 shares which may be acquired upon the exercise of options and 1,805,830 shares which may be acquired pursuant to exercise of warrants.

PROPOSAL NO. 1:

THE PEQUOT TRANSACTION

The first proposal to be considered and voted upon at the Special Meeting is the Pequot Transaction. Pursuant to the Pequot Transaction, the Company will:

•	issue and sell to Pequot, pursuant to the terms and conditions contained in the Pequot Purchase Agreement, 6,726,457 shares of Series A Preferred Stock, together with Preferred Warrants exercisable to purchase Common Stock at a ratio of one share of Common Stock for every five shares of Common Stock issued or issuable upon the conversion of the Series A Preferred Stock, for an aggregate purchase price of approximately $15,000,000;

•	issue and sell to Pequot, pursuant to the terms and conditions contained in the Pequot Purchase Agreement, $10,000,000 aggregate principal amount of Convertible Notes, together with Note Warrants exercisable to purchase Common Stock at a ratio of one share of Common Stock for every five shares of Common Stock issued or issuable upon the conversion of the Convertible Notes; and

•	purchase from the Stout Parties, pursuant to the terms and conditions contained in the Stout Repurchase Agreement, an aggregate of 2,625,451 shares of Common Stock and warrants and options exercisable to purchase an aggregate of 1,209,088 shares of Common Stock for an aggregate purchase price of $9,166,844.21.

The proceeds from the sale of the Convertible Notes will be used by the Company to repurchase the securities from the Stout Parties and pay certain expenses in connection with the Pequot Transaction. The Company anticipates using the proceeds from the sales of the Series A Preferred Stock to pay certain existing liabilities and to support all or a portion of the cost of future acquisitions by the Company.

Because the consummation of the transactions under the Pequot Purchase Agreement is conditioned upon the closing of the transactions under the Stout Repurchase Agreement, and the consummation of the transaction under the Stout Repurchase Agreement is conditioned upon the closing of the transactions under the Pequot Purchase Agreement, such transactions constitute a single transaction. Thus, stockholders are being asked to vote on the Pequot Transaction as a whole, and not on its separate component parts.

Background of the Pequot Transaction

During 2002 and early 2003, the Board considered a variety of strategic alternatives to maximize stockholder value, given the prevailing conditions in the capital markets and general economic environment for firms in the business sectors addressed by Company. Although the Board believed the Company could continue to grow through internal reinvestment of its net income and use of its credit facilities, the Board concluded that attracting new investment for strategic acquisitions provided the best opportunity for the Company to accelerate equity appreciation for its stockholders.

In late 2002 and into early 2003, the Company approached several potential financing sources regarding their interest in providing financing to the Company to fund its growth strategy. The Company first approached Pequot regarding its interest in a potential financing in April 2003. In May 2003, the Board received a proposal from Pequot and a presentation by its representatives to make certain investments in the Company in the form of preferred stock, convertible debt and warrants. The proposal provided that some of the newly invested funds be used to repurchase the equity interests in the Company owned by the Company’s Chairman Jon Stout, certain of his family members and certain entities controlled by Mr. Stout and his family.

In response to the proposal, in early June 2003, the Board retained Houlihan Lokey to advise the Company regarding the fairness of the potential transaction to the Company’s stockholders and to render a fairness opinion in connection therewith. The Board also authorized its Chief Executive Officer and Chief Financial Officer to

negotiate the terms of the transaction with Pequot and the Stout Parties. In addition, the Board appointed two independent directors, Peter Belford and Alan Kaplan, to be involved in negotiating, advising management and reporting to the Board with respect to the transaction terms and agreements.

Following the Board’s authorization, management, Company counsel and Messrs. Belford and Kaplan negotiated the terms of the Pequot Transaction with Pequot and its representatives and negotiated the terms of the repurchase of securities from the Stout Parties with Mr. Stout and his representatives. In mid-June 2003, the Board met to discuss the progress of negotiations and authorized the Company’s Chief Executive Officer and Chief Financial Officer to execute a term sheet with Pequot and a letter agreement with the Stout Parties with respect to the transaction. The Board also authorized such officers to begin negotiating the definitive agreements with respect to the Pequot Transaction, subject to subsequent review and approval by the Board, including its independent members, of the definitive transaction terms and receipt of an opinion from Houlihan Lokey regarding the fairness of the transaction to the Company’s stockholders other than the Stout Parties. Mr. Stout and Shawna Stout, due to their interests in the transaction, took no part in the discussions or vote at this meeting.

Following execution of a term sheet with Pequot and a letter agreement with Stout Parties, the Company’s management and its representatives began negotiations with Pequot and the Stout Parties regarding the definitive transaction documents. On June 30, 2003, the Board held a meeting to discuss the terms of the transaction and received an opinion from Houlihan Lokey that, based on the negotiated terms of the transaction, the transaction was fair, from a financial point of view, to the Company’s stockholders other than the Stout Parties. See “Houlihan Lokey Fairness Opinion” below. The Board, including all of the independent directors, then approved the terms of the Pequot Transaction as reflected in the term sheet with Pequot and the letter agreement with the Stout Parties, subject to final review of the terms and conditions of the definitive transaction documents by the Board. Mr. Stout and Shawna Stout took no part in the discussions of the terms of the transaction or in the vote to approve such terms.

On July 11, 2003, the Board held a meeting to consider the definitive terms of the transaction agreements and instruments, and, following a discussion of such terms, the Board, including all of the independent directors, ratified its prior authorization of the Pequot Transaction. At the meeting, Mr. Stout and Shawna Stout took no part in the discussions regarding the Pequot Transaction and abstained from voting thereon.

Reasons for the Pequot Transaction and Board Recommendation

The Company’s strategy is to grow through acquisitions to augment its organic growth potential, and the Company requires additional capital to pursue this strategy. The Board of Directors considered several alternatives for securing the initial financing required to begin its growth strategy, and ultimately determined that the Pequot Transaction was the most suitable and obtainable means to provide such financing. The Board of Directors also considered the experience and expertise of Pequot and its principals in financing the growth of smaller capitalization companies, and believes that Pequot and its representatives will provide valuable assistance to the Company as it pursues acquisitions and additional growth.

The Company’s Board of Directors believes that the Pequot Transaction is in the best interests of the Company and its stockholders and recommends that the stockholders vote “For” Proposal No. 1 to approve the Pequot Transaction.

Houlihan Lokey Fairness Opinion

The full text of Houlihan Lokey’s fairness opinion delivered to the Board on June 30, 2003, which describes, among other things, the assumptions made, general procedures followed, matters considered and limitations on the review undertaken by Houlihan Lokey in rendering its opinion, is attached to the proxy statement as Appendix N and is incorporated herein by reference. Stockholders are urged to read Houlihan Lokey’s opinion in its entirety.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Houlihan Lokey believes, and so advised the Board of Directors, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

The Houlihan Lokey opinion does not address the underlying business decision of the Board of Directors to enter into or effect the Pequot Transaction, and its does not constitute a recommendation to any stockholder as to how the stockholder should vote on the Pequot Transaction. Houlihan Lokey did not, and was not requested by the Board or any other person to, consider any alternatives to the Pequot Transaction. Houlihan Lokey was not asked to opine and does not express any opinion as to any matter other than the fairness, from a financial point of view, of the Pequot Transaction to the Company’s stockholders other than the Stout Parties. Houlihan Lokey did not independently verify the accuracy or completeness of any of the information supplied to it with respect to the Company, Pequot, the Stout Parties or the Pequot Transaction and does not assume responsibility for it.

Certain Risks Associated with the Pequot Transaction

In addition to the other information contained in this proxy statement, in determining whether to approve the Pequot Transaction, you should consider the following risks related to the failure of the Company to close Pequot Transaction and certain effects that may result from the consummation of the Pequot Transaction.

Growth Strategy.    The Company requires capital to fund its growth strategy. If the Pequot Transaction is not consummated, the Company cannot assure that additional or alternative financing could be obtained on terms and conditions that are as favorable to the Company to those contained in the Pequot Transaction.

Dilution.    The consummation of the Pequot Transaction will have a dilutive effect on the ownership interests and voting rights of the Company’s existing stockholders and warrant and option holders. The Series A Preferred Stock, the Convertible Notes and the Warrants are convertible into or exercisable to purchase Common Stock. The existing stockholders and option and warrant holders of the Company other than the Stout Parties currently hold approximately 80.1% of the Company’s outstanding Common Stock on a fully diluted basis. Immediately following the Closing of the Pequot Transaction, existing stockholders and warrant and option holders of the Company other than the Stout Parties will hold approximately 57.4% of the outstanding Common Stock on a fully diluted basis.

The holders of the Series A Preferred Stock will be entitled to vote, on an as-converted basis, together with the holders of the Common Stock as a single class on all matters submitted to the Company’s stockholders for a vote. Existing holders of Common Stock other than the Stout Parties currently have the right to vote approximately 82.5% of the outstanding voting stock of the Company on matters submitted to stockholders for a vote. Immediately following the consummation of the Pequot Transaction, existing stockholders other than the Stout Parties will have the right to vote approximately 64.8% of the outstanding voting stock of the Company on such matters. Consequently, the issuance of the Series A Preferred Stock will immediately dilute the voting rights of the existing holders of Common Stock. In addition, conversion of the Convertible Notes into either Series A Preferred Stock or Common Stock or exercise of the Warrants could further dilute the voting rights of existing stockholders.

See also, “Proposal No. 2: Increase in Authorized Capital Stock—Reasons for Proposal” for information regarding the dilutive effects of the Pequot Transaction.

Significant Influence of Pequot.    Following the Closing, as long as Pequot satisfies certain conditions set forth in the Pequot Transaction Documents (as defined below), Pequot will be able to exercise significant influence over the Company and the Board of Directors. See “Terms of the Pequot Transaction—Terms of the Series A Preferred Stock—Voting and Approval Rights” and “—Terms of the Stockholders’ Agreement.” Pequot will have the right to vote its Series A Preferred Stock on all matters submitted to stockholders for a vote.

Immediately following the transaction, the Series A Preferred Stock will constitute approximately 35.2% of all shares entitled to vote on matters submitted to stockholders for a vote. In addition, under the terms of the Series A Preferred Stock, the approval of the holders of majority of the Series A Preferred Stock is required for several matters, including certain mergers, certain acquisitions and the incurrence of certain indebtedness by the Company. Pursuant to the Stockholders’ Agreement, Pequot will have the right to designate three individuals for election as directors, one of whom must be acceptable to the Company’s Chief Executive Officer. In addition, under the Stockholders’ Agreement, three-non-employee directors designated by the Company’s Chief Executive Officer for election must be acceptable to Pequot. Immediately following the consummation of the Pequot transaction, Pequot and the other stockholders party to the Stockholders’ Agreement will hold more than a majority of the Company’s stock entitled to vote on the election of directors, and will therefore be able to elect the directors who are designated in accordance with the Stockholders’ Agreement. In certain instances, including the failure of the Company to redeem the Series A Preferred Stock or to make certain payments under the Convertible Notes within specified time periods, Pequot will have the right to designate a majority of the Board of Directors. See “Terms of the Pequot Transaction—Terms of the Series A Preferred Stock—Redemption,” “—Terms of the Convertible Notes—Events of Default” and “Terms of the Stockholders’ Agreement.”

Indebtedness.    The indebtedness incurred with respect to the Convertible Notes is material in relation to the Company’s current level of indebtedness, its ability to service the debt from its operating cash flow and its ability to repay the debt in full at maturity. See “Terms of the Pequot Transaction—Terms of the Convertible Notes” and “Unaudited Pro Forma Consolidated Financial Information.” In addition, the holders of the Series A Preferred Stock may require the Company to redeem the Series A Preferred Stock four years after the Closing. See “Terms of the Pequot Transaction—Terms of the Series A Preferred Stock—Redemption.” No assurance can be given that sufficient funds will be available to meet the Company’s operating needs, or to repay the Convertible Notes or to redeem the Series A Preferred Stock in accordance with their respective terms. Stockholders should further note that the Company’s ability to repay the Convertible Notes at maturity may also be adversely affected by the right of the holders of the Series A Preferred Stock to contemporaneously require the Company to redeem their shares of Series A Preferred Stock. In addition, the funds raised from the issuance of the Series A Preferred Stock are intended to be used in financing a future acquisition or acquisitions by the Company. A delay in making acquisitions or the Company’s inability to make acquisitions on a basis adequate to support the Company’s financial planning projections may cause the Company to be in default of the financial covenants contained in the Bank of America Credit Agreement and the Pequot Purchase Agreement. The funds provided in the Pequot Transaction may not be adequate to complete a specific acquisition or acquisitions the Company may pursue, in which case the Company may seek additional funds by incurring additional indebtedness, issuing additional equity securities, or by other means. Currently, the Company has no agreements, arrangements or understandings with respect to the Company’s acquisition of any entity or business.

Antitakeover Effect.    After the Closing, the significant ownership interests of Pequot could effectively deter a third party from making an offer to buy the Company, which might involve a premium over the current stock price or other benefits for stockholders, or otherwise prevent changes in the control or management of the Company. There are no restrictions, in the form of a standstill agreement or otherwise, on the ability of Pequot or its affiliates to purchase additional securities of the Company and thereby further consolidate its ownership interest.

Preferential Rights of Series A Preferred Stock.    The holders of the Series A Preferred Stock will have preferential rights with respect to distributions upon a liquidation of the Company, including certain business combinations. Accordingly, no distributions upon liquidation may be made to the holders of Common Stock until the holders of the Series A Preferred Stock have been paid their liquidation preference. As a result, it is possible that, on liquidation, all amounts available for the holders of equity of the Company would be paid to the holders of the Series A Preferred Stock and that the holders of Common Stock would not receive any payment.

Interests of Certain Persons in the Pequot Transaction

In considering the recommendation of the Board with respect to the Pequot Transaction, stockholders should be aware that certain persons have interests in the Pequot Transaction that may be in addition to, or different from, the interests of stockholders in general. The Board was aware of these interests and considered them along with the other matters described herein in approving the Pequot Transaction and determining to recommend the Pequot Transaction to the stockholders for approval.

Jon M. Stout, the Company’s Chairman, and Shawna Stout, a director of the Company and Mr. Stout’s daughter, are each party to the Stout Repurchase Agreement, pursuant to which all of the equity interests in the Company owned by Mr. Stout, his family members and entities controlled by Mr. Stout and his family members, except for approximately 100,000 shares which Mr. Stout may use to make a gift to a specified academic institution, will be purchased. In connection with the consummation of the Pequot Transaction, Mr. Stout’s employment with the Company will terminate and he will be paid $280,000 at the Closing pursuant to the Stout Employment Termination Agreement. In addition, at the Closing, Mr. Stout will enter into the Stout Non-Competition Agreement with the Company pursuant to which he is entitled be paid an aggregate of $600,000 over a three-year period, subject to his compliance with the terms and conditions of such agreement. See “Terms of the Pequot Transaction—Terms of the Stout Repurchase Agreement,” below. As of July 31, 2003, Mr. Stout and Shawna Stout directly owned              shares and              shares of Common Stock, and had the right to acquire              and              shares, respectively, through the exercise of options and warrants. In addition, as of July 31, 2003, Mr. Stout and Shawna Stout were each deemed to beneficially own approximately             % of the Company’s outstanding Common Stock.

In connection with the execution of the Pequot Purchase Agreement, stockholders holding approximately 48% of the Company’s outstanding Common Stock entered into the Pequot Transaction Voting Agreement, pursuant to which such stockholders have agreed to vote in favor of the Pequot Transaction at the Special Meeting. See “Terms of the Pequot Transaction—Terms of the Pequot Transaction Voting Agreement,” below. The parties to the Pequot Transaction Voting Agreement include Mr. Stout, Patricia Stout (Mr. Stout’s wife), two entities controlled by Mr. Stout and his family, Peter Belford, Sr. and Gerald R. McNichols, each a director of the Company, and C.W. Gilluly, a former director of the Company. As of July 31, 2003, Mr. Belford, Mr. McNichols and Mr. Gilluly beneficially owned approximately             %             % and             %, respectively, of the Company’s outstanding Common Stock.

In connection with the Closing, the Company, Pequot and certain stockholders of the Company will enter into the Stockholders’ Agreement, pursuant to which Pequot and such stockholders agree to vote their securities to constitute the Company’s Board of Directors in a specified manner. See “Terms of the Pequot Transaction—Terms of the Stockholders’ Agreement,” below. It is contemplated that each of Sterling E. Phillips, Jr., the Company’s Chief Executive Officer and a director, Mr. Belford, Mr. McNichols and Mr. Gilluly will be parties to the Stockholders’ Agreement. As of July 31, 2003, Mr. Phillips beneficially owned approximately             % of the Company’s Common Stock.

Information about Pequot

Pequot Private Equity Fund III, L.P. (PPE3), a Delaware Limited Partnership, is a $640 million private equity fund formed in 2000. Its general partner is a Delaware limited liability company. PPE3’s investment objective is to invest in equity and equity-related investments in public and private companies in dynamic market sectors that are typically 12 to 24 months away from broad market acceptance, irrespective of the company’s ownership profile. The fund focuses primarily on companies in the infrastructure, software and services and healthcare markets.

Pequot Offshore Private Equity Partners III, L.P. (PPE3O), a Cayman Islands Limited Partnership, is a $90 million private equity fund formed in 2000. Its general partner is a Delaware limited liability company. PPE3O’s investment objective is to invest in equity and equity-related investments in public and private companies in dynamic market sectors that are typically 12 to 24 months away from broad market acceptance, irrespective of the company’s ownership profile. The fund focuses primarily on companies in the infrastructure, software and services and healthcare markets.

For biographical information regarding Gerald A. Poch, Managing Director of Pequot Capital Management, Inc. and Martin Hale, General Partner of Pequot Capital Management, Inc., see “Terms of the Pequot Transaction—Terms of the Stockholders’ Agreement,” below.

Transaction Documents

Stockholders should consider the following summary of the Pequot Transaction before voting on the Pequot Transaction. This summary is qualified in its entirety by reference to the following documents:

•	The Pequot Purchase Agreement, a copy of which is attached to this proxy statement as Appendix A;

•	The Series A Certificate of Designations, a form of which is attached to this proxy statement as Appendix B;

•	The Pequot Transaction Voting Agreement, a copy of which is attached to this proxy statement as Appendix C;

•	The Registration Rights Agreement, a form of which is attached to this proxy statement as Appendix D;

•	The Stockholders’ Agreement, a form of which is attached to this proxy statement as Appendix E;

•	The Convertible Notes, a form of which is attached to this proxy statement as Appendix F;

•	The Warrants, a form of which is attached to this proxy statement as Appendix G;

•	The Stout Repurchase Agreement, a copy of which is attached to this proxy statement as Appendix H;

•	The Stout Non-Competition Agreement, a form of which is attached to this proxy statement as Appendix I;

•	The Stout Employment Termination Agreement, a form of which is attached to this proxy statement as Appendix J;

•	The Intercreditor Agreement, a form of which is attached to this proxy statement as Appendix K; and

•	The Credit Agreement Amendment, a form of which is attached to this proxy statement as Appendix L

(collectively, with all other documents issued or executed in connection with or ancillary to the Pequot Transaction, the “Pequot Transaction Documents”).

Terms of the Pequot Purchase Agreement

Pursuant to the terms of the Pequot Purchase Agreement, and subject to the conditions contained therein, the Company has agreed to issue and sell, and Pequot has agreed to purchase:

•	6,726,457 shares of Series A Preferred Stock and Preferred Warrants exercisable to purchase Common Stock at a ratio of one share of Common Stock for every five shares of Common Stock issued or issuable upon the conversion of the Series A Preferred Stock for an aggregate purchase price of approximately $15,000,000; and

•	$10,000,000 aggregate principal amount of the Convertible Notes and Note Warrants exercisable to purchase Common Stock at a ratio of one share of Common Stock for every five shares of Common Stock issued or issuable upon the conversion of the Convertible Notes.

The Closing is subject to the satisfaction of certain conditions precedent, as discussed more fully below. The Closing will occur on a date (the “Closing Date”) promptly following the satisfaction of the conditions to closing described below in “—Conditions to Purchase” and “—Conditions to Sale,” or on such other date as the Company and Pequot mutually agree. The Pequot Purchase Agreement provides that the Closing will in no event occur later than October 16, 2003.

Representations and Warranties

The Pequot Purchase Agreement contains numerous representations and warranties of the Company both as to matters related to the Company and in certain instances, matters related to the Company’s subsidiaries. In certain cases, these representations are subject to specified exceptions and qualifications. The matters covered by the representations and warranties include:

•	due organization and qualification of the Company and its subsidiaries;

•	due power and authority of the Company and its subsidiaries to enter into the Pequot Transaction and the related transaction agreements, and to perform their obligations under those agreements;

•	capitalization of the Company;

•	consents, approvals and authorizations required in connection with the Pequot Transaction;

•	title to property and assets;

•	insurance coverage and claims;

•	compliance with applicable laws and regulations, including the Foreign Corrupt Practices Act and certain export control laws and regulations, and possession of certain licenses and permits;

•	certain transactions with employees, officers, stockholders, directors and consultants;

•	rights to intellectual property and other intellectual property matters;

•	material contracts, agreements and arrangements;

•	absence of any conflict with the certificate of incorporation, bylaws or contracts of the Company or of any of its subsidiaries, and absence of conflict with applicable laws;

•	litigation and claims involving the Company or its subsidiaries or their respective officers or assets;

•	labor and employment matters;

•	employee benefit plans and the termination of the employee stock ownership plan of the former Analex Corporation acquired by the Company in November 2001;

•	payment of taxes and filing of tax returns;

•	absence of brokerage and finder’s fees payable by the Company in connection with the Pequot Transaction;

•	compliance with applicable securities laws relating to the offer and sale of securities in the Pequot Transaction;

•	environmental matters and compliance with environmental laws;

•	the accuracy of disclosure made by the Company in the documents related to the Pequot Transaction and in SEC filings;

•	the preparation and accuracy of the Company’s financial statements;

•	government contract, bid and award matters;

•	absence of material changes since the end of the Company’s last fiscal year;

•	existing registration rights of stockholders and agreements with stockholders relating to voting of stock;

•	the Company’s relationships with its customers and suppliers; and

•	warranties on the Company’s products and services.

The Pequot Purchase Agreement also contains representations and warranties of Pequot that are, in certain cases, subject to specified exceptions and qualifications. The matters covered by Pequot’s representations and warranties include:

•	due power and authority of Pequot to enter into the Pequot Transaction and the related transaction agreements;

•	securities law matters related to the purchase of the Series A Preferred Stock, the Convertible Notes and the Warrants;

•	absence of conflicts with Pequot’s organizational documents and contracts; and

•	Pequot’s sole reliance on the representations and warranties contained in the Pequot Transaction Documents and not on projections, estimates, forecasts and budgets provided by the Company or its representatives.

Conditions to Purchase

The obligation of Pequot to purchase the Series A Preferred Stock, the Convertible Notes and the Warrants is subject to the satisfaction of the following conditions precedent on or before the Closing Date. Pequot may (but is not required to) elect to waive any of these conditions and proceed with the Closing:

•	No Breach of Representations and Warranties; Compliance with Conditions. The representations and warranties of the Company in the Pequot Purchase Agreement must be true and correct in all material respects and the Company must have complied with all conditions contained in the Pequot Purchase Agreement that are required to be complied with on or prior to the Closing.

•	No Event of Default. Immediately prior to the Closing and giving effect to the transactions to be consummated at the Closing, there cannot be any “event of default” with respect to the Company and its subsidiaries. For purposes of meeting the conditions to Closing, an “event of default” is any of the following:

•	any representation or warranty made pursuant to the Pequot Purchase Agreement or the Pequot Transaction Documents is proven to have been inaccurate in any material respect when such representation or warranty was made;

•	a default in the performance or observance of specified covenants and agreements contained in the Pequot Purchase Agreement or the Pequot Transaction Documents that are not cured within specified cure periods;

•	any default occurs or is declared which causes or would cause the acceleration of indebtedness under the Bank of America Credit Agreement or other senior credit facility of the Company and which has not been waived by Bank of America or other senior lender within 180 days;

•	any contractual default by the Company or its subsidiaries not waived or cured within 180 days of its occurrence involving claimed actual damages greater than $2,000,000, with respect to which the other party commences proceedings to exercise its rights regarding such default;

•	any entrance of a judgment for more than $1,000,000 that remains uncured for 30 days;

•	any issuance of any writs or warrants of attachment, garnishment, execution or similar process exceeding an aggregate of $150,000 that remain uncured for 30 days;

•	any governmental approval obtained in connection with the Pequot Purchase Agreement or any other Pequot Transaction Document ceases to be in full force and effect, and such event or condition would have a material adverse effect on the Company and its subsidiaries, considered as a whole;

•	a proceeding is instituted with respect to the insolvency, dissolution or winding-up of the Company or any of its subsidiaries or seeking appointment of a receiver, trustee, liquidator or similar party for the Company and its subsidiaries or for any substantial part of their assets;

•	the Company or any of its subsidiaries becomes insolvent, suspends operations or makes an assignment for the benefit of creditors;

•	specified adverse events occur with respect to government contracts, including government investigations, suspensions or debarments, receipt of notices of termination of government contracts for default, and termination of any material government contract due to fraud or willful misconduct; and

•	an event occurs that Pequot reasonably believes creates a material adverse effect on the Company and its subsidiaries, considered as a whole.

•	Compliance Certificate. The Company must deliver a certificate with respect to the truth of its representations and warranties, compliance with its conditions to Closing and the absence of any material adverse effect on the Company and its subsidiaries, considered as a whole.

•	Consents and Approvals. The Company must have obtained all consents, approvals and authorizations from governmental authorities or third parties required to consummate the Pequot Transaction, the Company’s stockholders must have approved the Pequot Transaction and the consummation of the Pequot Transaction must not violate any applicable laws.

•	Delivery of Documents. The Company must have delivered to Pequot certificates representing the shares of Series A Preferred Stock purchased by Pequot and the Convertible Notes, Preferred Warrants and Note Warrants purchased by Pequot. The Company must also have executed and delivered to Pequot the Stockholders’ Agreement, the Registration Rights Agreement, security agreements, guarantees and pledges with respect to the indebtedness under the Convertible Notes, the Intercreditor Agreement and a certificate of the corporate secretary of the Company and of each of its subsidiaries certifying as to such entity’s certificate of incorporation, bylaws and good standing in specified jurisdictions.

•	Filing of Certificate of Designations and Certificate of Amendment. The Company must have filed the Series A Certificate of Designations and the Certificate of Amendment with the Secretary of State of Delaware, and each such certificate must be in full force and effect.

•	Opinion of Company Counsel. The Company must have delivered to Pequot an opinion of counsel to the Company as to specified matters.

•	Closing of Stout Repurchase. The Company must have completed the transactions under the Stout Repurchase Agreement, and must have delivered evidence thereof to Pequot.

•	Termination of Stout Employment. Jon Stout’s employment with the Company must have been terminated in accordance with the Stout Employment Termination Agreement and the Company must have delivered evidence thereof to Pequot.

•	No Acceleration of Vesting or Rights under Certain Securities. The Board of Directors of the Company must not have made any determination that could result in the acceleration of vesting or other rights under outstanding options or warrants to purchase Common Stock or in an accelerated payment under such options.

•	Appointment of Directors. The Company must have taken all action necessary to effect the appointment of Pequot’s designees for director pursuant to the terms of the Stockholders’ Agreement.

•	Government Approvals for Assignment of Government Contracts. The Company must have obtained consents of governmental authorities necessary for the assignment of government contracts contemplated by the instruments and agreements securing the indebtedness under the Convertible Notes to the extent required by the Pequot Purchase Agreement.

•	Cross-Receipt. The Company and Pequot must have executed a cross-receipt acknowledging the Company’s delivery to Pequot of the Series A Preferred Stock, Convertible Notes, and the Warrants purchased by Pequot, and Pequot’s payment of the purchase price therefor.

•	Amendment of Bylaws. The Company must have amended its Bylaws to ensure that the Bylaws do not conflict with any Pequot Transaction Document.

•	Capitalization Table. The Company must have delivered to Pequot an updated table showing the capitalization of the Company as of the Closing Date.

•	Termination of Voting and Registration Rights Agreements. Each of the 2000 Registration Rights Agreement and the 2000 Voting Agreement must have been terminated pursuant to termination agreements.

•	Houlihan Lokey Fairness Opinion. The Company must have delivered to Pequot the fairness opinion rendered by Houlihan Lokey and any updates thereto.

•	Financing Statements and Termination of Liens. The Company must have prepared financing statements to be filed in connection with Pequot’s security interests under the Convertible Notes, and specified liens on the Company’s assets must have been terminated.

Conditions to Sale.    The obligation of the Company to sell the Series A Preferred Stock, the Convertible Notes and the Warrants to Pequot is subject to the satisfaction of the following conditions precedent on or before the Closing Date. The Company may (but is not required to) elect to waive any of these conditions and proceed with the Closing:

•	No Breach of Representations and Warranties; Compliance with Conditions. The representations and warranties of Pequot in the Pequot Purchase Agreement must be true and correct in all material respects and Pequot must have complied with all conditions contained in the Pequot Purchase Agreement that are required to be complied with prior to the Closing.

•	Consents and Approvals. All consents, approvals and authorizations required to be obtained from governmental authorities or third parties to consummate the Pequot Transaction must have been obtained, the Company’s stockholders must have approved the Pequot Transaction and the consummation of the Pequot Transaction must not violate any applicable law.

•	Delivery of Documents. Pequot must have executed and delivered the Stockholders’ Agreement and the Registration Rights Agreement.

•	Delivery of Purchase Price. Pequot must have delivered to the Company the purchase price for the Series A Preferred Stock, the Convertible Notes and the Warrants.

•	Cross-Receipt. The Company and Pequot must have executed cross-receipts with respect to the delivery by the Company of the Series A Preferred Stock, the Convertible Notes and the Warrants, and the delivery by Pequot of the purchase price therefor.

Covenants.    The Pequot Purchase Agreement contains affirmative and negative covenants and agreements, some of which were effective as of the execution of the Pequot Purchase Agreement, and some of which will become effective as of the Closing. If the Company refinances or renegotiates its senior credit facility (including the Bank of America Credit Agreement) so that one or more of the covenants contained in the Pequot Purchase Agreement are more restrictive upon the Company than the covenants contained in the senior credit facility, then Pequot will amend the Pequot Purchase Agreement so that the more restrictive covenants are the same as those contained in the senior credit facility.

Affirmative Covenants Effective Upon Execution.    The Company’s affirmative covenants effective upon the execution of the Pequot Purchase Agreement include those described below. The following covenants apply until final payment in full of the indebtedness under the Convertible Notes and less than 10% of the Series A Preferred Stock issued on the Closing Date is outstanding:

•	Reporting Requirements. The Company is required to deliver to Pequot annual and quarterly financial statements, including a consolidated balance sheet and consolidated statements of income, cash flows and changes in stockholders’ equity, no later than the date such financial statements are required to be filed with the SEC pursuant to the Company’s reporting obligations under the Exchange Act. The annual financial statements must be accompanied by an opinion of the Company’s independent accountants that such financial statements present fairly in all material respects the Company’s financial position as of the end of the applicable fiscal year and it s results of operations, cash flows and changes in stockholders’ equity, in accordance with generally accepted accounting principles. The independent accountant’s opinion is required to be free from exception or qualification, including a “going concern” opinion.

•	Reports and Information. The Company must deliver to Pequot such accountant management reports, accountant letters and other information related to the Company’s business operations, properties and financial condition as Pequot may reasonably request.

•	Visitation and Inspection Rights. Pequot will have the right to visit the Company’s facilities at reasonable times and upon reasonable notice, to inspect the Company’s properties and assets, to examine the Company’s books and records and to discuss the affairs of the Company with the Company’s officers, employees and independent accountants.

•	Insurance. The Company is required to maintain insurance customary for businesses similar to the Company.

•	Payment of Taxes and Other Charges. The Company is required to pay when due taxes and other charges that might otherwise result in a lien against the Company or its assets, unless such taxes or charges are being contested in good faith and the Company has provided for appropriate reserves.

•	Corporate Status; Governmental Approvals; Maintenance of Properties. The Company and its subsidiaries are required to maintain their corporate status and their qualification and good standing in required jurisdictions, to keep all governmental approvals necessary for the consummation and performance of the Pequot Transaction and the Pequot Transaction Documents and to maintain their properties and assets in good working condition and necessary licenses and other rights in full force and effect.

•	Financial Accounting Practices. The Company is required to keep accurate books and records and to maintain sufficient internal accounting control systems for purposes of record keeping and preparation of financial statements in accordance with generally accepted accounting principles.

The following covenants apply until the final payment in full of the indebtedness under the Convertible Notes:

•	Notice of Certain Events. The Company is required to notify Pequot promptly of certain events, including any “event of default” as described below in “—Terms of Convertible Notes—Events of Default,” any pending or threatened action, suit or proceeding before a governmental authority against or effecting the Company, any material violation of any material agreement, specified events adversely affecting the Company’s pension plans, claims made or threatened or acts or events that could give rise to claims relating to environmental matters and claims made or threatened or events that could give rise to claims relating to government contracts and bids.

•	Payment of Obligations. The Company must pay all sums required to be paid to Pequot under the Pequot Transaction Documents and to comply with the terms thereof.

•	Certificates. The Company is required to deliver to Pequot certificates (including borrowing base and non-default certificates) at the same time as the Company delivers them to its senior lender.

•	Additional Subsidiaries. Entities that become direct or indirect subsidiaries of the Company must execute the collateral and security agreements and documents (including a subsidiary guarantee) related to the indebtedness under the Convertible Notes.

•	Maintenance of Accounts. The Company is required to maintain its primary operating accounts with its senior lender or, in the absence of a senior lender, with a bank with which Pequot will enter into a control agreement with respect to such accounts.

Negative Covenants Effective Upon Execution. The Company’s negative covenants effective upon the execution of the Pequot Purchase Agreement include those described below. These covenants apply until final payment in full of the indebtedness under the Convertible Notes.

•	Financial Covenants and Ratios. The Company must meet certain financial covenants and ratios, including specified ratios for funded debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and for fixed charge coverage.

•	No Change in Operations. The Company cannot change the general character of its business as currently conducted or engage in any other type of business not related to its current business.

•	Liens. The Company and its subsidiaries may not create or incur any liens on their property or assets other than liens granted in favor of the Company’s present and future senior lenders, other specified liens existing as of the date of the Pequot Purchase Agreement, liens pursuant to the security agreements and documents related to the indebtedness under the Convertible Notes, liens for taxes, charges and claims not yet due and payable, and certain other specified liens relating to employment matters, performance of bids and other ordinary course operations.

•	No Indebtedness or Guaranty Obligations. The Company and its subsidiaries may not incur any indebtedness or guarantee any obligations other than present and future senior indebtedness, specified indebtedness and guarantees existing on the date of the Pequot Purchase Agreement and extensions, renewals and refinancings of such indebtedness, indebtedness and guarantees in favor of Pequot under the Pequot Transaction Documents (including the Convertible Notes), specified purchase money indebtedness, indebtedness subordinate to monetary obligations under the Pequot Purchase Agreement, specified indebtedness incurred in the ordinary course of business and intercompany indebtedness.

•	Loans and Investments. The Company and its subsidiaries may not make loans or investments in other entities except for specified loans and investments existing on the date of the Pequot Purchase Agreement, receivables arising from ordinary course sales of inventory, advances to reimburse employee expenses, intercompany debt and specified cash equivalent investments.

•	No Dividends. The Company and its subsidiaries may not declare or make any dividend or other distribution in respect of their capital stock, other than dividends or required redemption payments payable to holders of the Series A Preferred Stock or intercompany dividends or distributions.

•	No Sale-Leasebacks. The Company and its subsidiaries may not enter into any sale-leaseback transaction with respect to their property.

•	Mergers and Acquisitions. Other than acquisitions or a series of related acquisitions involving payment by the Company of less than $10,000,000, the Company and its subsidiaries may not merge with any other entity (other than a Company-subsidiary merger where the Company is the surviving entity or a subsidiary-subsidiary merger), liquidate, dissolve or wind-up, acquire any capital stock or other equity interest in another entity, or acquire all or a substantial portion of the assets of any going concern.

•	No Dispositions. The Company and its subsidiaries may not sell, assign, lease, transfer or dispose of any material part of their properties (as specified in the Pequot Purchase Agreement), other than sales of specified assets (including inventory) in the ordinary course of business.

•	Transactions with Affiliates. The Company and its subsidiaries may not enter into transactions with any affiliate, including any director, officer or greater than 10% stockholder, other than transactions on terms no less favorable than could have been obtained in an arm’s-length transaction with an unaffiliated party or transactions approved by the Board of Directors, including a majority of disinterested directors.

•	Other Liens. The Company and its subsidiaries may not enter into or remain subject to any agreement, other than the Pequot Transaction Documents and the documents evidencing the Company’s senior indebtedness, prohibiting the granting of liens on the Company’s properties, other than the permitted liens described above in “—Liens.”

•	Amendments to the Pequot Transaction Documents. The Company and its subsidiaries may not enter into or remain subject to any agreement that would prohibit or require the consent of any other person in order to amend the Pequot Transaction Documents.

•	Conflicts with Laws or Governing Documents. Neither the Company nor any of its subsidiaries may violate or be in conflict with any laws, its certificate of incorporation or bylaws or any agreement to which it is a party or is bound, if such violation or conflict would have a material adverse effect on the Company and its subsidiaries, considered as a whole.

Interim Period Covenants

Between the date of the Pequot Purchase Agreement and the Closing Date, the Company is required to use its best efforts to call a special meeting of stockholders to vote on the Pequot Transaction and to make appropriate filings with the SEC in connection with such meeting, inform Pequot of specified new government contracts, amendments to existing government contracts and government contract bids and generally conduct its business in the ordinary course consistent with past practices. In addition, during such period, the Company may not issue any of its capital stock except pursuant to the exercise of existing options and warrants or as consideration for specified acquisitions by the Company.

Post-Closing Covenants

In addition to the affirmative and negative covenants described above, the Company is also subject to certain post-Closing covenants under the Pequot Purchase Agreement, including the following:

•	Registration Obligations. Within 30 days after the Closing, the Company is obligated to file a registration statement with the SEC registering the resale of the Common Stock issuable upon conversion of the Series A Preferred Stock and the Convertible Notes, and the exercise of the Warrants. The Company is obligated to use its reasonable best efforts to cause the registration statement to become effective within 90 days of the Closing Date and to keep the registration statement effective until such Common Stock is sold or is able to be sold pursuant to Rule 144(k) under the Securities Act. See “—Terms of Registration Rights Agreement” below.

•	Filing of Financing Statements and Intellectual Property Recordation. Within 10 days of the Closing, the Company is required to file financing statements with respect to the collateral securing the indebtedness under the Convertible Notes. Within 90 days after the Closing, the Company is required to file recordation forms with the United States Patent and Trademark Office and the United States Copyright Office to secure Pequot’s security interests in the Company’s patents, trademarks and copyrights pledged as collateral to secure the indebtedness under the Convertible Notes. See “—Terms of Convertible Notes—Security Arrangements,” below.

•	Certain Insurance; Landlord Consents. The Company is required to obtain certain insurance coverage within 60 days after Closing and to make reasonable efforts to obtain certain landlord consents within 45 days after Closing.

•	Right of First Refusal to Purchase ABS. In the event that, after the Closing, the Company desires to sell all or a majority of its interest in Advanced Biosystems, Inc., a wholly-owned subsidiary of the Company (“ABS”), the Company is required to give Pequot notice of the Company’s intent to sell such interest, and Pequot has the right to purchase such interest on the same terms as proposed by any party offering to purchase such interest. The sale of ABS to Pequot in accordance with the Pequot Purchase Agreement is exempt from the negative covenants regarding dispositions of assets and transactions with affiliates described above.

Indemnification

Generally, representations and warranties made under the Pequot Purchase Agreement are deemed to survive the execution of the Agreement and the Closing until April 30, 2005. Under the Pequot Purchase Agreement, the Company and Pequot undertake to indemnify each other and their respective officers, directors, employees and representatives with respect to losses, damages and expenses incurred by the other as a result of the breach of its representations, warranties, covenants or agreements. Except for losses arising from third party claims, the maximum aggregate amount of such indemnity obligation for each of the Company and Pequot is $25,000,000.

Expenses

Whether or not the Closing occurs, the Company is responsible for its costs and expenses incurred in connection with the Pequot Transaction. The Company is also required to reimburse Pequot for Pequot’s reasonable costs and expenses incurred in connection with the Pequot Transaction, up to a maximum of $75,000, and to pay all costs and expenses incurred by Pequot in its enforcement of the Pequot Transaction Documents.

Confidentiality

Pequot has agreed to keep confidential information with respect to the Company furnished pursuant to the Pequot Purchase Agreement and the Pequot Transaction Documents except for information that becomes publicly available or is required to be disclosed pursuant to law or legal proceedings.

Termination

The Pequot Purchase Agreement may be terminated any time prior to the Closing Date by Pequot if approval of the Pequot Transaction by the stockholders is not obtained by October 16, 2003 (90 days after the date of the Pequot Purchase Agreement). In addition, the Pequot Purchase Agreement may be terminated by mutual agreement of the parties at any time.

Break-Up Fees

If the Closing under the Pequot Purchase Agreement does not occur due to a determination by the Company’s Board of Directors that consummation of the Pequot Transaction conflicts with the Board’s fiduciary duties under applicable law, the Company shall pay Pequot a fee of $750,000. If the Closing does not occur because Pequot does not consummate the Pequot Transaction for any reason other than the Company’s failure to comply with its obligations under the Pequot Purchase Agreement or to satisfy the conditions to Pequot’s closing obligations, Pequot shall pay the Company a fee of $750,000.

Terms of the Series A Preferred Stock

Rank

The Series A Preferred Stock will rank:

•	junior to any other class or series of the Company’s capital stock created after the Closing that specifically ranks senior to the Series A Preferred Stock with respect to dividend, redemption, liquidation and other rights (“Senior Securities”);

•	senior to the Common Stock with respect to dividend, redemption, liquidation and other rights;

•	senior to any class or series of the Company’s capital stock created after the Closing that does not specifically rank senior to or on parity with the Series A Preferred Stock with respect to dividend, redemption, liquidation and other rights (“Junior Securities”); and

•	on parity with any class of series of the Company’s capital stock that specifically ranks on parity with the Series A Preferred Stock with respect to dividend, redemption, liquidation and other rights (“Parity Securities”).

Dividend Rights

Holders of the outstanding Series A Preferred Stock are entitled to receive cumulative dividends on the Series A Preferred Stock each quarter beginning on September 30, 2003 at the per annum rate of 6% of the Series A Purchase Price. The dividend will be payable in cash; provided, however, that if at any time after initial issuance of the Series A Preferred Stock

•	the Company’s available cash for operations for the following twelve month period is less than $1,000,000 in excess of business projections approved by the Company’s Board of Directors for such twelve month period, or

•	the Company’s payment of the dividend in cash will result in an event of default under the Company’s senior indebtedness,

then the dividend, at the option of the Company, may be paid in shares of Series A Preferred Stock valued at the Series A Purchase Price.

Holders of the Series A Preferred Stock are entitled to receive such dividends:

•	immediately after the payment of any dividends to Senior Securities required by the Company’s certificate of incorporation;

•	prior to any payment of dividends to Junior Securities and the Common Stock; and

•	at the same time as the payment of dividends to Parity Securities.

Liquidation Rights

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of outstanding Series A Preferred Stock will be entitled to be paid out of the assets of the Company available for stockholders, after any distributions with respect to Senior Securities required by the Company’s Certificate of Incorporation, prior to any distributions with respect to Junior Securities and Common Stock and on parity with distributions with respect to Parity Securities, an amount per share of Series A Preferred Stock equal to the sum of the Series A Purchase Price (as adjusted for stock splits, stock dividends and similar events) plus any accrued but unpaid dividends on the Series A Preferred Stock. Certain mergers or consolidations involving the Company or sales of all or substantially all of the capital stock or assets of the Company will be deemed to be a liquidation, dissolution or winding up of the Company unless the holders of a majority of the then outstanding Series A Preferred Stock elect not to treat such transactions as liquidation events.

If the amounts payable with respect to the Series A Preferred Stock and Parity Securities upon any liquidation, dissolution or winding up of the Company are not paid in full, then the holders of the Series A Preferred Stock and the holders of Parity Securities will share ratably in any distribution of assets, based on the full liquidation amounts to which each such series of stock is entitled.

Voting and Approval Rights

Holders of Series A Preferred Stock will be entitled to vote on actions to be taken by the stockholders together with all other classes and series of voting stock of the Company as a single class, except as otherwise provided by applicable law or as described below. Each share of Series A Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible. Initially, each share of Series A Preferred Stock will be entitled to one vote.

As long as 50% of the shares of Series A Preferred Stock issued at Closing remain outstanding, or, if the Company has failed to comply with its redemption obligations described below under “—Redemption,” as long as any shares of Series A Preferred Stock issued at Closing remain outstanding, the Company may not take any of the following actions without first obtaining the written consent of the holders of a majority of the Series A Preferred Stock outstanding:

•	merge or consolidate with one or more corporations or sell all or substantially all of the capital stock or assets of the Company;

•	make an acquisition or series of related acquisitions for aggregate consideration greater than $10,000,000;

•	make any change or amendment to the Company’s Certificate of Incorporation (including the Series A Certificate of Designations) or Bylaws that adversely affects the voting powers, preferences or other rights of the Series A Preferred Stock;

•	issue any Senior Securities or any Parity Securities or any securities convertible into Senior or Parity Securities;

•	pay any dividends on the Company’s capital stock, except for dividends on the Series A Preferred Stock;

•	voluntarily liquidate or dissolve or recapitalize or reorganize the Company;

•	borrow funds, in one borrowing or a series of borrowings, in an amount exceeding $1,000,000, other than revolving lines of credit provided by lenders based upon the Company’s accounts receivable;

•	redeem or repurchase any of the Company’s capital stock, except for repurchases of employee Common Stock upon termination of employment pursuant to employment agreements effective at the Closing;

•	increase or decrease the number of members on the Company’s Board of Directors; or

•	elect, appoint or remove the Chief Executive Officer, Chief Financial Officer, President or Chief Operating Officer of the Company.

Conversion

General.    Shares of Series A Preferred Stock are convertible by their holders, at any time, into Common Stock, initially at a rate of one share of Common Stock for every share of Series A Preferred Stock, reflecting an initial conversion price equal to the Series A Purchase Price. The conversion price of the Series A Preferred Stock is subject to adjustment as described below.

Automatic Conversion.    The Series A Preferred Stock will automatically convert into Common Stock, if, any time following 18 months after the Closing:

•	the average closing price of the Common Stock over the immediately preceding 20 consecutive trading day period exceeds 2.5 times the conversion price for the Series A Preferred Stock in effect at such time; or

•	with respect to any holder’s shares of Series A Preferred Stock, such holder does not accept, within 60 days of notice to such holder, the Company’s offer to purchase the Series A Preferred Stock for an amount per share equal to at least 2.5 times the conversion price for the Series A Preferred Stock in effect at such time.

Any Series A Preferred Stock issued upon the conversion of the Convertible Notes is subject to automatic conversion into Common Stock as described above. See “Terms of the Convertible Notes—Conversion,” below.

Subject to the limitations on payment of cash dividends described above in “—Dividends,” the Company will pay accrued but unpaid dividends on the Series A Preferred Stock at the time of any automatic conversion. Automatic conversion may only occur if Company has a currently effective registration statement on file with the SEC covering the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the Convertible Notes and upon the exercise of the Warrants and such shares are listed on the American Stock Exchange (“AMEX”) or another stock exchange approved by the holders of a majority of the Series A Preferred Stock.

Adjustment of Conversion Price.    The conversion price of the Series A Preferred Stock is subject to adjustment for specified events described in the Series A Certificate of Designations, including stock splits, reclassifications and exchanges, issuance of stock dividends, mergers and certain sales of assets and certain issuances of Common Stock or other securities convertible into or exercisable for Common Stock at prices that are or are deemed to be below the conversion price at the time of such issuance.

Redemption

At any time after the fourth anniversary of the Closing, the holders of the Series A Preferred Stock are entitled to require the Company to redeem their Series A Preferred Stock at a per share price equal to the Series A Purchase Price (as adjusted for stock splits, stock dividends and similar events) plus any accrued but unpaid dividends. The redemption will be made in four equal quarterly installments beginning 60 days after the redemption rights are exercised, and the redemption price is payable in cash.

If the funds legally available to the Company to redeem the Series A Preferred Stock are not sufficient to redeem all of the shares of Series A Preferred Stock required to be redeemed on any date, the available funds will be used to redeem the Series A Preferred Stock on a pro rata basis. If, at the end of any calendar quarter after such partial redemption, additional funds become available to redeem the Series A Preferred Stock, such funds will immediately be used to redeem additional shares of Series A Preferred Stock until all shares of Series A Preferred Stock required to be redeemed have been redeemed.

If the Company does not, or is unable to, redeem the Series A Preferred Stock as required under the Series A Certificate of Designations, the holders of the Series A Preferred Stock will have the right to pursue remedies available to them at law or in equity. In addition, if the Company is unable to effect any required quarterly redemption of Series A Preferred Stock for a period of nine consecutive months after such redemption was required, the holders of the Series A Preferred Stock will have the right to designate additional directors so that directors designated by the holders comprise a majority of the Board.

Preemptive Rights

Holders of the Series A Preferred Stock and any debt or equity securities of the Company that is convertible into Series A Preferred Stock (including but not limited to the Convertible Notes) will be entitled to purchase their respective pro rata share (based upon their ownership of, or rights to acquire, Common Stock) of any private equity offering by the Company after the Closing, except for specified securities issuances including:

•	certain issuances of securities to employees, consultants, officers or directors of the Company and issuances of options to any of such persons pursuant to a plan approved by the Board of Directors;

•	securities issued pursuant to exercise of the Warrants;

•	securities issued pursuant to the conversion of the Convertible Notes;

•	issuances of Series A Preferred Stock and issuances of Common Stock upon the conversion of the Series A Preferred Stock or the exercise of options;

•	securities issued to financial institutions in connection with credit transactions approved by a majority of the Board (including each member designated by Pequot);

•	securities issued for consideration other than cash pursuant to a merger, acquisition or similar business combination approved by the Board; and

•	securities issued pursuant to stock splits, stock dividends and similar events.

Terms of the Convertible Notes

Maturity

The Convertible Notes will mature on the fourth anniversary of the Closing Date.

Interest

Interest on the Convertible Notes is payable at a rate of 7% per annum. Interest is payable in cash quarterly in arrears; provided, that, at the Company’s option, interest will accrue and will be added to principal if:

•	the Company’s available cash for operations for the twelve month period following the date any such quarterly interest payment is due is less than $1,000,000 in excess of business projections approved by the Company’s Board of Directors for such twelve month period; or

•	the interest payment in cash will result in a default under the Company’s senior indebtedness.

The interest rate will increase to 11% if the Company defaults on any principal or interest payment obligation under the Convertible Notes following a five-day cure period.

Prepayment

Principal and interest on the Convertible Notes may not be prepaid without the prior consent of the holders of a majority of the principal amount outstanding under the Convertible Notes until 18 months following the Closing. At any time after 18 months following the Closing, the Company may prepay principal and interest under the Convertible Notes by so notifying the holders of the Convertible Notes. Any prepayment will be made, at the option of the holders of a majority of the principal amount outstanding under the Convertible Notes either:

•	in cash in an amount equal to the sum of (a) the aggregate principal amount outstanding and (b) the net present value (discounted at a rate of 7% per annum) of the interest that is accrued and unpaid as of the prepayment date and the interest that would have been payable by the Company through the maturity date of the Convertible Notes; or

•	by conversion of the Convertible Notes into Series A Preferred Stock at the Series A Purchase Price (subject to adjustments for stock splits, dividends and similar events) and the payment by the Company of all accrued and unpaid interest on the Convertible Notes in cash or, at the option of the holder, in shares of Series A Preferred Stock.

If any Convertible Note is prepaid, each Convertible Note will be prepaid, in whole or in part, pro rata, based on the principal amount outstanding under the respective Convertible Notes. Prepayment of the Convertible Notes may only occur if the Company has an effective registration statement filed with the SEC covering the resale of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and the Convertible Notes and upon the exercise of the Warrants and such shares are listed on AMEX or another stock exchange approved by the holders of a majority of the Series A Preferred Stock.

Security Arrangements

The Company’s obligations under the Convertible Notes will be secured by a lien on substantially all of the assets of the Company and its subsidiaries and will be guaranteed by the Company’s subsidiaries. In addition, the Company will pledge all of its stock in its subsidiaries and all distributions with respect to such stock to the Convertible Note holders. Such security interests, guarantees and pledges will be subordinate to the security interests granted by the Company and its subsidiaries to the Company’s senior lenders, as described in  “—Subordination,” below.

Subordination

The rights of the holders of the Convertible Notes, including their rights to payment of principal and interest and the security interests granted by the Company and its subsidiaries with respect to the Convertible Notes, will be subordinated to:

•	the rights of Bank of America under the Bank of America Credit Agreement in accordance with the Intercreditor Agreement;

•	the rights of any other lender or lenders with respect to future indebtedness senior to the Convertible Notes pursuant to an intercreditor agreement containing terms no less favorable, as a whole, to Pequot than the terms of the Intercreditor Agreement; and

•	the rights of the DOJ pursuant to the Settlement Agreement entered into between the DOJ and the former Analex Corporation acquired by the Company in November 2001.

The Intercreditor Agreement provides for the relative rights of Bank of America and the holders of the Convertible Notes with respect to the Company’s indebtedness and related security interests in the assets of the Company and its subsidiaries. Under the Intercreditor Agreement, Pequot agrees not to accelerate the indebtedness under the Convertible Notes or take specified enforcement actions or institute specified proceedings against the Company until certain circumstances described in the Intercreditor Agreement have occurred. The Intercreditor Agreement provides that, as long as an event of default (as specified and determined under the Intercreditor Agreement) does not exist under the Bank of America Credit Agreement and related security arrangements, the Company may pay interest and principal as due under the Convertible Notes. If an event of default (other than specified payment defaults or defaults arising from cross-defaults with respect to the Convertible Notes) occurs under the Bank of America Credit Agreement, Pequot must wait 180 days to receive and retain quarterly principal and interest payments under the Convertible Notes and to take specified enforcement actions against the Company. If Pequot exercises remedies against the Company with respect to the Convertible Notes, any proceeds Pequot receives from the exercise of such remedies must be applied to the Bank of America indebtedness until the Bank of America indebtedness is paid in full. The Intercreditor Agreement also provides for the transfer to Pequot of collateral secured under the Bank of America Credit Agreement if the indebtedness under the Bank of America Agreement is paid in full.

Conversion

General.    The Convertible Notes are convertible by their holders, at any time, into shares of Series A Preferred Stock. The number of shares of Series A Preferred Stock that will be issued upon conversion of Convertible Notes will equal:

•	the total principal amount and accrued but unpaid interest divided by

•	135% of the Series A Purchase Price (as such Series A Purchase Price is adjusted for preferred stock splits, preferred stock dividends and similar events but not for dilutive issuances of equity by the Company).

Automatic Conversion.    The Company, at its option, will have the right to cause the automatic conversion of the Convertible Notes into Common Stock at a conversion price equal to the Series A Purchase Price then in effect, if, any time following 18 months after the Closing, the average closing price of the Common Stock over a 20 consecutive trading day period exceeds 2.5 times the Series A Purchase Price, as adjusted for dilutive equity issuances, stock splits, stock dividends and similar events.

Automatic conversion of the Convertible Notes may only occur if the Company has a currently effective registration statement on file with the SEC covering the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the Convertible Notes and upon exercise of the Warrants and such shares are listed on AMEX or another stock exchange approved by the holders of a majority of the Series A Preferred Stock.

Events of Default

An event of default will occur under the Convertible Notes upon the happening of any of the following events:

•	any failure to pay principal on the Convertible Notes when due;

•	any failure to pay interest or other payments under the Convertible Notes within three business days of the due date for such payment;

•	any representation or warranty made pursuant to the Pequot Purchase Agreement or the Pequot Transaction Documents is proven to have been inaccurate in any material respect when such representation or warranty was made;

•	a default in the performance or observance in any material respect of specified covenants and agreements contained in the Pequot Purchase Agreement or the Pequot Transaction Documents that are not cured within specified cure periods;

•	subject to the terms of the Intercreditor Agreement, any lien securing the indebtedness under the Convertible Notes ceases to be valid, enforceable and perfected;

•	any default occurs or is declared which causes or would cause the acceleration of indebtedness under the Bank of America Credit Agreement or other senior credit facility of the Company and which has not been waived by Bank of America or other senior lender within 180 days;

•	any contractual default by the Company or its subsidiaries not cured within 180 days of its occurrence involving claimed actual damages greater than $2,000,000, with respect to which the other party commences exercise of its rights regarding such default;

•	any entrance of one or more judgments for more than $1,000,000 in the aggregate that remain uncured for 30 days;

•	any issuance of any writs or warrants of attachment, garnishment, execution or similar process exceeding an aggregate of $150,000 that remain uncured for 30 days;

•	any governmental approval obtained in connection with the Pequot Purchase Agreement or any other Pequot Transaction Document ceases to be in full force and effect, and such event or condition would have a material adverse effect on the Company and its subsidiaries or would materially adversely effect rights of the Company or its subsidiaries in the collateral securing the Convertible Notes;

•	a proceeding is instituted with respect to the insolvency, dissolution or winding-up of the Company or any of its subsidiaries or seeking appointment of a receiver, trustee, liquidator or similar party for the Company and its subsidiaries or for any substantial part of their assets;

•	the Company or any of its subsidiaries becomes insolvent or makes an assignment for the benefit of creditors;

•	specified adverse events occur with respect to government contracts, including government investigations and termination of any material contract due to fraud, misconduct, negligence or default; and

•	an event occurs that Pequot reasonably believes creates a material adverse effect on the Company and its subsidiaries, considered as a whole.

Upon an event of default, and subject to the rights of the Company’s senior lenders, holders of a majority of the principal amount outstanding under the Convertible Notes may declare the entire unpaid indebtedness under the Notes due and payable and may exercise any other remedy permitted by the Pequot Purchase Agreement, the Pequot Transaction Documents (including the Intercreditor Agreement) and law. If the event of default is due to the institution of proceedings for relief with respect to the Company or relating to the insolvency, liquidation or reorganization of the Company or similar matters, the indebtedness under the Convertible Notes will immediately become due and payable without any action by the holders. Following an event of default due to the nonpayment of principal, interest or other payments due under the Convertible Notes that continues for a period of twelve consecutive months, the holders of a majority of the Common Stock underlying the securities issued to Pequot at the Closing will have the right to designate a majority of the Company’s Board of Directors. This right will terminate upon the payment of the amounts due under the Convertible Notes. See “—Terms of the Stockholders’ Agreement,” below.

Terms of the Warrants

The Warrants expire on the tenth anniversary of the Closing Date. The Preferred Warrants are exercisable, at any time, to purchase one share of Common Stock for every five shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock. The Note Warrants are exercisable, at any time, to purchase one share of Common Stock for every five shares of Common Stock issued or issuable upon conversion of the Convertible Notes. Immediately following the Closing, the Preferred Warrants will be exercisable to purchase a maximum of 1,345,291 shares of Common Stock and the Note Warrants will be exercisable to purchase a maximum of 664,341 shares of Common Stock. The exercise price of the Warrants is $3.28 (representing a 47% premium to the Series A Purchase Price), subject to adjustment for stock splits, stock dividends and similar events.

Terms of the Pequot Transaction Voting Agreement

Concurrently with the execution of the Pequot Purchase Agreement, certain stockholders of the Company, consisting of Jon M. Stout, Patricia W. Stout, the Stout Dynastic Trust, S Co., LLC, J. Richard Knop, C.W. Gilluly, Peter Belford, Sr., Lese Ann Kodger and Gerald McNichols, entered into the Pequot Transaction Voting Agreement. Under the Pequot Voting Agreement, such stockholders have agreed that, at any meeting of the stockholders of the Company, or in connection with any action proposed to be taken by the stockholders of the Company, such stockholders will vote in favor of the adoption of the Pequot Purchase Agreement and the approval of the transactions contemplated thereby. The stockholders party to the Pequot Transaction Voting

Agreement collectively hold 7,238,687 shares of Common Stock, representing approximately 48.2% of the issued and outstanding shares of Common Stock as of July             , 2003. Pursuant to the terms of the Voting Agreement, each stockholder party thereto also agrees that until the transactions contemplated by the Pequot Purchase Agreement are consummated or the Pequot Purchase Agreement is terminated, such stockholder will not:

•	sell, transfer, pledge, assign, or otherwise dispose of such stockholder’s shares of the Company, except as provided in the Pequot Transaction Voting Agreement;

•	enter into any voting arrangement with respect to such shares; or

•	take any other action that would in any way restrict, limit, or interfere with, the performance of such stockholder’s obligations under the Pequot Transaction Voting Agreement.

Terms of the Registration Rights Agreement

General.    The Registration Rights Agreement will be executed and delivered at the Closing by and among the Company and Pequot. The shares that are the subject of the Registration Rights Agreement include the Common Stock issued or issuable upon conversion of the Series A Preferred Stock and the Convertible Notes, and upon exercise of the Warrants (or any Common Stock deriving from any of the foregoing), and all other shares of Common Stock owned from time to time by the Pequot (the “Registrable Securities”).

Registration on Form S-3.    Under the Registration Rights Agreement, the Company has agreed to:

•	no later than 30 days following the Closing, prepare and file with the SEC a registration statement on Form S-3 to permit a public offering and resale of the Registrable Securities under the Securities Act on a continuous basis;

•	use its reasonable best efforts to cause the registration statement to be declared effective by the SEC within 90 days following the Closing and to cause the Registrable Securities to be listed on AMEX;

•	cause such registration statement to remain effective until such time as all of the shares of Common Stock designated thereunder are sold or the holders thereof are entitled to rely on Rule 144(k) under the Securities Act for sales of the Registrable Securities without registration under the Securities Act and without compliance with the public information, sales volume, manner of sale or notice requirements of Rule 144(c), (e), (f) or (h) under the Securities Act; and

•	pay the registration expenses of the holders of the Registrable Securities that are included in the Form S-3 registration statement.

If, due to adjustments in conversion prices or similar events, the number of shares covered by such registration statement is less than the number of Registrable Securities, the Company will file amendments to such registration statement or additional registration statements so that all of the Registrable Securities are included in a registration statement.

Piggyback Registration Rights.    The Company has also granted Pequot piggyback registration rights under the Registration Rights Agreement, pursuant to which the Company will:

•	notify the holders of Registrable Securities at least 20 days prior to the anticipated filing date, whenever the Company proposes to register any of its securities in an underwritten offering under the Securities Act, subject to certain exemptions described in the Registration Rights Agreement;

•	include in any registration statement relating to such underwritten offering, subject to certain restrictions (including specified underwriter cutbacks), and on a pro rata basis, all Registrable Securities with respect to which the Company received a request for inclusion; and

•	pay the registration expenses of the holders of the Registrable Securities that are included in the piggyback registration.

Lock-Up Agreements.    If so requested by the managing underwriter of each of the Company’s first two registered offerings after Closing, each holder of Registrable Securities agrees not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction of, any securities of the Company held by such holder (other than those included in the registration or dispositions in private transactions) for a 30 day period (or such longer period requested by the managing underwriter which shall in no event exceed 90 days) after the effective date of any registration pursuant to the Registration Rights Agreement, unless the managing underwriter agrees otherwise. It is a condition to the imposition of such lock-up restriction that all officers and directors of the Company, all holders of at least five percent (5%) of the Company’s equity securities purchased from the Company and all other persons with registration rights are bound by similar restrictions on transfer.

Terms of the Stockholders’ Agreement

The Stockholders’ Agreement will be entered into at the Closing by and among the Company, Pequot and certain principal stockholders of the Company (the “Principal Stockholders”), consisting of J. Richard Knop, C.W. Gilluly, Sterling E. Phillips, Jr., Peter Belford, Sr., Lese Ann Kodger, Alex Patterson and Gerald McNichols. The Principal Stockholders and Pequot are collectively referred to as the “Voting Stockholders.”

Pursuant to the provisions of the Stockholders’ Agreement, each Voting Stockholder shall vote, or cause to be voted, all securities owned by such Voting Stockholder, or over which such Voting Stockholder has voting control, so as to fix the number of directors of the Company at seven, unless and until additional board members are designated by Pequot in accordance procedures set forth in the Stockholders’ Agreement, and to nominate and elect the following directors:

•	the Chief Executive Officer of the Company, currently Mr. Phillips, or if there is no Chief Executive Officer, the Company’s President;

•	two directors designated by the holders of a majority of the stock held by Pequot, which directors shall initially be Gerald A. Poch and Martin Hale;

•	three non-employee directors designated by the Chief Executive Officer of the Company and acceptable to Pequot; and

•	one independent director appointed by the holders of the majority of the stock held by Pequot and acceptable to the Chief Executive Officer of the Company.

Immediately following the Closing, the Board will be constituted in accordance with the Stockholders’ Agreement and will consist of four current directors of the Company (Mr. Phillips, Peter Belford, Sr., Lincoln D. Faurer and Daniel R. Young), Mr. Poch, Mr. Hale and one independent director appointed by Pequot and acceptable to Mr. Phillips. Mr. Stout, Shawna Stout, Gerald R. McNichols and Alan Kaplan will resign as directors at the Closing.

Mr. Poch has served as Managing Director of Pequot Capital Management, Inc. Pequot’s investment manager, since January 2000. From August 1998 through January 2000, he was a principal of Pequot Capital Management and one of the leaders of Pequot’s venture capital team. From August 1996 to June 1998 he was the Chairman, President and Chief Executive Officer of GE Capital Information Technology Solutions, Inc., a technology solutions provider. Prior to that, he was a founder, and served as Co-Chairman and Co-President, of AmeriData Technologies, Inc., a value-added reseller and systems integrator of hardware and software systems. Mr. Poch is also a director of Andrew Corporation and BriteSmile, Inc., both public companies. In addition, Mr. Poch is a director of a number of private companies.

Mr. Hale serves as a General Partner of Pequot Capital Management, Inc. Mr. Hale joined Pequot in February 1997 and focuses on investments in wireless telecommunications hardware, software and services for the Pequot venture and private equity funds. Prior to joining Pequot, Mr. Hale was an associate at Geocapital Partners, L.L.C., an early stage venture capital firm. Prior to Geocapital, he served as a senior financial analyst in the information technology mergers and acquisitions group at Broadview Associates L.L.C. Mr. Hale is a director of several private companies.

If Pequot holds less than specified percentages of the securities it originally purchases at Closing, Pequot will have the right to designate two, one or no directors. If Pequot has the right to designate fewer than two directors, the voting provisions described above are adjusted in the manner described in the Stockholders’ Agreement.

If the Company fails to redeem the Series A Preferred Stock in accordance with its terms for a period of nine months, or it fails to pay principal, interest and other payments due under the Convertible Notes for a period of twelve months, then Pequot may designate additional directors so that the Pequot directors comprise a majority of the Board. Under the Stockholders’ Agreement, the Voting Stockholders agree to vote for the additional directors designated by Pequot. The right to designate such additional directors will terminate if the Company redeems the Preferred Stock that it is required to redeem and pays the amounts then due under the Convertible Notes.

One of the directors designated by Pequot will be the “financial expert” required for the Company’s audit committee under SEC rules and, to the greatest extent permitted by applicable law, at least one of the directors designated by Pequot shall be on each committee of the Board.

Terms of the Stout Repurchase Agreement

Pursuant to the terms of the Stout Repurchase Agreement, and subject to the conditions contained therein, the Company has agreed with the Stout Parties to purchase, for an aggregate purchase price of $9,166,844.21:

•	2,625,451 shares of Common Stock owned by the Stout Parties; and

•	warrants to purchase 1,134,088 shares of Common Stock and options to purchase 75,000 shares of Common Stock owned by the Stout Parties;

The securities to be purchased under the Stout Repurchase Agreement constitute all of the equity interests in the Company owned by the Stout Parties, except for approximately 100,000 shares that Mr. Stout may use to make a gift to a specified academic institution.

The purchase price for the shares of Common Stock was determined by taking a 5% discount from the average closing price of the Company’s Common Stock for the 90 trading days preceding June 19, 2003. The average closing price for such period was approximately $2.76 per share, resulting in a discounted purchase price of $2.63 per share.

The purchase price for each of the warrants and options was determined by multiplying the number shares of Common Stock which would be received by a Stout Party upon exercise of its warrant or option by the discounted purchase price of $2.63 per share, as computed above, less the applicable per share exercise price of such warrant or option.

If, after the Closing and through January 31, 2006, Mr. Stout attempts to transfer to any party, other than by donation to a specified academic institution, the approximately 100,000 shares of Common Stock Mr. Stout is expected to continue to directly own after the Closing, then the Company has the right to repurchase those shares for $2.63 per share. This repurchase right will also apply for a fifteen-day period ending on February 15, 2006, if Mr. Stout has not made a gift of the shares prior to January 31, 2006. If Mr. Stout has not made a gift of the shares and the Company does not exercise its repurchase right on or prior to February 15, 2006, then Mr. Stout will thereafter hold the shares free of the restrictions described above.

The repurchase of the Stout Parties’ Common Stock, options and warrants pursuant to the Stout Repurchase Agreement is contingent upon the Company’s stockholders’ approval of the Pequot Transaction, including the Stout Repurchase Agreement, the Company’s receipt of an updated opinion of Houlihan Lokey, dated as of the date the Company’s stockholders approve the Pequot Transaction, that the Pequot Transaction, including the Stout Repurchase Agreement, is fair, from a financial point of view, to the Company’s stockholders other than the Stout Parties, and the consummation of the transactions under the Pequot Purchase Agreement. In addition, under the Stout Repurchase Agreement, the following will become effective as of the Closing Date:

•	an agreement terminating the 2000 Voting Agreement;

•	an agreement terminating the 2000 Registration Rights Agreement;

•	the Stout Employment Termination Agreement;

•	the Stout Non-Competition Agreement; and

•	resignations as directors of the Company by each of Mr. Stout and Shawna Stout.

Pursuant to the Stout Employment Termination Agreement, Mr. Stout’s employment by the Company under his existing employment agreement dated January 16, 2002 will be terminated on the Closing Date, and the Company will pay Mr. Stout at Closing $280,000, representing two years’ base salary under his existing employment agreement.

Pursuant to the Stout Non-Competition Agreement, Mr. Stout will agree that, for a period of three years after Closing, he will not:

•	solicit or hire the Company’s employees, consultants or service providers;

•	adversely interfere with the Company’s present and prospective clients or customers or divert business from the Company; or

•	compete with the Company in any capacity.

Under the Stout Non-Competition Agreement, Mr. Stout also agrees to keep certain Company information confidential indefinitely. In exchange for such agreements, and as long as Mr. Stout is in compliance with the terms of the Stout Non-Competition Agreement, the Company will pay Stout $50,000 at the Closing and every three months thereafter in advance over the three years of the agreement, for an aggregate of $600,000.

Amendment to Senior Credit Facility

In connection with the execution of the Pequot Purchase Agreement, Bank of America provided the Company with the Bank of America Consent Letter, consenting to the Company’s entering into the Pequot Transaction and waiving certain covenant defaults under the existing Bank of America Credit Agreement otherwise triggered by the execution of the Pequot Purchase Agreement. Upon the Closing and subject to the satisfaction of specified conditions, the Credit Agreement Amendment will become effective. The Credit Agreement Amendment eliminates covenants related to the Company’s net worth and the ratio of the Company’s senior debt to EBITDA contained in the Bank of America Credit Agreement, and also revises covenants related to the ratio of the Company’s total funded debt to EBITDA and ratio of fixed charge coverage to take into account the financial position of the Company following consummation of the Pequot Transaction. In addition, the Credit Agreement Amendment revises several provisions of the Bank of America Credit Agreement, including provisions relating to a change of control of the Company, assignments of government contracts under the Assignment of Claims Act, Company liens and permitted Company indebtedness, to give effect to the Pequot Transaction and to ensure that the consummation of Pequot Transaction will not violate the Bank of America Credit Agreement.

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated financial information is based on the historical financial statements of the Company. The unaudited pro forma consolidated balance sheet as of March 31, 2003 gives effect to the Pequot Transaction as if it had occurred on March 31, 2003. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2003 and the year ended December 31, 2002 give effect to the Pequot Transaction as if it had occurred on January 1, 2002.

The unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent what the Company’s results of operations or financial position would actually have been had the Pequot Transaction in fact occurred on the dates specified, nor do they purport to project the Company’s results of operations or financial position for any future period or at any future date. All pro forma adjustments are based upon preliminary estimates and assumptions and are subject to revision upon completion of the Pequot Transaction.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2003

(in thousands, shares and per share amounts)

	As of March 31, 2003	Pro forma adjustments		Pro forma as of March 31, 2003
Current assets:
Cash and cash equivalents	$65,200	$24,500,000	(A)	$15,398,356
		(9,166,844	) (E)
Accounts receivable, net	13,287,600	—		13,287,600
Prepaid expenses and other	283,200	—		283,200

Total current assets	13,636,000	15,333,156		28,969,156
Fixed assets, net	257,700	—		257,700
Goodwill	15,534,600	—		15,534,600
Contract rights and other intangibles, net	1,647,800	600,000	(B)	2,247,800
Other	131,000	100,000	(A)	231,000

Total other assets	17,571,100	700,000		18,271,100

Total assets	$31,207,100	$16,033,156		$47,240,256

Current liabilities:
Accounts payable	$1,640,200	$—		$1,640,200
Note payable—line of credit	4,016,700	—		4,016,700
Note payable—bank term note	700,000	—		700,000
Notes payable—other	1,012,200	—		1,012,200
Other current liabilities	5,465,400	200,000	(B)	5,665,400

Total current liabilities	12,834,500	200,000		13,034,500
Note payable—bank term note	1,866,700	—		1,866,700
Notes payable—other	1,764,000	—		1,764,000
Convertible debt	—	9,711,826	(C)	9,711,826
Other	83,400	400,000	(B)	483,400

Total long-term liabilities	3,714,100	10,111,826		13,825,926

Total liabilities	16,548,600	10,311,826		26,860,426

Convertible Preferred Stock	—	13,906,823	(D)	9,349,549
		(4,557,274	) (D)

	As of March 31, 2003	Pro forma adjustments		Pro forma as of March 31, 2003
Shareholders’ equity:
Common stock $.02 par; authorized 20,000,000 shares; issued and outstanding—March 31, 2003 14,445,356 shares and December 31, 2002, 14,427,080 shares	294,000	(52,509	) (E)	241,491
Additional capital	21,176,200	4,557,274	(D)	16,619,139
		(9,018,535	) (E)
Warrants outstanding	—	693,177	(D)	693,177
		288,174	(C)
Deferred compensation	(3,900)	—		(3,900)
Accumulated other comprehensive loss	(83,400)	—		(83,400)
Accumulated deficit	(6,724,400)	(95,800	) (E)	(6,820,200)
Total shareholders’ equity	14,658,500	(3,628,218)		11,030,282

Total liabilities, convertible preferred stock and shareholders’ equity	$31,207,100	$16,714,939		$47,240,256

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(A)	Reflects sources of cash from the Pequot Convertible Notes and Series A Preferred Stock financing, net of estimated issuance costs of $500,000.
(B)	Reflects the payments under the Stout Non-Competition Agreement. Payments are due to Mr. Stout quarterly over the life of the agreement.
(C)	Reflects indebtedness under Convertible Notes after allocation of fair value to the detachable Note Warrants, net of offering costs of $100,000.
(D)	Reflects Series A Preferred Stock after allocation of fair value to the detachable Preferred Warrants and recognition of a beneficial conversion charge, net of offering costs of $400,000.
(E)	Reflects purchase by the Company of shares of Common Stock and warrants and options exercisable to purchase Common Stock from Company Chairman Jon Stout, certain members of Mr. Stout’s immediate family and certain entities controlled by Mr. Stout and his family.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2003

(in thousands, shares and per share amounts)

	Three months ended March 31, 2003	Pro forma adjustments		Pro Forma three months ended March 31, 2003
Revenues	$16,631,200	$—		$16,631,200
Operating expenses:
Cost of revenues	13,860,100	—		13,860,100
Selling, general and administrative	1,531,000	—		1,531,000
Amortization of intangible assets	100,200	50,000	(A)	150,200

Total operating expenses	15,491,300	50,000		15,541,300

Income from operations	1,139,900	(50,000)		1,089,900
Other income and (expense):
Interest Income	1,100	—		1,100
Interest expense	(112,400)	(178,431	) (B)	(290,831)
Other expense, net	—	—		—

Total other income and (expense)	(111,300)	(178,431)		(289,731)

Income before provision for income taxes	1,028,600	(228,431)		800,169
Provision (benefit) for income taxes	293,200	(65,103	) (C)	228,097

Net income (loss)	735,400	(163,328)		572,072

Accretion of and dividends on convertible preferred stock	—	(225,000	) (D)	(553,153)
		(328,153	) (E)

Net income (loss) attributable to common stockholders	$735,400	$(716,481)		$18,919

Earnings per common share:
Basic earnings per common share	$0.05			$0.00	(F)

Basic weighted average common shares oustanding	14,445,356			11,819,905

Diluted earnings per common share:	$0.04			$0.00	(F)

Diluted weighted average common shares outstanding	17,565,684			14,055,734

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2002

(in thousands, shares and per share amounts)

	Year ended December 31, 2002	Pro forma adjustments		Pro Forma year ended December 31, 2002
Revenues	$59,317,000	$—		$59,317,000
Operating expenses:
Cost of revenues	50,436,700	—		50,436,700
Selling, general and administrative	5,048,700			5,048,700
Amortization of intangible assets	307,600	200,000	(A)	507,600

Total operating expenses	55,793,000	200,000		55,993,000

Income from operations	3,524,000	(200,000)		3,324,000
Other income and (expense):
Interest Income	—	—		—
Interest expense	(1,018,300)	(713,723	) (B)	(1,732,023)
Other expense, net	—	—		—

Total other income and (expense)	(1,018,300)	(713,723)		(1,732,023)

Income before provision for income taxes	2,505,700	(913,723)		1,591,977
Provision (benefit) for income taxes	149,100	(54,823	) (C)	94,277

Net income (loss)	2,356,600	(858,899)		1,497,701

Accretion of and dividends on convertible preferred stock	—	(900,000	) (D)	(2,212,613)
		(1,312,613	) (E)

Net income (loss) attributable to common stockholders	$2,356,600	$(3,071,512)		$(714,912)

Earnings (loss) per common share:
Basic earnings (loss) per common share	$0.16			$(0.06	) (F)

Basic weighted average common shares outstanding	14,412,554			11,801,629

Diluted (loss) earnings per common share:	$0.14			$(0.06	) (F)

Diluted weighted average common shares outstanding	17,081,651			11,801,629

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(A)	Reflects amortization of the payments under the Stout Non-Competition Agreement of $50,000 and $200,000, for the three months ended March, 31, 2003, and the year ended December 31, 2002, respectively.
(B)	Reflects interest on the Convertible Notes, including amortization of debt discount. Cash interest accrues at 7% per annum and is payable quarterly.
(C)	Reflects the tax effect of all adjustments at an effective tax rate of 28% for the three months ended March 31, 2003, and 6% for the year ended December 31, 2002.
(D)	Reflects cash dividends on the Series A Preferred Stock. Dividends accrue at 6% per annum and are payable quarterly.
(E)	Reflects the accretion of discount on the Series A Preferred Stock.

(F)	Basic net income per share is computed by dividing net income available to common stockholders by the weighted average number of shares of Common Stock outstanding for the period and assuming the repurchase of the Stout Parties’ securities occurred on January 1, 2002. Diluted net income per share is computed assuming conversion or exercise of all convertible securities, options and warrants at the beginning of the period presented and net income available to common stockholders is adjusted to add back any convertible preferred dividends and the after-tax amount of interest recognized in the period associated with any convertible debt, unless the result is antidilutive. For the three months ended March 31, 2003 and the year ended December 31, 2002, the impact of the conversion of the Series A Preferred Stock and the Convertible Notes was antidilutive, and therefore, not used in calculated diluted earnings per common share.

American Stock Exchange Requirements

The Company is seeking stockholder approval for Proposal No. 1 in accordance with the Listing Standards, Policies and Requirements of AMEX set forth in the AMEX Company Guide. The requirements set forth therein are applicable to the Company because the Company’s Common Stock is listed on AMEX.

Section 713 of the AMEX Company Guide requires stockholder approval of certain transactions involving the sale, issuance or potential issuance by AMEX companies of common stock or securities convertible into common stock, equal to 20% or more of the presently outstanding common stock.

Immediately following the Closing there will be 6,726,457 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, 3,321,707 shares of Common Stock issuable upon conversion of the Convertible Notes and 2,209,632 shares of Common Stock issuable upon exercise of the Warrants, for a total of 12,057,796 shares of Common Stock issuable pursuant to the securities sold in the Pequot Transaction. This amount represents approximately 80.4% of the Company’s outstanding Common Stock, based upon 14,994,698 shares of Common Stock outstanding as of July             , 2003, and thus stockholder approval of the Pequot Transaction is required under Section 713 of the AMEX Company Guide.

PROPOSAL NO. 2:

INCREASE IN AUTHORIZED CAPITAL STOCK

The Company’s authorized capital stock consists of 35,000,000 shares, of which 30,000,000 are Common Stock and 5,000,000 Preferred Stock. At the Special Meeting, the Company’s Board of Directors will ask its stockholders to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s capital stock from 35,000,000 to 100,000,000 shares, of which 65,000,000 will be Common Stock and 35,000,000 will be Preferred Stock. The text of this proposed amendment is included in the Certificate of Amendment attached as Appendix M to this proxy statement.

Overview

Under Delaware corporate law, the Company is required to obtain approval from its stockholders to amend its Certificate of Incorporation to increase the number of shares of capital stock authorized for issuance. After taking into consideration the Company’s current outstanding equity obligations, together with, if approved by the Company’s stockholders, the Company’s obligations under the Pequot Transaction, as described in Proposal No. 1, the Board of Directors has determined that it is desirable, and in the case of Preferred Stock, necessary to increase the number of shares of capital stock authorized for issuance to 100,000,000 of which 65,000,000 will be Common Stock and 35,000,000 will be Preferred Stock.

This Proposal No. 2 is contingent upon approval by the Company’s stockholders of Proposal No. 1: The Pequot Transaction and the consummation of the Pequot Transaction. Therefore, notwithstanding approval of this Proposal No. 2 at the Special Meeting, the Company’s Certificate of Incorporation will not be amended to increase the number of authorized shares of capital stock unless Proposal No. 1 also is approved and the Pequot Transaction will be consummated.

If approved by the Company’s stockholders and subject to the approval of Proposal No. 1 and the consummation of the Pequot Transaction, the change in authorized shares would become effective as soon as reasonably practicable after the Special Meeting by filing the Certificate of Amendment with the Delaware Secretary of State.

Reasons for Proposal

The Company’s Certificate of Incorporation currently authorizes the issuance of up to 35,000,000 shares of capital stock, consisting of 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Following is a table depicting the Company’s actual capitalization based on equity ownership information as of July     , 2003 and its capitalization as if the Pequot Transaction, as set forth in Proposal No. 1, had been completed:

Common Stock and Common Stock Equivalents As of July             , 2003

	Actual		Assuming completion of the Pequot Transaction
	Shares	Percent	Shares	Percent
Common Stock issued and outstanding	14,994,698	74.6%	12,369,247	43.7%
Common Stock issuable upon exercise of existing options and/or warrants	5,098,806	25.4%	3,889,718	13.7%
Common Stock issuable upon conversion of Series A Preferred Stock	—	—	6,726,457	23.8%
Common Stock issuable upon conversion of Convertible Notes	—	—	3,321,707	11.7%
Common Stock issuable upon exercise of Warrants	—	—	2,009,632	7.1%

TOTAL	20,093,504	100.0%	28,316,761	100.0%

As of July     , 2003, the Company had 9,906,496 shares of Common Stock available for future issuances in excess of the outstanding Common Stock, its future obligations to issue Common Stock, and other shares of Common Stock that have been reserved under existing stock plans. As of July 31, 2003, all 5,000,000 shares of Preferred Stock authorized under the Company’s Certificate of Incorporation were unissued. If the Company’s stockholders approve Proposal No. 1 and the Pequot Transaction contemplated by Proposal No. 1 is consummated, there would be, based upon shares, warrants and options outstanding as of July     , 2003, as adjusted to give effect to the Pequot Transaction and without any increase in the Company’s authorized capital stock, an aggregate of 1,683,329 shares of Common Stock available for future issuance in excess of the outstanding Common Stock, future obligations to issue Common Stock, and other shares of Common Stock reserved under existing stock plans. In addition, currently there are not a sufficient number of shares of Preferred Stock authorized to consummate the Pequot Transaction (including issuance of 6,726,457 shares of Series A Preferred Stock at Closing and additional shares of Series A Preferred Stock required to be reserved for issuance upon conversion of the Convertible Notes).

The Board of Directors believes that it is very important to have available for issuance a number of authorized shares of Common Stock and Preferred Stock that will be adequate to provide for future stock issuances to meet the Company’s obligations described above and for future corporate needs. The additional authorized shares would be available for issuance from time to time at the discretion of the Board of Directors, without further stockholder action except as may be required for a particular transaction by law, the policies of AMEX or other agreements and restrictions, including restrictions pursuant to the terms of the Series A Preferred Stock. The shares would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of either equity or convertible debt, stock splits or issuances under current and future stock plans. The Board of Directors believes that that these additional shares will provide the Company with needed flexibility to issue shares in the future without potential expense and delay incident to obtaining stockholder approval for a particular issuance. Except for the Company’s existing obligations on the date of this proxy statement and the Pequot Transaction and other matters described herein, the Company does not currently have any plans, understandings or agreements for the issuance or use of the additional shares of Common Stock or Preferred Stock to be approved under this Proposal No. 2.

Principal Effects on Outstanding Common Stock

Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders and to receive ratably dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor, subject to the payment of any outstanding preferential dividends declared with respect to any Preferred Stock that from time to time may be outstanding, including the Series A Preferred Stock. Upon the Company’s liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all of the Company’s obligations, subject to the rights to receive preferential distributions of the holders of any Preferred Stock then outstanding. Under Delaware law, once authorized, the Common Stock may be issued without further approval by the Company’s stockholders, subject to applicable restrictions and agreements, including restrictions pursuant to the terms of the Series A Preferred Stock. Holders of Common Stock do not have any preemptive rights to subscribe for the purchase of any shares of Common Stock, which means that current holders of Common Stock do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership.

The proposal to increase the authorized capital stock will affect the rights of existing holders of Common Stock to the extent that future issuances of Common Stock or stock which is convertible to Common Stock, such as stock issued pursuant to the Pequot Transaction, will reduce each existing stockholder’s proportionate ownership. The proposal will also affect the rights of existing holders of Common Stock to the extent that Preferred Stock, such as the Series A Preferred Stock, issued in the future contains rights and preferences superior to the rights of the Common Stock or contains voting rights allowing the Preferred Stock to vote as a series on certain matters, or together with the Common Stock on matters submitted to all stockholders for a vote.

Of the 35,000,000 shares of Preferred Stock authorized under the Certificate of Amendment, 12,000,000 will be designated as Series A Preferred Stock, having the rights, powers and preferences set forth in the Series A Certificate of Designations and described above in “Proposal No. 1: The Pequot Transaction—Terms of the Pequot Transaction—Terms of the Series A Preferred Stock.” The remaining 23,000,000 shares of Preferred Stock will be undesignated. The Board will have the power, without prior approval of the holders of the Common Stock (and subject to the rights of the holders of the Series A Preferred Stock) to issue such undesignated Preferred Stock in one or more series, and to designate the dividend rate, conversion rights (if any), redemption rights (if any), voting rights and other rights, preferences and restrictions of each series, any or all of which may be greater than the rights of the Common Stock.

Although not a factor in the decision by the Board of Directors to increase the Company’s authorized capital stock, one of the effects of such increase may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of present management. The Board of Directors would have additional shares of Common Stock and Preferred Stock (including the undesignated Preferred Stock) available to effect, unless prohibited by the regulations of AMEX, applicable law or other agreements or restrictions (including restrictions pursuant to the terms of the Series A Preferred Stock), a sale of shares (either in public or private transactions), merger, consolidation or similar transaction in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of a party attempting to obtain control of the Company.

Board Recommendation

The Company’s Board of Directors recommends that the stockholders vote “FOR” Proposal No. 2 to increase the number of shares of Common Stock and Preferred Stock authorized for issuance under the Company’s Certificate of Incorporation.

STOCKHOLDER PROPOSALS

Under the Company’s Certificate of Incorporation and Bylaws, the Company’s stockholders are not entitled to make a proposal regarding business to be considered at the Special Meeting.

To be eligible for inclusion in proxy materials for the Company’s 2004 Annual Meeting of Stockholders, stockholder proposals must be received at the Company’s principal executive offices no later than December 2, 2003, unless such meeting is held more than 30 days before or after May 20, 2004, in which case the deadline for the receipt of such proposals will be a reasonable time prior to the date the Company prints and mails its proxy materials for such meeting. A stockholder who wishes to present a proposal at the Company’s 2004 Annual Meeting, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to the Company’s principal executive offices by March 30, 2004, unless such meeting is held more than 30 days before or after May 20, 2004, in which case the deadline for the receipt of such proposals will be a reasonable time before the Company mails its proxy materials for such meeting.

INDEPENDENT ACCOUNTANTS

Ernst & Young LLP serves as independent certified public accountants for the Company. Representatives of Ernst & Young LLP are expected to be present at the Special Meeting, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

MATERIALS INCORPORATED BY REFERENCE

The following documents are incorporated by reference herein:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 25, 2003.

2.	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003, filed with the SEC on May 14, 2003.

Copies of both documents are being mailed to stockholders of record along with this proxy statement.

OTHER MATTERS

The Board knows of no other business matters to be acted upon at the Special Meeting other than those referred to in this proxy statement. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

By Order of the Board

/s/    RONALD B. ALEXANDER

Ronald B. Alexander

Senior Vice President, Chief Financial Officer and Corporate Secretary

Date:    August     , 2003

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ANALEX CORPORATION

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER             , 2003

The undersigned appoints Sterling E. Phillips, Jr. and Ronald B. Alexander, or either of them, with full power of substitution, to attend the Special Meeting of Stockholders of Analex Corporation on September             , 2003, and any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Special Meeting and Proxy Statement:

1.	Proposal to enter into the Pequot Transaction, pursuant to which the Company will (i) issue and sell convertible preferred stock, secured subordinated convertible notes and associated warrants to Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. and (ii) purchase the common stock and warrants and options to purchase common stock held by Analex Chairman Jon M. Stout, his family members and certain entities controlled by Mr. Stout and his family members.

☐    FOR this proposal

☐    AGAINST this proposal

☐    ABSTAIN

2.	Proposal to amend the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock from 35,000,000 shares (consisting of 30,000,000 shares of common stock and 5,000,000 of preferred stock) to 100,000,000 shares, consisting of 65,000,000 shares of common stock and 35,000,000 shares of preferred stock.

☐    FOR this proposal

☐    AGAINST this proposal

☐    ABSTAIN

3.	In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

As described in the Proxy Statement included herewith, notwithstanding approval by the Company’s stockholders of Proposal No. 2, the Company will not file the Certificate of Amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock unless Proposal No. 1 is also approved and the Pequot Transaction will be consummated.

This Proxy when properly executed will be voted as directed. If no direction is indicated, this Proxy will be voted FOR the Pequot Transaction and FOR the amendment to to the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock.

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY Receipt of Notice of Special Meeting and Proxy Statement is hereby acknowledged

Stockholder’s Signature

Joint Holder’s Signature (If applicable)
Date:

Appendix A

SUBORDINATED NOTE AND SERIES A CONVERTIBLE PREFERRED STOCK

PURCHASE AGREEMENT

Between

ANALEX CORPORATION

and

PEQUOT PRIVATE EQUITY FUND III, L.P.

and

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.

Dated July 18, 2003

A-i

A-ii

A-iii

A-iv

ANALEX CORPORATION

SUBORDINATED NOTE AND SERIES A CONVERTIBLE PREFERRED STOCK

PURCHASE AGREEMENT

THIS SUBORDINATED NOTE AND SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT is made on the 18th day of July, 2003, by and among Analex Corporation, a Delaware corporation (the “Company”), and the purchasers listed on Schedule I hereto, each of which is herein referred to as a “Purchaser” and, collectively, as the “Purchasers” (the “Agreement”).

W I T N E S S E T H:

WHEREAS the Company wishes to issue and sell to the Purchasers (i) convertible secured subordinated promissory notes in the aggregate principal amount of $10,000,000 maturing on the fourth anniversary of the date of issuance thereof (each, a “Note” and, collectively, the “Notes”) which are convertible in accordance with their terms into shares of the Company’s Series A convertible preferred stock, $.02 par value per share (the “Series A Preferred Stock”) and (ii) detachable warrants to purchase up to that number of shares of common stock, $.02 par value per share, of the Company (the “Common Stock”) that is equal to twenty percent (20%) of the aggregate number of shares of Common Stock issued or issuable upon conversion of the Notes (each, a “DCS Warrant” and, collectively, the “DCS Warrants”), and the Purchasers wish to purchase the Notes and the DCS Warrants from the Company on the terms and conditions set forth herein;

WHEREAS the Company wishes to issue and sell to the Purchasers (i) an aggregate of 6,726,457 shares of Series A Preferred Stock (the “Shares”) and (ii) detachable warrants to purchase up to that number of shares of Common Stock that is equal to twenty percent (20%) of the aggregate number of shares of Common Stock issued or issuable upon conversion of the Shares (each, a “PCS Warrant” and, collectively, the “PCS Warrants”), and the Purchasers wish to purchase the Shares and the PCS Warrants from the Company on the terms and conditions set forth below;

WHEREAS the Company and the Purchasers are executing and delivering simultaneously herewith a voting agreement with a majority in interest of its stockholders pursuant to which such stockholders have agreed, among other things, to vote in favor of the transactions contemplated hereby;

WHEREAS it is the intent of the parties that the entire equity interest in the Company owned directly or indirectly by Jon M. Stout and various members of his family, (other than as set forth in Exhibit O hereto, shall be repurchased by the Company in connection with the closing of the transactions contemplated by this Agreement;

NOW, THEREFORE, in consideration of the premises and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    Purchase and Sale of the Notes, Warrants and Shares.

1.1    Sale and Issuance of the Notes, Warrants and Shares.    On or prior to the Closing, the Company shall have authorized the issuance and sale to the Purchasers of (i) the Notes, substantially in the form attached hereto as Exhibit A, (ii) the DCS Warrants and the PCS Warrants (together, the “Warrants”), substantially in the form attached hereto as Exhibit B and (iii) the Shares.

(a)    Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase at the Closing, and the Company agrees to sell and issue to each such Purchaser at the Closing, (i) a Note, dated as of the Closing Date, in an original principal amount equal to the dollar amount set forth opposite such Purchaser’s name under the heading “Principal Amount and Purchase Price of Note” on Schedule I hereto and (ii) detachable DCS Warrants for the number of shares of Common Stock set forth opposite such Purchaser’s name under the heading “Number of DCS Warrant Shares” on Schedule I hereto, both in exchange for the payment of the amount set forth opposite such Purchaser’s name under the heading “Principal Amount and Purchase Price of Note” on Schedule I hereto (the “Note Purchase Price”).

(b)    Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase at the Closing, and the Company agrees to sell and to issue to each such Purchaser at the Closing, (i) the number of shares of Series A Preferred Stock set forth opposite such Purchaser’s name under the heading “Number of Shares of Series A Preferred Stock” on Schedule I hereto and (ii) detachable PCS Warrants for the number of shares of Common Stock set forth opposite such Purchaser’s name under the heading “Number of PCS Warrant Shares” on Schedule I hereto, both in exchange for the amount set forth opposite such Purchaser’s name under the heading “Stock Purchase Price” on Schedule I hereto (the “Stock Purchase Price”).

(c)    The Company shall be reimburse the Purchasers for the costs and expenses described Section 15.7 by wire transfer of immediately available funds on the Closing Date. An invoice for all such costs and expenses shall be furnished by the Purchasers to the Company prior to the Closing Date.

1.2    Use of Proceeds.    The Company agrees to use the net proceeds from the sale and issuance of Notes and the Shares pursuant to this Agreement for (a) the acquisition of shares of Common Stock, options and warrants owned directly or indirectly by Jon M. Stout or the family members of Mr. Stout and listed on Exhibit C hereto (“Stout Stock”), (b) for the purposes set forth on Exhibit T hereto and (c) other general corporate purposes.

1.3    Closing.    The purchase and sale of the Notes, the Warrants and the Shares shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, promptly upon the satisfaction or waiver of the closing conditions set forth in Section 5, or on such other date and at such other time as the Company and Purchasers hereto mutually agree upon orally or in writing (which time and place are designated as the “Closing”). The date of the Closing is referred to herein as the “Closing Date.” At the Closing, the Company shall deliver to each Purchaser (i) its respective Note, in the principal amount equal to the amount set forth opposite such Purchaser’s name under the heading “Principal Amount and Purchase Price of Notes” on Schedule I hereto, and its respective detachable DCS Warrants, for the number of shares of Common Stock set forth opposite such Purchaser’s name under the heading “Number of DCS Warrant Shares” in Schedule I hereto, against such Purchaser’s payment of the Note Purchase Price therefor and (ii) certificates for the number of Shares set forth opposite such Purchaser’s name under the heading “Number of Shares of Series A Preferred Stock” on Schedule I hereto, and its respective detachable PCS Warrants, for the number of shares of Common Stock set forth opposite such Purchaser’s name under the heading “Number of PCS Warrant Shares” in Schedule I hereto, against payment of the Stock Purchase Price therefor. The Note Purchase Price and the Stock Purchase Price shall be paid by wire transfer of immediately available funds to such account as the Company designates. The Company shall pay any documentary stamp or similar issue or transfer taxes due as a result of the issuance and sale of the Notes, the Warrants and the Shares (together, the “Securities”).

1.4    Definitions.    Capitalized terms used in this Agreement and not defined in the text hereof shall have the meanings given such terms in Section 10 hereof.

2.    Term of the Notes; Security for the Notes; Subordination; Collateral Agent.

2.1    General.    The Notes shall be issued in the aggregate principal amount of $10,000,000 and shall bear interest, be subject to conversion into shares of Series A Preferred Stock and otherwise be in the form attached hereto as Exhibit A.

2.2    Security.    The Notes shall be equally and ratably secured by all of the assets of the Company and the Subsidiaries pursuant to a Security Agreement in the form set forth as Exhibit D hereto (the “Security Agreement”), Pledge Agreements in the form set forth as Exhibit E hereto (the “Pledge Agreements”) and a

Subsidiary Security Agreement in the form set forth as Exhibit F hereto (the “Subsidiary Security Agreement”). The parties hereto acknowledge and agree that the schedules attached to the Security Agreement and the Subsidiary Security Agreement shall be complete and true in all respects on or prior to the Closing Date and not as of the date hereof.

2.3    Subordination.    The right of repayment of principal of and interest on the Notes and the security interest of the Purchasers in the assets of the Company shall be subordinated to (a) the rights and security interest of Bank of America, N.A. under the Credit Agreement dated as of November 2, 2001, by and among the Company (formerly Hadron, Inc.), Bank of America, N.A. and the Company’s subsidiaries (including, without limitation, such other subsidiaries of the Company as from time to time become party thereto) (the “Senior Credit Agreement”), in accordance with an Intercreditor and Subordination Agreement in the form set forth as Exhibit G hereto (the “Intercreditor Agreement”), (b) the rights of any Senior Lender in connection with any Senior Credit Facility pursuant to an intercreditor agreement containing terms no less favorable, as a whole, to the Purchasers than the terms of the Intercreditor Agreement, and (c) the rights of the United States Department of Justice pursuant to the Settlement Agreement.

2.4    Subsidiary Security Arrangements.    The payment of the principal of and interest on the Notes by the Company shall be guaranteed by each Subsidiary (each a “Subsidiary Guarantor” and together, the “Subsidiary Guarantors”) listed in Section 3.4 of the Disclosure Schedule attached hereto (the “Disclosure Schedule”) in accordance with a Subsidiary Guaranty in the form set forth as Exhibit H hereto (each a “Subsidiary Guarantee” and together, the “Subsidiary Guarantees”) and by the Collateral pursuant to a Security Agreement, Pledge Agreements, Mortgages, if any, and a Subsidiary Security Agreement.

2.5    Collateral Agent.    Pequot Private Equity Fund III, L.P. (or, in its discretion, its investment advisor) shall act as collateral agent for the Purchasers under the Collateral Documents (the “Collateral Agent”) in accordance with the terms and subject to the conditions to the obligations of the collateral agent as provided in this Agreement and in the Security Agreement.

3.    Representations and Warranties of the Company.    The Company hereby represents and warrants to each Purchaser the following, except as set forth on the Disclosure Schedule, specifically identifying or cross-referencing the relevant subparagraph(s) hereof, which Disclosure Schedule shall be deemed to be part of the representations and warranties as if made hereunder:

3.1    Organization and Qualification.    Each of the Company and the Subsidiaries are duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation of organization as set forth in Section 3.1 of the Disclosure Schedule and has the requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted. Each of the Company and the Subsidiaries is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where it owns or leases real property or maintains employees or where the nature of its activities make such qualification necessary, except where such failure to qualify would not have a Material Adverse Effect.

3.2    Certificate of Incorporation and Bylaws.    The Company has delivered to the Purchasers true, correct, and complete copies of the Company’s certificate of incorporation, including all certificates of amendment and the Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock in the form attached hereto as Exhibit I (the “Amended Charter”) and the Company’s Bylaws in the form attached hereto as Exhibit J (the “Bylaws”), in each case, as amended through the Closing Date.

3.3    Corporate Power and Authority.    Each of the Company and the Subsidiary Guarantors has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party. The Company has all requisite legal and corporate power and authority to issue and sell the Securities to the Purchasers hereunder. The Company and each Subsidiary Guarantor has all requisite power and authority to carry out and perform its obligations under the terms of the Transaction Documents. The Company has all requisite legal and corporate power and authority to sell and issue the Series A Preferred Stock issuable on conversion of the Notes and the Common Stock issuable upon conversion of such Series A Preferred Stock, exercise of the Warrants and conversion of the Shares (such Series A Preferred Stock and Common Stock are, together, the “Conversion Shares”). The Conversion Shares have been duly reserved for issuance and when issued will be duly and validly issued, fully paid and nonassessable.

3.4    Capitalization.    Immediately prior to the date hereof, the authorized capital stock of the Company consists of 35,000,000 shares, of which 30,000,000 are designated as Common Stock, 14,994,698 shares of which are issued and outstanding, and 5,000,000 are designated as Preferred Stock, none of which are issued and outstanding. Shares of the authorized Common Stock have been reserved as follows: (i) 645,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 1994 Stock Option Plan of the Company (formerly Hadron, Inc.), (ii) 600,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 2000 Stock Option Plan of the Company (formerly Hadron, Inc.), (iii) 2,000,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 2002 Stock Option Plan of the Company (formerly Hadron, Inc.) and (iv) 875,725 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted pursuant to the Hadron, Inc. Non-Qualified Stock Option Agreement, dated January 16, 2001, by and between the Company (formerly Hadron, Inc.) and Sterling E. Phillips, Jr., (the stock options described in clauses (i), (ii), (iii), and (iv), collectively, the “Options”), 500,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of awards granted or to be granted after the date hereof under the Analex Corporation Employee Stock Purchase Plan and 1,970,535 shares of Common Stock have been reserved for issuances pursuant to warrants outstanding on the date hereof. As of the date hereof, all issued and outstanding shares of the Company’s capital stock are duly authorized and validly issued, are fully paid and nonassessable and are owned of record, and to the Company’s Knowledge, beneficially, by the stockholders and in the amounts set forth in Section 3.4 of the Disclosure Schedule and have been issued in accordance with applicable federal and state securities laws; a pro forma capitalization table reflecting the foregoing on a fully diluted basis immediately after the Closing Date (assuming no additional issuances of securities between the date hereof and the Closing Date) is attached hereto as Exhibit K. Except as set forth in Section 3.4 of the Disclosure Schedule or as provided in the Amended Charter, the Notes or the Warrants, there are no options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire from the Company any shares of the capital stock or other securities of the Company. Except as set forth in Section 3.4 of the Disclosure Schedule, the Company has not entered into any agreements with any of its stockholders with respect to the voting of capital shares of the Company and to the Knowledge of the Company none of its stockholders are parties to such agreements. Any such voting agreements shall be terminated on or prior to the Closing Date. Except as aforesaid and as contemplated in the Transaction Documents, the Company is not a party to any agreement or understanding, and to its Knowledge, no stockholders are a party to such an agreement or understanding, that affects or relates to the voting or giving of written consents with respect to any security, or the voting by a director, of the Company. Except as aforesaid, to the Company’s Knowledge, no stockholder has granted options or other rights to any entity (other than the Company) to purchase any shares of Common Stock or other equity securities of the Company from such stockholder. Except as aforesaid or as set forth in Section 3.4 of the Disclosure Schedule or in the Amended Charter, the Notes or the Warrants, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any shares of its capital stock. Except as set forth in Section 3.4 of the Disclosure Schedule, the Company has not declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders. The Company has no subsidiaries (including the Subsidiaries) other than as set forth in Section 3.4 of the Disclosure Schedule.

3.5    Authorization.    The execution, delivery and performance by the Company and each Subsidiary of the Transaction Documents to which it is a party, the sale, issuance and delivery of the Securities and the performance of all of the obligations of the Company and the Subsidiaries under each of the Transaction Documents have been authorized or will be authorized prior to the Closing, and, other than stockholder approval and approvals required by the American Stock Exchange no other corporate action on the part of the Company or any Subsidiary and no other corporate or other approval or authorization is required on the part of the Company, any Subsidiary or any person by Law or otherwise in order to make the Transaction Documents the valid, binding and enforceable obligations (subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies) of the Company and each Subsidiary that is a party thereto. Each of the Transaction Documents, when executed and delivered by each of the Company and each Subsidiary that is a party thereto, will constitute a valid and legally binding obligation of the Company and each Subsidiary that is a party thereto, enforceable against the Company and such Subsidiaries that are parties thereto in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

3.6    Title to Properties and Assets; Leases; Insurance.

(a)    Neither the Company nor any Subsidiary currently owns any real property and has not owned any real property since March 31, 2000. Each of the Company and each Subsidiary has good and marketable title to or has, or will have, concurrently with the execution hereof, a valid leasehold interest in, or license to use, all of the property or assets used by it or located on its premises and necessary for the conduct of business as presently conducted, free and clear of all Liens, other than (x) as set forth on Section 3.6(a) of the Disclosure Schedule and (y) the permitted encumbrances set forth in Section 8.3 hereof (the “Permitted Liens”) which, together do not have a Material Adverse Effect.

(b)    With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and each Subsidiary, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds which would have a Material Adverse Effect. All premiums due and payable under all such policies and bonds have been paid and the Company and each Subsidiary is otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. The Company and each Subsidiary maintains insurance in such amounts, including (as applicable) self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business similarly situated. Section 3.6(b) of the Disclosure Schedule sets forth a list of all insurance coverage carried by the Company and each Subsidiary, identifying the carrier and the amount of coverage.

3.7    Related-Party Transactions.    Except as set forth in Section 3.7 of the Disclosure Schedule, no employee, officer, stockholder, director or consultant of the Company or any Subsidiary or member of the immediate family (defined as parents, spouse, siblings or lineal descendants) of any such officer or director is indebted to the Company or any Subsidiary for borrowed money, and neither the Company nor any Subsidiary is indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of them other than for reimbursement of expenses incurred in connection with their service to the Company, and amounts accrued but not yet due to employees and other service providers. To the Company’s Knowledge, except as provided for in the Transaction Documents and except as set forth in Section 3.7 of the Disclosure Schedule, (a) no employee, officer, stockholder, director or consultant of the Company or any Subsidiary or any member of the immediate family of any such officer or director is, directly or indirectly, interested in any Material Contract or has any other material business relationship with the Company or any Subsidiary, except stock ownership in and employment by the Company and (b) no officer, director of the Company or any Subsidiary or any member of the immediate family of such officer or director has any material business relationship with any competitor of the Company or any Subsidiary.

3.8    Permits; Compliance with Applicable Law.    Except as set forth on Section 3.8 of the Disclosure Schedule, the Company and each Subsidiary has all material franchises, permits, licenses, authorizations, approvals, registrations and any similar authority (“Permits”) necessary for the conduct of its business as now being conducted by it and believes it can obtain any similar authority for the conduct of its business as currently planned by the Company and the Subsidiaries to be conducted. The Permits shall include, without limitation, export control-related licenses and registrations and industrial security clearances (facility and personnel clearances) as appropriate for conduct of the Company’s and Subsidiaries’ businesses the absence of which would have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation in any material respect of, or default in any material respect under, any such Permits. All such Permits are in full force and effect, and to the Company’s Knowledge, no violations in any material respect have been recorded in respect of any such Permits; no proceeding is pending or, to the Company’s Knowledge, threatened to revoke or limit any such Permit; and no such Permit will be suspended, cancelled or adversely modified as a result of the execution and delivery of Transaction Documents. The Company and each Subsidiary is in compliance in all respects with all applicable laws, except where the failure to so comply would not have a Material Adverse Effect.

3.9    Proprietary Rights.

(a)    The Company and the Subsidiaries are the sole owners, free and clear of any Liens, other than (x) as set forth on Section 3.6(a) of the Disclosure Schedule and (y) Permitted Liens which shall not have a Material Adverse Effect, or have a valid license, without the payment of any royalty (except with respect to off-the-shelf software that is licensed by the Company or a Subsidiary) and otherwise on commercially reasonable terms, to, all material Proprietary Rights. As used herein, the term “Proprietary Rights” means the Company’s or the Subsidiaries’ patents, trademarks, trade names, service marks, logos, designs, formulations, copyrights, and other trade rights and all registrations and applications therefor, all know-how, trade secrets, technology or processes, research and development, all Internet domain addresses, Web sites and computer programs, data bases and software documentation and all other intellectual property owned, licensed or otherwise used by the Company and the Subsidiaries (other than off-the-shelf software that is licensed by the Company or a Subsidiary). Set forth in Section 3.9(a) of the Disclosure Schedule is a true and correct list of all patents, trademarks, trade names, service marks, logos, and registered copyrights, as well as a list of all material proprietary software owned or licensed by the Company and the Subsidiaries. Section 3.9(a) of the Disclosure Schedule also indicates which of such items have been patented or registered or are in the process of application for the same. The Company and each Subsidiary has taken all reasonable actions to protect its rights in material Proprietary Rights owned by it. The rights of the Company and each Subsidiary in the material Proprietary Rights are valid and enforceable. Except as disclosed in Schedule 3.9(a) of the Disclosure Schedule, neither the Company nor any Subsidiary has received any written demand, claim, notice or inquiry from any person or entity in respect of the material Proprietary Rights which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of the Company and the Subsidiaries in the material Proprietary Rights, and the Company has no Knowledge of any basis for any such challenge. To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation or infringement of, and has not violated or infringed, any intellectual property rights of any other person or entity. To the Company’s Knowledge, except as set forth in Section 3.9(a) of the Disclosure Schedule, no third party is infringing on the rights of the Company and the Subsidiaries in and to the material Proprietary Rights. Except on an arm’s-length basis for value and other commercially reasonable terms, neither the Company nor any Subsidiary has granted any license with respect to the material Proprietary Rights to any person or entity.

(b)    Also set forth in Section 3.9(b) of the Disclosure Schedule is a true and complete list of all material software currently licensed or used by the Company and the Subsidiaries in operating and maintaining its business, excluding all off-the-shelf or shrink-wrap licensed software (collectively the “Company Software”). All computer software developed by the Company was developed under Government Contracts. Current as of May 30, 2003, all computer software developed by the Company under Government Contracts is set forth in Section 3.9(b) of the Disclosure Schedule, identified by the particular Government Contract under which such computer software was developed. The Company and the Subsidiaries either own or have valid, royalty free and fully paid licenses for all of the Company Software; provided, that Government entities may have ownership rights in some of the Company Software because such Company Software was paid for in whole or in part by Government entities under Government Contracts.

(c)    Section 3.9(c) of the Disclosure Schedule contains a complete and accurate list of all license and other agreements relating to the material Proprietary Rights.

3.10    Material Contracts.    (a) Set forth in Section 3.10(a) of the Disclosure Schedule is a true and complete list of all material vendor and customer agreements, licenses, distribution agreements, confidentiality agreements, agreements prohibiting or limiting the ability of the Company and the Subsidiaries to freely complete purchase and sales orders, powers of attorney, undertakings, commitments, notes, indentures, Mortgages, guarantees, pledges, instruments, lease, decrees or obligations to which the Company and any of the Subsidiaries is a party and which relate to the business of the Company and the Subsidiaries or agreements by which the Company and the Subsidiaries are bound, including, without limitation, (i) any agreement which requires future expenditures by the Company or any Subsidiary in excess of $100,000 or which might result in payments to the Company or any Subsidiary in excess of $100,000, (ii) any purchase or task order which might result in payments to the Company or any Subsidiary in excess of $200,000, (iii) any employment and consulting agreements, (iv) any material agreement with any current or former stockholder (except for the Transaction Documents), officer or director of the Company or any Subsidiary, or any “affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), including, without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (v) any agreement relating to the development, manufacture, marketing or distribution of the products or services of the Company and the Subsidiaries and (vi) any other agreement material to the business of the Company or any Subsidiary, regardless of the dollar value of the amounts receivable by or payment obligations of the Company or any Subsidiary thereunder; provided, however, that the agreements and purchase or task orders that are less than the amounts referred to in clauses (i) and (ii) shall not, in the aggregate, require future expenditures by the Company and its Subsidiaries in excess of $400,000 or result, in the aggregate, in payments to the Company and its Subsidiaries in excess of $400,000 (collectively, the “Material Contracts”). Set forth on Section 3.10(a) of the Disclosure Schedule is a list, complete and accurate in all material respects of the current assets and current liabilities of the Company and all financing arrangements of the Company relating to current assets or current liabilities of the Company.

(b)    Assuming the due execution and delivery by the other parties thereto, each of such Material Contracts is as of the date hereof legal, valid and binding, and in full force and effect, and enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. There is no material breach, violation or default by the Company or any of the Subsidiaries (or, to the Company’s Knowledge, any other party) under any such Material Contract, and no event (including, without limitation, the transactions contemplated by this Agreement) has occurred which, with notice or lapse of time or both, would (A) constitute a material breach, violation or default by the Company or any Subsidiary (or, to the Company’s Knowledge, any other party) under any such Material Contract, or (B) give rise to any Lien (other than a Permitted Lien) or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company or any Subsidiary under any such Material Contract. Except as set forth in Section 3.10(b) of the Disclosure Schedule, neither the Company nor any Subsidiary is and, to the Company’s Knowledge, no other party to any of such Material Contract is in arrears in respect of the performance or satisfaction of any material terms or conditions on its part to be performed or satisfied under any of such Material Contract, and neither the Company nor any Subsidiary has and, to the Company’s Knowledge, no other party thereto has granted or been granted any material waiver or indulgence under any of such Material Contract or repudiated any provision thereof.

(c)    The Company has provided or made available (to the extent it may do so to Persons without applicable security clearances and in compliance with Law and its Material Contracts) to the Purchasers complete copies of each of the Material Contracts, including all schedules, exhibits and attachments thereto.

3.11    Absence of Conflicts.    The Company is not in violation of or default under any provision of its Amended Charter or Bylaws. No Subsidiary is in violation of or default under any provision of its articles or certificate of incorporation or by-laws or, if such Subsidiary is not a corporation, similar organizational and formation documents. The execution, delivery, and performance of, and compliance with the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, have not and will not:

(a)    violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (other than a Permitted Lien) upon any of the assets, properties or business of the Company and the Subsidiaries under, any of the terms, conditions or provisions of (i) the Amended Charter or the Bylaws, or (ii) any Material Contract; or

(b)    violate any judgment, ruling, order, writ, injunction, award, decree, or any Law or regulation of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the Company or any Subsidiary or any of their assets, properties or businesses, which violation would have a Material Adverse Effect.

3.12    Litigation.    Except as set forth in Section 3.12 of the Disclosure Schedule, there is no action, claim, litigation, tax or compliance audit, suit or proceeding, regulatory or administrative enforcement action or governmental inquiry or investigation (including, without limitation, a defective pricing investigation or claim or other proceeding in connection with the Company’s contracts), pending, or, to the Company’s Knowledge, any threat thereof, against the Company or any Subsidiary or any of their officers or directors or the assets of the Company or any Subsidiary. To the Company’s Knowledge, there is no reason to believe that any of the foregoing may occur which, in the aggregate, would have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any outstanding judgment, order or decree directed against the Company or any Subsidiary or any officer or director of any thereof. There is no action, suit, proceeding or investigation into the possibility thereof by the Company or any Subsidiary currently pending or that the Company or any Subsidiary presently intends to initiate against a third party.

3.13    Consents.    No consent, approval, waiver or authorization, or designation, declaration, notification, or filing with any person or entity (governmental or private), on the part of the Company or any Subsidiary is required in connection with the valid execution, delivery and performance of the Transaction Documents, the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated hereby or by the Shares, the Notes or the Warrants (other than such notifications or filings required under applicable federal or state securities laws, if any), except for such consents, approvals, waivers, authorizations, designations, declarations, notifications, or filings that will be received prior to or as of the Closing Date.

3.14    Labor Relations; Employees.    Sterling E. Phillips, Jr. is the Chief Executive Officer of the Company. Set forth in Section 3.14 of the Disclosure Schedule is a true and correct list of the employees of the Company and each Subsidiary, which list provides, among other things, the name, title, job description and salary information concerning each such employee, as well a true and correct list of each employee who holds an H-1B “Specialty Occupation” Visa, if any, all as of June 30, 2003. Except as set forth in Section 3.14 of the Disclosure Schedule, neither the Company nor any Subsidiary is delinquent in payments with respect to any such employee, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by the date hereof or amounts required to be reimbursed to any employee as of the date hereof. The Company and each Subsidiary is in compliance in all material respects with all laws and orders relating to the employment of labor and classification of persons as employees, including, without limitation, all such laws and orders relating to wages, hours, discrimination, civil rights, safety and the collection and payment of withholding and/or Social Security taxes and similar taxes and the provision of employee benefits. To the Company’s Knowledge, no officer, division leader or other significant employee of the Company or any Subsidiary has any current plans to terminate his employment with the Company or such Subsidiary. Except as set forth in Section 3.14 of the Disclosure Schedule, to the

Company’s Knowledge neither the Company nor any Subsidiary employs members of any labor union. Except as set forth in Section 3.14 of the Disclosure Schedule, to the Company’s Knowledge, each employee of the Company and each Subsidiary is party to a memorandum of agreement with the Company or such Subsidiary and is subject to the confidentiality provisions thereof. The Company routinely conducts background checks (consisting of a background check of credit records, driving records, criminal records, bankruptcy and drug testing) on each prospective employee of the Company and each Subsidiary prior to making an offer of employment to each such employee and expects to continue to follow either its current background check procedure or some other procedure to its reasonable satisfaction after the date hereof.

3.15    Employee Benefit Plans.    (a)    Except as set forth in Section 3.10 or Section 3.15(a) of the Disclosure Schedule, the Company and the Subsidiaries have no employment agreements, labor or collective bargaining agreements and there are no employee benefit or compensation plans, agreements, arrangements or commitments (including “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained by the Company or any Subsidiary for any employees of the Company or any Subsidiary or with respect to which the Company or any Subsidiary has liability, or makes or has an obligation to make contributions (each a “Company Employee Plan” and together the “Company Employee Plans”).

(b)    Except as set forth in Section 3.15(b) of the Disclosure Schedule, each Company Employee Plan that is an employee welfare benefit plan as defined under Section 3(l) of ERISA is funded through an insurance company contract. Except as set forth in Section 3.15(b) of the Disclosure Schedule, each Company Employee Plan by its terms and operation is in compliance in all material respects with all applicable laws and all required filings, if any, with respect to such Company Employee Plan has been made. Except as set forth in Section 3.15(b) of the Disclosure Schedule, neither the Company nor any entity that is or was at any time treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code has at any time maintained, contributed to or been required to contribute to or has any liability with respect to, any plan subject to Title IV of ERISA (including, without limitation, any Multiemployer Plan). The Company’s Deferred Compensation Plan satisfies the requirements of Section 201(2) of ERISA. Except as set forth in Section 3.15(b) of the Disclosure Schedule, the events contemplated by this Agreement (either alone or together with any other event) will not (i) entitle any employees to severance pay, unemployment compensation, or other similar payments under any Company Employee Plan or law, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Company Employee Plan or compensation to any employees of the Company or any Subsidiary or (iii) result in any payments (including parachute payments) under any Company Employee Plan or Law becoming due to any employee.

There are no pending or, to the Company’s Knowledge, threatened strikes, job actions or other labor disputes affecting the Company or any Subsidiary or their employees and there have been no such disputes for the past three years.

3.16    Tax Returns, Payments and Elections.    Since December 31, 1998, the Company and each Subsidiary has filed all tax returns and reports (including information returns and reports) as required by law except to the extent that the failure to so file did not and does not have a Material Adverse Effect. These returns and reports are true and correct in all material respects. The Company and each Subsidiary has paid or made provision for payment of all taxes and other assessments shown as due on such returns. The provision for taxes of the Company and the Subsidiaries as shown in the Financial Statements (as hereinafter defined) is adequate in all material respects for all taxes, assessments and governmental charges due or accrued as of the date thereof with respect to its business, properties and operations. Neither the Company nor any Subsidiary has elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation pursuant to Section 1362(a) or a collapsible corporation pursuant to Section 341(f) of the Code, nor has the Company or any Subsidiary made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect. Since December 31, 1998, neither the Company nor any Subsidiary has had any tax deficiency proposed or assessed against it by the Internal Revenue

Service or any other foreign, federal, state or local taxing authority and none have been asserted in writing or, to the Company’s Knowledge, threatened at any time for additional taxes. Since March 31, 2000, neither the Company nor any Subsidiary has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Since December 31, 1998, none of the foreign, federal, state or local income or franchise tax or sales or use tax returns have ever been audited by governmental authorities. Since the date of the Financial Statements, neither the Company nor any Subsidiary has incurred any taxes, assessments or governmental charges other than in the ordinary course of business. Since March 31, 2000, the Company and each Subsidiary has withheld or collected from each payment made to each of its respective employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) and foreign taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

3.17    Brokers or Finders.    Except as set forth in Section 3.17 of the Disclosure Schedule, neither the Company or any Subsidiary has incurred, or will incur, directly or indirectly, as a result of any action taken by the Company or any Subsidiary, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the issuance of the Securities or any transaction contemplated hereby or thereby. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company, any Subsidiary or any of their respective officers, employees or representatives is responsible.

3.18    Offering Exemption.    Assuming the truth and accuracy of the representations and warranties contained in Section 4, the offer and sale of the Securities as contemplated hereby and the issuance and delivery to the Purchasers of the Securities and, if applicable, the Conversion Shares, are exempt from registration under the Securities Act, and will be registered or qualified (or exempt from registration or qualification) under applicable state securities and “blue sky” laws, as currently in effect.

3.19    Environmental Matters.    (a) The Company complies and has at all times since March 31, 2000 complied with all federal, state and local laws, judgments, decrees, orders, consent agreements, authorizations, permits, licenses, rules, regulations, common or decision law (including, without limitation, principles of negligence and strict liability) relating to the protection, investigation or restoration of the environment (including, without limitation, natural resources) or the health or safety matters of humans and other living organisms, including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, or any state and local analogue (hereinafter “Environmental Laws”), except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

(b)    Except as set forth in Section 3.19(b) of the Disclosure Schedule, (i) the Company has no Knowledge of any claim, and has not received notice of a written complaint, order, directive, claim, request for information or citation, and to the Company’s Knowledge no proceeding has been instituted raising a claim against the Company or any predecessor or any of their respective real properties now or since March 31, 2000 formerly owned, leased or operated or other assets indicating or alleging any damage to the environment or any liability or obligation under or violation of any Environmental Law and (ii) the Company is not subject to any order, decree, injunction or other directive of any Governmental Authority.

(c)    Except as set forth in Section 3.19(c) of the Disclosure Schedule, (i) the Company has not used and, to the Company’s Knowledge, no other person has used any portion of any property currently or since March 31, 2000 owned, operated or leased by the Company for the generation, handling, processing, treatment, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; (ii) the Company does not own or operate any underground tank or other underground storage receptacle for Hazardous Materials, any asbestos-containing materials or polychlorinated biphenyls, and, to the Company’s Knowledge, no underground tank or other underground storage receptacle for Hazardous Materials, asbestos-containing materials or polychlorinated biphenyls are located on any portion of any property currently owned, operated or leased by the Company and (iii) to the Company’s Knowledge, the Company has not caused or suffered to occur any Releases or threatened Releases of Hazardous Materials on, at, in, under, above, to, from or about any property currently or since March 31, 2000 owned, operated or leased by the Company.

(d)    The execution, delivery and performance of this Agreement is not subject to any Environmental Laws which condition, restrict or prohibit the sale, lease or other transfer of property or operations, including any so-called “environmental cleanup responsibility acts” or requirements for the transfer of permits, approvals, or licenses. To the Company’s Knowledge, there have been no environmentally related audits, studies, reports, analyses (including soil and groundwater analyses), or investigations of any kind performed with respect to the currently or since March 31, 2000 owned, leased, or operated properties of the Company.

3.20    Offering of Notes, Warrants and Shares.    No form of general solicitation or general advertising was used by the Company or any of its agents or representatives in connection with the offer and sale of the Securities. Neither the Company nor any agent acting on the Company’s behalf has, directly or indirectly, offered the Securities of the Company for sale to or solicited any offers to buy the Securities of the Company from, or otherwise approached or negotiated with respect thereto with any other potential purchaser.

3.21    Disclosure.    Except as set forth in Section 3.21 of the Disclosure Schedule, none of (a) this Agreement (including, without limitation, the Disclosure Schedule and the Schedules and Exhibits attached hereto), (b) any other Transaction Documents, or (c) any statements, documents or agreements filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the “ ‘34 Act”) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein in light of the circumstances under which they were made not misleading. There is no fact which, to the Knowledge of the Company, has not been disclosed to the Purchasers, which could be expected to have a Material Adverse Effect on the ability of the Company and each Subsidiary to perform its obligations under the Transaction Documents. The Company’s “Board Case Financial Projections dated January 29, 2003” contain certain projections and forward looking statements which are based on the assumptions set forth in the Company Business Plan and which have been prepared by Company management in good faith and upon the belief that there is a reasonable basis for them.

3.22    Financial Statements.    The Company has delivered to each Purchaser the audited financial statements of the Company and its Subsidiaries as at and for the years ended December 31, 2000, 2001 and 2002 and unaudited financial statements as at and for the fiscal quarter ended March 31, 2003 and the months ended April 30, 2003 and May 31, 2003 (the “Financial Statements”). Except as set forth on Schedule 3.22 of the Disclosure Schedule, the Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and fairly present the financial condition and operating results of the Company and its Subsidiaries as of the date, and for the period, indicated therein, except that the unaudited financial statements as at and for the fiscal quarter ended March 31, 2003 and the months ended April 30, 2003 and May 31, 2003 are subject to normal year-end adjustments and do not contain all notes required under GAAP. Except as set forth in the Financial Statements, the Company and its Subsidiaries have no liabilities, obligations or commitments of any nature (whether accrued, absolute, contingent, unliquidated or otherwise, due or to become due and regardless of when addressed), which are required to be included in the Financial Statements in accordance with GAAP other than (a) liabilities that are listed on Section 3.22 of the Disclosure Schedule, (b) liabilities that have arisen in the ordinary course of business since May 31, 2003 and have not had and could not reasonably be expected to have a Material Adverse Effect and (c) obligations to perform after the date hereof any contracts or agreement which have been disclosed on Section 3.10 of the Disclosure Schedule or which are not required to be disclosed Section 3.10 of the Disclosure Schedule because such contracts and agreements do not meet the disclosure thresholds under Section 3.10 of the Disclosure Schedule. Except as disclosed in the Financial Statements, neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person or entity.

3.23    No Suspension or Debarment.    Neither the Company nor any Subsidiary during the last five (5) years has been and, to the Company’s Knowledge, none of their respective employees, consultants or agents during the last five years has been suspended or debarred from eligibility for award of contracts with the Government or any other Governmental Authority or is or was the subject of a finding of non-responsibility or ineligibility for Government contracting. During the past five (5) years, no government contracting suspension or debarment action has been threatened or commenced against the Company or a Subsidiary, or, to the Company’s Knowledge, any of its officers or employees. The Company does not have Knowledge of a valid basis, nor specific circumstances that are or, with the passage of time, would likely become a basis for the Company’s or a Subsidiary’s suspension or debarment from award of contracts with the Government.

3.24    Liability for Cost and Pricing Data.    There exists no basis for a claim of any material liability of the Company or a Subsidiary by any Government entity as a result of defective, inaccurate, incomplete or out-of-date cost or pricing data submitted to the Government or a Government contractor or subcontractor including, without limitation, any such data relating to liabilities accrued on the Company’s books or in its financial accounts for deferred compensation to any Company employees. To its Knowledge, neither the Company nor any Subsidiary is in violation, or currently alleged to be in violation, of the Truth in Negotiations Act, as amended. Neither the Company nor any Subsidiary has submitted to the Government or a Government contractor or subcontractor a materially inaccurate certification regarding cost or pricing data.

3.25    Government Contracts.

(a)    A true and correct list of each Government Contract which is in effect as of the date of this Agreement and Government Bid to which the Company or a Subsidiary is a party, is set forth in Section 3.25 of the Disclosure Schedule. Prior to the Closing Date, the Company shall amend Section 3.25 of the Disclosure Schedule to include a true and correct list of each Government Contract and Government Bid which is entered into by the Company or a Subsidiary between the date of this Agreement and the Closing Date.

(b)    Except as set forth in Section 3.25 of the Disclosure Schedule, (A) the Company and each Subsidiary has fully complied with all material terms and conditions of each Government Contract and Government Bid to which it is a party as required; (B) the Company and each Subsidiary has complied with all material requirements of any Law pertaining to such Government Contract or Government Bid; (C) all representations and certifications made by the Company and each Subsidiary with respect to such Government Contract or Government Bid were accurate, current and complete in every material respect as of their effective date and, the Company and each Subsidiary has fully complied with all such representations and certifications in all material respects; (D) neither the Company nor any Subsidiary is in violation, or currently alleged to be in violation, in any material respect, of the False Statements Act, as amended, the False Claims Act, as amended, or any other federal requirement relating to the communication of false statements or submission of false claims to the Government; and (E) no termination or default notice, cure notice or show cause notice has been issued to the Company or any Subsidiary and remains unresolved, and the Company has no Knowledge of any plan or proposal of any entity to issue any such notice.

(c)    Except as set forth in Section 3.25 of the Disclosure Schedule, (A) to the Company’s Knowledge, none of the Company’s or a Subsidiary’s employees, consultants or agents is (or during the last five years has been) under administrative, civil or criminal investigation or indictment by any Governmental Authority with respect to the conduct of the business of the Company or a Subsidiary; (B) to the Company’s Knowledge, there is no pending audit or investigation of the Company or any of its officers, employees or representatives or a Subsidiary or any of its officers, employees or representatives nor within the last five years has there been any audit or investigation of the Company or any of its officers, employees or representatives or a Subsidiary or any of its officers, employees or representatives resulting in a material adverse finding with respect to any material alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (C) during the last five years, neither the Company nor any Subsidiary has made any voluntary disclosure in writing to the Government or any other Governmental Authority with respect to any material alleged irregularity, misstatement or omission arising under or relating to a Governmental Contract or Government Bid that has led to any of the consequences set forth in clause (A) or (B) of the immediately preceding sentence or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.

(d)    Except as set forth in Section 3.25 of the Disclosure Schedule, there are (A) no outstanding written claims against the Company, either by the Governmental Authority or any other Government or by any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract or Government Bid, and (B) to the Company’s Knowledge, no outstanding disputes (y) between the Company or a Subsidiary, on the one hand, and the Government or any Governmental Authority, on the other hand, under the Contract Disputes Act or any other Federal statute or (z) between the Company or a Subsidiary, on the one hand, and any prime contractor, subcontractor or vendor, on the other hand, arising under or relating to any Government Contract or Government Bid.

(e)    Except as set forth in Section 3.25 of the Disclosure Schedule, the rates and rate schedules submitted to the Government with respect to the Government Contracts have been audited and closed out for all years prior to 1997.

(f)    Except as set forth in Section 3.25 of the Disclosure Schedule, all Government Contracts have been awarded, and all Government Bids have been submitted, under a full and open competitive procurement process without preferential treatment of any kind. None of the Government Contracts listed on Schedule 3.25 of the Disclosure Schedule are subject to termination by a Governmental Authority as a result of the consummation of the transactions contemplated by this Agreement.

3.26    Changes.    Except as expressly contemplated by the Transaction Documents or as set forth in Section 3.26 of the Disclosure Schedule, since December 31, 2002, there has not been:

(a)    any change in the assets, liabilities, financial condition or operating results of the Company and the Subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not created, in the aggregate, a Material Adverse Effect,

(b)    any intentional waiver or cancellation of any material right of the Company or any Subsidiary, or the cancellation of any material debt or claim held by the Company or any Subsidiary,

(c)    any payment, discharge or satisfaction of any material claim, liability or obligation of the Company or any Subsidiary other than in the ordinary course of business,

(d)    any Lien (other than Permitted Liens) upon the assets of the Company or any Subsidiary that would be prohibited by the terms of the Amended Charter if it were to arise after the Closing Date,

(e)    any declaration or payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any securities of the Company or any Subsidiary,

(f)    any sale, assignment or transfer of any material, tangible or intangible assets of the Company or any Subsidiary except in the ordinary course of business,

(g)    any loan by the Company or any Subsidiary to any officer, director, employee, consultant or stockholder of the Company or any Subsidiary (other than advances to such persons in the case of travel, entertainment or other similar advances in the ordinary course of business),

(h)    any material increase, direct or indirect, in the compensation paid or payable to any officer or director of the Company or any Subsidiary or, other than in the ordinary course of business, to any other employee, consultant or agent of the Company or any Subsidiary,

(i)    any material change in the accounting methods, practices or policies of the Company or any Subsidiary,

(j)    any indebtedness incurred for borrowed money by the Company or any Subsidiary other than in the ordinary course of business,

(k)    any material adverse change in the manner of business or operations of the Company or any Subsidiary (including, without limitation, any accelerations or deferral of the payment of any material accounts payable or other current, material liabilities or deferral of the collection of any material accounts or notes receivable),

(l)    any capital expenditures or commitments therefor by the Company or any Subsidiary that aggregate in excess of $100,000 for any twelve-month period,

(m)    other than as disclosed in the capitalization table attached to this Agreement, any issuance of any stock, bonds or other securities of the Company or any Subsidiary,

(n)    any amendment to the Amended Charter, Bylaws or other organizational documents of the Company or any amendment of the organizational or formation documents of any Subsidiary, or

(o)    any agreement or commitment (contingent or otherwise) by the Company or any Subsidiary to do any of the foregoing.

3.27    Existing Registration Rights.    Except as set forth in Section 3.27 of the Disclosure Schedule the Company has not granted or agreed to grant rights to require the registration of the Company’s equity securities under the Securities Act, including piggyback rights, to any person or entity.

3.28    Suppliers and Customers.    Except as set forth in Section 3.28 of the Disclosure Schedule, since December 31, 2002, none of the Company’s or any Subsidiaries’ suppliers, vendors, or customers has: (i) terminated or cancelled a Material Contract or material business relationship; (ii) threatened in writing to terminate or cancel a Material Contract or material business relationship; (iii) expressed dissatisfaction in writing with the performance of the Company or any Subsidiary with respect to a Material Contract or material business relationship; or (iv) demanded in writing any material modification, termination or limitation of a Material Contract or material business relationship with the Company or any Subsidiary (excluding any contracts or business relationship which, if so terminated, cancelled, modified or limited, would not result in a Material Adverse Effect), nor does the Company have Knowledge that any of the events described in clauses (i) – (iv), whether in writing or otherwise, will occur after the Closing Date. Set forth in Section 3.28 of the Disclosure Schedule is a list describing the revenue derived from each of the Company’s largest customers for the period of March 31, 2002 through March 31, 2003 (determined by amount of revenue) and such list is true and correct in all material respects.

3.29    Foreign Corrupt Practices Act.    Neither the Company, any Subsidiary nor, to the Company’s Knowledge after reasonable inquiry by each of the individuals named in the definition of the term “Knowledge” in Section 10, any employee of the Company or any Subsidiary has violated the United States Foreign Corrupt Practices Act, as amended, in any material respect. To the Company’s Knowledge, no stockholder, director, officer, employee or agent of the Company or of a Subsidiary has, directly or indirectly, made or agreed to make, any unlawful or illegal payment, gift or political contribution to, or taken any other unlawful or illegal action, for the benefit of any customer, supplier, governmental employee or other Person who is or may be in a position to assist or hinder the business of the Company or a Subsidiary.

3.30    Work in Progress.    Section 3.30 of the Disclosure Schedule contains a complete list of all contracts on which the Company and its Subsidiaries are currently working or which have not been completed, the customer for whom the work is being performed, and the amount and basis for payment and the status of the contract and the work being performed thereunder. There is currently no work being performed for which there is either (i) no written agreement signed by the customer, or (ii) no funding available and committed by the customer, in the case of contracts with a Governmental Authority.

3.31    Warranty and Related Matters.    Section 3.31 of the Disclosure Schedule sets forth a complete list of all outstanding product and service warranties and guarantees on any of the products or services that the Company or its Subsidiaries distributes, services, markets or sells for itself, a customer or a third party (each such product or service shall be referred to herein as a “Company Product”). There are no existing or, to the Company’s Knowledge, threatened in writing, product liability, warranty or other similar claims against the Company or any of its Subsidiaries alleging that any Company Product is defective or fails to meet any product or services warranties except as set forth in Section 3.31 of the Disclosure Schedule.

3.32    Export Controls.    None of the Company, a Subsidiary or, to the Company’s Knowledge, the Company’s or a Subsidiary’s employees have violated, in any material respect, any Law pertaining to export controls, technology transfer or industrial security including, without limitation, the Export Administration Act, as amended, the International Emergency Economic Powers Act, as amended, the Arms Export Control Act, as amended, the National Industrial Security Program Operating Manual, as amended, or any regulation, order, license or other legal requirement issued pursuant to the foregoing (including, without limitation, the Export Administration Regulations and the International Traffic in Arms Regulations). Neither the Company, any Subsidiary nor, to the Company’s Knowledge, any employee of the Company or any Subsidiary is the subject of an action by a Governmental Authority that restricts such person’s ability to engage in export transactions.

3.33    Termination of ESOP.    The Analex Corporation Employee Stock Ownership Plan and Trust (“ESOP”) was terminated effective as of November 5, 2001 and the Company has received a favorable determination letter from the Internal Revenue Service with respect to such termination. Section 3.33 of the Disclosure Schedule sets forth the number of shares of the Company’s capital stock held by the ESOP pending distribution to the participants thereof as of the date hereof.

4.    Representations and Warranties of the Purchasers.    Each Purchaser hereby represents and warrants that:

4.1    Authorization.    The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party, and the performance of all of the obligations of such Purchaser under each of such Transaction Documents have been duly and validly authorized, and no other action, approval or authorization is required on the part of such Purchaser or any Person by Law or otherwise in order to make the Transaction Documents the valid, binding and enforceable obligations (subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies) of such Purchaser that is a party thereto. Each of the Transaction Documents, when executed and delivered by such Purchaser that is a party thereto, will constitute a valid and legally binding obligation of such Purchaser that is a party thereto, enforceable against such Purchaser that is a party thereto in accordance with its terms subject to: (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

4.2    Purchase Entirely for Own Account.    The Securities and the Conversion Shares (collectively, the “New Securities”) will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Such Purchaser’s principal office is located in the State of Connecticut for purposes of state securities laws. Such Purchaser is aware that the Company is issuing the New Securities pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder without complying with the registration provisions of the Securities Act or other applicable federal or state securities laws. Such Purchaser is also aware that the Company is relying upon, among other things, the representation and warranties of the Purchasers contained in this Agreement for purposes of complying with Regulation D.

4.3    Disclosure of Information.    Such Purchaser has received and carefully reviewed all the information it considers necessary or appropriate for deciding whether to purchase the New Securities. Such Purchaser further represents that the Company has made available to such Purchaser, at a reasonable time prior to the date of this Agreement, an opportunity to (a) ask questions and receive answers from the Company regarding the terms and conditions of the offering of the New Securities and the business, properties and financial condition of the Company, all of which questions (if any) have been answered to the reasonable satisfaction of such Purchaser, and (b) obtain additional information, all of which was furnished by the Company to the reasonable satisfaction of such Purchaser. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchasers to rely thereon.

4.4    Investment Experience.    Such Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in investing in companies similar to the Company and in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the New Securities. Such Purchaser has made the determination to enter into this Agreement and the other agreements contemplated hereby and to acquire the New Securities based upon its own independent evaluation and assessment of the value of the Company and its present and prospective business prospects.

4.5    Accredited Investor.    Such Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

4.6    Restricted Securities; Legends.    Such Purchaser recognizes that the New Securities will not be registered under the Securities Act or other applicable federal or state securities laws. Such Purchaser understands that the New Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering. Such Purchaser agrees not to sell or transfer the New Securities unless such New Securities are registered under the Securities Act and under any other applicable securities laws. The certificates evidencing the Securities may bear the following legend:

THIS SECURITY HAS AND THE SHARES OF STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

4.7    No General Solicitation.    Such Purchaser acknowledges that the New Securities were not offered to such Purchaser means of: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, or (b) any other form of general solicitation or advertising.

4.8    Absence of Conflicts.    Such Purchaser’s execution, delivery, and performance of, and compliance with the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, have not and will not:

(a)    violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets, properties or business of such Purchaser under, any of the terms, conditions or provisions of (i) its certificate/articles of formation or organization or any of its other formation or organizational documents, or (ii) any material contract to which it is a party; or

(b)    violate any judgment, ruling, order, writ, injunction, award, decree, or any Law or regulation of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to such Purchaser or any of its assets, properties or businesses, which violation would have a Material Adverse Effect.

4.9    Brokers or Finders.    Such Purchaser has not incurred, nor will it incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the issuance of the Securities or any transaction contemplated hereby or thereby. Such Purchaser agrees to indemnify and hold harmless the Company and each Subsidiary from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its respective officers, employees or representatives is responsible.

4.10    Investigation by Purchaser.    Such Purchaser acknowledges that, except for the representations and warranties of Company contained in Section 3 of this Agreement, the Disclosure Schedules hereto or in any other Transaction Document or schedules thereto, (i) none of the Company, its Subsidiaries or any of their directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives, makes or shall be deemed to have made any representation or warranty, either express or implied, and (ii) none of the Company, its Subsidiaries or any of their directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives, makes, or shall be deemed to have made, any representation or warranty, express or implied, as to the accuracy or completeness of any of the information or documents, financial or otherwise (including, without limitation, any estimates, projections, forecasts, budgets or other forward-looking information) provided or otherwise made available to such Purchaser or any of its directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives (including, without limitation, in any management presentations, information or offering memorandum, supplemental information or other materials or information with respect to any of the above). With respect to any such estimate, projection, budget or forecast delivered by or on behalf of the Company, such Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such estimates, projections, budgets and forecasts, and (ii) such Purchaser is aware that actual results may differ materially.

5.    Conditions of the Parties at Closing.

5.1    Conditions of Purchasers’ Obligations at Closing.    The obligations of each Purchaser under Section 1.1 of this Agreement are subject to the satisfaction by the Company on or before the Closing of each of the following conditions:

(a)    Representations and Warranties.    The representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the date of such Closing except as a result of events and changes thereto that do not result in a Material Adverse Effect (except where such representation is made as of a specific date, it shall be true and correct as of such date except as a result of events and changes thereto that do not result in a Material Adverse Effect).

(b)    Performance.    The Company shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c)    No Default.    Immediately prior to the issuance of the Securities and after giving effect thereto, no Event of Default, or event which, with the passage time or the giving of notice would constitute an Event of Default, shall have occurred and be continuing.

(d)    No Material Adverse Effect; Compliance Certificate.    No Material Adverse Effect shall have occurred between the date hereof and the Closing Date and the President and/or Chief Executive Officer of the Company shall deliver to each Purchaser at the Closing a certificate stating that the conditions specified in Sections 5.1(a), (b) and (c) have been fulfilled and stating that no Material Adverse Effect has occurred between the date hereof and the Closing Date.

(e)    Consents and Approvals.    All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or any other Person (including the consent of the Company’s stockholders and any authorizations, consents, approvals or permits of the American Stock Exchange) that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing and the purchase and payment of the Securities to be purchased by the Purchasers at the Closing on the terms and conditions as provided herein shall not violate any applicable Law.

(f)    Notes.    The Company shall deliver to each Purchaser its respective Note.

(g)    Warrants.    The Company shall deliver to each Purchaser its respective DCS Warrant and PCS Warrant.

(h)    Shares.    The Company shall deliver to each Purchaser a certificate representing that number of Shares as set forth opposite such Purchaser’s name under the heading “Shares” on Schedule I hereto.

(i)    Stockholders’ Agreement; Registration Rights Agreement; etc.    The Company shall have executed (i) a Stockholders’ Agreement, substantially in the form attached hereto as Exhibit L (the “Stockholders’ Agreement”), (ii) a Registration Rights Agreement, substantially in the form attached hereto as Exhibit M (the “Registration Rights Agreement”) and (iii) a management rights agreement between the Company and Pequot Private Equity Fund III, L.P. reasonably satisfactory to the parties thereto.

(j)    Security Agreement; Subsidiary Security Agreements; Pledge Agreement; Intercreditor Agreement and Subsidiary Guarantees.    The Company shall execute and deliver to the Purchasers the Security Agreement, the Pledge Agreement, and the Intercreditor Agreement. Each Subsidiary Guarantor shall execute and deliver to the Purchasers the Subsidiary Security Agreement and a Subsidiary Guarantee.

(k)    Amended Charter.    On or prior to the Closing, there shall have been filed with the Secretary of State of the State of Delaware, the Amended Charter and the Amended Charter shall be in full force and effect.

(l)    Good Standing; Qualification to do Business.    The Company shall have delivered to the Purchasers certificates of good standing from the following jurisdictions with respect to the Company and each Subsidiary Guarantor dated as of a date no earlier than 15 days prior to the Closing:

(i)    With respect to the Company, from the State of Delaware and each jurisdiction in which it has qualified to do business.

(ii)    With respect to SyCom Services Inc., from the State of Delaware each jurisdiction in which it has qualified to do business.

(iii)    With respect to Advanced Biosystems, Inc., from the State of Delaware and each jurisdiction in which it has qualified to do business.

(m)    Secretary’s Certificate.    The Company shall have delivered to the Purchasers:

(i)    a certificate executed by its Secretary certifying with respect to a copy of its Amended Charter (as amended through the date hereof) and the Bylaws, (ii) board resolutions authorizing the transactions contemplated by this Agreement and the Transaction Documents, (iii) copies of all minutes of all meetings (or excerpts thereof) and all actions by written consent of the stockholders of the Company authorizing the transactions contemplated in this Agreement and the Transaction Documents and (iv) incumbency matters.

(ii)    A certificate executed by the Secretary of each Subsidiary Guarantor certifying with respect to (i) a copy of such Subsidiary’s articles or certificate of incorporation and bylaws, (ii) board resolutions authorizing the transactions contemplated by the Transaction Documents to which such Subsidiary is a party, (iii) copies of all minutes of all meetings (or excerpts thereof) and all actions by written consent of the stockholders of the Company authorizing the transactions contemplated by the Transaction Documents to which such Subsidiary is a party and (iv) incumbency matters.

(n)    Opinion of Company Counsel.    Each Purchaser shall have received from Holland and Knight LLP, counsel to the Company, an opinion, dated the Closing Date, in the form attached hereto as Exhibit N.

(o)    Cross-Receipts of the Purchasers.    The Company and the Purchasers shall have executed and delivered a cross-receipt acknowledging the Company’s delivery to the Purchasers of the Notes, Warrants and certificates representing the Shares to the Purchasers and the Purchasers’ payment therefor.

(p)    No Acceleration of Vesting, etc.    The board of directors of the Company shall not have made any determination that could result in the acceleration of the vesting or rights to exercise Options or warrants or cause an accelerated pay-out of any such Options.

(q)    Election of Directors.    The Company shall have taken all necessary corporate action to effect the appointment of the Purchasers’ designees (as identified in the Stockholders’ Agreement) as directors of the Company to take office at the Closing.

(r)    Governmental Approvals for Collateral Assignment of Government Contracts.    The Company and each Subsidiary shall have obtained all consents, waivers and approvals from any Governmental Authority and any other Person necessary in connection with the assignments contemplated by the Security Agreements and shall have provided copies thereof to the Purchasers; provided, that the Company and the Subsidiaries shall not be required to obtain approvals in connection with the Assignment of Claims Act to the extent obtaining such approvals would constitute a Default (as defined in the Senior Credit Agreement) under the Senior Credit Agreement or a default under the Senior Credit Facility.

(s)    Amendment of By-Laws.    On or prior to the Closing, the Company shall have taken all necessary corporate action to amend its Bylaws to ensure that the Bylaws do not conflict with and are not inconsistent with any Transaction Document.

(t)    Closing Capitalization Table.    The Company shall have delivered to the Purchasers revised Exhibit K accurately reflecting any additional issuances of securities between the date hereof and the Closing Date.

(u)    Stout Stock Repurchase Agreement.    The Company shall have delivered to the Purchasers evidence of (i) the execution, delivery and performance of the Stout Stock Repurchase Agreement, dated as of the date hereof, by and among the Company, Jon M. Stout and those other Persons listed on Exhibit C hereto, in substantially the form attached hereto as Exhibit O (the “Stout Stock Repurchase Agreement”) and (ii) payment by the Company to Mr. Stout and such other Persons in connection therewith, which payment may be made with the proceeds received by the Company from the sale of the Securities.

(v)    Termination of Stout Employment.    The Company shall have delivered to the Purchasers evidence of the termination of the employment of Jon M. Stout with the Company in accordance with the Employment Termination Agreement, dated as of the Closing Date, by and between the Company and Mr. Stout, in substantially the form attached hereto as Exhibit P.

(w)    Termination of Voting Agreement; Registration Rights Agreement.    The Company shall have delivered to the Purchasers evidence of the execution, delivery and performance the Voting Termination Agreement providing for the termination of the Hadron, Inc. Voting Agreement, dated March 30, 2000 by and among the Company and certain of its stockholders listed on the signature pages thereto in substantially the form attached hereto as Exhibit Q and evidence of the execution, delivery and performance of the Registration Rights Termination Agreement providing for the termination of the Registration Rights Agreement, dated as of March 30, 2000 by and among the Company and certain of its investors in substantially the form attached hereto as Exhibit R.

(x)    Fairness Opinion.    The Company shall have delivered to the Purchasers a copy of the fairness opinion rendered by Houlihan, Lokey, Howard & Zukin to the Company with respect to the transactions contemplated by this Agreement and any bringdowns and supplements to such opinion; provided, that the Company shall not be required to obtain any such bringdowns or supplements.

(y)    UCC-1 Financing Statements.    The Company shall have prepared in form and substance reasonably satisfactory to the Purchasers copies of the financing statements on Form UCC-1 to be filed in accordance with Section 11.2 and delivered copies of the same to the Purchasers.

(z)    Termination of Liens.    Each Lien with an asterisk set forth opposite its description in Section 3.6(a) of the Disclosure Schedule shall have been validly terminated in accordance with applicable law and the Company shall have furnished to the Purchasers a copy of the filed termination statement with respect thereto.

5.2    Conditions of Company’s Obligations at Closing.    The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction by the Purchasers on or before the Closing of each of the following conditions:

(a)    Representations and Warranties.    The representations and warranties of the Purchasers contained in Section 4 shall be true and correct in all material respects on and as of the Closing (except where another date or period of time is specifically stated herein for a representation or warranty and in such case such representation or warranty shall be true and correct in all material respects on and as of such date) with the same force and effect as though such representations and warranties had been made on and as of the date of such Closing; provided, however, that representations and warranties that contain a materiality qualification shall be true and correct in all respects.

(b)    Performance.    The Purchasers shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c)    Consents and Approvals.    All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or any other Person (including the consent of the Company’s stockholders and any authorizations, consents, approvals or permits of the American Stock Exchange) that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing and the purchase and payment of the Securities to be purchased by the Purchasers at the Closing on the terms and conditions as provided herein shall not violate any applicable Law.

(d)    Stockholders’ Agreement and Registration Rights Agreement.    The Purchasers shall have executed (i) the Stockholders’ Agreement, and (ii) the Registration Rights Agreement.

(e)    Cross-Receipts of the Purchasers.    The Company and the Purchasers shall have executed and delivered a cross-receipt acknowledging the Company’s delivery to the Purchasers of the Notes, Warrants and certificates representing the Shares to the Purchasers and the Purchasers’ payment therefor.

(f)    Purchase Price.    The Purchasers shall have delivered to the Company the Note Purchase Price and the Stock Purchase Price.

6.    Events of Default and Remedies.

6.1    Events of Default.    An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

(a)    The Company shall fail to pay when due the principal of any Note.

(b)    The Company shall fail to pay when due the interest on any Note, or any Credit Party shall fail to pay any other amount payable by such Credit Party in respect of the Note Indebtedness and such failure shall have continued for a period of three Business Days; provided, however, that for the avoidance of doubt, any accrual of interest permitted under the Notes or other Transaction Documents (in lieu of payment thereof) shall not constitute an Event of Default.

(c)    Any representation or warranty made by any Credit Party in or pursuant to or in connection with this Agreement or any other Transaction Document, shall prove to have been inaccurate in any material respect as of the time when made; provided, that neither the Security Agreement nor the Subsidiary Security Agreement shall be deemed to be inaccurate prior to the Closing Date solely by reason of the failure to attach completed schedules prior to the Closing Date.

(d)    Any Credit Party shall default in the performance or observance in any material respect of any covenant or agreement contained in Sections 7.1 through 7.6 and Section 8 of this Agreement and such default shall have continued for a period of 10 days following notice from the Purchasers.

(e)    Any Lien created or purported to be created in any Collateral pursuant to any of the Security Agreements shall fail to be a valid, enforceable and perfected (subject to the Intercreditor Agreement) Lien in favor of the Purchasers securing the Note Indebtedness, any Transaction Document or material term or provision thereof shall cease to be in full force and effect or any Credit Party shall default in the performance or observance in any material respect of any covenant or agreement contained in this Agreement or any other Transaction Document (except as provided in Section 6.1(a),(b) or (d)), and such failure, cessation or default shall have continued for a period of 30 days following notice from the Purchasers.

(f)    The occurrence of any default, event or condition which (i) causes or which would with the giving of notice or the passage of time or both, permit the Senior Lender to cause all or any part of the Senior Credit Facility to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or a failure to pay all or any part of the Senior Credit Facility at its stated maturity and (ii) has not been waived by the Senior Lender within 180 days of the occurrence thereof.

(g)    Any Credit Party is in default and no valid defense exists under any contract or agreement, financial or otherwise, between such Credit Party and any other Person, such default involves claimed actual damages in excess of Two Million and 00/100 Dollars ($2,000,000.00), the other party thereto commences litigation or arbitration proceedings to exercise its rights and remedies under such contract or agreement as a consequence of such default and such default is not waived or cured within 180 days of the occurrence thereof.

(h)    One or more judgments for the payment of money shall have been entered against any one or more of the Credit Parties which judgment or judgments, exceed One Million and 00/100 Dollars ($1,000,000.00) in the aggregate, and such judgment or judgments shall have remained unvacated, undischarged and unstayed for a period of 30 consecutive days.

(i)    One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) shall have been issued against any one or more of the Credit Parties or any of their respective properties and shall have remained unvacated, undischarged and unstayed for a period of 30 consecutive days.

(j)    Any Governmental Approval now or hereafter made by or with any Governmental Authority in connection with this Agreement or any other Transaction Document is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or held to be illegal or invalid, and such event or condition, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or would materially adversely affect any Credit Party’s rights in and to the Collateral.

(k)    A proceeding shall have been instituted in respect of the Company or any Material Subsidiary (each, a “Material Credit Party”):

(i)    seeking to have an order for relief entered in respect of such Material Credit Party, or seeking a declaration or entailing a finding that such Material Credit Party is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Material Credit Party, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

(ii)    seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Material Credit Party or for all or any substantial part of its property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

(l)    Any Material Credit Party shall voluntarily suspend transaction of its business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 6.1(k)(i), or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 6.1(k)(ii), or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; shall dissolve, wind-up, revoke or forfeit its charter or liquidate itself or any substantial part of its property; or shall take any action in furtherance of any of the foregoing.

(m)    (i)    the Company is (A) debarred from contracting with any part of the Government, (B) suspended from contracting with any part of the Government for more than 60 days or (C) subject to a suspension which prevents the Company from being granted an award, extension or renewal of a material Government Contract sought by the Company; (ii) a notice of termination for default shall have been issued under any material Government Contract and such notice has not been withdrawn in 60 days; (iii) a Government investigation shall have been commenced in connection with any Government Contract or the Company which is reasonably likely to result in criminal liability, suspension or debarment; or (iv) the termination of any material Government Contract due to fraud or willful misconduct.

(n)    An event or condition shall have occurred which the Purchasers reasonably believe creates a Material Adverse Effect.

6.2    Exercise of Remedies.    If an Event of Default has occurred and is continuing hereunder:

(a)    the Collateral Agent, shall, upon being directed to do so in writing by the Majority Purchasers, declare the entire unpaid Note Indebtedness, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Company;

(b)    upon the occurrence of any Event of Default specified in Section 6.1(k), above, and notwithstanding the lack of any declaration by the Collateral Agent under preceding clause, the entire unpaid Note Indebtedness, shall become automatically and immediately due and payable;

(c)    the Collateral Agent shall, upon being directed to do so in writing by the Majority Purchasers, demand immediate delivery of cash collateral, and the Company agrees to deliver such cash collateral upon demand, in an amount equal to the Note Indebtedness due and payable;

(d)    the Collateral Agent shall, if directed to do so by the Majority Purchasers (subject to the terms hereof), exercise any remedy permitted by this Agreement, or the Transaction Documents or at law or in equity; and

(e)    during the continuance of any default described in Sections 6.1(a) or (b) and subject to the terms of Section 2.1(c) of the Stockholders’ Agreement, the Majority Purchasers shall have the rights set forth in Section 2.1(c) of the Stockholders’ Agreement.

6.3    Waiver of Defaults.    No Event of Default shall be waived by the Purchasers except in a writing signed by an officer of the Collateral Agent with the consent of the Majority Purchasers in accordance with Section 15.8 hereof. No waiver of any Event of Default shall extend to any other or further Event of Default. The Company expressly agrees that this Section and Sections 15.11 or 15.12 may not be waived or modified by the Purchasers or the Collateral Agent by course of performance, estoppel or otherwise.

7.    Affirmative Covenants.

The Company covenants and agrees that it will, and, as applicable, it will cause each of the Subsidiaries to comply, until the final payment in full of the Note Indebtedness (provided that the covenants and agreements in Sections 7.1, 7.3, 7.4, 7.6 and 7.8 through 7.13 shall survive the final payment in full of the Note Indebtedness until the date that less than 10% of the Series A Preferred Stock issued on the Closing Date remains outstanding) with each of the following covenants.

7.1    Financial Statements.    The Company shall furnish to the Collateral Agent and each Purchaser:

(a)    As soon as practicable, and in any event by the date of filing thereof by the Company with the SEC pursuant to the Company’s reporting requirements under the ‘34 Act, the Company shall furnish to the Collateral Agent Consolidated and Consolidating statements of income, cash flows and changes in stockholders’ equity of the Company for such fiscal year and a Consolidated and Consolidating balance sheet of the Company as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding calendar year. Such financial statements shall be accompanied by an opinion of independent certified public accountants of recognized national standing selected by the Company and reasonably satisfactory to the Collateral Agent. Such opinion shall be free of exceptions or qualifications not acceptable to the Majority Purchasers and in any event shall be free of any exception or qualification which is of “going concern” or like nature or which relates to a limited scope of examination. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with GAAP and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such financial statements present fairly in all material respects the financial position of the Company as of the end of such fiscal year and the results of its operations and its cash flows and changes in stockholders’ equity for such fiscal year, in conformity with GAAP; and

(b)    As soon as practicable, and in any event within by the date of filing thereof by the Company with the SEC pursuant to the Company’s reporting requirements under the ‘34 Act, the Company shall furnish to the Collateral Agent unaudited Consolidated and Consolidating statements of income and cash flows of the Company for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter and an unaudited Consolidated and Consolidating balance sheet of the Company as of the close of such fiscal quarter, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year. Such financial statements shall be certified by a Responsible Officer of the Company as presenting fairly in all material respects the financial position of the Company as of the end of such fiscal quarter and the results of its operations and its cash flows for such fiscal quarter, in conformity with GAAP (but without physical inventory), subject to normal and recurring year-end audit adjustments and the lack of complete footnotes.

7.2    Additional Certificates.    The Company shall deliver to the Collateral Agent, at the same time it delivers the same to the Senior Lender, any such additional certificates (including, without limitation borrowing base and non-default certificates) at such time specified therein that it is provided to such Senior Lender.

7.3    Certain Other Reports and Information.    The Company shall deliver to the Collateral Agent, within 30 days of issuance, all accountants’ management letters (including a management letter stamped

“draft”) pertaining to, all other reports submitted by accountants in connection with any audit of, and all other reports from outside accountants with respect to, the Company and its Subsidiaries (and, in any event, any independent auditors’ annual management letters, if issued, will be delivered to the Collateral Agent concurrently with the financial statements referred to in Section 7.1(a)).

7.4    Further Information; Further Assurances.    The Company will, with reasonable promptness, provide to the Collateral Agent such further assurances and additional information, reports and statements respecting its business, operations, properties and financial condition and respecting its Affiliates and investments, as the Collateral Agent may from time to time reasonably request.

7.5    Notice of Certain Events.    Promptly upon becoming aware of any of the following, the Company shall give the Collateral Agent notice thereof, together with a written statement of a Responsible Officer of the Company setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Company:

(i)    Any Default.

(ii)    Any pending action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Company (or any such action, suit, proceeding or investigation threatened in writing).

(iii)    Any material violation, breach or default by the Company or any of its Subsidiaries of or under any agreement or instrument material to its business, assets, properties, operations, condition, financial or otherwise (it being expressly understood and agreed that the Company need not provide notice to the Collateral Agent pursuant to this Section 7.5(iii) of the termination of any such agreement or instrument in accordance with its terms).

(iv)    Any Pension-Related Event. Such notice shall be accompanied by: (A) a copy of any notice, request, return, petition or other document received by the Company or any Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including the Internal Revenue Service, the PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan.

(v)    (A)    Any Environmental Claim made or threatened in writing against the Company or any of its Environmental Affiliates, or (B) the Company’s becoming aware of any past or present acts, omissions, events or circumstances (including any Release, disposition, removal, abandonment or escape of any Hazardous Materials on, at, in, under, above, to, from or about any facility or property now or previously owned, operated or leased by the Company, its Subsidiaries or any of their respective Environmental Affiliates) which could form the basis of any such Environmental Claim, which Environmental Claim, in the case of either clause (A) or (B), if adversely resolved, would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(vi)    (A)    Any claim, action, investigation or audit brought or threatened overtly or in writing by or against the Company or a Subsidiary in connection with one or more Government Contracts or Government Bids, including, but not limited to, (v) a claim that the Company or a Subsidiary supplied defective, inaccurate, incomplete or out-of-date cost or pricing data, (w) a claim that the Company or a Subsidiary violated the Truth in Negotiations Act, as amended, the False Statements Act, as amended, or the False Claims Act, as amended, (x) an action to suspend or debar the Company or a Subsidiary or one of its officers or employees from eligibility for award of contracts with the Government, (y) any dispute under the Contract Disputes Act or between the Company or a Subsidiary, on the one hand, and a prime contractor, subcontractor or vendor, on the other hand, or (z) any termination or default notice, cure notice or show cause notice, or (B) the Company’s becoming aware of any past or present acts, omissions, events or circumstances which could form the basis of any claim, action, investigation or audit described by clause (A), which, in the case of either clause (A) or (B), if adversely resolved, would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

7.6    Visitation; Verification.    The Company and its Subsidiaries shall permit such Persons as the Purchasers or the Collateral Agent may designate from time to time to visit and inspect any of the properties of the Company and its Subsidiaries to examine their respective books and records and take copies and extracts therefrom and to discuss their affairs with their directors, officers, employees and independent accountants at such times and as often as the Purchasers or the Collateral Agent may reasonably request; provided that prior to the occurrence and continuation of an Event of Default, (i) any such Person shall provide at least two days’ prior advance notice to the Company of its intention to visit or inspect any of the properties of the Company and its Subsidiaries; and (ii) all such visits or inspections shall be conducted during the normal business hours of the Company and without undue interference with the conduct of the Company’s business. Following and during the continuation of an Event of Default, the Company shall reimburse the Collateral Agent for reasonable costs and expenses of for all inspections in any calendar year; for all other times all such visits or inspections shall be at the sole cost and expense of the Purchasers. If the Collateral Agent at any time has a reasonable basis to believe that there may be a violation of any federal, state or local laws, rules or regulations relating to or governing the use, storage, disposal, research or testing of anthrax and/or other biological or microbial agents which could reasonably be expected to have a Material Adverse Effect, then the Company shall, upon Collateral Agent’s written request, (i) cause the performance of such environmental audits, and preparation of such environmental reports, at the Company’s expense, as Collateral Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Collateral Agent and shall be in form and substance reasonably acceptable to Collateral Agent, and (ii) permit Collateral Agent or its representatives to have access to all property for the purpose of conducting such environmental audits and testing. The Company shall reimburse Collateral Agent for the costs of such audits and tests.

Subject to the limitations required due to the nature of any classified work, contracts or customer relationships, the Collateral Agent shall have the right to examine and verify accounts, inventory and other properties and liabilities of the Company and its Subsidiaries from time to time, and the Company shall cooperate with Collateral Agent in such verification. Without limitation of the foregoing, subject to limitations required due to the nature of any classified work, contracts or customer relationships, the Company hereby authorizes its officers, employees and independent accountants to discuss with the Purchasers and the Collateral Agent the affairs of the Company and its Subsidiaries.

7.7    Payment of Loan Obligations.    The Credit Parties will duly and punctually pay all sums to be paid to the Collateral Agent in accordance with the terms and conditions of the Transaction Documents, and will comply with, perform and observe all of the terms thereof.

7.8    Insurance.

(a)    The Company shall, and shall cause each of its Subsidiaries to (i) maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, workers’ compensation, casualties and contingencies and of such types and in such amounts as are customary in the case of corporations engaged in the same or similar businesses or having similar properties similarly situated and naming the Collateral Agent as an additional insured and a loss payee, (ii) furnish to the Collateral Agent from time to time upon request copies of the policies under which such insurance is issued, original certificates of insurance and such other information relating to such insurance as the Collateral Agent may reasonably request, and (iii) provide such other insurance and endorsements as are required by this Agreement and the other Transaction Documents.

(b)    The Company shall maintain in effect an errors and omissions insurance policy for the Company and its Subsidiaries with (i) coverage extending to all officers and directors of the Company, (ii) policy limits not less than those maintained by the Company and Subsidiaries on the date hereof, and (iii) deductibles not greater than those as are reasonable for companies engaged in the same or similar businesses and similarly situated.

7.9    Payment of Taxes and Other Potential Charges and Priority Claims.    The Company shall, and shall cause each of its Subsidiaries to, pay or discharge:

(i)    on or prior to the date on which material penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

(ii)    on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a material Lien upon any such property; and

(iii)    on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Credit Party in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced it need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

7.10    Preservation of Corporate Status.    The Company shall, and shall cause each of its Material Subsidiaries to, maintain its status as a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and to be duly qualified to do business as a foreign entity and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary.

7.11    Governmental Approvals and Filings.    The Company shall, and shall cause each of its Subsidiaries to obtain, keep and maintain in full force and effect all Governmental Approvals necessary in connection with or to facilitate the execution and delivery of this Agreement or any other Transaction Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof; provided, that the Company and the Subsidiaries shall not be required to obtain approvals in connection with the Assignment of Claims Act to the extent obtaining such approvals would constitute a Default (as defined in the Senior Credit Agreement) under the Senior Credit Agreement or a default under the Senior Credit Facility.

7.12    Maintenance of Properties.    The Company shall, and shall cause each of its Material Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it (and make or cause to be made all needed and proper repairs, renewals, replacements and improvements thereto) which are necessary so that the business carried on in connection therewith may be properly conducted at all times and (b) maintain and hold in full force and effect all franchises, licenses, permits, certificates, authorizations, qualification, accreditations and other rights, consents and approvals (whether issued, made or given by a Governmental Authority or otherwise), necessary to own and operate its properties and to carry on its business as presently conducted and as presently planned to be conducted, except for any failure to comply with any of the foregoing which would not, either individually or in the aggregate, have a Material Adverse Effect. The Company shall not cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the property where such Release would violate in any respect, or form the basis for any Environmental Claims under, any Environmental Laws, where such Release could reasonably be expected to have a Material Adverse Effect.

7.13    Financial Accounting Practices.    The Company shall, and shall cause each of its Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain systems of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

7.14    Additional Credit Parties.    As soon as practicable and in any event within 30 days after any Person becomes a direct or indirect Subsidiary of the Company, the Company shall provide the Collateral Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit S, (b) so long as no Senior Indebtedness is outstanding, cause certificates representing all of the capital stock held by such Person to be delivered to the Collateral Agent (together with undated stock powers signed in blank) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Collateral Agent and (c) cause such Person to (i) if such Person has any Subsidiaries, (A) so long as no Senior Indebtedness is outstanding, deliver certificates representing all of the capital stock held by such Subsidiaries (together with undated stock powers signed in blank) to the Collateral Agent and (B) execute a pledge agreement in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Collateral Agent, and (ii) deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Person, all in form, content and scope reasonably satisfactory to the Collateral Agent. In addition, at the request of the Collateral Agent, the Company will use reasonable efforts to obtain and deliver landlord’s waivers.

7.15    Maintenance of Certain Accounts with Collateral Agent.    The Company shall maintain all its primary operating accounts, including all depository accounts (time and demand), collection accounts and disbursement accounts, with the Senior Lender or, in the absence of a Senior Lender, with a bank selected by the Company and such bank shall enter into a control agreement with the Collateral Agent with respect to all of such accounts.

7.16    Future Subsidiaries.    The Company shall promptly (but in any case within 10 days) notify the Purchasers of the creation or acquisition, whether by purchase, merger or otherwise, of any new Subsidiary and shall cause any such Subsidiary to execute and deliver to the Purchasers a Subsidiary Guarantee, a Pledge Agreement, if applicable, Mortgages, if applicable, and to become party to the Subsidiary Security Agreement, and to perform all of the obligations of a Subsidiary thereunder.

8.    Negative Covenants.    The Company covenants and agrees that, until the final payment in full of the Note Indebtedness, it will and will cause the Subsidiaries to comply with the covenants set forth below.

8.1    Financial Covenants.    The Company hereby covenants to the Purchasers and the Collateral Agent as follows, which covenants shall be based upon the Consolidated financial statements of the Company:

(a)    Total Funded Debt to EBITDA Ratio.    The Company will maintain at all times during the following periods a Total Funded Debt to EBITDA ratio of not greater than the following:

Date hereof until September 30, 2004	4.0 to 1.0
October 1, 2004 until payment in full of the Note Indebtedness or conversion of all of the Notes into equity securities	3.5 to 1.0

(b)    Fixed Charge Coverage Ratio.    The Company will maintain at all times during the following time periods a Fixed Charge Coverage Ratio of not less than the following:

Date hereof until December 31, 2004	1.05 to 1.0
January 1, 2004 until September 30, 2004	1.10 to 1.0
October 1, 2004 until payment in full of Note Indebtedness or conversion of all of the Notes into equity securities	1.20 to 1.0

The financial covenants referenced in this Section 8.1 shall be calculated and tested on a quarterly basis as of the last day of each quarter, for the four fiscal quarter periods then ended. Unless otherwise defined, all financial terms used in this Section 8.1 shall have the meanings attributed to such terms in accordance with GAAP (to the extent that such terms are defined by GAAP); provided, however, that for the avoidance of doubt, regardless of how the Series A Preferred Stock is characterized under GAAP, the Company’s Series A Preferred Stock shall not constitute Indebtedness as defined in this Agreement.

8.2    Change of Operations.    The Company shall not, and shall not permit any of its Subsidiaries to, change the general character of its business as conducted on the date hereof or as presently proposed to be conducted, or engage in any type of business not directly related to such business as presently and normally conducted or as presently proposed to be conducted.

8.3    Liens.    The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following (“Permitted Liens”):

(a)    Liens at any time granted in favor of the Senior Lenders;

(b)    Liens pursuant to the Security Documents in favor of the Collateral Agent to secure the Note Indebtedness;

(c)    Liens arising from taxes, assessments, charges or claims described in Section 7.9 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 7.9;

(d)    Deposits or pledges of cash or securities in the ordinary course of business to secure (i) worker’s compensation, unemployment insurance or other social security obligations, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds, or (iv) other obligations of a like nature incurred in the ordinary course of business;

(e)    Title exceptions or encumbrances granted in the ordinary course of business, affecting real property owned by the Company or any of its Subsidiaries, provided that such exceptions do not in the aggregate materially detract from the value of such property or materially interfere with its use in the ordinary conduct of the Company’s or such Subsidiary’s business;

(f)    Liens with respect to judgments, attachments and the like which do not constitute Events of Default hereunder;

(g)    Liens arising from leases or subleases granted to others which do not interfere in any material respects with the business of the Company or its Subsidiaries;

(h)    Liens securing Indebtedness permitted by Section 8.4(c) and (d), provided, however, that such Liens shall only extend to the property financed by the Indebtedness securing the same; and

(i)    Liens existing on the date hereof and specified on Section 3.6(a) of the Disclosure Schedule other than those with asterisks set forth opposite their descriptions which the Company shall have terminated on or prior to the Closing Date in accordance with Section 5.1(z).

“Permitted Lien” shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law. Nothing in this Section 8.3 shall be construed to limit any other restriction on Liens imposed by the Security Agreement or otherwise in the Transaction Documents.

8.4    Indebtedness and Guaranty Obligations.    The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness or Guaranty Obligations, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

(a)    Senior Indebtedness;

(b)    Indebtedness and Guaranty Obligations to or in favor of the Collateral Agent pursuant to this Agreement and the other Transaction Documents;

(c)    Indebtedness of the Company or any of its Subsidiaries existing on the date hereof and listed in Section 8.4 of the Disclosure Schedule (and extensions, renewals and refinancings thereof on terms no less favorable in any material respect than those existing before such extension, renewal or refinancing);

(d)    Purchase money Indebtedness (including Capitalized Leases) hereafter incurred by the Company or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $500,000 during any fiscal year; (ii) such Indebtedness when incurred shall not exceed the purchase price of the assets(s) financed; and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(e)    Indebtedness that is expressly subordinate to the monetary obligations arising under this Agreement pursuant to a written subordination agreement in form and substance reasonably acceptable to the Purchasers;

(f)    Contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(g)    To the extent not mentioned above, accruals and accounts payable in the ordinary course of business not for borrowed money; and

(h)    Intercompany Debt.

8.5    Loans, Advances and Investments.    The Company shall not, and shall not permit any of its Subsidiaries to, make or suffer to exist or remain outstanding any loan or advance to, or purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to or other investment in, any other Person, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

(a)    Loans and investments existing on the date hereof and listed in Section 8.5 of the Disclosure Schedule (and extensions, renewals and refinancings thereof on terms no less favorable in any material respect than those existing immediately before such extension, renewal or refinancing);

(b)    Receivables owing to the Company or any of its Subsidiaries arising from sales of inventory under usual and customary terms in the ordinary course of business;

(c)    Advances to officers and employees of the Company to reimburse expenses incurred by such officers and employees in the ordinary course of business;

(d)    Intercompany Debt; and

(e)    Cash Equivalent Investments.

8.6    Dividends and Related Distributions.    Company shall not, and shall not permit any of its Subsidiaries to, declare or make any Stock Payment, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for dividends and required redemption payments payable to holders of Series A Preferred Stock or to a Credit Party.

8.7    Sale-Leasebacks.    The Company shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to remain in effect any transaction to which the Company or any of its Subsidiaries is a party involving the sale, transfer or other disposition by the Company or any of its Subsidiaries of any property, with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

8.8    Mergers, Acquisitions, etc.    Other than Permitted Acquisitions, the Company shall not, and shall not permit any of its Subsidiaries to (a) merge with or into or consolidate with any other Person, provided, however, (i) the Company may merge or consolidate with any of its Subsidiaries provided that the Company is the surviving corporation, and (ii) any Credit Party (other than the Company) may merge or consolidate with any other Credit Party (other than the Company), (b) liquidate, wind-up, dissolve or divide (provided that the Company may permit the Subsidiaries to liquidate, wind-up, and dissolve), (c) acquire any capital stock (or other equity interest) of any Person or all or any substantial portion of the properties of any going concern or going line of business, or (d) agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

8.9    Dispositions of Properties.    The Company shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any material part of its properties, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except (a) the Company and any of its Subsidiaries may (i) sell inventory in the ordinary course of business, (ii) sell or dispose of equipment in the ordinary course of business that is obsolete or no longer useable by or no longer useful to the Company or such Subsidiary in its business or (iii) sell or exchange any equipment so long as the purpose of such sale or exchange is to acquire replacement items of equipment which are the functional equivalent of the items of equipment so sold or exchanged, and (b) the Company may sell all or any portion of the ABS Interest pursuant to Section 12.

By way of illustration, and without limitation, it is understood that the following are dispositions of property subject to this Section 8.9: any disposition of accounts, chattel paper or general intangibles, with or without recourse. For purposes of this provision, any transaction involving the disposition of properties having a value in excess of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) shall be deemed to be material. Nothing in this Section 8.9 shall be construed to limit any other restriction on dispositions of property imposed by the Security Agreement or otherwise in the Transaction Documents.

8.10    Dealings with Affiliates.    Except for the sale of all or any portion of the ABS Interest pursuant to Section 12, the Company shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with (including purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such Company or Subsidiary, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, unless either (a) such transaction is entered into in good faith and on terms no less favorable to the Company or any such Subsidiary than those that could have been obtained in a comparable transaction on an arm’s-length basis from an unrelated Person or (b) the board of directors of the Company or a Subsidiary (including a majority of the directors having no direct or indirect interest in such transaction) approves the same.

8.11    Limitation on Other Restrictions on Liens.    The Company shall not, and shall not permit any of its Subsidiaries to, enter into, become or remain subject to any agreement or instrument, except for the Transaction Documents and the Loan Documents (as such term is defined in the Senior Credit Agreement), that would prohibit the grant of any Lien upon any of its properties.

8.12    Limitation on Other Restrictions on Amendment of the Transaction Documents.    The Company shall not, and shall not permit any of its Subsidiaries to, enter into, become or remain subject to any agreement or instrument, except for the Transaction Documents, that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Transaction Documents.

8.13    Avoidance of Other Conflicts.    The Company shall not, and shall not permit any of its Subsidiaries to, violate or be in conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

(i)    any Law,

(ii)    its articles of incorporation or by-laws (or other constituent documents), or

(iii)    any agreement or instrument to which it is a party or by which it is a party or by which it or any of its respective properties may be subject or bound,

which violation or conflict, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

9.    Indemnification.

9.1    General Indemnification.    The Company shall indemnify, defend and hold each Purchaser, its affiliates and their respective officers, directors, partners (general and limited), employees, agents, attorneys successors and assigns (each a “Purchaser Entity”) harmless from and against all Losses incurred or suffered by a Purchaser Entity as a result of (a) the breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or any of the other Transaction Documents or (b) the transactions contemplated by the Stout Stock Repurchase Agreement, except to the extent that such Losses are the result of the gross negligence, willful misconduct or fraud of such Purchaser Entity. Each Purchaser, severally and not jointly, shall indemnify, defend and hold the Company, its affiliates, their respective officers, directors, employees, agents, attorneys, successors and assigns (each a “Company Entity”) harmless against all Losses as a result of the breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or any of the other Transaction Documents, except to the extent that such Losses are a result of the gross negligence, willful misconduct or fraud of such Company Entity.

9.2    Indemnification Principles.    For purposes of this Section 9, “Losses” shall mean each and all of the following items: claims, losses (including, without limitation, losses of earnings), liabilities, obligations, payments, damages (actual, punitive or consequential to the extent provided in this Section 9.2), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and reasonable fees, expenses and disbursements of counsel, consultants and other experts). Any payment (or deemed payment) by the Company to a Purchaser pursuant to this Section 9 shall be treated for federal income tax purposes as an adjustment to the price paid by such Purchaser for its respective Note pursuant to this Agreement. Each Purchaser and the Company hereby agrees that Losses shall not include punitive or consequential damages except to the extent that such Losses are the result of the gross negligence, willful misconduct or fraud of the party from whom the indemnification is being sought (the “Indemnifying Party”).

9.3    Claim Notice; Right to Defend.    A party seeking indemnification (the “Indemnified Party”) under this Section 9 shall promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the Indemnifying Party a claim notice relating to such Loss (a “Claim Notice”). Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the Indemnifying Party unless such failure materially and adversely prejudices the Indemnifying Party. If such Loss relates to the commencement of any action or proceeding by a third person, the Indemnified Party shall give a Claim Notice to the Indemnifying Party regarding such action or proceeding and the Indemnifying Party shall be entitled to participate therein to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After the delivery of notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such action or proceeding, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (ii) in the event the

Indemnifying Party has not assumed the defense thereof within 10 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party or (iii) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof.

9.4    Limitations on Indemnification.    Other than with respect to any indemnification claim made with respect to Losses arising from a claim, action or proceeding by a third Person pursuant to this Section 9, for which indemnification obligations hereunder shall be unlimited, neither Company nor any Purchaser shall have any indemnification payment obligations with respect to Section 9.1 for Losses in excess of $25,000,000 in the aggregate.

9.5    Subrogation.    Upon making an indemnity payment pursuant to this Agreement, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third Person in respect of the Losses to which the payment related. Without limiting the generality of any other provision hereof, each such Indemnified Party and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights.

9.6    No Double Recovery; Use of Insurance.    Notwithstanding anything herein to the contrary, neither Company nor any Purchaser shall be entitled to indemnification or reimbursement under any provision of this Agreement for any amount to the extent such party or any Affiliate has been indemnified or reimbursed for such amount under any other provision of this Agreement or any other Transaction Document. Furthermore, in the event any Losses related to a claim by an Indemnified Party are covered by insurance, the Indemnified Party agrees to use commercially reasonable efforts to seek recovery under such insurance and the Indemnified Party shall refund to the Indemnifying Party amounts of insurance actually received up to the amount of indemnification payments actually received with respect to such Losses to the extent the Indemnified Party recovers from the insurance.

9.7    Mitigation.    The Company and each Purchaser each agrees to use reasonable efforts to mitigate any Loss which forms the basis of a claim under this Section 9.

10.    Certain Definitions.    For the purposes of this Agreement the following terms will have the following meanings:

“ABS Interest” shall have the meaning ascribed to it in Section 12.1.

“Acceptance Date” shall have the meaning ascribed to it in Section 12.2.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning ascribed to it in the preliminary paragraph.

“Amended Charter” shall have the meaning ascribed to it in Section 3.2.

“Approval” shall have the meaning ascribed to it in Section 15.8(a).

“Associate” shall have the meaning ascribed to it in Section 3.10(a).

“Break Up Fee” shall have the meaning ascribed to it in Section 15.17.

“Business Day” shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of New York or any other day on which banking institutions are authorized to close in New York City.

“Bylaws” shall have the meaning ascribed to it in Section 3.2.

“Capital Expenditures” shall mean, for any period and with respect to any Person, all expenditures during such period by such Person which would be classified as capital expenditures in accordance with GAAP or are made in property which are the subject of a Synthetic Lease to which such Person becomes a lessee party during such period.

“Capital Lease” of any Person shall mean any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time.

“Capital Lease Obligations” shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capital Lease.

“Cash Equivalent Investments” shall mean any of the following: (a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of one year from the date of acquisition, (b) commercial paper maturing not in excess of one hundred and eighty (180) days from the date of acquisition and rated “P-1” by Moody’s Investors Service or “A-1” by Standard & Poor’s Corporation on the date of acquisition, and (c) the following obligations of any domestic commercial bank having capital and surplus in excess of Five Hundred Million and 00/100 Dollars ($500,000,000.00), which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (b) above: (i) time deposits, certificates of deposit and acceptances maturing not in excess of one (1) year from the date of acquisition, or (ii) repurchase obligations with a term of not more than 30 days for underlying securities of the type referred to in clause (a) above. In no event shall any investment as to which the Company is an issuer or a direct or indirect obligor be deemed a Cash Equivalent Investment.

“Claim Notice” shall have the meaning ascribed to it in Section 9.3.

“Closing” shall have the meaning ascribed to it in Section 1.3.

“Closing Date” shall have the meaning ascribed to it in Section 1.3.

“Code” shall have the meaning ascribed to it in Section 3.16.

“Collateral” shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Purchasers is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Transaction Documents, or otherwise.

“Collateral Agent” shall have the meaning ascribed to it in Section 2.5.

“Collateral Documents” shall mean the Security Agreements, the Subsidiary Guarantees, the Mortgages, the Pledge Agreements and all of the other acknowledgments, certificates, stock powers, financing statements, instruments and other security documents executed by Company or any Subsidiary in favor of the Collateral Agent for the benefit of the Purchasers and delivered to the Collateral Agent, as security for the Note Indebtedness, in each case as of the Closing Date or, from time to time, subsequent thereto, in connection with such Security Agreements, the Guarantees, the Mortgages, the Pledge Agreements, this Agreement and the other Transaction Documents, in each case, as such collateral documents may be amended or otherwise modified from time to time.

“Company” shall have the meaning ascribed to it in the preliminary paragraph.

“Company Business Plan” shall have the meaning ascribed to it in Section 3.21.

“Company Employee Plans” shall have the meaning ascribed to it in Section 3.15.

“Company Entity” shall have the meaning ascribed to it in Section 9.1.

“Company Software” shall have the meaning ascribed to it in Section 3.9(b).

“Company Product” shall have the meaning ascribed to it in Section 3.31.

“Common Stock” shall have the meaning ascribed to it in the recitals.

“Consolidated” or “Consolidating” shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to consolidated financial statements or data of Company includes consolidation with its Subsidiaries in accordance with GAAP.

“Controlled Group Member” shall mean each trade or business (whether or not incorporated) which together with the Company is treated as a single employer under Section 4001(a)(14) or 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Conversion Shares” shall have the meaning ascribed to it in Section 3.3.

“Credit Parties” shall mean the Company and each of the Subsidiary Guarantors.

“DCS Warrants” shall have the meaning ascribed to it in the recitals.

“Debt” shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP, including without limitation, any items so classified on a balance sheet and any reimbursement obligations in respect of letters of credit, obligations in respect of Purchasers acceptances, provided, however that for purposes of calculating the aggregate Debt of such Person and its Subsidiaries (if any), the direct and indirect and absolute and contingent obligations of such Person (whether direct or contingent) shall be determined without duplication.

“Default” shall mean an event which, with the passage of time or giving of notice, will constitute an Event of Default.

“Disclosure Schedule” shall have the meaning ascribed to it in Section 2.4.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“EBITDA” for any period shall mean the net earnings (or loss) after taxes of the Company for such period, (a) plus the sum of (i) the Interest Expense of the Company for such period to the extent deducted in calculating net earnings for such period, (ii) all charges against income for foreign, federal, state and local income taxes of the Company for such period, to the extent deducted in calculating net earnings for such period, (iii) the aggregate depreciation expense of the Company for such period, (iv) the aggregate amortization expense of the Company for such period, (v) losses from discontinued operations and extraordinary items and (vi) all other non-cash charges deducted in determining such net earnings, (b) minus the sum of (i) income from discontinued operations and extraordinary items and (ii) all non-cash items (other than accrual basis revenues) included in determining such net earnings, all as determined on a Consolidated basis in accordance with GAAP.

“Environmental Affiliate” shall mean, with respect to any Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

“Environmental Claim” shall mean, with respect to any Person, any action, suit, proceeding, notice, claim, complaint, demand, request for information or other communication (written or oral) against, of or to such Person by or from any other Person (including any Governmental Authority, citizens’ group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of or liability under any Environmental Laws or (b) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned by such Person.

“Environmental Laws” shall have the meaning ascribed to it in Section 3.19.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

“ESOP” shall have the meaning ascribed to it in Section 3.33.

“Event of Default” shall mean each of the Events of Default specified in Section 6.1 hereof.

“Financial Statements” shall have the meaning ascribed to it in Section 3.22.

“Fixed Charge Coverage Ratio” for any period shall mean the ratio of (a) EBITDA minus Capital Expenditures and cash taxes for such period to (b) Fixed Charges for such period.

“Fixed Charges” for any period shall mean the sum of (a) Interest Expense for such period, plus (b) preferred stock cash dividends actually paid or required to be paid, plus (c) the aggregate amount of all non-compete payments made by the Company for such period, plus (d) without duplication, scheduled payments of principal on Indebtedness and Capital Lease Obligations of the Company for such period, all as determined on a Consolidated basis in accordance with GAAP. For the avoidance of doubt, the Company’s payment of $280,000 to Jon M. Stout related to the termination of Mr. Stout’s employment agreement shall not constitute a Fixed Charge.

“GAAP” shall have the meaning ascribed to it in Section 3.22.

“Government” shall mean the government of the United States of America, its agencies and instrumentalities.

“Governmental Approval” shall mean any approval, order, consent, waiver, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority.

“Governmental Authority” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Government Bid” shall mean any offer to sell made by the Company or a Subsidiary prior to the Closing Date which, if accepted, would result in a Government Contract and for which an award has not been issued 30 days or more prior to the date of this Agreement.

“Government Contract” shall mean any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter contract, grant, cooperative agreement or other similar arrangement of any kind, between the Company or a Subsidiary on one hand, and (i) any Governmental Authority, (ii) any prime contractor of a Governmental Authority in its capacity as a prime contractor, or (iii) any subcontractor at any tier with respect to a contract with a Governmental Authority if such subcontractor is acting in its capacity as a subcontractor, on the other hand. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Guaranty Obligations” shall mean with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collections) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be in amount equal to the outstanding principal amount of the Indebtedness in respect of which Guaranty Obligation is made.

“Hazardous Material” shall mean any element, compound, substance or other material (including, without limitation, any pollutant, contaminant, hazardous waste, hazardous substance, chemical substance, or product) that is listed, classified or regulated pursuant to any Environmental Law, including, without limitation, any petroleum product, by-product or additive, asbestos, presumed asbestos-containing material, asbestos-containing material, medical waste, chlorofluorocarbon, hydrochlorofluorocarbon, lead-containing paint, polychlorinated biphenyls, radioactive material or radon.

“Hereof”, “hereto”, “hereunder” and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

“Indebtedness” of a Person shall mean:

(a)    all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person (other than trade payables and accrued liabilities in the ordinary course);

(b)    all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c)    all obligations of such Person for the deferred purchase price of property or services;

(d)    all obligations secured by a Lien on property owned by such Person, whether or not assumed (except inchoate Liens securing obligations not yet due and payable); and all Capital Lease Obligations or obligations under Synthetic Leases (without regard to any limitation on the rights and remedies of the holder of such Lien or the lessor under such Capital Lease or Synthetic Lease to repossession or sale of such property);

(e)    the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other payment or monetary indemnification obligations of such Person associated with such letters of credit or draws thereon;

(f)    All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; and

(g)    all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement.

“Indemnified Party” shall have the meaning ascribed to it in Section 9.3.

“Indemnifying Party” shall have the meaning ascribed to it in Section 9.2.

“Intercompany Debt” shall mean any indebtedness owing by a Credit Party to another Credit Party.

“Intercreditor Agreement” shall have the meaning ascribed to it in Section 2.3.

“Interest Expense” for any period shall mean the total cash interest expense of the Company (including amortization of deferred financing fees, premiums or interest rate protection agreements and original issue discounts) for such period determined in accordance with GAAP.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Knowledge” shall mean with respect to the Company, the actual knowledge of Sterling E. Phillips, Jr., Ronald Alexander, Deborah Hickox, Elisa Rivera, Mickey Polk, Julie Holt, Donald Jewell, George Tonn, Steve Dolby, Heinz Wimmer and Charlie Floyd.

“Law” shall mean the Company’s certificate of incorporation, as amended, the By-laws and any foreign, federal, state or local law, statute, rule, regulation, ordinance, code, directive, writ, injunction, decree, judgment or order applicable to the Company or the Subsidiaries.

“Losses” shall have the meaning ascribed to it in Section 9.2.

“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

“LOI” shall have the meaning ascribed to it in Section 12.1.

“Majority Purchasers” shall mean the Purchasers owning New Securities, the original purchase price of which constitutes a majority of the amount invested by all of the Purchasers in all of the then outstanding New Securities.

“Material Adverse Effect” shall mean an effect which is materially adverse to the business, assets, properties, operations, results of operations or condition (financial or otherwise) of the Company individually or of the Company and the Subsidiaries taken as a whole (excluding general economic conditions or acts of war or terrorism).

“Material Contracts” shall have the meaning ascribed to it in Section 3.10.

“Material Credit Party” shall have the meaning ascribed to it in Section 6.1(k).

“Material Subsidiary” shall mean, at any time, each Subsidiary of the Company other than those that are not party to any Material Contract or are not conducting any business operations at such time.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger dated October 31, 2001 among Analex Corporation, the sellers identified therein, Analex Corporation Employee Stock Ownership Plan and Trust and the Company.

“Mortgages” shall mean all mortgages executed and delivered after the date hereof by the Company, any Subsidiary or any Person who becomes a Subsidiary after the date hereof, executed and delivered to the Collateral Agent on behalf of the Purchasers as of the date hereof by the Company and other Material Subsidiaries granting the Collateral Agent and the Purchasers first priority Liens, subject to the Intercreditor Agreement and Liens existing on the date of such Mortgage, on all of the real property owned by the Company and each of the Material Subsidiaries subject only to the Liens held by the Banks, Permitted Liens and such other encumbrances as are acceptable to the Collateral Agent and the Purchasers.

“Multiemployer Plan” shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Company or any Controlled Group Member has or had an obligation to contribute.

“New Securities” shall have the meaning ascribed to it in Section 4.2.

“Notes” shall have the meaning ascribed to it in the recitals.

“Note Indebtedness” shall mean without duplication principal, interest, fees, expenses and other charges related to the Collateral Documents and the Notes whether arising under the Collateral Documents or the Notes or under Section 15.7 hereof (other than the last sentence of Section 15.7), and indemnification obligations with respect to any of the foregoing, whether direct or indirect, absolute or contingent, of the

Company to any of the Purchasers or to the Collateral Agent, in any manner and at any time, whether evidenced by the Notes or arising under this Agreement, due or hereafter to become due, now owing or that may be hereafter be incurred by Company to, any of the Purchasers or by the Collateral Agent, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidation, amendments, renewals, replacements, substitutions or extensions of any of the foregoing.

“Note Purchase Price” shall have the meaning ascribed to it in Section 1.1(a).

“Options” shall have the meaning ascribed to it in Section 3.4.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

“PCS Warrants” shall have the meaning ascribed to it in the recitals.

“Pension-Related Event” shall mean any of the following events or conditions:

(a)    Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of Law (including any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

(b)    The PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

(c)    Any Reportable Event occurs with respect to a Plan;

(d)    Any action occurs or is taken which would reasonably be expected to result in the Company or any Controlled Group Member becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including seller liability incurred under Section 4204(a)(2) of ERISA), or the Company or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability;

(e)    (i)    There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or the Company or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan, or (iii) the Company or any Controlled Group Member fails to pay the PBGC premium with respect to a Plan when due and it remains unpaid for more than 30 days thereafter; or

(f)    There occurs any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code involving a Plan.

“Permits” shall have the meaning ascribed to it in Section 3.8.

“Permitted Acquisition” shall mean one or a series of related acquisitions (whether by asset purchase, stock purchase, merger, consolidation or otherwise) involving the payment by the Company and one or more Subsidiaries of consideration of less than $10 million.

“Permitted Liens” shall have the meaning ascribed to it in Section 8.3.

“Person” shall mean an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

“Plan” shall mean (a) any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Company or any Controlled Group Member is or has been within the preceding five years a “contributing sponsor” within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Company or any Controlled Group Member and (b) any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) which is subject to Title I of ERISA by reason of Section 4 of ERISA and is subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, of which the Company or any Controlled Group member is or has been within the preceding five years an employer liable for contributions within the meaning of Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, or which is or has been within the preceding five years maintained for employees of the Company or any Controlled Group Member.

“Pledge Agreements” shall mean the pledge agreement dated as of the Closing Date, and all pledge agreements executed and delivered after the Closing Date, pursuant to which Company and any Subsidiary grants to the Collateral Agent and the Purchasers a first priority security interest in all of the issued and outstanding stock of its Subsidiaries, as may be amended from time to time.

“Pro Rata Share” shall have the meaning ascribed to it in Section 15.17.

“Proprietary Rights” shall have the meaning ascribed to it in Section 3.9.

“Purchaser(s)” shall have the meaning ascribed to it in the preliminary paragraph.

“Purchaser Entity” shall have the meaning ascribed to it in Section 9.1.

“Registration Rights Agreement” shall have the meaning ascribed to it in Section 5.1(i).

“Release” shall mean any past or present release, spill, leak, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping.

“Reportable Event” shall mean (a) a reportable event described in Section 4043 of ERISA and regulations thereunder, (b) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (c) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4063(e) of ERISA, or (d) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00).

“Responsible Officer” shall mean the Chief Executive Officer, Chief Operating Officer, Vice President of Finance or Chief Financial Officer of the Company.

“Restrictive Covenant” shall have the meaning ascribed to it in Section 15.20.

“SEC” shall have the meaning ascribed to it in Section 3.21.

“Securities” shall have the meaning ascribed to it in Section 1.3.

“Securities Act” shall have the meaning ascribed to it in Section 3.10.

“Security Agreements” shall mean security agreements dated as of the Closing Date, and all security agreements executed and delivered after the Closing Date by any Person which becomes a Subsidiary after the Closing Date, pursuant to which Company and each Subsidiary grants to the Collateral Agent and Purchasers a first priority security interest, to the extent therein provided, subject to Liens existing on the date of such security agreements, in all of the Collateral described herein.

“Senior Credit Agreement” shall have the meaning ascribed to it in Section 2.3.

“Senior Credit Facility” shall mean, at any time, the credit facility evidencing Senior Indebtedness.

“Senior Debt” shall mean as of any date of determination all Total Debt as of such date less the Note Indebtedness and all Subordinated Debt.

“Senior Indebtedness” means Indebtedness and obligations under the Senior Credit Facility in effect on the date hereof, and Indebtedness under any future Senior Credit Facility so long as such future Senior Credit Facility consists of (a) borrowings determined on the basis of not more than 90% of the Company’s accounts receivable, even though such facility may be secured by all of the Company’s assets, (b) an additional amount not to exceed $1 million and (c) only one Senior Credit Facility is in effect at any time.

“Senior Lender” means each holder of Senior Indebtedness.

“Series A Preferred Stock” shall have the meaning ascribed to it in the recitals.

“Settlement Agreement” means that Settlement Agreement made by Analex Corporation, Xanalex Corporation, Analex Systems, Inc., and the United States of America effective as of July 12, 1994, as amended by the First Modification to Settlement Agreement dated August 30, 1999.

“Shares” shall have the meaning ascribed to it in recitals.

“Stock Payment” shall mean by any Person shall mean any dividend, distribution, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefore) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

“Stock Purchase Price” shall have the meaning ascribed to it in Section 1.1(b).

“Stockholders’ Agreement” shall have the meaning ascribed to it in Section 5.1(i).

“Stout Stock Repurchase Agreement” shall have the meaning ascribed to it in Section 5.1(u).

“Subordinated Debt” shall mean Debt of Company or a Subsidiary which has been subordinated in right of payment and priority to the Note Indebtedness, all on terms and conditions satisfactory to the Collateral Agent and the Purchasers.

“Subsidiary(ies)” shall mean any other corporation, limited liability company, association, joint stock company, joint venture or business trust of which, as of the date hereof or hereafter, (i) more than fifty percent (50%) of the outstanding voting stock, share capital or other equity interests is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or (ii) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Company’s Subsidiary(ies).

“Subsidiary Guarantee” shall have the meaning ascribed to it in Section 2.4.

“Subsidiary Guarantor(s)” shall have the meaning ascribed to it in Section 2.4.

“Subsidiary Security Agreement” shall have the meaning ascribed to it in Section 2.2.

“Supermajority Purchasers” shall mean the Purchasers owning Securities, the original purchase price of which constitutes at least 66-2/3% of the dollars invested by all of the Purchasers in all of the then outstanding Securities.

“Synthetic Lease” shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where the transaction is considered Indebtedness for borrowed money for federal income tax purposes but is classified as an operating lease in accordance with GAAP for financial reporting purposes.

“‘34 Act” shall have the meaning ascribed to it in Section 3.21.

“Total Funded Debt” shall mean all Indebtedness (excluding Indebtedness consisting of obligations described in item (g) of the definition of Indebtedness), plus contingent and unconditional earn-out liabilities and contingent and unconditional non-compete liabilities, excepting any cash bonus payments to employees of the Company related to the Expendable Launch Vehicle Integrated Services contract with the John F. Kennedy Space Center, NASA as defined in and described in Section 2.2(e) of the Merger Agreement until such cash bonus payments are earned.

“Transaction Documents” shall mean, collectively, this Agreement, the Securities, the Security Agreements, the Subsidiary Security Agreements, the Subsidiary Guarantees, the Pledge Agreements, the Mortgages, the Intercreditor Agreement, the Amended Charter, the Bylaws, the Stockholders’ Agreement, the Registration Rights Agreement and all other agreements and instruments and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended from time to time.

“UCC” shall mean the Uniform Commercial Code, as in effect from time to time in the State of Delaware.

“Warrant(s)” shall have the meaning ascribed to it in the recitals.

11.    Post-Closing Covenants.

11.1    Registration of Common Stock Underlying Securities.    Subject to the terms of the Registration Rights Agreement, the Company shall file with the SEC within 30 days of the Closing Date a registration statement in respect of the Common Stock (i) underlying the Shares, (ii) underlying the shares of Series A Preferred Stock issuable upon conversion of the Notes and (iii) issuable upon exercise of the Warrants, and shall use its reasonable best efforts to cause such registration statement to become effective within 90 days of the Closing Date and to remain effective until all of such Common Stock is sold or the Purchasers are entitled to sell all of such unsold Common Stock under Rule 144(k) or any successor provision.

11.2    Filing of Financing Statements.    The Company shall have filed, within 10 days of the Closing Date, appropriately completed and duly executed copies of the financing statements on Form UCC-1 with the Secretary of State of the State of Delaware in form and substance reasonably satisfactory to the Purchasers.

11.3    Filing of Patent, Trademark and Copyright Recordation Forms.    The Company shall have filed, within 90 days of the Closing Date, recordation forms with the United States Patent and Trademark Office to secure the Purchasers’ security interest in the Patents and Trademarks pledged as Collateral (as such term is defined in the Security Agreement) in the Security Agreement and with the United States Copyright Office to perfect the Purchasers’ security interest in the Copyrights pledged as Collateral in the Security Agreement, in each case in form and substance reasonably satisfactory to the Purchasers.

11.4    Landlord Waivers.    The Company will use all reasonable commercial efforts to obtain, within 45 days after the Closing Date, and provide to the Collateral Agent, in form and substance satisfactory to the Collateral Agent, such estoppel letters, waivers and consents as may be required by the Collateral Agent from landlords of each leased location of Collateral.

11.5    Insurance Coverage.    If and to the extent that the liability of the Company disclosed in item 1 of Section 3.10(a) of the Disclosure Schedule, is not covered by the Company’s existing insurance described in Section 3.6(b) of the Disclosure Schedule, the Company shall obtain, within 60 days of the Closing Date, and provide to the Purchasers evidence of coverage for such liability, if and to the extent that such coverage is commercially available.

12.    Purchaser Right of First Refusal.

12.1    Initial Offer.    If the Company desires to sell all or a majority of its interest in Advanced Biosystems, Inc., its wholly-owned subsidiary (“ABS Interest”) and the Company receives any written offer, whether by way of a term sheet, letter of intent, otherwise (such written offer, “LOI”), the Company shall promptly (and in event no later than 24 hours after it receives such LOI) provide a copy of such offer to the Purchasers.

12.2    Acceptance Period.    Within 20 Business Days following the delivery to the Purchasers of a bona fide LOI that the Company is willing to accept (such later date, the “Acceptance Date”), the Purchasers shall have the right to elect to purchase all of the ABS Interest to be sold, at the price and on other terms set forth in the LOI. If the Purchasers desire to make such purchase, the Purchasers shall so notify the Company in writing prior to the Acceptance Date.

12.3    Company Sale.    If the Purchasers elect not to purchase all of the ABS Interest, or fail to make an affirmative election prior to the Acceptance Date, the Company shall thereafter be free to sell the ABS Interest described in the LOI to any other Person so long as (a) the purchase price is equal to or greater than the purchase price set forth in the LOI, (b) the terms of the sale are not materially more favorable to the purchaser thereof than the terms set forth in the LOI, (c) the purchase occurs within 180 days after the delivery of the applicable the LOI and (d) the Company receives a fairness opinion from a recognized investment banker or similar entity with respect thereto if the Board of Directors of the Company so determines; provided, that, the 180-period described in clause (c) above may be extended by 90 days in the event that a filing or filings are required with a Governmental Authority in order to effectuate the purchase and the Purchasers are reasonably satisfied that the parties intend to make any such filing(s) and consummate the purchase following the effectiveness of such filing(s). If the Company wishes to sell the ABS Interest after the Purchasers elect not to purchase the ABS Interest or fail to make an affirmative election prior to the Acceptance Date and the conditions set forth in clauses (a), (b) and (c) are not met or if the Company proposes to sell additional material assets of Advanced Biosystems, Inc. in a bona fide transaction in connection with the sale of the ABS Interest, the Company shall be obligated to offer the Purchasers the right to acquire the ABS Interest or such additional assets in the manner set forth above.

The Purchasers and the Collateral Agent hereby agree that in the event of a sale of the ABS Interest or any additional material assets of Advanced Biosystems, Inc. pursuant to this Section 12, the Purchasers and the Collateral Agent shall release Advanced Biosystems, Inc. from its obligations pursuant to its Subsidiary Guaranty, terminate the security interests in its assets granted pursuant to the Subsidiary Security Agreement and execute and deliver any further instruments or documents (including, without limitation, termination statements with respect to any previously filed UCC-1 financing statements with respect to the assets of Advanced Biosystems, Inc.) and to take all such further action as the Company or Advanced Biosystems, Inc. may reasonably request in order to evidence or effectuate or otherwise carry out such release and termination.

13.    Transferability.    Each Purchaser may transfer the Shares, Notes and Warrants, shares of Series A Preferred Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon exercise of the Warrants and conversion of the Series A Preferred Stock, and the rights and obligations attached thereto, so long as (a) any such transfer(s) comply with applicable securities Laws and (b) unless such securities have been registered under any applicable securities Laws and transferred pursuant to a non-private, open market transaction on the securities exchange on which the Company’s Common Stock is listed, if such transferee is not a United States citizen or an entity formed under the laws of a U.S. jurisdiction, such Purchaser obtains the Company’s consent for such transfer (which shall not be unreasonably withheld).

14.    Pre-Closing Covenants.

14.1    Proxy; Shareholders Meeting.    As soon as practicable after the date hereof, the Company shall use its best efforts to call a meeting of the Company’s stockholders to approve the transactions contemplated hereby and shall make all appropriate filings related thereto (including, without limitation, the filing of an effective proxy statement) with the SEC to give effect thereto. The Company shall use its best efforts to deliver to the Purchasers a copy of such proxy statement and any amendments and supplements thereto at least 10 days prior to the filing thereof with the SEC.

14.2    Operation of Business Prior to Closing.    The Company shall operate its business and the business of its Subsidiaries in the ordinary course and in a manner consistent with past practices between the date hereof and the Closing Date.

14.3    Government Contracts and Government Bids.    From the date hereof until the Closing Date, the Company and each Subsidiary shall notify the Purchasers within five days of the date on which it:

(a)    enters into or amend any (i) Government Contract involving annual expenditures or liabilities in excess of $100,000 or (ii) purchase or task order under existing Government Contract, involving annual expenditures or liabilities in excess of $150,000 or which is not cancelable within six months without penalty, cost or liability or which is otherwise material to the Company; or

(b)    submits any new Government Bid which, if accepted, is expected to result in a loss to the Company or would result in a Government Contract with a backlog value in excess of (i) $100,000, if a new Government Bid, or (ii) $150,000, if a purchase or task order under an existing Government Contract.

14.4    Restriction on Issuance of Options and Warrants.    From the date hereof until the Closing Date, the Company shall not authorize the issuance of any capital stock of the Company except for shares of capital stock issuable (i) upon the exercise of Options and warrants outstanding as of the date hereof, as set forth in Section 3.4, or granted after the date hereof and approved by the Board of Directors of the Company and (ii) as consideration for an acquisition or a series of acquisitions by the Company in which the net issue price per share is greater than the quotient of the aggregate Stock Purchase Price divided by the aggregate number of shares of Series A Preferred Stock purchased hereunder; provided, that, any and all such issuances do not constitute in a Material Adverse Effect.

15.    Miscellaneous.

15.1    Survival of Representations and Warranties.    The representations and warranties of the Company and Purchasers contained in or made pursuant to this Agreement (other than those made in Sections 3.16 and 3.19) shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Closing until April 30, 2005 and the representations and warranties of the Company made in Sections 3.16 and 3.19 shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Closing for a period of six months after the applicable statute of limitations has expired, and, in each case, such representations and warranties shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

15.2    Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

15.3    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of Delaware, excluding the application of any conflicts of laws principles which would require the application of the laws of another state.

15.4    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.5    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

15.6    Notices.    All notices and other communications required or permitted hereunder shall be in writing. Notices shall be delivered personally, via recognized overnight courier (such as Federal Express, DHL or Airborne Express) or via certified or registered mail. Notices may be delivered via facsimile or

e-mail, provided that by no later than two days thereafter such notice is confirmed in writing and sent via one of the methods described in the previous sentence. Notices shall be addressed as follows:

(a)    if to a Purchaser, to such Purchaser’s address set forth on Schedule I hereto, or at such other address or facsimile number as such Purchaser shall have furnished to the Company in writing, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: E. Ann Gill, facsimile number (212) 259-6333 or

(b)    if to the Company, to Analex Corporation, 5904 Richmond Highway, Suite 300 Alexandria, Virginia 22303, Attention: Chief Executive Officer, facsimile number (703) 329-8187, or at such other address or facsimile number as the Company shall have furnished in writing to the Purchasers, with a copy to Holland and Knight LLP, 2099 Pennsylvania Avenue, N.W., Suite 100, Washington, D.C. 20006, Attention: William J. Mutryn, facsimile number (202) 955-5564.

All notices shall be effective upon receipt.

15.7    Expenses.    Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby and shall reimburse the Purchasers for the reasonable out-of-pocket expenses (including legal fees and disbursements paid to counsel to the Purchasers), which the Purchasers have incurred with respect to the negotiation, execution, delivery and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby in an amount not exceeding seventy-five thousand dollars ($75,000). The Company shall pay all costs and expenses (including reasonable legal fees and expenses) incurred by the Purchasers in connection with the enforcement of this Agreement and the Transaction Documents and in connection with any filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, that may be incurred by the Purchasers as a result of the purchase or ownership of the Securities. The Company shall pay all reasonable expenses incurred by the directors designated pursuant to Section 2.1(a), (b) and (c) of the Stockholders’ Agreement in connection with their attendance at meetings of the Company’s Board of Directors (including all reasonable travel and lodging expenses related thereto).

15.8    Amendments and Waivers.    (a) Subject to the terms of Sections 15.8(b) and (c), and except to the extent expressly provided in Section 9, to the extent that (i) the terms of this Agreement require a Credit Party to obtain the consent or approval of the Purchasers, (ii) the terms of this Agreement require or permit a Credit Party to take any action, including but not limited to declaring a payment default or other Event of Default, (iii) a Credit Party seeks an amendment to or termination of any of the terms of this Agreement, or (iv) a Credit Party seeks a waiver of any right to the Purchasers under this Agreement, such consent, approval, action, termination, amendment or waiver (each, an “Approval”) shall be made by the Majority Purchasers.

(b)    Notwithstanding anything to the contrary contained in Section 15.8(a), the Purchasers shall not, without the prior written consent and approval of at least the Supermajority Purchasers, amend, modify, terminate or obtain a waiver of any provision of this Agreement, which will have the effect of (i) reducing the principal amount of any Notes or of any payment required to be made to the holders thereof, or modifying the terms of a payment or prepayment thereof or (ii) reducing the rate or extending the time for payment of interest under any Notes or (iii) releasing any Collateral.

(c)    Notwithstanding anything to the contrary contained in Section 15.8(a), following a default pursuant to Section 6.1(a) hereof (a) each holder shall be permitted to exercise all of its rights and remedies under this Agreement, the Note held by such holder, and the Transaction Documents individually, and (b) the Company shall be required to seek any and all consents, approvals, waivers, terminations or amendments pursuant to this Agreement from each such holder individually, as provided in this Agreement. Each Purchaser agrees that, for the benefit of the other holders, any proceeds received by such holder as a result of the exercise of rights and remedies under this Agreement pursuant to this Section 15.8(c) will be divided, pro rata, among all holders of the Notes.

15.9    Severability.    Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

15.10    Entire Agreement.    Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in the Transaction Documents and acknowledges that it has not executed the Transaction Documents in reliance upon any such promises, representations, understandings or warranties not contained herein or therein and that the Transaction Documents supersede all prior agreements and understandings between the parties with respect thereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in the Transaction Documents.

15.11    Delays or Omissions.    No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

15.12    Facsimile Signatures.    Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to deliver promptly an original counterpart to each party to whom the faxed signature page was sent.

15.13    Other Remedies.    In addition to those remedies specifically set forth herein and in the Transaction Documents, if any, each party may proceed to protect and enforce its rights under this Agreement and the Transaction Documents either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or in the Transaction Documents. No right or remedy conferred upon or reserved to any party under this Agreement or the Transaction Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement and the Transaction Documents or now and hereafter existing under applicable law.

15.14    Further Assurances.    At any time or from time to time after the Closing, the Company, on the one hand, and the Purchasers, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the purchase contemplated herein and to otherwise carry out the intent of the parties hereunder.

15.15    Exchanges; Lost, Stolen or Mutilated Stock Certificates, Notes and Warrants.    Upon surrender by any Purchaser to the Company of any stock certificate, Note, DCS Warrant or PCS Warrant, the Company at its expense shall issue in exchange therefor, and deliver to such Purchaser, a replacement stock certificate, Note, DCS Warrant or PCS Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any stock certificate, Note, DCS Warrant or PCS Warrant and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement, satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such stock certificate, Note, DCS Warrant or PCS Warrant, the Company at its expense shall issue and deliver to such Purchaser a new stock certificate, Note, DCS Warrant or PCS Warrant of like tenor, in lieu of such lost, stolen or mutilated stock certificate, Note, DCS Warrant or PCS Warrant.

15.16    Confidentiality.    The Collateral Agent and each Purchaser agree that it will not disclose without the prior written consent of the Company (other than to its employees, its Affiliates, to the Collateral Agent or another Purchaser or to its auditors or counsel who have a legitimate need to receive such information) any information with respect to the Company and its Subsidiaries, which is furnished to a Purchaser in such Purchaser’s capacity as an investor in the Company (but not in such Purchaser’s capacity as director, if applicable) pursuant to this Agreement or any of the Transaction Documents; provided, that the Collateral Agent and any Purchaser may disclose such information (a) as has generally become available to the public or has been lawfully obtained by the Collateral Agent or such Purchaser from any third party under no duty of confidentiality to the Company, (b) as may be required in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Purchaser, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors (provided the Company is given reasonable prior written notice of such disclosure to the extent reasonably practicable), (c) as may be required in respect to any summons or subpoena or in connection with any litigation or arbitration (provided the Company is given reasonable prior written notice of such disclosure to the extent reasonably practicable), (d) in order to comply with any law, order regulation or ruling applicable to such Purchaser (provided the Company is given reasonable prior written notice of such disclosure to the extent reasonably practicable), and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Securities. If the transactions contemplated hereby are not consummated for any reason, each Purchaser shall return to the Company, without retaining any copies thereof, any schedules, documents or other written information obtained from the Company in connection with this Agreement and the transactions contemplated hereby and shall cause all of its representatives to whom it may have disclosed such information to do the same.

15.17    Break-Up Fee.    (a)    In the event that the Company is unable to consummate the transactions contemplated in Section 1.3 hereof on the Closing Date due to a determination by the board of directors of the Company that the consummation of such transactions conflict with its exercise of its fiduciary duties under applicable Law including, without limitation, the Delaware General Corporation Law, the Company shall pay to the Purchasers a “break-up” fee in the amount of seven hundred fifty thousand dollars ($750,000) (the “Break Up Fee”). The Break Up Fee shall by paid by the Company to the Purchasers by certified check, made payable to each Purchaser, or wire transfer of immediately available funds to such account as each Purchaser designates, in an amount equal to each Purchaser’s pro rata share (based on the Note Purchase Price and Stock Purchase Price paid by such Purchaser over the aggregate Note Purchase Price and Stock Purchase Price paid by all Purchasers (“Pro Rata Share”)) of the Break Up Fee. If the Purchasers are unable to consummate the transactions contemplated in Section 1.3 on the Closing Date for any reason other than as a result of the failure of the Company to comply with its obligations hereunder or to satisfy the closing conditions set forth in Section 5.1, each Purchaser shall pay to the Company its Pro Rata Share of the Break Up Fee. The Break Up Fee referenced in the immediately preceding sentence shall by paid by the Purchasers to the Company by certified check, made payable to the Company, or wire transfer of immediately available funds to such account as the Company designates.

(b)    The Company and the Purchasers agree that if the Break Up Fee is payable hereunder, the right of the Company or the Purchasers, as the case may be, to receive such amount shall constitute the sole and exclusive remedy for, and such amount shall constitute liquidated damages in respect of, termination of this Agreement regardless of the circumstances giving rise to such termination.

15.18    Termination.    This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to or on the Closing Date by the Purchasers if approval of the transactions contemplated hereby is not obtained by the Company from its stockholders within 90 days after the date hereof. This Agreement may be terminated at any time prior to the Closing by mutual agreement of the Company and all Purchasers set forth in writing. Each provision hereof expressly stated to survive the termination, shall survive the termination of this Agreement.

15.19    Most Favored Nations.    If the Company refinances or renegotiates its Senior Credit Facility so that one or more of the covenants set forth in Section 7 or Section 8 of this Agreement are more restrictive upon the Company than any covenant(s) set forth in the Senior Credit Facility (each, a “Restrictive Covenant”), then, notwithstanding anything to the contrary in this Agreement (including Section 15.8) or in any of the other Transaction Documents, each Purchaser hereby agrees to amend this Agreement so that the Restrictive Covenant(s) are replaced with covenants that are the same as those set forth in such Senior Credit Facility as refinanced or renegotiated. In connection with and prior to any such amendment to this Agreement, the Company shall provide each Purchaser with a copy of the new Senior Credit Facility and the amendment to this Agreement. Thereafter, so long as such Senior Credit Facility is approved by the Board of Directors, such amendment to this Agreement which will be effective whether or not signed by the Purchasers.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:

ANALEX CORPORATION

By:	/s/ STERLING E. PHILLIPS, JR.
Name:	Sterling E. Phillips, Jr.
Title:	Chief Executive Officer

Signature Page to Stock and Note Purchase Agreement

The Purchasers:

PEQUOT PRIVATE EQUITY FUND III, L.P.

By:	Pequot Capital Management, Inc., its Investment Manager

By:	/s/ RICHARD JOSLIN
Name:	Richard Joslin
Title:	Principal

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.

By:	Pequot Capital Management, Inc., its Investment Manager

By:	/s/ RICHARD JOSLIN
Name:	Richard Joslin
Title:	Principal

Signature Page to Stock and Note Purchase Agreement

Schedule I

Schedule of Purchasers

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND PURCHASE PRICE OF NOTE	NUMBER OF DCS WARRANT SHARES(1)	NUMBER OF PCS WARRANT SHARES(2)	NUMBER OF SHARES OF SERIES A PREFERRED STOCK	STOCK PURCHASE PRICE ($2.23/share)
Pequot Private Equity Fund III, L.P. c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, Connecticut 06880 Attention: Amber Tencic Fax: (203) 429-2420 with a copy to Aryeh Davis c/o Pequot Capital Management, Inc. 153 East 53rd Street New York, New York 10022 Fax: (212) 651-3481	$8,764,491.00	582,261	1,179,079	5,895,397	$13,146,735.31

Pequot Offshore Private Equity Partners III, L.P. c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, Connecticut 06880 Attention: Amber Tencic Fax: (203) 429-2420 with a copy to Aryeh Davis c/o Pequot Capital Management, Inc. 153 East 53rd Street New York, New York 10022 Fax: (212) 651-3481	$1,235,509.00	82,080	166,212	831,060	$1,853,263.80

Totals	$10,000,000.00	664,341	1,345,291	6,726,457	$14,999,999.11

(1)	Subject to the adjustments described in the Notes, DCS Warrants and the Amended Charter.
(2)	Subject to the adjustments described in the PCS Warrants and the Amended Charter.

Appendix B

CERTIFICATE OF DESIGNATIONS,

POWERS, PREFERENCES AND RIGHTS

OF THE SERIES A CONVERTIBLE PREFERRED STOCK

OF

ANALEX CORPORATION

Pursuant to Section 151 of the

Delaware General Corporation Law

Analex Corporation (the “Corporation”), organized and existing under the laws of the State of Delaware, does, by its President and under its corporate seal, hereby certify that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors has adopted the following resolution creating the following classes and series of the Corporation’s $0.02 par value Convertible Preferred Stock and determining the voting powers, designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of such classes and series:

RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), there is hereby created the following series of Preferred Stock:

•	12,000,000 shares shall be designated Series A Convertible Preferred Stock, par value $0.02 per share (the “Series A Preferred Stock”).

The designations, powers, preferences, and rights and the qualifications, limitations and restrictions of the Series A Preferred Stock in addition to those set forth in the Certificate of Incorporation shall be as follows:

Section 1.    Designation and Amount.    12,000,000 shares of the unissued convertible preferred stock of the Corporation shall be designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The Series A Preferred Stock shall initially be issued at a purchase price of $2.23 per share (the “Series A Original Issue Price”).

Section 2.    Rank.    The Series A Preferred Stock shall rank: (i) subject to the requirements of Section 7, junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights senior to the Series A Preferred Stock (the “Senior Securities”); (ii) subject to the requirements of Section 7, senior to all of the Corporation’s common stock, $.02 par value per share (the “Common Stock”); (iii) senior to any class or series of capital stock of the Corporation hereafter created not specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights senior to or on parity with any Series A Preferred Stock of whatever subdivision (collectively, with the Common Stock, the “Junior Securities”); and (iv) subject to the requirements of Section 7, on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights on a parity with the Series A Preferred Stock (the “Parity Securities”).

Section 3.    Dividends.    Beginning on September 30, 2003, and continuing on the last day of each calendar quarter thereafter, so long as shares of Series A Preferred Stock remain outstanding, the holders of each share of the Series A Preferred Stock (the “Holders”) shall be entitled, from and after the date of issuance of such share, to receive, and shall be paid quarterly in arrears in cash out of funds legally available therefor, cumulative dividends, of an amount equal to 6% of the Series A Original Issue Price per share, (as appropriately adjusted for any stock splits, stock dividends, combinations, and the like), per annum with respect to each share of the Series

A Preferred Stock; provided, however, if, at any time after the date of the initial issuance of the Series A Preferred Stock (the “Series A Closing”) the Corporation’s available cash for operations for the following 12-month period, in each case calculated from the date such quarterly dividend installment would otherwise be paid, is less than One Million Dollars ($1,000,000) in excess of the business projections for the Corporation approved by the Board of Directors of the Corporation (the “Board”) for such 12-month period (which projections will be updated and presented to the Board for each calendar quarter) or the Corporation’s payment of such dividend in cash will result in an event of default under the Senior Indebtedness (as defined below), such dividend may, at the option of the Corporation, be paid to the Holders in shares of the Series A Preferred Stock valued at the Series A Original Issue Price. The Holders of shares of Series A Preferred Stock shall be entitled to receive such dividends, immediately after the payment of any dividends to Senior Securities required by the Corporation’s Certificate of Incorporation, as amended or amended and restated and in effect, including for this purpose any certificate(s) of designation, (the “Charter”) prior and in preference to any dividends required to be paid to Junior Securities and Common Stock but in parity with any distribution to the holders of Parity Securities.

Section 4.    Liquidation Preference.

(a)    In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, immediately after any distributions to Senior Securities required by the Charter, and prior and in preference to any distribution to Junior Securities and Common Stock but in parity with any distribution to the holders of Parity Securities, an amount per share equal to the sum of the Series A Original Issue Price (as appropriately adjusted for any stock splits, stock dividends, combinations, and the like) and any accrued but unpaid dividend on the Series A Preferred Stock. If upon the occurrence of such event, and after the payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the holders of the Series A Preferred Stock and any Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the Series A Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Stock and the Parity Securities, pro rata, based on the amount each such holder would receive if such full preferential amounts were paid unless otherwise provided in the Charter.

(b)    Upon the completion of the distribution required by Section 4(a), if assets remain in the Corporation, they shall be distributed in accordance with the Charter.

(c)    Upon the completion of the distributions required by Section 4(a) and Section 4(b), if assets remain in the Corporation, they shall be distributed pro rata, on an as-converted to Common Stock basis, to the holders of the Common Stock.

(d)    A sale, conveyance or disposition of all or substantially all of the capital stock or assets of the Corporation or a merger, consolidation or other transaction or series of related transactions (whether involving the Corporation or a subsidiary thereof) in which the Corporation’s stockholders immediately prior to such transaction do not retain a majority of the voting power in the surviving entity (a “Transaction”), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4, unless the holders of a majority of the then outstanding shares of the Series A Preferred Stock vote affirmatively or consent in writing that such transaction shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section 4.

(e)    Prior to the closing of a Transaction described in Section 4(d) which would constitute a liquidation, dissolution or winding up within the meaning of this Section 4, the Corporation shall, at its sole option, either (i) make all distributions of cash or other property that it is required to make to the Holders pursuant to the first sentence of Section 4(a), (ii) set aside sufficient funds or other property from which the distributions required to be made to such Holders can be made, or (iii) in connection with a sale of all or substantially all the assets of the Corporation, establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Corporation from a sale of all or substantially all the assets of the Corporation will be used to make the liquidating payments to such Holders immediately after the consummation of such sale. In the event that the Corporation is unable to fully comply with any of the foregoing alternatives, the Corporation shall either: (x) cause such closing to be postponed until the Corporation complies with one of the foregoing alternatives, or (y) cancel such Transaction, in which event the rights of the Holders shall be the same as existing immediately prior to such proposed Transaction.

Section 5.    Conversion of Series A Preferred Stock.    The Corporation and the record Holders of the Series A Preferred Stock shall have conversion rights as follows:

(a)    Right to Convert.    Each record Holder of Series A Preferred Stock shall be entitled to convert whole shares of Series A Preferred Stock for the Common Stock issuable upon conversion of the Series A Preferred Stock, as follows: each outstanding share of Series A Preferred Stock is convertible, at any time at the option of the holder thereof, into one fully-paid and non-assessable share of Common Stock, subject to adjustment as provided in Section 5(d) hereof. Each share of Series A Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as obtained by (i) multiplying the number of shares of Series A Preferred Stock so to be converted by, initially, the applicable Series A Original Issue Price and (ii) dividing the result by the conversion price equal to, initially, the applicable Series A Original Issue Price per share or, in case an adjustment of such price has taken place pursuant to this Section 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price last adjusted, hereafter referred to as the “Conversion Price”). Accrued but unpaid dividends will be paid in cash upon any such conversion.

(b)    Automatic Conversion.

(i)    After the date that is 18 months following the Series A Closing, each share of outstanding Series A Preferred Stock shall be automatically converted into Common Stock at the Conversion Price then in effect (A) on the date on which the average closing price for the immediately preceding twenty (20) consecutive trading days of the Common Stock trading on the American Stock Exchange (or other stock exchange approved by the holders of a majority of the then outstanding shares of Series A Preferred Stock) exceeds two-and-one-half (2.5) times the Conversion Price or (B) on the sixty-first (61st) day following the date on which the Corporation delivers a Notice of Conversion (as defined below) pursuant to Section 5(c) below to each Holder and offers to pay to such Holder an amount per share equal to or greater than two-and-one-half (2.5) times the Conversion Price (the “Cash Offer”) for each share of the Series A Preferred Stock held by such Holder if such Holder does not accept such offer by written notice of acceptance to the Corporation within 60 days of the date of such Notice of Conversion. Except as otherwise provided Section 3 above, accrued but unpaid dividends shall be paid in cash on any such automatic conversion. For the avoidance of doubt, only the shares of Series A Preferred Stock held by Holders that do not accept the Cash Offer within 60 days of the Notice of Conversion with respect thereto shall be automatically converted in accordance with Section 5(b)(i)(B) and those Holders that do accept the Cash Offer shall have their shares of Series A Preferred Stock repurchased by the Corporation pursuant to the terms of the Cash Offer.

(ii)    Each share of outstanding Series A Preferred Stock automatically shall be converted into Common Stock at the Conversion Price then in effect on any date after the Series A Closing that a majority of the then outstanding shares of Series A Preferred Stock agree in writing shall be the conversion date of all of the then outstanding shares of Series A Preferred Stock. Except as provided otherwise in Section 3 above, accrued but unpaid dividends will be paid in cash on any such conversion.

(iii)    Notwithstanding anything to the contrary herein, no shares of outstanding Series A Preferred Stock shall be automatically converted into Common Stock pursuant to this Section 5(b) unless at the time of such proposed conversion the Corporation shall have on file with the Securities and Exchange Commission an effective registration statement with respect to the shares of Common Stock issued or issuable to the Holders (A) on conversion of the Series A Preferred Stock then issued or issuable to such Holders, (B) on conversion of the secured subordinated convertible promissory notes dated on or about the date of this Certificate of Designations issued pursuant to the Note Purchase Agreement (the “Notes”) and (C) on exercise of all of the warrants to purchase Common Stock of the Corporation dated on or about the date of this Certificate of Designations issued pursuant to the Note Purchase Agreement (the “Warrants”) and such shares of Common Stock have been approved by and listed on the American Stock Exchange (or other stock exchange approved by the holders of a majority of the then outstanding shares of Series A Preferred Stock).

(c)    Mechanics of Conversion.    In order to convert Series A Preferred Stock into full shares of Common Stock if (i) such conversion is pursuant to Section 5(a), the Holder shall (A) fax a copy of a fully executed notice of conversion (“Notice of Conversion”) to the Corporation at the office of the Corporation or to the Corporation’s designated transfer agent (the “Transfer Agent”) for the Series A Preferred Stock stating that the Holder elects to convert, which notice shall specify the date of conversion, the number of shares of Series A Preferred Stock to be converted, the Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted) and (B) surrender to a common courier for either overnight or two (2) day delivery to the office of the Corporation or its transfer agent, the original certificates representing the Series A Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed for transfer, and (ii) such conversion is pursuant to Section 5(b), the Corporation shall fax a copy of a Notice of Conversion to the Holders stating that the shares of Series A Preferred Stock have been automatically converted into Common Stock, which notice shall specify the date of such automatic conversion, the number of shares of Series A Preferred Stock that have been converted, the Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted); provided, however, that the Corporation’s failure to issue a Notice of Conversion shall not effect the automatic conversion of such shares of Series A Preferred Stock and the automatic cancellation of the certificates representing such shares of Series A Preferred Stock. In the event of an automatic conversion pursuant to Section 5(b), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the Holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the Transfer Agent as provided above, or the Holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of Section 5(c)(i) below).

(i)    Lost or Stolen Certificates.    Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series A Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificates, if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificates of like tenor and date. However, the Corporation shall not be obligated to re-issue such lost or stolen Preferred Stock Certificates if the Holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock or if such shares of Series A Preferred Stock have been automatically converted into Common Stock.

(ii)    Delivery of Common Stock Upon Conversion.    The Corporation no later than 6:00 p.m. (New York City time) on the third (3rd) business day after receipt by the Corporation or its transfer agent of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost, stolen or destroyed certificates, if required), shall issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two (2) day delivery to the Holder as shown on the stock records of the Corporation a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.

(iii)    Date of Conversion.    The date on which a voluntary conversion pursuant to Section 5(a) occurs (the “Date of Voluntary Conversion”) shall be deemed to be the date the applicable Notice of Conversion is faxed to the Corporation or the Transfer Agent, as the case may be, provided that the advance copy of the Notice of Conversion is faxed to the Corporation on or prior to 6:00 p.m., New York City time, on the Date of Conversion. An automatic conversion pursuant to Section 5(b) shall occur on the date on which such automatic conversion is deemed to occur pursuant to Section 5(b) (the “Date of Automatic Conversion”, and together with the Date of Voluntary Conversion, the “Date of Conversion”). The original Preferred Stock Certificates representing the shares of Series A Preferred Stock to be converted shall be surrendered by depositing such certificates with a common courier for either overnight or two (2) day delivery, as soon as practicable following the Date of Voluntary Conversion or as soon as practicable following the date such holder receives notice of the Date of Automatic Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Date of Conversion.

(iv)    No Fractional Shares on Conversion.    No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional share to which the Holder would otherwise be entitled, the Corporation shall (after aggregating all shares into which shares of Series A Preferred held by each Holder could be converted) pay cash equal to such fraction multiplied by the market price per share of Common Stock (as determined in a reasonable manner by the Board) at the close of business on the Date of Conversion.

(d)    Adjustment of Conversion Price.

(i)    Adjustments of Conversion Rate Upon Issuance of Common Stock.    If at any time after the Series A Closing, the Corporation shall issue or sell, or is, in accordance with Section 5(d)(i)(A) through (G) below, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale or deemed issue or sale, then, forthwith upon such issue or sale or deemed issue or sale, the Conversion Price shall be reduced to the net consideration per share received or deemed received by the Corporation pursuant to Sections 5(d)(i)(A) through (G), as applicable (“Full-Ratchet Anti-Dilution Protection”).

(A)    Issuance of Rights or Options.    In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof (in all cases excluding the effect of a net issue election), by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in Section 5(d)(i)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(B)    Issuance of Convertible Securities.    In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding; provided that (a) except as otherwise provided in Section 5(d)(i)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the B Conversion Price have been or are to be made pursuant to other provisions of this Section 5(d)(i), no further adjustment of the Series A Conversion Price shall be made by reason of such issue or sale.

(C)    Change in Option Price or Conversion Rate.    Upon the happening of any of the following events, namely, if (1) the purchase price or exercise price provided for in any Option referred to in Section 5(d)(i)(A), (2) the number of shares into which the Option is exercisable, (3) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 5(d)(i)(A) or (B), or (4) the rate at which Convertible Securities referred to in Section 5(d)(i)(A) or (B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the termination or expiration of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(D)    Stock Dividends.    In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than Common Stock or Series A Preferred Stock) payable in Common Stock, then any Common Stock issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, unless the holders of at least a majority of the then outstanding Series A Preferred Stock shall have consented to such dividend or distribution.

(E)    Consideration for Stock.    In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the

Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board.

(F)    Record Date.    In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(G)    Treasury Shares.    The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 5(d)(i).

(ii)    Certain Issues of Common Stock Excepted.    Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance or sale from and after the date of filing of this Certificate of Designation of Anti-Dilution Excluded Securities (as defined below).

(iii)    Adjustments for Subdivisions, Common Stock Dividends, Combinations or Consolidations of Common Stock.    If the outstanding shares of Common Stock shall be subdivided or increased, by stock split, stock dividend or otherwise, into a greater number of shares of Common Stock, the Conversion Price shall concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(iv)    Adjustments for Reclassification, Exchange and Substitution.    If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

(v)    Adjustments for Merger, Sale, Lease or Conveyance.    In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another Corporation of the assets of the Corporation as an entirety or substantially as an entirety, which is not treated as a liquidation, dissolution or winding up pursuant to Section 4(d) above, the Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of the Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

(vi)    Fractional Shares.    If any adjustment under this Section 5(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be rounded to the nearest whole number of shares with one-half share being rounded up.

Section 6.    Voting Rights.    Except to the extent otherwise expressly provided by law or in Section 7, the Series A Preferred Stock shall vote together with all other classes and series of voting stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Preferred Stock shall entitle the Holder thereof to that number of votes on each such action as is equal to the number of shares of Common Stock (excluding fractions of a share) into which it is convertible pursuant to Section 5 on all matters to be voted on by the stockholders of the Corporation and shall vote along with the holders of Common Stock as a single class.

Section 7.    Protective Provisions.

So long as at least 50% of the shares of Series A Preferred Stock issued at the Series A Closing remain outstanding (as adjusted for any stock splits, stock dividends, combinations, recapitalizations involving equity of the Corporation, reclassifications of other similar events involving a change with respect to the Series A Preferred Stock) or, if the Corporation has failed to comply with its obligations to redeem the shares of Series A Preferred Stock in accordance with Section 11, so long as any shares of Series A Preferred Stock issued at the Series A Closing remain outstanding, the Corporation shall not, without first obtaining the written consent of the Holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

(a)    merge or consolidate with one or more corporations or sell all or substantially all of the capital stock or assets of the Corporation;

(b)    make an acquisition or series of related acquisitions for consideration aggregating more than $10,000,000 in value;

(c)    alter or amend the Charter or the Corporation’s bylaws so as to affect adversely the voting powers, preferences or other rights of the Holders of the Series A Preferred Stock;

(d)    issue any Senior Securities or any Parity Securities or securities that are convertible into Senior Securities or Parity Securities;

(e)    pay any dividends or distributions on the capital stock of the Corporation, except for dividends paid on the Series A Preferred Stock as contemplated in this Certificate of Designation;

(f)    voluntarily liquidate or dissolve, recapitalize or reorganize the Corporation;

(g)    borrow funds (in one or a series of related borrowings) in an amount more than $1,000,000 other than revolving lines of credit provided by lenders based upon the Corporation’s accounts receivable;

(h)    redeem or purchase any of the capital stock of the Corporation, except repurchases of employee Common Stock upon termination of employment pursuant to employment agreements in effect at the time of the Series A Closing;

(i)    increase or decrease the number of members of the Board; or

(j)    elect, appoint or remove the Chief Executive Officer, Chief Financial Officer, President or Chief Operating Officer of the Corporation.

Section 8.    Status of Converted Stock.    In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

Section 9.    Preemptive Rights.    Each Holder of Series A Preferred Stock or debt or equity of the Corporation that is convertible into shares of Series A Preferred Stock shall be entitled to purchase its pro rata share (calculated by multiplying the number of securities issued in such equity offering including those issued pursuant this Section 9 by a fraction, the numerator of which is the number of shares of Common Stock held by such holder on a Fully Diluted Basis and the denominator of which is the number of shares of Common Stock held by all such holders of securities of the Corporation on a Fully Diluted Basis) of any future private equity offering by the Corporation, except for the Preemptive Rights Excluded Securities.

Section 10.    Reservation of Stock.    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Series A Preferred Stock: (a) solely for the purpose of effecting the conversion of shares of Series A Preferred Stock issued or issuable to the Holders, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock and rights to acquire shares of Series A Preferred Stock, (b) solely for the purpose of effecting the exercise of all of the Warrants, such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of all of the outstanding Warrants and (c) solely for the purpose of effecting the conversion of the Notes, such number of shares of Series A Preferred Stock and Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Notes; and if at any time the number of authorized but unissued shares of Common Stock or Series A Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock and rights to acquire shares of Series A Preferred Stock, the exercise of the Warrants and the conversion of the Notes issued or issuable to the Holders, in addition to such other remedies as shall be available to the Holder of Series A Preferred Stock or such rights, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock and Series A Preferred Stock, as applicable, to such number as shall be sufficient for such purposes, including, without limitation, using best efforts to obtain stockholder approval of any necessary amendment to the Charter.

Section 11.    Redemption Rights.    The record Holders of the Series A Preferred Stock shall have redemption rights as follows:

(a)    The Series A Preferred Stock shall be subject to redemption, at the option of the holders of a majority of the then outstanding shares of Series A Preferred Stock at any time after the fourth anniversary of the Series A Closing, in four equal quarterly installments, with the first installment being made within sixty (60) days of the date of exercise of such option and the last installment on the date that is 9 months thereafter, in whole or in part, at a per share redemption price equal to the Series A Original Issue Price (as adjusted for any stock splits, stock dividends, combinations, recapitalizations involving equity securities of the Corporation, reclassifications of other similar events involving a change with respect to the Series A Preferred Stock or the Common Stock) per share plus any accrued but unpaid dividends, payable in immediately available funds.

(b)    If the funds legally available to the Corporation for the payment of the redemption price of the Series A Preferred Stock are not sufficient to redeem all of the shares of the Series A Preferred Stock required to be redeemed on any date, such funds shall be used to redeem the number of shares of Series A Preferred Stock which may be redeemed from such amount on a pro rata basis. If, at the end of each calendar quarter, thereafter (or more often than quarterly at the option of the Corporation), additional funds become available for the redemption of additional shares of Series A Preferred Stock required to be so redeemed, the Corporation shall immediately use such funds to redeem shares of Series A Preferred Stock until such time as all of the shares of Series A Preferred Stock required to be redeemed pursuant to this Section 11 have been redeemed.

(c)    If, on the dates established for redemption pursuant to Section 11(a), all of the shares of Series A Preferred Stock to be redeemed on each such date are not redeemed in full, all rights in respect of such shares of Series A Preferred Stock that have not been redeemed, including the right to receive the applicable redemption price, plus accrued and unpaid dividends, shall continue to be outstanding as evidenced by the certificates representing such shares. The exercise by the Holders of the option to redeem any shares of Series A Preferred Stock which were not redeemed on the dates established for redemption pursuant to Section 11(a), may be rescinded by such Holders at any time following the date established for such redemption by written notice to the Corporation. All shares of Series A Preferred Stock redeemed pursuant to Section 11(a) shall be retired and shall be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series or class and may thereafter be reissued, subject to compliance with the terms hereof, as shares of any series of Preferred Stock other than shares of Series A Preferred Stock.

(d)    If the Corporation does not, or is unable to, redeem the Series A Preferred Stock as required by this Section 11, the Holders shall have the right, but not the obligation, to pursue all remedies available to them at law or in equity and shall have the right to designate additional members to the Board such that the directors designated by such Holders constitute a majority of the members of the Board if the Corporation is unable to effect any such quarterly redemption installment for a period of nine (9) consecutive months after such installment was required to be paid pursuant to Section 11(a) hereof; provided, that if any such installment remains unpaid for a period of nine (9) consecutive months after such installment was required to be paid, such Holders shall be entitled to such increased Board representation unless all such installments that are then past due are paid. Such additional members of the Board shall be designated and elected in accordance with the provisions of Section 2.1 of the Stockholders’ Voting Agreement.

Section 12.    Definitions.    As used in this Certificate, the following capitalized terms have the following meanings.

“Anti-Dilution Excluded Securities” mean any of the following securities: (1) securities issued to employees, consultants, officers or directors of the Corporation or options to purchase Common Stock granted by the Corporation to employees, consultants, officers, or directors of the Corporation pursuant to any option plan, agreement or other arrangement duly adopted by the Corporation and approved by the compensation committee of the Board; (2) securities issued on exercise of the Warrants; (3) securities issued on conversion of the Notes; (4) the Series A Preferred Stock and any Common Stock issued upon conversion of the Series A Preferred Stock; (5) for the avoidance of doubt, securities issued on the conversion of any Convertible Securities or the exercise of any Options, in each case, outstanding on the date of the filing hereof; (6) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with Section 5(d)(iii) or (iv); and (7) securities issued to financial institutions in connection with commercial credit transactions, equipment credit financings or similar credit transactions approved by the Board, including each member of the Board which may be designated by a Pequot Majority in Interest pursuant to Section 2.1(a)(ii) of the Stockholders’ Voting Agreement.

“Fully Diluted Basis” means when used in reference to the number of shares of Common Stock held by a person or entity at any time, a number of shares of Common Stock equal to the sum of (x) the number of issued and outstanding shares of Common Stock then held by or such person or entity, plus (y) the total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all Convertible Securities [and Options] issued and outstanding at such time that are then held by such person or entity.

“Note Purchase Agreement” means that certain Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement, dated July 18, 2003, between the Corporation and the purchasers named therein.

“Pequot Majority in Interest” shall have the meaning ascribed to it in the Stockholders’ Voting Agreement.

“Preemptive Rights Excluded Securities” mean an of the following securities: (1) securities issued to employees, consultants, officers or directors of the Corporation or options to purchase Common Stock granted by the Corporation to employees, consultants, officers, or directors of the Corporation pursuant to any option plan, agreement or other arrangement duly adopted by the Corporation and approved by the compensation committee of the Board; (2) securities issued on exercise of the Warrants; (3) securities issued on conversion of the Notes; (4) the Series A Preferred Stock and any Common Stock issued on conversion of the Series A Preferred Stock; (5) for the avoidance of doubt, securities issued on the conversion of any Convertible Securities or the exercise of any Options, in each case, outstanding on the date of the filing hereof; (6) for the avoidance of doubt, securities sold by the Corporation in any public offering; (7) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with Section 5(d)(iii), (iv) or (v); (8) securities issued to financial institutions in connection with commercial credit transactions, equipment credit financings or similar credit transactions approved by the Board including each member of the Board designated by a Pequot Majority in Interest pursuant to Section 2.1(a)(ii) of the Stockholders’ Voting Agreement, and the issuance of Common Stock upon the conversion or exercise of any such securities constituting Convertible Securities or Options; and (9) the issuance of securities of the Corporation issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination by the Corporation approved by the Board.

“Senior Indebtedness” means the indebtedness of the Corporation under that certain Credit Agreement dated November 2, 2001, as amended, by and between the Corporation and Bank of America, N.A. and any other Senior Indebtedness as such term is defined in the Note Purchase Agreement.

“Stockholders’ Voting Agreement” means that certain Stockholders’ Voting Agreement effective on or about the date hereof by and among the Corporation and certain stockholders of the Corporation listed on the signature pages thereto.

Signature on following page.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its President this      day of             , 2003.

ANALEX CORPORATION

By:
Name: Title:	Sterling E. Phillips, Jr. President

Appendix C

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of July 18, 2003, is by and among the persons listed on Schedule I hereto (each a “Stockholder”, and, collectively, the “Stockholders”).

WHEREAS, Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (collectively, “Pequot”) and Analex Corporation, a Delaware corporation (the “Company”) propose to enter into a Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement of even date herewith (as the same may be amended or supplemented, the “Purchase Agreement”) providing for the purchase by Pequot of shares of Series A convertible preferred stock, $.02 par value per share, of the Company (the “Series A Preferred Stock”), certain warrants to purchase Common Stock, $.02 par value per share, of the Company (the “Common Stock”) and certain secured subordinated convertible promissory notes of the Company (the transactions contemplated by the Purchase Agreement, including without limitation the issuance of securities thereunder and the amendment or amendment and restatement of the Company’s Certificate of Incorporation, the “Transactions”);

WHEREAS, as a condition to the execution and delivery of the Purchase Agreement, Pequot has requested that the Stockholders enter into this Agreement;

WHEREAS, the Stockholders believe that the execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated thereby is in the best interests of the Company and its shareholders; and

WHEREAS, each Stockholder is the record and beneficial owner, or the trustee of a trust whose beneficiaries are the beneficial owners, of such number of shares of Common Stock of the Company set forth opposite such Stockholder’s name on Schedule I hereto (such shares of Common Stock, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction, together with shares of Common Stock that may be acquired after the date hereof by such Stockholder, including shares of Common Stock issued upon the exercise of options or warrants to purchase Common Stock (as the same may be adjusted as aforesaid), being collectively referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the Stockholders agree as follows:

1.    Representations and Warranties of the Stockholders.    Each Stockholder hereby, severally and not jointly, represents and warrants to the other Stockholders as follows:

(a)    Authority.    The Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms (subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies). Except as set forth on Schedule II hereto, neither the execution, delivery or performance of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any federal, state, local or municipal foreign or other government or subdivision, branch, department or agency thereof or any governmental or quasi-governmental authority of any nature, including any court or other tribunal, (a “Governmental Entity”), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any pledge, claim, lien, option, charge, encumbrance or security interest of any kind or nature whatsoever (a “Lien”) upon any of the properties or assets of the Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (a “Contract”) to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets, including the Stockholder’s Shares, may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree (an “Order”) or any statute, law, ordinance, rule or regulation of any Governmental Entity (a “Law”) applicable to the Stockholder or any of the Stockholder’s properties or assets, including the Stockholder’s Shares.

(b)    The Shares.    Subject to the terms of this Agreement, the Stockholder’s Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder. Except as set forth on Schedule II hereto, the Stockholder has good and marketable title to such Shares, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such Liens or proxies arising hereunder. The Stockholder owns of record or beneficially no Common Stock or other voting interest in the Company other than such Stockholder’s Shares and shares of Company Common Stock issuable upon the exercise of options and warrants, in each case as set forth on Schedule I hereto.

(c)    Purchase Agreement.    Each Stockholder understands and acknowledges that Pequot is entering into the Purchase Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

2.    Board Approval.    Each Stockholder understands and acknowledges that the Board of Directors of the Company has, to the extent required by applicable law, duly and validly authorized and approved, this Agreement, the Purchase Agreement and the transactions contemplated hereby and thereby.

3.    Agreements of All Stockholders.    Each Stockholder, severally and not jointly, agrees as follows:

(a)    Until the Transactions are consummated or the Purchase Agreement is terminated in accordance with its terms, the Stockholder shall not, (i) except as otherwise expressly provided herein, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares to any person, (ii) enter into or exercise its rights under any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

(b)    At any meeting of Stockholders of the Company called to vote upon the Transactions and the Purchase Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Transactions and the Purchase Agreement or which is necessary to consummate the Transactions or for the Company to perform its obligations under the Purchase Agreement is sought, each Stockholder shall, including by executing a written consent if requested by the Company, vote (or cause to be voted) such Stockholder’s Shares in favor of the Transactions and the adoption by the Company of the Purchase Agreement.

(c)    The Stockholders understand and acknowledge that Pequot is entering into the Purchase Agreement in reliance upon the agreements of the Stockholders herein.

4.    Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy.

(a) Each Stockholder hereby irrevocably grants to, and appoints Sterling E. Phillips, Jr., and any other individual who shall hereafter be designated by the Stockholders, and each of them, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Shares, or grant a consent or approval in respect of such Shares, at any meeting of Stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought in favor of the Transaction, the adoption by the

Company of the Purchase Agreement and the approval of the other transactions contemplated by the Purchase Agreement.

(b)    Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Shares are not irrevocable, and that any such proxies are hereby revoked.

(c)    Each Stockholder hereby affirms that the proxy set forth in this Section 4 is coupled with an interest and is irrevocable until such time as this Agreement terminates in accordance with its terms. Such Stockholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

5.    Transfers of Shares.    During the term of this Agreement, no Stockholder shall Transfer any Shares unless the Person receiving Transfer of such Shares executes an Instrument of Accession in the form attached hereto as Exhibit A agreeing to be bound by the terms of this Agreement. As used herein, “Transfer” shall mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Securities.

6.    Further Assurances.    Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Company or Pequot may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Stockholder’s Shares as contemplated by Section 4.

7.    Termination.    This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the consummation or termination of the Purchase Agreement in accordance with its terms. Nothing in this Section 7 shall relieve any Stockholder from liability for willful breach of this Agreement.

8.    General.

(a)    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(b)    Entire Agreement; Third-Party Beneficiaries.    Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in this Agreement and acknowledges that it has not executed this Agreement in reliance upon any such promises, representations, understandings or warranties not contained herein and that this Agreement supersedes all prior agreements and understandings between the parties with respect thereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in this Agreement. Pequot shall be a third party beneficiary of the rights and benefits of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto and Pequot any rights or remedies hereunder.

(c)    Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

(d)    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)    Notices.    All notices and other communications required or permitted hereunder shall be in writing. Notices shall be delivered personally, via recognized overnight courier (such as Federal Express, DHL or Airborne Express) or via certified or registered mail. Notices may be delivered via facsimile or e-mail, provided that by no later than two days thereafter such notice is confirmed in writing and sent via one of the methods described in the previous sentence. Notices shall be addressed to the address of each Stockholder as is set forth on the books and records of the Company, or at such other address or facsimile number as such Stockholder shall have furnished in writing to the other parties hereto. All notices shall be effective upon receipt.

(f)    Severability    Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

(g)    Delays or Omissions.    No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(h)    Facsimile Signatures.    Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

(i)    Amendment and Waiver.    This Agreement may be amended by the parties hereto by execution of an instrument in writing signed on behalf of the Stockholders holding a majority of Shares held by all of the Stockholders and the written consent of any third party beneficiary hereto. Any amendment signed by the Stockholders holding a majority of Shares held by all of the Stockholders shall bind all of the Stockholders. Any action, extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party. An action, extension or waiver signed by the Stockholders holding a majority of Shares held by all of the Stockholders shall bind all of the Stockholders.

9.    Stockholder Capacity.    No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Shares and nothing herein shall limit or affect any actions taken by a Stockholder in its capacity as an officer or director of the Company to the extent specifically permitted by the Purchase Agreement or as otherwise required by law.

10.    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States. This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

IN WITNESS WHEREOF, each party hereto has signed this Agreement as of the date first written above.

STOCKHOLDERS:

By:	/s/ JON M. STOUT
Jon M. Stout

By:	/s/ PATRICIA W. STOUT
Patricia W. Stout

STOUT DYNASTIC TRUST

By:	/s/ JON M. STOUT
Name:
Title:

S. CO. LLC

By:	/s/ JON M. STOUT
Name:
Title:

By:	/s/ J. RICHARD KNOP
J. Richard Knop

By:	/s/ C.W. GILLULY
C.W. Gilluly

By:	/s/ PETER BELFORD, SR.
Peter Belford, Sr.

By:	/s/ LESE ANN KODGER
Lese Ann Kodger

By:
Alex Patterson

By:	/s/ GERALD MCNICHOLS
Gerald McNichols

Signature Page to Voting Agreement

SCHEDULE I

STOCKHOLDER	COMMON STOCK
Jon M. Stout	127,968
Patricia W. Stout	166,634
Stout Dynastic Trust	1,515,422
S. Co. LLC	740,605
Rick Knop	792,135
C.W. Gilluly	610,875
Peter Belford, Sr.	1,108,397
Lese Ann Kodger	1,447,831
Gerald McNichols	728,820

Total	7,238,687

Signature Page to Voting Agreement

SCHEDULE II

Required Filings:

Filings with the Securities and Exchange Commission pursuant to the requirements of the Securities and Exchange Act of 1934, as amended.

Voting Agreements With Respect To the Shares:

The Voting Agreement, dated March 30, 2000, as amended, by and among the Company and the individuals listed on the signature pages thereto.

Signature Page to Voting Agreement

Exhibit A

Form of Instrument of Accession Instrument of Accession

Reference is made to that certain Voting Agreement dated as of July 18, 2003, a copy of which attached hereto (as amended and in effect from time to time, the “Voting Agreement”), among the Stockholders (as defined therein).

The undersigned,                                                      , in order to become the owner or holder of [identify Securities being Transferred] (the “Securities”) of Analex Corporation, a Delaware corporation (the “Company”) hereby agrees that by his, her or its execution hereof the undersigned is a Stockholder party to the Voting Agreement subject to all of the restrictions and conditions applicable to Stockholders set forth in such Voting Agreement, and all of the Shares purchased by the undersigned in connection herewith (and any and all debt and equity of the Company issued in respect hereof) are subject to all the restrictions and conditions applicable to such Shares as set forth in the Voting Agreement. This Instrument of Accession shall take effect and shall become a part of said Voting Agreement immediately upon execution.

Executed as of the date set forth below under the laws of the State of Delaware.

Signature

Address

Date:

Signature Page to Voting Agreement

Appendix D

ANALEX CORPORATION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) dated as of             , 2003 is by and among ANALEX CORPORATION, a Delaware corporation (the “Company”) and each of the stockholders of the Company listed on Schedule I hereto (the “Pequot Stockholders”).

Preliminary Statement

The Company and the Pequot Stockholders are entering into a Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement, dated July 18, 2003 and as amended from time to time (the “Note Purchase Agreement”), providing for the purchase by the Pequot Stockholders of (i) secured subordinated convertible promissory notes (the “Notes”) which are convertible into shares of Series A Preferred Stock (as defined below), (ii) warrants to purchase shares of Common Stock (as defined below) of the Company (the “Warrants”) and (iii) shares of Series A Preferred Stock (the “Shares”), in each case, subject to the terms and provisions of the Note Purchase Agreement;

Simultaneously with, and as a condition to, the closing of the transactions contemplated in the Note Purchase Agreement, the Company and the Pequot Stockholders desire to enter into this Agreement to provide certain registration and other rights with respect to the Company’s common stock, $.02 par value per share (“Common Stock”) and its Series A convertible preferred stock, $.02 par value per share (“Series A Preferred Stock”) held by or issuable to the Pequot Stockholders; and

Except for those piggyback registration rights set forth in that certain Agreement and Plan of Merger dated as of the 31st day of October, 2001, by and among the Company, Analex Corporation, a Nevada corporation, each of the selling equity holders named therein and the Analex Corporation Employee Stock Ownership Plan and Trust (the “Existing Registration Rights Agreement”), no other registration rights, other than those set forth herein with respect to the Pequot Stockholders, have been granted by the Company to its stockholders and are in existence as of the date hereof.

Terms and Conditions

In consideration of the mutual covenants and agreements contained in this Agreement and the Note Purchase Agreement, and intending to be legally bound, the parties hereto agree as follows:

Section 1.    Definitions.    As used in this Agreement, the following terms have the meanings indicated below or in the referenced sections of this Agreement:

“AMEX.” The American Stock Exchange.

“Common Stock.”    As defined in the Preliminary Statement hereof.

“Exchange Act.”    The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Note Purchase Agreement.”    As defined in the Preliminary Statement hereof.

“Notes.”    As defined in the Preliminary Statement hereof.

“Person.”    An individual, a partnership, a corporation, a limited liability company or partnership, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization or a government entity or any department, agency, or political subdivision thereof.

“Pequot Stockholders.”    As defined in the Preliminary Statement hereof, and their successors, assigns and transferees.

“Piggyback Registration.”    As defined in Section 4(a) hereof.

“Registrable Securities.”    Any Common Stock issued or issuable upon conversion or exercise of the Shares, Notes and Warrants or deriving therefrom, and all other shares of Common Stock of the Company or any successor owned from time to time by the Pequot Stockholders; provided, that a Registrable Security ceases to be a Registrable Security when (i) it is registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) it is sold or transferred in accordance with the requirements of Rule 144 (or similar provisions then in effect) promulgated by the SEC under the Securities Act (“Rule 144”).

“Registration Expenses.”    As defined in Section 7(a) hereof.

“Registration Statement.”    Registration Statement shall mean the registration statement contemplated by Section 3 and any additional registration statements contemplated by Section 4, including (in each case) the prospectus, amendments and supplements to such registration statement or prospectus, all exhibits attached thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“SEC.”    The United States Securities and Exchange Commission.

“Securities Act.”    The Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Series A Preferred Stock.”    As defined in the Preliminary Statement hereof.

“Shares.”    As defined in the Preliminary Statement hereof.

“Warrants.”    As defined in the Preliminary Statement hereof.

Section 2.    Securities Subject to this Agreement.

(a)    Holders of Registrable Securities.    A Person is deemed to be a holder of Registrable Securities whenever that Person owns, directly or beneficially, or has the right to acquire, Registrable Securities, disregarding any legal restrictions upon the exercise of that right.

(b)    Majority of Registrable Securities.    As used in this Agreement, the term “majority of the Registrable Securities” means more than 50% of the Registrable Securities being registered unless the context indicates that it is more than 50% of the Registrable Securities then issued and outstanding.

Section 3.    Registration on Form S-3.    (a) Subject to receipt of necessary information from the Pequot Stockholders, the Company will, as soon as practical but in no event later than 30 days following the date hereof, prepare and file with the SEC a Registration Statement on Form S-3 to permit a public offering and resale of the Registrable Securities under the Securities Act on a continuous basis under Rule 415. The Company acknowledges that the plan of distribution contemplated by such Registration Statement shall include offers and sales through underwriters or agents, offers and sales directly to investors, block trades and such other methods of offer and sale as the Pequot Stockholders shall request. The Company will use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC within 90 days following the date hereof. The Company will cause such Registration Statement to remain effective until such time as all of the shares of Common Stock designated thereunder are sold or the holders thereof are entitled to rely on Rule 144(k) for sales of Registrable Securities without registration under the Securities Act and without compliance with the public information, sales volume, manner of sale or notice requirements of Rule 144(c), (e), (f) or (h). The Company will pay all Registration Expenses of each registration of Registrable Securities pursuant to this Section 3. The number of shares of Common Stock designated in the Registration Statement shall be equal to the sum of the number of shares of Common Stock issuable upon (a) the conversion of the Notes and the Series A Preferred Stock (including Series A Preferred Stock issued on conversion of the Notes) and (b) the exercise of the Warrants held by or issuable to the Pequot Stockholders. The Company acknowledges that at the time the Company files the Registration Statement pursuant to this Section 3 the number of Registrable Securities will not be fixed due to the antidilution and other provisions related to the Notes, Shares and Warrants (“Adjustment Provisions”). Accordingly, the Company agrees that it will register the number of shares of Common Stock issuable on conversion of the Notes and the Series A Preferred Stock (including Series A Preferred Stock issuable on conversion of the Notes) and on the exercise of the Warrants held by or issuable to the Pequot Stockholders as of the date hereof. The Company agrees that, thereafter, it will file, within a reasonable period of time after all of the Registrable Securities are not covered by such Registration Statement (due to the effect of the Adjustment Provisions) such amendments and/or supplements to the Registration Statement, and such additional Registration Statements as are necessary in order to ensure that at least 100% of the number of shares of Common Stock issuable on conversion of the Notes and the Series A Preferred Stock (including Series A Preferred Stock issuable on conversion of the Notes) and on the exercise of the Warrants held by or issuable to the Pequot Stockholders are included in a Registration Statement.

(b)    Selection of Underwriters.    If any registration pursuant to this Section 3 is an underwritten offering, the Pequot Stockholders will select as the investment banker(s) and manager(s) that will administer the offering a nationally recognized investment banker(s) and manager(s) with demonstrable industry-specific expertise and experience and reasonably acceptable to the Company.

Section 4.  Piggyback Registrations.

(a)    Right to Piggyback.    Whenever the Company proposes to register any of its securities in an underwritten offering under the Securities Act, whether for its own account or for the account of another stockholder (except for the registration of securities to be offered pursuant to an employee benefit plan on Form S-8, pursuant to a registration made on Form S-4 or any successor forms then in effect) at any time other than pursuant to a registration in connection with Section 3 above and the registration form to be used may be used for the registration of the Registrable Securities (a “Piggyback Registration”), it will so notify in writing all holders of Registrable Securities no later than twenty (20) days prior to the anticipated filing date. Subject to the provisions of Section 4(c), the Company will include in the Piggyback Registration all Registrable Securities, on a pro rata basis based upon the total number of Registrable Securities with respect to which the Company has received written requests for inclusion within ten (10) days after the issuance of the Company’s notice. Such Holder’s notice shall state the intended method of disposition of the Registrable Securities by such Holder. Such Registrable Securities may be made subject to an underwriters’ over-allotment option, if so requested by the managing underwriter. The holders of Registrable Securities may withdraw all or any part of the Registrable Securities from a Piggyback Registration at any time before ten (10) business days prior to the effective date of the Piggyback Registration. In any Piggyback Registration, the Company, the holders of Registrable Securities and any Person who hereafter becomes entitled to register its securities in a registration initiated by the Company must sell their securities on the same terms and conditions. A registration of Registrable Securities pursuant to this Section 4 shall be in addition to the registration pursuant to Section 3.

(b)    Piggyback Expenses.    The Company shall pay to the holders of the Registrable Securities included in a Piggyback Registration all Registration Expenses of those holders.

(c)    Underwriting; Priority on Piggyback Registrations.    The right of any such Holder to be included in an underwritten registration pursuant to this Section 4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the managing underwriter gives the Company its written opinion that the total number or dollar amount of securities requested to be included in the registration exceeds the number or dollar amount of securities that can be sold, the Company will include the securities in the registration in the following order of priority: (i) first, all securities the Company proposes to sell; (ii) second, up to the full number or dollar amount of Registrable Securities requested to be included in the registration (allocated pro rata among the holders of Registrable Securities requested to be included in the registration, on the basis of the dollar amount or number of Registrable Securities requested to be included, as the case may be); and (iii) third, any other securities (provided they are of the same class as the securities sold by the Company) requested to be included, allocated among the holders of such securities in such proportions as the Company and those holders may agree; provided, that at least fifteen percent (15%) of the Registrable Securities requested to be included in such registration have been included in the offering; provided, further, that the holders of Registrable Securities shall not be subject to any cutback in the amount of Registrable Securities requested to be included in the registration unless all other holders of securities requesting to be included in such registration have been excluded from such registration. In the event that the managing underwriter advises the Company that an underwriters’ over-allotment option is necessary or advisable, the allocation provided for in this Section 4(c) shall apply to the determination of which securities are to be included in the registration of such shares.

(d)    Selection of Underwriters.    In any Piggyback Registration, the Company will select as the investment banker(s) and manager(s) that will administer the offering a nationally recognized investment banker(s) and manager(s) with demonstrable industry-specific expertise and experience. The Company and the holders of Registrable Securities whose shares are being registered shall enter into a customary underwriting agreement with such investment banker(s) and manager(s); provided, that the liability of any holder of Registrable Securities shall be limited to such holder’s net proceeds received from the sale of its Registrable Securities in such offering and such limitation shall not be amended by any underwriting agreement or arrangement.

(e)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 7 hereof.

Section 5.    “Lock-Up” Agreements.

If requested by the managing underwriter, each holder of Registrable Securities agrees not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to (each, a “Disposition”) any Registrable Securities (or other securities) of the Company held by such Holder (other than those included in the registration) for a 30 day period (or such longer period requested by the managing underwriter which shall in no event exceed 90 days) after the effective date of the first two registrations by the Company pursuant to Section 4 after the date hereof unless the managing underwriter(s) agrees otherwise; provided, however, that all officers and directors of the Company, all holders of at least five percent (5%) of the Company’s equity securities purchased from the Company (other than securities purchased from the Company at any time after the date of this Agreement in a registered public offering) and all other persons with registration rights (whether or not pursuant to this Agreement) are bound by and have entered into a similar agreement and the restrictions on transfer have not been waived in whole or in part with respect to any such officers, directors, holders or persons.

Section 6.    Registration Procedures.

(a)    Obligations of the Company.    Whenever required to register any Registrable Securities, the Company shall as expeditiously as practicable:

(1)    prepare and, as soon as practicable, but in any event within 30 days of the date hereof in the case of a registration pursuant to Section 3, file with the SEC a registration statement on the appropriate form and use reasonable best efforts to cause the registration statement to become effective. At least ten (10) days before filing a registration statement or prospectus or at least three (3) business days before filing any amendments or supplements thereto, the Company will furnish to the counsel of the holders of a majority of the Registrable Securities being registered copies of all documents proposed to be filed for that counsel’s review and approval, which approval shall not be unreasonably withheld or delayed;

(2)    immediately notify each seller of Registrable Securities of any stop order threatened or issued by the SEC and take all actions reasonably required to prevent the entry of a stop order or if entered to have it rescinded or otherwise removed;

(3)    prepare and file with the SEC such amendments and supplements to the registration statement and the corresponding prospectus necessary to keep the registration statement effective, in the case of the registration required by Section 3 hereof for the period provided in Section 3 and in any other case for 90 days or such shorter period as may be required to sell all Registrable Securities covered by the registration statement; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement during each period in accordance with the sellers’ intended methods of disposition as set forth in the registration statement;

(4)    furnish to each seller of Registrable Securities a sufficient number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits), the corresponding prospectus (including each preliminary prospectus), and such other documents as a seller may reasonably request to facilitate the disposition of the seller’s Registrable Securities;

(5)    use its best efforts to register or qualify the Registrable Securities under securities or blue sky laws of jurisdictions in the United States of America as any seller requests within twenty (20) days following the original filing of a registration statement and do any and all other reasonable acts and things that may be necessary or advisable to enable the seller to consummate the disposition of the seller’s Registrable Securities in such jurisdiction; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process;

(6)    notify each seller of Registrable Securities, at any time when a prospectus is required to be delivered under the Securities Act, of any event as a result of which the prospectus or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, and use reasonable best efforts to prepare a supplement or amendment to the prospectus or any such document incorporated therein so that thereafter the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made;

(7)    cause all registered Registrable Securities to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

(8)    provide an institutional transfer agent and registrar and a CUSIP number for all Registrable Securities on or before the effective date of the registration statement;

(9)    enter into such customary agreements, including an underwriting agreement in customary form (which underwriting agreement shall include a “lock-up” agreement regarding offers or sales by the Company, in customary form and with such duration as may be reasonably requested by the underwriters), and take all other actions in connection with those agreements as the holders of a majority of the Registrable Securities being registered or the underwriters, if any, reasonably request to expedite or facilitate the disposition of the Registrable Securities;

(10)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to the registration statement, and any attorney, accountant, or other agent of any seller or underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any seller, underwriter, attorney, accountant, or other agent in connection with the registration statement; provided that an appropriate confidentiality agreement is executed by any such seller, underwriter, attorney, accountant or other agent;

(11)    in connection with any underwritten offering, obtain a “comfort” letter from the Company’s independent public accountants in customary form and covering those matters customarily covered by

“comfort” letters as the holders of a majority of the Registrable Securities being registered or the managing underwriter reasonably requests (and, if the Company is able after using its reasonable efforts, the letter shall be addressed to holders of the Registrable Securities, the Company and the underwriters);

(12)    in connection with any underwritten offering, furnish, at the request of the holders of a majority of the Registrable Securities being registered or underwriter(s) of the offering, an opinion of counsel representing the Company for the purposes of the registration, in the form and substance customarily given to underwriters in an underwritten public offering and reasonably satisfactory to counsel representing the holders of Registrable Securities being registered and the underwriter(s) of the offering, addressed to the underwriters and to the holders of the Registrable Securities being registered;

(13)    use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement complying with the provisions of Section 11(a) of the Securities Act and covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement;

(14)    cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the AMEX; and

(15)    take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

(b)    Seller Information.    In the event of any registration by the Company, from time to time, the Company may require each seller of Registrable Securities subject to the registration to furnish to the Company information regarding such seller, the Registrable Securities held by them, and the distribution of the securities subject to the registration, and such seller shall furnish all such information reasonably requested by the Company.

(c)    Notice to Discontinue.    Each holder of Registrable Securities agrees by acquisition of such securities that, upon receipt of any notice from the Company of any event of the kind described in Section 6(a)(6), the holder will discontinue disposition of Registrable Securities until the holder receives copies of the supplemented or amended prospectus contemplated by Section 6(a)(6). In addition, if the Company requests, the holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the holder’s possession, of the prospectus covering the Registrable Securities current at the time of receipt of the notice. If the Company gives any such notice, the time period mentioned in Section 6(a)(3) shall be extended by the number of days elapsing between the date of notice and the date that each seller receives the copies of the supplemented or amended prospectus contemplated in Section 6(a)(6).

(d)    Notice by Holders.    Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, those holders shall notify the Company, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event concerning that holder of the Registrable Securities, as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 7.    Registration Expenses.

(a)    Generally.    All Registration Expenses incurred in connection with the Company’s performance of or compliance with this Agreement shall be paid as provided in this Agreement. The term “Registration Expenses” includes without limitation all registration filing fees, reasonable professional fees and other reasonable expenses of the Company’s compliance with federal, state and other securities laws (including fees and disbursements of counsel for the underwriters in connection with state or other securities law qualifications and registrations), printing expenses, messenger, telephone and delivery expenses; reasonable fees and disbursements of counsel for the Company and for one counsel for the holders of Registrable Securities; reasonable fees and disbursement of the independent certified public accountants selected by the Company (including the expenses of any audit or “comfort” letters required by or incident to performance of the obligations contemplated by this Agreement); fees and expenses of the underwriters (excluding discounts and commissions); fees and expenses of any special experts retained by the Company at the request of the managing underwriters in connection with the registration; and applicable stock exchange and AMEX registration and filing fees. The term “Registration Expenses” does not include the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, all of which shall be paid by the Company, nor does it include underwriting fees or commissions or transfer taxes, all of which shall be paid by each of the sellers of Registrable Securities with respect to the Registrable Securities sold by such seller. For the avoidance of doubt, the parties hereto acknowledge and agree that any and all fees and expenses of underwriters retained in connection with a plan of distribution of the Registrable Securities described in Section 3 are expressly excluded from the definition of “Registration Expenses” above.

(b)    Other Expenses.    To the extent the Company is not required to pay Registration Expenses, each holder of securities included in any registration will pay those Registration Expenses allocable to the holder’s securities so included, and any Registration Expenses not allocable will be borne by all sellers in proportion to the number of securities each registers.

Section 8.    Indemnification.

(a)    Indemnification by Company.    In the event of any registration of Registrable Securities under the Securities Act pursuant to this Agreement, to the full extent permitted by law, the Company agrees to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, trustees, partners, employees, advisors and agents, and each Person who controls the holder (within the meaning of the Securities Act and the Exchange Act) against any and all losses, claims, damages, liabilities and expenses arising out of (i) any untrue or allegedly untrue statement of material fact contained in any registration statement or any amendment thereof under which such Registrable Securities were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment thereof or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, except to the extent the untrue statement or omission resulted from information that the holder furnished in writing to the Company expressly for use therein, and (ii) any failure to comply with any law, rule or regulation applicable to such registration. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party, and shall survive the transfer of such Registrable Securities by such holder. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, the Company will indemnify the underwriters, their officers and directors and each Person who controls the underwriters (within the meaning of the Securities Act and the Exchange Act), to the extent customary in such agreements.

(b)    Indemnification by Holders of Securities.    In connection with any registration statement, each participating holder of Registrable Securities will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement or prospectus and each participating holder agrees, severally and not jointly, to indemnify and hold harmless, to the extent permitted by law, the Company, its directors, officers, trustees, partners, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any and all losses, claims, damages, liabilities and expenses arising out of any untrue or allegedly untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, but only to the extent that the untrue statement or omission is contained in or omitted from any information or affidavit the holder furnished in writing to the Company expressly for use therein and only in an amount not exceeding the net proceeds received by the holder with respect to securities sold pursuant to such registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by the Company, and shall survive the transfer of such Registrable Securities by such holder. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, each participating holder of Registrable Securities will indemnify the underwriters, their officers and directors and each Person who controls the underwriters (within the meaning of the Securities Act and the Exchange Act), to the same extent as it has indemnified the Company; provided, that the indemnity obligations of any holder contained in such agreement shall be limited to the amount of such holder’s net proceeds received from the sale of its Registrable Securities in such offering.

(c)    Indemnification Proceedings.    Any Person entitled to indemnification under this Agreement will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in the indemnified party’s reasonable judgment a conflict of interest may exist between the indemnified and indemnifying parties with respect to the claim, permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the indemnifying party does not assume the defense, the indemnifying party will not be liable for any settlement made without its consent (but that consent may not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or will enter into any settlement that does not include as an unconditional term thereof the claimant’s or plaintiff’s release of the indemnified party from all liability concerning the claim or litigation or which includes any non-monetary settlement. An indemnifying party who is not entitled to or elects not to assume the defense of a claim will not be under an obligation to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any other indemnified party with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of no more than one additional counsel for the indemnified parties.

(d)    Contribution.    If the indemnification provided for in Section 8(a) or (b) is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnified party and the indemnifying party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party and the indemnifying party and the parties’ relative intent and knowledge.

The parties hereto agree that it would not be just and equitable if contribution pursuant this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything herein to the contrary, no participating holder of Registrable Securities acting as an indemnifying party shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses, if any) received by such participating holder exceeds the amount of any damages that such participating holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The obligations of the Company and the holders of Registrable Securities under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement, including the termination of this Agreement.

Section 9.    Rule 144.    With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)    Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)    File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)    So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request; a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

Section 10.    Participation in Underwritten Registration.    No Person may participate in any underwritten registration without (a) agreeing to sell securities on the basis provided in underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (the holders of Registrable Securities in a registration pursuant to Section 3 and the Company in a piggyback registration pursuant to Section 4(d)), and (b) completing and executing all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required by the underwriting arrangements.

Section 11.    Termination.    This Agreement shall terminate with respect to a holder of Registrable Securities as of such time such holder is entitled to rely on Rule 144(k) for sales of Registrable Securities without registration under the Securities Act and without compliance with the public information, sales volume, manner of sale or notice requirements of Rule 144 (c), (e), (f) or (h).

Section 12.    Suspension of Registration Statement.    The Company shall be permitted to suspend the effectiveness of any Registration Statement hereunder if (i) the Company provides at least 10 days’ prior written notice to the Pequot Stockholders of the Company’s intention to make a public offering of its Common Stock within 30 days of such notice, other than a Registration Statement filed pursuant to Section 3 hereof or (ii) a merger, acquisition, business combination or other similar transaction has been proposed and is being actively considered by the Company and notice of the same is provided to the Pequot Stockholders. Notwithstanding anything to the contrary in this Section 12, the Company shall not be permitted to suspend the effectiveness of any Registration Statement hereunder for more than 30 consecutive days at any one time or more than 60 days in any 12-month period.

Section 13.    Miscellaneous.

(a)    Recapitalizations, Exchanges, etc.    The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all shares of voting common stock of the Company into which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall use its best efforts to cause any successor or assign (whether by sale, merger or otherwise) to enter into a new registration rights agreement with the holders of Registrable Securities on terms substantially the same as this Agreement as a condition of any such transaction.

(b)    Amendment.    This Agreement may be amended or modified only by a written agreement executed by (i) the Company and (ii) the holders of at least a majority in interest of the Registrable Securities. Any amendment or modification signed by the Company and at least a majority in interest of the holders of Registrable Securities shall bind all of the parties hereto.

(c)    Attorneys’ Fees.    In any legal action or proceeding brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover all reasonable expenses, charges, court costs and attorneys’ fees in addition to any other available remedy at law or in equity.

(d)    Benefit of Parties; Assignment.    Subject to the terms and conditions of the Note Purchase Agreement and this subsection (d), including, without limitation, the transfer restrictions contained therein, all of the terms and provisions of this Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns, including, without limitation, all subsequent holders of securities entitled to the benefits of this Agreement who agree in writing to become bound by the terms of this Agreement. The rights to cause the Company to register Registrable Securities under this Agreement may be transferred or assigned by such Holder only to: (i) partners, members and affiliates of such Holder or (ii) a transferee or assignee who acquires at least five percent (5%) of the Registrable Securities then outstanding (or, if a smaller amount, the number of Registrable Securities held by such Holder on an as-converted and fully diluted basis), provided that the Company is given written notice promptly following the time of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing prior to such transfer or assignment, the obligations of such Holder under this Agreement.

(e)    Captions.    The captions of the sections and subsections of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Agreement.

(f)    Cooperation.    The parties agree that after execution of this Agreement they will from time to time, upon the request of any other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments and take such other action as any other party may reasonably require to carry out effectively the intent of this Agreement.

(g)    Counterparts; Facsimile Execution.    This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Facsimile execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

(h)    Entire Agreement.    Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in the Transaction Documents (as defined in the Note Purchase Agreement) and acknowledges that it has not executed this Agreement in reliance upon any such promises, representations, understandings or warranties not contained herein or therein and that the Transaction Documents supersede all prior agreements and understandings between the parties with respect thereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in the Transaction Documents.

(i)    Governing Law.    The internal law of the State of Delaware will govern the interpretation, construction, and enforcement of this Agreement and all transactions and agreements contemplated hereby, notwithstanding any state’s choice of law rules to the contrary.

(j)    No Inconsistent Agreements.    The Company represents and warrants that (i) it has not granted to any Person the right to request or require the Company to register any securities issued by the Company other than the rights contained herein and the rights set forth in the Existing Registration Rights Agreement and (ii) this Agreement does not conflict with and is not inconsistent with the rights set forth in the Existing Registration

Rights Agreement. For so long as at least 50% of the shares of Series A Preferred Stock acquired by the Pequot Stockholders at the initial closing pursuant to the Note Purchase Agreement (the “50% Threshold”) remain outstanding, the Company shall not, except with the prior written consent of at least a majority in interest of the Registrable Securities held by the Pequot Stockholders, enter into any agreement with respect to its securities that shall grant to any Person registration rights that in any way conflict with or are prior to or equal in right to the rights provided under this Agreement; provided, however, that in the event that an Event of Default (as defined in the Note Purchase Agreement) has occurred and is continuing or the Company has failed to redeem the Series A Preferred Stock in accordance with Section 11 of the Certificate of Designation for the Series A Preferred Stock, the 50% Threshold shall not apply and the restriction contained in this paragraph (j) shall be applicable for so long as this Agreement has not been terminated

(k)    Notices.    All notices, requests, demands, or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and properly addressed to the addresses of the parties set forth in the Note Purchase Agreement or to such other address(es) as the respective parties hereto shall from time to time designate to the other(s) in writing. All notices shall be effective upon receipt.

(l)    Specific Performance.    Each of the parties agrees that damages for a breach of or default under this Agreement would be inadequate and that in addition to all other remedies available at law or in equity that the parties and their successors and assigns shall be entitled to specific performance or injunctive relief, or both, in the event of a breach or a threatened breach of this Agreement.

(m)    Validity of Provisions.    Should any part of this Agreement for any reason be declared by any court of competent jurisdiction to be invalid, that decision shall not affect the validity of the remaining portion, which shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated; provided, however, that this Agreement shall be interpreted to carry out to the greatest extent possible the intent of the Parties and to provide to each Party substantially the same benefits as such Party would have received under this Agreement if such invalid part of this Agreement had been enforceable. Whenever the words “include” or “including” are used in the Agreement, they shall be deemed to be followed by the words “without limitation.”

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

ANALEX CORPORATION

By:
Name: Title:	Sterling E. Phillips, Jr. Chief Executive Officer

PEQUOT STOCKHOLDERS:

PEQUOT PRIVATE EQUITY FUND III, L.P.

By:	Pequot Capital Management, Inc., as Investment Manager

By:
Name: Title:

Notice to:	Amber Tencic C/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880

With a copy to:	Aryeh Davis, Esq. Pequot Capital Management, Inc. 153 East 53rd Street Citicorp Center, 35th Floor New York, NY 10022

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.

By:	Pequot Capital Management, Inc., as Investment Manager

By:
Name: Title:

Notice to:	Amber Tencic C/o Pequot Capital Management, Inc 500 Nyala Farm Road Westport, CT 06880

With a copy to:	Aryeh Davis, Esq. Pequot Capital Management, Inc. 153 East 53rd Street Citicorp Center, 35th Floor New York, NY 10022

SCHEDULE I

Series A Pequot Stockholders

Name and Address of Stockholder	Capital Stock	Amount
1. Pequot Private Equity Fund III, L.P. 500 Nyala Farm Road Westport, CT 06880 Attention: Amber Tencic Tel: (203) 429-2200 Fax: (203) 429-2420 with a copy to Aryeh Davis c/o Pequot Capital Management, Inc. 153 East 53rd Street Citicorp Center, 35th Flr. New York, NY 10022 Tel: (212) 651-3420 Fax: (212) 651-3481	Series A Preferred Stock	5,895,397

2. Pequot Offshore Private Equity Partners III, L.P. 500 Nyala Farm Road Westport, CT 06880 Attention: Amber Tencic Tel: (203) 429-2200 Fax: (203) 429-2420 with a copy to Aryeh Davis c/o Pequot Capital Management, Inc. 153 East 53rd Street Citicorp Center, 35th Flr. New York, NY 10022 Tel: (212) 651-3420 Fax: (212) 651-3481	Series A Preferred Stock	831,060

Appendix E

ANALEX CORPORATION

STOCKHOLDERS’ VOTING AGREEMENT

This STOCKHOLDERS’ VOTING AGREEMENT (this “Agreement”), dated as of July 18, 2003, and effective at the time described in Section 3.8, is among (a) ANALEX CORPORATION, a Delaware corporation (the “Company”), (b) the shareholders of the Company listed on signature pages hereto under the heading “Principal Shareholders” (each a “Principal Shareholder” and, collectively, the “Principal Shareholders”), (c) PEQUOT PRIVATE EQUITY FUND III, L.P. and PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P. (each a “Pequot Shareholder” and, collectively, the “Pequot Shareholders”) and (d) each other Person who becomes a party to this Agreement, subject to the conditions set forth herein, by executing an Instrument of Accession (“Instrument of Accession”) in the form of Schedule I hereto.

WHEREAS, the Pequot Shareholders and the Principal Shareholders wish to set forth their relative rights with regard to the election of the Board of Directors from and after the Series A Closing;

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

§ 1.    DEFINITIONS.    For all purposes of this Agreement, including the Recitals, except as otherwise defined herein, the following terms shall have the meanings set forth below:

Board of Directors.    Board of Directors shall mean the board of directors of the Company.

Certificate of Designation.    Certificate of Designation means the Certificate of Powers, Designations, Preferences and Rights of the Series A Preferred Stock in substantially the form attached as an exhibit to the Purchase Agreement.

Common Stock.    Common Stock shall mean (a) the Company’s Common Stock, $.02 par value per share (the “Common Stock”) and (b) any shares of any other class of capital stock of the Company hereafter issued which are (i) not preferred as to dividends or assets over any class of stock of the Company, (ii) not subject to redemption pursuant to the terms thereof or (iii) issued to the holders of shares of Common Stock upon any reclassification thereof.

Forced Conversion.    Forced Conversion shall mean the conversion of the Series A Preferred Stock pursuant to Section 5(b)(i) or (ii) of the Certificate of Designation.

Instrument of Accession.    Instrument of Accession shall have the meaning ascribed to it in the preamble to this Agreement.

Other Securities.    Other Securities shall mean (a) all of the shares of the Company’s capital stock purchased by or issued from time to time to any of the Principal Shareholders other than the Pequot Securities, (b) all shares of the Company’s capital stock issued or issuable upon conversion of such shares and (c) all shares of the Company’s capital stock issued with respect to such shares by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s capital stock. Other Securities will continue to be Other Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of Other Securities hereunder; provided that shares of Other Securities will cease to be Other Securities when transferred (i) to the Company, (ii) to any Pequot Shareholders or (iii) pursuant to a Public Sale.

Pequot Majority in Interest.    Pequot Majority in Interest shall mean the Pequot Shareholders holding at least a majority of the shares of Common Stock issued or issuable, directly or indirectly, upon the conversion or exercise of the Pequot Securities.

Pequot Notes.    Pequot Notes shall mean the secured subordinated convertible notes of the Company issued to the Pequot Shareholders pursuant to the Purchase Agreement as in effect on the date hereof and any notes issued upon transfer, exchange or replacement thereof.

Pequot Securities.    Pequot Securities shall mean (a) the Pequot Warrants, (b) the Pequot Notes, (c) the Pequot Shares, (d) all other debt of or equity interests in the Company owned from time to time by any Pequot Shareholder, (e) all shares of the Company’s capital stock issued or issuable upon conversion or exercise of any security described in (a), (b), (c) or (d) and (f) all shares of the Company’s capital stock issued with respect to any such securities by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s capital stock. Pequot Securities will continue to be Pequot Securities in the hands of any holder (including, without limitation) a Principal Shareholder and each transferee thereof will succeed to the rights and obligations of a holder of Pequot Securities hereunder; provided that shares of Pequot Securities will cease to be Pequot Securities when transferred (i) to the Company or (ii) pursuant to a Public Sale.

Pequot Shares.    Pequot Shares shall mean all shares of Series A Preferred Stock issued to the Pequot Shareholders and issued or issuable on conversion of the Pequot Notes.

Pequot Shareholders.    Pequot Shareholders shall mean Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. for so long as such Persons hold Pequot Securities and any other Person to whom Pequot Securities are transferred for so long as such Person holds any Pequot Securities; provided, however, that any such transferee shall be a Pequot Shareholder only in connection with the Pequot Securities held by such Person.

Pequot Warrants.    Pequot Warrants shall mean the warrants of the Company for the purchase of shares of Common Stock issued to Pequot pursuant to the Purchase Agreement and any warrants issued upon transfer, exchange or replacement thereof.

Person.    Person shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

Principal Shareholder Majority in Interest.    Principal Shareholder Majority in Interest shall mean the Principal Shareholders holding at least a majority of shares of the then outstanding Common Stock then held by all of the Principal Shareholders.

Public Offering.    Public Offering shall mean a public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock.

Public Sale.    Public Sale shall mean any sale of Common Stock to the public pursuant to a Public Offering or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act.

Purchase Agreement.    Purchase Agreement shall mean the Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement, dated July 18, 2003, among the Company and the Pequot Shareholders.

Securities.    Securities shall mean the Pequot Securities and the Other Securities.

Securities Act.    Securities Act shall mean the Securities Act of 1933, as amended.

Series A Closing.    Series A Closing shall mean the closing of the purchase and sale of Series A Preferred Stock as contemplated by the Purchase Agreement.

Series A Preferred Stock.    Series A Preferred Stock shall mean the Series A Convertible Preferred Stock, $.02 par value per share, of the Company.

Shareholder(s).    Shareholder shall mean each party hereto other than the Company and Shareholders shall mean, collectively, the parties hereto other than the Company.

Transfer.    Transfer shall mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Securities.

§ 2.    BOARD OF DIRECTORS.

2.1.    Boards of Directors; Voting Agreements.    (a)    Subject to paragraphs (b),(c) and (d) below, in any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Shareholder shall vote, or cause to be voted, or cause such Shareholder’s designees as directors to vote, all Securities owned by such Shareholder or over which such Shareholder has voting control so as to fix the number of directors of the Company at seven, unless and until additional members are designated by the Pequot Shareholders in accordance with paragraphs (b) and (c) below, at which time the number of directors of the Company shall be fixed at the minimum number as may be necessary to permit the Pequot Shareholders to designate a majority of such number, and to nominate and elect such directors of the Company as follows:

(i)    Sterling E. Phillips, Jr., for so long as he remains an employee of the Company and thereafter, the Person serving as the Chief Executive Officer of the Company, and if no Person is serving as the Chief Executive Officer, then the Person serving as the President of the Company;

(ii)    Two directors designated by a Pequot Majority in Interest, for so long as either (A) any of the Pequot Notes or shares representing 50% or more of the shares of Series A Preferred Stock originally issued at the Series A Closing are outstanding or (B) if there has been a Forced Conversion of the Pequot Shares and none of the Pequot Notes remain outstanding, for the remainder of the original 4-year term of the Pequot Notes so long as the Pequot Shareholders own at least 20% of the issued and outstanding shares of Common Stock, who shall initially be Gerald A. Poch and Martin Hale, respectively; provided, however, that (1) if the Pequot Notes are no longer outstanding and less than 50% but more than 25% of the shares of the Series A Preferred Stock originally issued at the Series A Closing are outstanding or (2) if there has been a Forced Conversion and none of the Pequot Notes remain outstanding and the Pequot Shareholders own less than 20% but more than 5% of the issued and outstanding Common Stock and the events in paragraphs (b) and (c) below shall have not occurred, then the Pequot Shareholders will only be entitled to designate one director; provided, further that each director designated by a Pequot Majority in Interest shall be entitled to serve as director for the remainder of such director’s elected term;

(iii)    so long as a Pequot Majority in Interest is entitled to designate both directors pursuant to Section 2.1(a)(ii), three non-employee directors designated by the Chief Executive Officer of the Company (or if there is no, Chief Executive Officer, by the President of the Company) and reasonably acceptable to a Pequot Majority in Interest; and

(iv)    so long as a Pequot Majority in Interest is entitled to designate both directors pursuant to Section 2.1(a)(ii), one independent director designated by a Pequot Majority in Interest and reasonably acceptable to the Chief Executive Officer of the Company.

If, at any time, a Pequot Majority in Interest is only entitled to designate only one of the directors described in Section 2.1(a)(ii), then (x) the three directors designated pursuant to Section 2.1(a)(iii) all shall be designated by the Chief Executive Officer of the Company (or if there is no Chief Executive Officer, by the President of the Company) and shall be reasonably acceptable to a Pequot Majority in Interest and a Principal Shareholder

Majority in Interest and (y) the directors that a Pequot Majority in Interest is no longer entitled to designate pursuant to Sections 2.1(a)(ii) and (iv) shall be acceptable to a majority in interest of the Shareholders.

(b)    If the Company fails at any time, to redeem the Series A Preferred Stock as required by and in accordance with the Section 11 of the Certificate of Designation and such failure continues for a period of nine (9) consecutive months, a Pequot Majority in Interest shall have the right, but not the obligation, to designate additional members to the Board of Directors such that the members of the Board of Directors designated by the Pequot Shareholders shall constitute a majority of the members of the Board of Directors and the Shareholders hereby agree to vote to elect and reelect such additional members so designated by the Pequot Shareholders in accordance with and pursuant to the terms of this Section 2.1, provided, that the right to designate such additional members to the Board of Directors shall terminate at the time the Company has redeemed all of the shares of Series A Preferred Stock that it is obligated to redeem at such time in accordance with the Section 11 of the Certificate of Designation.

(c)    If an Event of Default (as defined in the Purchase Agreement) occurs under Section 6.1(a) of the Purchase Agreement and is continuing for a period of twelve (12) consecutive months after notice of such Event of Default by a Pequot Shareholder, a Pequot Majority in Interest shall have the right, but not the obligation, to designate additional members to the Board of Directors such that the members of the Board of Directors designated by the Pequot Shareholders shall constitute a majority of the members of the Board of Directors and the Shareholders hereby agree to vote to elect and reelect such additional members so designated by the Pequot Shareholders in accordance with and pursuant to the terms of this Section 2.1, provided, that the right to designate such additional members to the Board of Directors shall terminate effective upon the repayment of the principal and interest accrued under the Pequot Notes in accordance with the terms thereof or a cure of the Event of Default in accordance with the terms of Section 6.1 of the Purchase Agreement.

(d)    If any vacancy shall occur in the Board of Directors of the Company as a result of death, disability, resignation or any other termination of a director, the replacement for such vacating director shall be designated by the Person or Persons who, pursuant to paragraph (a), (b) or (c) above, originally designated such vacating director. Each Person entitled to designate a director or a replacement for a director pursuant to this Section 2 shall also be entitled to designate the removal of such director with or without cause.

(e)    The Pequot Shareholders hereby agree that one of the three directors designated pursuant to Sections 2.1(a)(ii) and (iv) above shall be the “financial expert” required on the audit committee of the Company by the Sarbanes-Oxley Act of 2002, as amended.

(f)    To the greatest extent permitted by applicable law and the rules and regulations of the American Stock Exchange, at least one of the directors designated by the Pequot Shareholders pursuant to Section 2.1(a)(ii) above shall be a member of any committee formed by the Board of Directors including, without limitation, the compensation committee and the audit committee.

2.2.    PROXY.    EACH SHAREHOLDER HEREBY GRANTS TO THE COMPANY AN IRREVOCABLE PROXY, COUPLED WITH AN INTEREST, TO VOTE ALL OF THE VOTING SECURITIES OWNED BY SUCH SHAREHOLDER OR OVER WHICH SUCH SHAREHOLDER HAS VOTING CONTROL TO THE EXTENT NECESSARY TO CARRY OUT THE PROVISIONS OF THIS SECTION 2, BUT ONLY IN THE EVENT OF AND TO THE EXTENT NECESSARY TO REMEDY ANY BREACH BY SUCH SHAREHOLDER OF HIS, HER OR ITS OBLIGATIONS UNDER THE VOTING AGREEMENT CONTAINED HEREIN.

2.3.    Action by Shareholders; Voting Agreement.    Each Shareholder further agrees that such Shareholder will not vote any Securities owned by such Shareholder or over which such Shareholder has voting control, or take any action by written consent, or take any other action as a stockholder of the Company, to circumvent the voting arrangements required by this Section 2. Each Shareholder hereby agrees to vote or cause to be voted or cause such Shareholder’s designees as directors to vote all Securities owned by such Shareholder or over which such

Shareholder has voting control so as to comply with this Section 2. The provisions set forth herein constitute a voting agreement under Section 218(c) of the Delaware General Corporation Law, as amended, and, in connection therewith, the Shareholders expressly consent to the enforcement of this Section 2 by specific performance.

§ 3.    MISCELLANEOUS.

3.1.    Severability.    Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

3.2.    Entire Agreement; No Third Party Beneficiaries.    Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in this Agreement and acknowledges that it has not executed this Agreement in reliance upon any such promises, representations, understandings or warranties not contained herein and that this Agreement supersedes all prior agreements and understandings between the parties with respect hereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

3.3.    Successors and Assigns.    This Agreement will bind and inure to the benefit of and be enforceable by the Company and the Shareholders and their respective heirs, successors and assigns.

3.4.    Counterparts; Facsimile Signatures.    This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement. Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

3.5.    Remedies.    The Shareholders will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Shareholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute.

3.6.    Notices.    All notices and other communications required or permitted hereunder shall be in writing. Notices shall be delivered personally via recognized overnight courier (such as Federal Express, DHL or Airborne Express) or via certified or registered mail. Notices may be delivered via facsimile or e-mail, provided that by no later than two days thereafter such notice is confirmed in writing and sent via one of the methods described in the previous sentence. Notices to a Pequot Shareholder shall be sent as provided in connection with notices to the Purchasers in the Purchase Agreement. Notices to the Company shall be sent as provided in the Purchase Agreement. Notices to a Principal Shareholder shall be sent to such address as set forth on the books and records of the Company, or at such other address or facsimile number as such Principal Shareholder shall have furnished in writing to the other parties hereto. All notices shall be effective upon receipt.

3.7.    Amendment and Waiver.    No modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Shareholders unless such modification, amendment or waiver is approved in writing by the Company, a Pequot Majority in Interest and a Principal Shareholder Majority in Interest. Any modification, amendment or waiver signed by the Company, a Pequot Majority and a Principal Shareholder Majority shall bind all of the parties hereto. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

3.8.    Effective Time; Termination.    (a)    This Agreement shall become effective as of the date and time of the Series A Closing. Notwithstanding the foregoing, if the Series A Closing does not occur prior to the date that either the Company or Pequot validly terminates the transactions contemplated by the Purchase Agreement, then (i) any Stockholder may withdraw from this Agreement by delivering a notice of such withdrawal in writing to the Company and the other Stockholders, and the terms of this Agreement shall thereafter not be binding upon such Stockholder and (ii) the Company may terminate this Agreement upon written notice to the Stockholders. The Company hereby agrees to promptly notify the Stockholders if the Company or Pequot validly terminates the Purchase Agreement.

(b)    Notwithstanding any other provision of this Agreement, this Agreement may be terminated in a writing approved by the Company and a Pequot Majority in Interest. This Agreement will terminate automatically upon the earliest to occur of (a) the completion of any voluntary or involuntary liquidation or dissolution of the Company, (b) the sale of all or substantially all of the Company’s assets or of a majority of the outstanding equity of the Company (determined on a fully diluted basis) to any Person that is not a party to this Agreement (whether pursuant to a merger, consolidation or otherwise) or (c) on the date that the Pequot Stockholders are no longer entitled to designate any directors pursuant to Section 2.1(a)(ii).

3.9.    GOVERNING LAW.    THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

3.10.    Future Shareholders’ Rights; Transfers; Legend.    The Company shall not issue (except in a Public Offering) any Common Stock or securities convertible into or exercisable for Common Stock unless the Person receiving such Common Stock executes an Instrument of Accession. No Shareholder shall Transfer any Securities other than to the Company or pursuant to a Public Sale unless the Person receiving Transfer of such Securities executes an Instrument of Accession. Certificates representing the Securities shall be endorsed with the following legend:

THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH MAY PLACE CERTAIN RESTRICTIONS ON THE VOTING OF AND THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS SECURITY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders’ Voting Agreement on the day and year first above written.

ANALEX CORPORATION

By:
Name:	Sterling E. Phillips, Jr.
Title:	Chief Executive Officer

PEQUOT PRIVATE EQUITY FUND III, L.P.

By:	Pequot Capital Management, Inc.,
Its Investment Manager

By:
Name:	Richard Joslin
Title:	Principal

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.

By:	Pequot Capital Management, Inc.,
Its Investment Manager

By:
Name:	Richard Joslin
Title:	Principal

Signature Page to Stockholders’ Voting Agreement

PRINCIPAL SHAREHOLDERS:

By:
J. Richard Knop

By:
C. W. Gilluly

By:
Sterling E. Phillips, Jr.

By:
Peter Belford, Sr.

By:
Lese Ann Kodger

By:
Alex Patterson

By:
Gerald McNichols

By:

Name:
Title (if applicable):
Entity (if applicable):

Signature Page to Stockholders’ Voting Agreement

Schedule I

Form of Instrument of Accession

Instrument of Accession

Reference is made to that certain Stockholders’ Voting Agreement dated as of July 18, 2003, a copy of which is attached hereto (as amended and in effect from time to time, the “Stockholders Agreement”), among Analex Corporation (the “Company”), and the Shareholders (as defined therein).

The undersigned,                             , in order to become the owner or holder of [identify Securities being Transferred] (the “Securities”) of the Company hereby agrees that by his execution hereof the undersigned is a Shareholder party to the Stockholders Agreement subject to all of the restrictions and conditions applicable to Shareholders set forth in such Stockholders’ Agreement, and all of the Securities purchased by the undersigned in connection herewith (and any and all debt and equity of the Company issued in respect thereof) are subject to all the restrictions and conditions applicable to such Securities as set forth in the Stockholders Agreement. This Instrument of Accession shall take effect and shall become a part of said Stockholders Agreement immediately upon execution.

Executed as of the date set forth below under the laws of the State of Delaware.

Signature:
Address:

Date:

Accepted:

ANALEX CORPORATION

By:
Name:
Title:
Date:

Appendix F

Form of Secured Subordinated Convertible Note

Of Analex Corporation

THIS NOTE AND THE SHARES OF COMMON STOCK AND/OR PREFERRED STOCK WHICH MAY BE PURCHASED UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER. THE CONVERSION OF THIS NOTE IS SUBJECT TO THE APPLICABLE REQUIREMENTS OF THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AND SUBORDINATION AGREEMENT (THE “INTERCREDITOR AGREEMENT”) DATED AS OF             , 2003 BY AND AMONG PEQUOT PRIVATE EQUITY FUND III, L.P., PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P., ANALEX CORPORATION (THE “BORROWER”) AND BANK OF AMERICA, N.A. (THE “SENIOR LENDER”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWER PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF NOVEMBER 2, 2001 (THE “CREDIT AGREEMENT”), BY AND AMONG THE BORROWER, SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTY THERETO AND THE SENIOR LENDER, AS SUCH CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME (SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT) AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS CONTEMPLATED BY THE INTERCREDITOR AGREEMENT. IN ADDITION, THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE TO CERTAIN RIGHTS OF THE UNITED STATES DEPARTMENT OF JUSTICE AS PROVIDED IN THE CERTAIN SUBORDINATED NOTE AND SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (THE “PURCHASE AGREEMENT”) DATED JULY 18, 2003 BY AND AMONG THE BORROWER AND THE PURCHASERS NAMED THEREIN. EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THE PURCHASE AGREEMENT, COPIES OF WHICH ARE AVAILABLE TO THE HOLDERS HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE BORROWER AT ITS PRINCIPAL PLACE OF BUSINESS.

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO THE TERMS OF A CERTAIN STOCKHOLDERS’ VOTING AGREEMENT, DATED JULY 18, 2003, AMONG THE BORROWER AND CERTAIN STOCKHOLDERS SIGNATORY THERETO (THE “STOCKHOLDERS’ AGREEMENT”). THE STOCKHOLDERS’ AGREEMENT CONTAINS CERTAIN RESTRICTIVE PROVISIONS RELATING TO THE VOTING OF SUCH SECURITIES (INCLUDING THE GRANT OF AN IRREVOCABLE PROXY RELATIVE TO VOTING MATTERS). A COPY OF THE STOCKHOLDERS’ AGREEMENT IS ON FILE AT THE BORROWER’S PRINCIPAL OFFICES. UPON WRITTEN REQUEST TO THE BORROWER’S SECRETARY, A COPY OF THE STOCKHOLDERS’ AGREEMENT WILL BE PROVIDED WITHOUT CHARGE TO THE HOLDER HEREOF.

THIS NOTE MAY NOT BE ASSIGNED, NEGOTIATED OR TRANSFERRED EXCEPT AS SET FORTH HEREIN.

SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$[ ]	, 2003

FOR VALUE RECEIVED, the undersigned, Analex Corporation, a Delaware corporation (the “Borrower”), promises to pay to              (the “Holder”), the principal sum of              (            ) with interest on the unpaid balance from the date hereof, at the rate of seven percent (7%) per annum in lawful money of the United States of America, at c/o Pequot Capital Management, Inc., 500 Nyala Farm Road, Westport, CT 06880, or at such other place as the Holder may designate in writing. This Note is one of the secured, subordinated convertible promissory notes (collectively, the “Notes”) referred to in the Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement dated as of July 18, 2003 between the Borrower and the purchasers named therein (as modified and supplemented and in effect from time to time, the (“Note Purchase Agreement”) and evidences a borrowing from the Holder by the Borrower under the Note Purchase Agreement. The obligations of the Borrower under this Note are secured as provided in the Note Purchase Agreement. This Note is subject to acceleration pursuant to the terms of the Note Purchase Agreement. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.

The principal of this Note shall be due and payable in full on                      , 2007 (the “Maturity Date”).

Interest on this Note shall be due and payable in cash quarterly in arrears on each March 31, June 30, September 30 and December 31 beginning September 30, 2003 and ending with a final partial quarterly interest payment on the Maturity Date; provided, however, that if (a) the Borrower’s available cash for operations for the 12-month period immediately following the date any quarterly interest installment would otherwise be paid in cash, is less than One Million Dollars ($1,000,000) in excess of the business projections for the Borrower approved by the Board of Directors of the Borrower (the “Board”) for such 12-month period (which projections will be updated and presented to the Board for each calendar quarter) or (b) the Borrower’s payment of such interest will result in a default under any Senior Indebtedness, and the Holder has received notice thereof from the Borrower, then, at the option of the Borrower, the accrued interest on this Note may be added to the principal of this Note rather than being paid in cash. The Borrower shall provide the Holder with five (5) days’ prior written notice of the exercise of such option in accordance with the terms of Section 9(d) below which notice shall set forth in reasonable detail the calculations of such cash available for operations and the Borrower’s projections.

All computations of interest payable hereunder shall be made on the basis of the actual number of days in the period for which such interest is payable and a year of 365 or 366 days, as applicable. Notwithstanding any other provision of this Note, to the extent permitted by applicable law, interest shall be due and payable on any overdue unpaid installment of principal or interest on this Note (including amounts due and unpaid upon any acceleration of this Note) within five (5) days of its due date at a rate equal to the lesser of (i) eleven percent (11%) and (ii) the maximum rate permitted by applicable law. Notwithstanding anything to the contrary herein, interest that is accrued and added to the principal amount of this Note pursuant to the previous paragraph hereof shall not be considered overdue unless and until the principal on this Note is due.

1.    Prepayment of the Note.

1.1.    No Prepayment Prior to Eighteen Months.    The principal of this Note and the interest accrued hereon may not be prepaid without the prior written consent of the holders of a majority of the then outstanding principal amount of the Notes (a “Majority in Interest”) prior to the date that is 18 months following the Closing Date.

1.2.    Prepayment After to Eighteen Months.    After the date that is 18 months following the Closing Date, the Borrower may, at its sole option, prepay the principal of this Note and the interest accrued hereon only in accordance with the terms of Section 1.3.

1.3.    Prepayment Notice and Procedure.    The Borrower shall provide the Holder with sixty (60) days’ prior written notice (the “Prepayment Notice”) of any proposed prepayment, permitted pursuant to Section 1.2, in accordance with the terms of Section 9(d) below. The Prepayment Notice shall indicate in bold typeface that if the holders of a Majority in Interest do not notify the Company as to whether prepayment is to be made by the method described in either clause (i) or clause (ii) of Section 1.3(a) below within the time-period set forth Section 1.3(a) below, and one or more individual Holders do not select whether prepayment is to be made by the method described in either clause (i) or clause (ii) of Section 1.3(a) below within the time-period set forth in Section 1.3(b) below, the Borrower shall determine whether such holders will be prepaid in cash pursuant to clause (i) or by conversion pursuant to clause (ii) of Section 1.3(a) below after the expiration of the aggregate sixty (60) day period.

(a)    Within the forty-five (45) day period following the receipt of the Prepayment Notice, the holders of a Majority in Interest shall, in their sole discretion, be entitled to provide the Borrower with written notice of the manner of payment which shall be either: (i) cash in an amount equal to the sum of (A) the aggregate outstanding principal of this Note and (B) the net present value (discounted at the rate of seven (7%) per annum) of the interest that is accrued and unpaid as of the date of such prepayment and that would have been payable by the Borrower through the Maturity Date had such prepayment not been made or (ii) by conversion of this Note into that number of shares of the Series A convertible preferred stock, $.02 par value per share, of the Borrower (the “Series A Preferred Stock”) as is determined by dividing the aggregate outstanding principal under this Note as of the date of such prepayment by the price per share that the Holder paid to acquire shares of Series A Preferred Stock pursuant to the Note Purchase Agreement (subject to adjustments for stock splits, stock dividends and similar events and for dilutive events described in Section 5(d) of the Certificate of Designation) (the “Series A Purchase Price”) and the payment by the Borrower to the Holder of all accrued but unpaid interest under this Note as of such prepayment date, in cash or, at the sole option of a Majority in Interest, in shares of Series A Preferred Stock determined by dividing the aggregate accrued but unpaid interest under the Note as of such prepayment date by the Series A Purchase Price. Such notice shall be made to the Borrower in accordance with the terms of Section 9(d) below.

(b)    If the holders of a Majority in Interest do not provide written notice to the Borrower within the forty-five (45) day period described above, the Borrower shall promptly provide written notice in accordance with the terms of Section 9(d) below to each Holder that each Holder may within fifteen (15) days of receipt of such notice, in such Holder’s sole discretion, select whether payment is to be made pursuant to clause (i) or clause (ii) in Section 1.3(a) above.

(c)    If a Majority in Interest does not provide notice as to whether payment is to be made pursuant to clause (i) or clause (ii) of Section 1.3(a) above within the forty-five (45) day period described above and one or more individual Holders do not provide notice as to whether payment is to be made pursuant to clause (i) or clause (ii) of Section 1.3(a) above prior to the expiration of such fifteen (15) day period described above, the Borrower shall determine whether such holders will be prepaid pursuant to clause (i) or clause (ii) of Section 1.3(a) above.

(d)    If any Note issued in accordance with the Note Purchase Agreement is prepaid in whole or in part, each of the Notes issued in accordance with the Note Purchase Agreement shall be prepaid in whole or in part, pro-rata, based on the aggregate outstanding principal of and unpaid interest on each such Note as compared with the aggregate outstanding principal of and unpaid interest on all of the Notes.

(e)    Notwithstanding any other provision of this Note, it shall be a condition precedent to the right of the Borrower to prepay this Note pursuant to this Section 1 that at the time of such prepayment there shall be in effect a registration statement filed with the Securities and Exchange Commission (the “SEC”) with respect to the shares of common stock, par value $.02 per share, of the Borrower (the “Common Stock”) issuable upon conversion of the Notes and the shares of Series A Preferred Stock (including, without limitation, the shares of Series A Preferred Stock issuable upon conversion of the Notes) and the exercise of DCS Warrants and the PCS Warrants (each, as defined in the Note Purchase

Agreement), issued pursuant to the Note Purchase Agreement and such shares have been approved by and listed on the American Stock Exchange (or other stock exchange approved by the holders of a majority of the then outstanding shares of Series A Preferred Stock).

2.    Conversion.

(a)    Mandatory Conversion.    After the date that is 18 months following of the date hereof, the Borrower may cause the outstanding principal of and accrued and unpaid interest on the Notes to be converted into that number of fully paid and non-assessable shares of Common Stock determined by dividing (i) the sum of the aggregate principal amount of this Note and the interest accrued and unpaid thereon by (ii) an amount equal to the Series A Purchase Price per share then in effect if the average closing price of the Common Stock of the Borrower trading on the American Stock Exchange (or other stock exchange approved by a Majority in Interest) exceeds two and one-half (2.5) times the Series A Purchase Price for a period of twenty (20) consecutive trading days prior to the date of any such conversion. The Borrower shall provide written notice to the Holder, in accordance with Section 9(d) below, of its exercise of the option to so convert the Notes at least 24 hours prior to such conversion. Notwithstanding anything to the contrary herein, the Borrower shall in no event be permitted to convert the Notes into fully paid and non-assessable shares of Common Stock pursuant to this Section 2(a) unless at the time of the conversion there shall be in effect a registration statement filed with the SEC with respect to the shares of Common Stock issuable upon conversion of the Notes and the shares of Series A Preferred Stock (including, without limitation, the shares of Series A Preferred Stock issuable upon conversion of the Notes) and the exercise of DCS Warrants and the PCS Warrants, issued pursuant to the Note Purchase Agreement, and such shares have been approved by and listed on the American Stock Exchange (or other stock exchange approved by the holders of a majority of the then outstanding shares of Series A Preferred Stock).

(b)    Optional Conversion.    At any time and from time to time, the principal of and accrued and unpaid interest on this Note may, at the sole option of the Holder, be converted in whole or in part into that number of shares of Series A Preferred Stock determined by dividing (i) the sum of the aggregate principal amount of this Note and the interest accrued and unpaid thereon by (ii) an amount equal to one hundred and thirty five percent (135%) of the price per share that the Holder paid to acquire shares of Series A Preferred Stock pursuant to the Note Purchase Agreement (subject to adjustments for preferred stock splits, preferred stock dividends and similar events but not for dilutive events described in Section 5(d) of the Certificate of Designation).

3.    No Fractional Shares.    No fractional shares of Common Stock or Series A Preferred Stock shall be issued upon conversion of the Notes. In lieu of any fractional share to which the Holder would otherwise be entitled, the Borrower shall (after aggregating all shares into which the Notes held by each Holder could be converted) pay cash equal to such fraction multiplied by the market price per share of Common Stock or the fair market value of the Series A Preferred Stock (in each case as determined in a reasonable manner by the Board of Directors of the Borrower) at the close of business on the date of conversion.

4.    Event of Default; Remedies.    Upon the occurrence and during the continuance of an Event of Default (as defined in the Note Purchase Agreement), this Note may be accelerated in the manner described in the Note Purchase Agreement and the Holder and the Collateral Agent (as defined in the Note Purchase Agreement) shall have all of the rights and remedies provided in the Note Purchase Agreement.

5.    Waiver of Certain Rights.    Subject to any applicable notice periods, all parties to this Note, including Borrower and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be without notice or consent of any of them.

6.    Enforcement.    The Holder may enforce this Note as described in the Note Purchase Agreement.

7.    Subordination.    Repayment of this Note shall be subordinated to the extent and in the manner set forth in the Intercreditor Agreement and in the Note Purchase Agreement. The Holder hereby agrees that it will enter into a subordination agreement with any Senior Lender in connection with any Senior Credit Facility containing terms no less favorable, as a whole, to the Purchasers’ than those in the Intercreditor Agreement.

8.    Definitions.    Terms used in this Note but not previously defined shall have the following meanings.

“Certificate of Designation” means the Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Participating Preferred Stock filed in connection with the terms of the Note Purchase Agreement.

“Stockholders’ Agreement” means the Stockholders’ Voting Agreement dated as of July 18, 2003 between the Borrower, the Holder, and certain other shareholders of the Borrower, as amended.

9.    Miscellaneous.    The following general provisions apply:

(a)    This Note, and the obligations and rights of the Borrower hereunder, shall be binding upon and inure to the benefit of the Borrower, the Holder, and their respective heirs, personal representatives, successors and assigns. The Holder may transfer this Note and the shares of Series A Preferred Stock and Common Stock issuable upon conversion of this Note, and the rights and obligations attached thereto, so long as (a) any such transfer(s) comply with applicable securities laws and (b) unless such securities have been registered in accordance with all applicable securities laws and transferred pursuant to a non-private, open market transaction on the securities exchange on which the Company’s Common Stock is listed, if such transferee is not a United States citizen or an entity formed under the laws of a U.S. jurisdiction, the Holder obtains the Borrower’s consent for such transfer (which shall not be unreasonably withheld).

(b)    No amendment or waiver of any provision of the Note, nor consent to any departure by a party herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holders holding a majority of the then outstanding aggregate principal balance of the Notes. Any amendment, waiver or consent so made or effected shall be binding upon all of the Holders; provided, however, the principal amount of this Note shall not be reduced or the collateral for this Note released without the prior written consent of the holders of at least 66 2/3 of the then outstanding principal amount of the Notes. Any principal so reduced shall be so reduced proportionally for all such Holders.

(c)    All payments shall be made in such coin and currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

(d)    All notices, requests, consents and demands hereunder shall be made in writing in the manner described in the Note Purchase Agreement.

(e)    Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Note will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

(f)    This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

Signature on the following page

IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed in its corporate name by a duly authorized officer, by order of its Board of Directors as of the day and year first above written.

ANALEX CORPORATION

By:
Name:	Sterling E. Phillips, Jr.
Title:	Chief Executive Officer

Signature Page to Analex Corporation Secured Subordinated Convertible Note

for [Name of Holder]

Appendix G

FORM OF COMMON STOCK PURCHASE WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SUBORDINATED NOTE AND SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS WARRANT WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH MAY PLACE CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SECURITIES (INCLUDING THE GRANT OF AN IRREVOCABLE PROXY RELATIVE TO VOTING MATTERS). A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS SECURITY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

No. W.	Void After Expiration Date (as defined below)

WARRANT

TO PURCHASE COMMON STOCK OF

ANALEX CORPORATION

Dated                      , 2003

THIS WARRANT CERTIFIES THAT, for value received,              or its permitted transferees (the “Holder”) is entitled to purchase from ANALEX CORPORATION, a Delaware corporation (the “Company”), up to the number of fully paid and nonassessable shares (the “Shares”) of Common Stock, $.02 par value per share, of the Company, as further described and defined below.

Section 1.    Number of Shares.    The maximum number of shares of Common Stock which may be purchased upon the exercise of this Warrant is one (1) share of Common Stock for every five (5) shares of Common Stock issued or issuable upon the conversion of the [secured subordinated convertible promissory notes of the Company dated             , 2003 (the “Secured Notes”) (in the case of DCS Warrants)/Series A convertible preferred stock, $.02 par value per share, of the Company (the “Series A Preferred Stock”) (in the case of PCS Warrants)] issued to the Holder by the Company pursuant to that certain Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement, dated July 18, 2003, by and among the Company, the Holder and the purchasers named therein (the “Purchase Agreement”), which maximum number of shares of Common Stock shall initially be             . Capitalized terms used in this Warrant but not otherwise defined in this Warrant will have the meanings assigned to such terms in the Purchase Agreement.

Section 2.    Exercise Price.    The price per share at which the Holder may purchase the Common Stock shall be $3.28 per share (the “Exercise Price”), as adjusted from time to time in accordance with Section 6 hereof.

Section 3.    Expiration Date.    This Warrant shall expire at 5:00 p.m. New York Time on the tenth anniversary of the Closing Date (the “Expiration Date”). Upon the Expiration Date, all rights of the Holder to purchase Common Stock pursuant to this Warrant shall immediately terminate.

Section 4.    Exercise and Payment.

Section 4.1    Exercise.    The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part at any time and from time to time, by the surrender of this Warrant (together with a duly executed notice of exercise in the form attached hereto as Exhibit A-1) at the principal office of the Company, and by the payment to the Company, by wire transfer of immediately available funds, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

Section 4.2    Net Issue Election.    The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion (together with a duly executed exercise notice in the form attached hereto as Exhibit A-2) at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of shares of Common Stock as is computed using the following formula:

X = Y (A-B)

        A

where

X	=	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 4.2.

Y	=	the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.2.

A	=	the Fair Market Value of one share of Common Stock, as determined in accordance with Section 7 herein, as at the time the net issue election is made pursuant to this Section 4.2.

B	=	the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.2.

Section 4.3    Stock Certificates.    In the event of the exercise of all or any portion of this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Holder by the Company at the Company’s own expense (including the payment by the Company of any applicable issue taxes or governmental charges imposed in connection with the issuance or delivery of the Common Stock) within a reasonable time, which shall in no event be later than ten (10) days thereafter and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

If this Warrant shall be surrendered for exercise within any period during which the transfer books for shares of the Common Stock or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

Section 5.    Stock Fully Paid; Reservation of Shares.    All of the Shares issuable upon the exercise of this Warrant will, upon issuance and receipt of the Exercise Price therefor, be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and free and clear of all taxes, liens, encumbrances and charges with respect to the issue thereof. During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of this Warrant.

Section 6.    Adjustment of Exercise Price and Number of Shares.    The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

Section 6.1    Adjustments for Subdivisions of Common Stock.    If the number of shares of Common Stock outstanding at any time is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split up of stock, then the Exercise Price then in effect shall, concurrently with the effectiveness of such dividend, subdivision or split up, be proportionately decreased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased in proportion to such increase of outstanding shares of Common Stock.

Section 6.2    Adjustments for Combinations Common Stock.    If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then the Exercise Price then in effect shall, concurrently with the effectiveness of such combination, be proportionately increased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

Section 6.3    Adjustments for Stock Dividends and Other Distributions.    If the Company at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Company not made on a pro rata basis from all holders of any class of the Company securities) payable in property or in securities of the Company other than shares of Common Stock, then and in each such event the Holder of this Warrant shall receive at the time of exercise, the amount of property or the number of securities of the Company that the Holder would have received had it exercised this Warrant immediately prior to such event.

Section 6.4    Adjustments for Reclassification, Exchange and Substitution.    Upon a Notice Event (as defined below), if the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, merger, reclassification or otherwise (other than a subdivision or combination of shares provided for above) this Warrant shall thereafter be exercisable into, in lieu of the number of shares of Common Stock which the Holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the Holder upon exercise of this Warrant immediately before that change.

Section 6.5    Notice of Certain Events.    In the event (each, a “Notice Event”): (a) the Company authorizes the issuance to all holders of Common Stock rights or warrants to subscribe for or purchase shares of its capital stock, or any other subscription rights or warrants; (b) the Company authorizes the distribution to all holders of Common Stock evidences of indebtedness or assets or other securities; (c) of any capital reorganization or reclassification of Common Stock, other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock; (d) of any liquidation or merger to which the Company is a party and for which approval of any of the Company’s holders of Common Stock is required, other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the shares of Common Stock issuable upon the exercise of this Warrant; (e) of the conveyance or transfer of the Company’s properties and assets, substantially as an entirety; or (f) of the Company’s voluntary or involuntary dissolution, liquidation or winding-up; then, in each case, the Company shall cause to be mailed by certified mail to the Holder, at least 10 days prior to the applicable record or effective date hereinafter specified, a notice stating the material terms relating to the exercise of the Warrants, the name, title and telephone number of a Company representative who shall be available to answer any questions relating to such exercise and the dates as of which (i) the holders of Common Stock of record will be entitled to receive any such rights, warrants or distributions are to be determined, (ii) such Notice Event is expected to become effective and (iii) that Holders of record of Warrants shall be entitled to exchange or sell their shares of Common Stock issuable upon the exercise of this Warrant for securities or other property, if any, deliverable upon such Notice Event. In addition, if the Company receives written notice that a purchase, tender or exchange offer has been made to the holders of more than 50% of the outstanding Common Stock, the Company shall give the Holder reasonable notice (but will not be required to give not more than 10 days notice) thereof.

Section 7.    Fractional Shares.    No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of such fractional shares the Company shall make a cash payment therefor based upon the fair market value of the Common Stock on such date as determined by the Company’s Board of Directors.

Section 8.    Restrictions on Transfer.

Section 8.1    Transfer.    The Holder may transfer this Warrant and the shares of Common Stock issuable upon exercise of this Warrant, and the rights and obligations attached thereto, so long as (a) any such transfer(s) comply with applicable securities laws and (b) unless such securities have been registered in accordance with applicable securities laws and transferred pursuant to a non-private, open market transaction on the securities exchange on which the Company’s Common Stock is listed, if such transferee is not a United States citizen or an entity formed under the laws of a U.S. jurisdiction, the Holder obtains the Company’s consent for such transfer (which shall not be unreasonably withheld).

Section 8.2    Restrictive Legend.    Unless a registration statement is in effect with respect thereto, each certificate representing (i) the Shares and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend or recapitalization (collectively, the “Restricted Securities”), shall be endorsed as follows:

THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SUBORDINATED NOTE AND SERIES A PREFERRED STOCK PURCHASE AGREEMENT. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS WARRANT WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH MAY PLACE CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SECURITIES (INCLUDING THE GRANT OF AN IRREVOCABLE PROXY RELATIVE TO VOTING MATTERS). A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS SECURITY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

Section 9.    No Rights of Stockholders.    This Warrant does not entitle the Holder to any voting rights as a stockholder of the Company prior to the exercise of the Warrant. Nothing in this Warrant shall obligate the Holder to exercise this Warrant, it being understood that the decision as to whether to exercise the Warrant shall be made exclusively by the Holder.

Section 10.    No Impairment.    The Company will not, by amendment of its Certificate of Incorporation, as amended, including any certificates of designation with respect thereto, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but it will at all times in good faith assist in the carrying out of all of the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

Section 11.    Loss, Theft, Destruction or Mutilation of Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

Section 12.    Saturdays, Sundays, Holidays, etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

Section 13.    Miscellaneous.

Section 13.1    Governing Law.    This Warrant shall be governed by and construed in all respects in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

Section 13.2    Entire Agreement; Amendment.    Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in the Transaction Documents and acknowledges that it has not executed this Warrant in reliance upon any such promises, representations, understandings or warranties not contained herein or therein and that the Transaction Documents supersede all prior agreements and understandings between the parties with respect thereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in the Transaction Documents. Neither this Warrant nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the Majority Purchasers and the Company. Any amendment, waiver, discharge or termination so made or effected shall be binding upon all of the Holders.

Section 13.3    Successors and Assigns.    Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns, heirs, executors, and administrators of the Company and the Holder.

Section 13.4    Severability.    Whenever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Warrant will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

Section 13.5    Notices, etc.    All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, by overnight courier, or otherwise delivered by hand or by messenger or sent by facsimile and confirmed by mail, addressed:

(i) if to the Company, at Analex Corporation, 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303, Attention: Chief Executive Officer; and

(ii) if to the Holder, at the address of such Holder set forth on the signature page of this Warrant.

All notices shall be effective upon receipt.

Section 13.6    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 13.7    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Signatures on the following page.

This Warrant to purchase Common Stock is issued this      day of             , 2003.

ANALEX CORPORATION

By:
Name:	Sterling E. Phillips, Jr.
Title:	Chief Executive Officer

WARRANT HOLDER:

[ ]

By:	Pequot Capital Management, Inc., its Investment Manager

By:
Name:	Richard Joslin
Title:	Principal

c/o Pequot Capital Management, Inc.

500 Nyala Farm Road

Westport, CT 06680

Attention:  Amber Tencic

with a copy to:

Aryeh Davis

c/o Pequot Capital Management, Inc.

153 East 53rd Street

Citicorp Center, 35th Flr.

New York, NY 10022

Tel:  (212) 651-3420

Fax:  (212) 651-3481

THE EXERCISE OF THIS WARRANT IS SUBJECT TO THE APPLICABLE

PROVISIONS OF THE HART-SCOTT-RODINO ANTITRUST

IMPROVEMENTS ACT OF 1976, AS AMENDED

EXHIBIT A-1

NOTICE OF EXERCISE

TO: Analex Corporation,

5904 Richmond Highway,

Suite 300, Alexandria, Virginia 22303,

Attention:  Chief Executive Officer

1.    The undersigned hereby elects to purchase              shares of Common Stock, par value $.02 per share, of ANALEX CORPORATION pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

2.    Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Signature)

Title:

    (Date)

THE EXERCISE OF THIS WARRANT IS SUBJECT TO THE APPLICABLE

PROVISIONS OF THE HART-SCOTT-RODINO ANTITRUST

IMPROVEMENTS ACT OF 1976, AS AMENDED

EXHIBIT A-2

NET ISSUE NOTICE OF EXERCISE

TO: Analex Corporation,

5904 Richmond Highway,

Suite 300, Alexandria, Virginia 22303,

Attention:  Chief Executive Officer

1.    The undersigned hereby elects to purchase              shares of Common Stock, par value $.02 per share, of ANALEX CORPORATION pursuant to the terms of this Warrant, and hereby elects under Section 4.2 of this Warrant to surrender the right to purchase              shares of Common Stock pursuant to this Warrant for a net issue exercise with respect to              shares of Common Stock.

2.    Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Signature)

Title:

    (Date)

EXHIBIT B

ASSIGNMENT FORM

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                             , whose address is                             , the right represented by the attached Warrant to purchase              shares of Common Stock of ANALEX CORPORATION, to which the attached Warrant relates.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)
(Address)

Signed in the presence of:

Appendix H

SECURITIES REPURCHASE AGREEMENT

This SECURITIES REPURCHASE AGREEMENT (this “Agreement”) is entered into as of July 18, 2003 (the “Effective Date”) by and among Analex Corporation (the “Company”), Jon M. Stout (“Stout”), Patricia Stout, Shawna Stout, Marcus Stout, Stout Dynastic Trust, and S Co., LLC (collectively, the aforementioned persons and entities other than the Company, the “Sellers”).

RECITALS:

WHEREAS, each Seller is the owner of the Company securities set forth opposite such Seller’s name on Exhibit A hereto, consisting of an aggregate of 2,625,451 shares of Common Stock (the “Stock”), warrants to purchase an aggregate of 1,134,088 shares of Common Stock (the “Warrants”) and options to purchase an aggregate of 75,000 shares of Common Stock (the “Options” and together with the Stock and the Warrants, the “Securities”); and

WHEREAS, the Company desires to repurchase from each Seller, and each Seller desires to sell to the Company the Securities held by such Seller and set opposite such Seller’s name on Exhibit A on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Sellers, intending to be legally bound, hereby agree as follows:

1.    Repurchase of the Repurchased Stock.    Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each Seller, severally and not jointly, agrees to sell, transfer and assign to the Company, and the Company agrees to purchase from such Seller, the Securities in the manner described in Section 2, being all of the securities of the Sellers in the Company whether of record, as a beneficial owner, or otherwise (except that Stout will retain those shares of Common Stock of the Company described in the footnote on Exhibit A (the “Retained Stock”), subject to the terms of this Agreement).

2.    Consideration to Sellers.

(a)    Share Purchase Price.    Subject to the conditions set forth herein, the Company agrees to pay and the Sellers, severally and not jointly, agree to accept a price of $2.63 per share for each respective share of Stock owned by each Seller (the “Share Purchase Price”). The Share Purchase Price was calculated by taking a 5% discount to the average closing price of the Company’s Common Stock for the 90 trading days preceding June 19, 2003, the date that certain parties hereto agreed to the transactions contemplated hereby (subject to various conditions). The average closing price for such period was approximately $2.76, resulting in the $2.63 Share Purchase Price, after the 5% discount referred to above.

(b)    Options and Warrants.    Upon the terms and subject to the conditions set forth herein, the Company and the Sellers, severally and not jointly, agree to terminate the Options and Warrants. Accordingly, each Seller and Purchaser agree that each Option and each Warrant held by such Seller and set forth opposite such Seller’s name on Exhibit A, shall be terminated upon the payment by the Company to the applicable Seller of an amount equal to the product of (a) the Share Purchase Price less the exercise price per share required for the exercise of the applicable warrant or option multiplied by (b) the number of shares of Common Stock that such Seller would receive upon exercise of the applicable option or warrant (the “Termination Payment”). Calculations showing the Termination Payment for each Option and each Warrant are set forth on Exhibit A.

(c)    Aggregate Purchase Price.    The aggregate consideration to be received by the Sellers for the Securities will be $9,166,844.21 (the “Aggregate Purchase Price”), with each Seller to receive the amount set forth opposite such Seller’s name on Exhibit A. The Aggregate Purchase Price shall be paid in immediately available funds on the date that the all of the conditions set forth in Section 7 have been achieved or their achievement has been waived by Company and all of the conditions set forth in Section 8 have been achieved or their achievement has been waived by the Sellers (the “Closing Date”). The closing of the transactions provided for herein on the Closing Date is referred to as the “Closing.”

3.    Effective Date Deliveries.

(a)    On the Effective Date, each Seller shall deliver or cause to be delivered to the Company:

(i)    all certificates representing the Stock held by such Seller as shown on Exhibit A, which certificates shall be accompanied by duly executed stock powers from such Seller in the form attached hereto as Exhibit B, to be held by the Company in escrow and released to the Company at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or such Seller withdraws pursuant to Section 10; provided, however, that if any certificate representing any of the Stock held by any Seller shall have been lost, stolen or destroyed, then such Seller shall deliver a fully executed affidavit of that fact (including reasonable indemnity provisions in connection therewith) in form reasonably acceptable to the Company and its counsel;

(ii)    the original Warrants held by such Seller (if any) as shown on Exhibit A, to be held by the Company in escrow and released to the Company and marked cancelled at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or such Seller withdraws pursuant to Section 10; provided, however, that if any Warrant held by any Seller shall have been lost, stolen or destroyed, then such Seller shall deliver a fully executed affidavit of that fact (including reasonable indemnity provisions in connection therewith) in form reasonably acceptable to the Company and its counsel;

(iii)    the original Notices of Grant and Option Agreements in connection with such Option held by such Seller (if any) as shown on Exhibit A, to be held by the Company in escrow and released to the Company and marked cancelled at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or such Seller withdraws pursuant to Section 10;

(iv)    an executed original signature page to the Voting Termination Agreement in the form attached hereto as Exhibit C (the “Voting Termination Agreement”), to be held by the Company in escrow and released to the Company at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or such Seller withdraws pursuant to Section 10;

(v)    an executed original signature page to the Registration Rights Termination Agreement in the form attached hereto as Exhibit D (the “Registration Rights Termination Agreement”), to be held by the Company in escrow and released to the Company at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or such Seller withdraws pursuant to Section 10; and

(vi)    an executed original signature page to the Voting Agreement by and among the Company certain of its stockholder in the form attached hereto as Exhibit E.

(b)    On the Effective Date, Stout shall:

(i)    execute and deliver to the Company a counterpart signature page to the Employment Termination Agreement in the form attached hereto as Exhibit F (the “Employment Termination Agreement”), to be held by the Company in escrow and released to the Company at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or Stout withdraws pursuant to Section 10; and

(ii)    execute and deliver to the Company a counterpart signature page to the Non-Competition Agreement attached hereto as Exhibit G (the “Non-Competition Agreement”), to be held by the Company in escrow and released to the Company at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or Stout withdraws pursuant to Section 10.

(c)    On the Effective Date, each of Stout and Shawna Stout shall deliver to the Company a signed Director Resignation in the form attached hereto as Exhibit H, to be held by the Company in escrow and released to the Company at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or Stout withdraws pursuant to Section 10.

For the avoidance of doubt, none of the Effective Date deliverables described above may be terminated, amended or cancelled by any Seller except in connection with (x) the termination of this Agreement pursuant to Section 10, (y) the withdrawal of a Seller pursuant to Section 10, or (z) an amendment to this Agreement or waiver of a provision of this Agreement pursuant to the terms of Section 18.

4.    Representations and Warranties of Sellers.    Each Seller represents and warrants, severally and not jointly, as follows:

(a)    such Seller is the sole legal, beneficial and record owner of the Securities set forth opposite such Seller’s name on Exhibit A, free and clear of any and all liens, claims, charges, rights or other encumbrances of any kind or nature whatsoever, and such Seller does not own, directly or indirectly, any additional Company securities (except that Stout will retain the Retained Stock, subject to the terms of this Agreement);

(b)    the execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby have been duly and lawfully authorized and approved by all necessary action on the part of such Seller, and such Seller has the full power and authority to enter into and perform such Seller’s obligations under this Agreement;

(c)    this Agreement constitutes the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to principles of public policy and bankruptcy, insolvency and similar laws affecting the rights of creditors generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought;

(d)    the consummation of the transactions contemplated by this Agreement (i) does not and will not (with or without the passage of time) contravene any provision of the formation or organizational documents of such Seller (if applicable), as in effect of the date hereof, (ii) does not and will not (with or without the passage of time) violate any law or regulation, or any order or decree of any court or governmental authority applicable to such Seller, (iii) does not and will not (with or without the passage of time) conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material contract or agreement of such Seller, and (iv) does not and will not (with or without the passage of time) result in the creation or imposition of any lien or encumbrance on the Securities;

(e)    the consummation by such Seller of the transactions contemplated by this Agreement does not require and will not (with or without the passage of time) require the consent or approval of any other person or entity including without limitation any governmental authority;

(f)    no agent, broker, investment banker, person or firm acting under the authority of such Seller is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein; and

(g)    Such Seller acknowledges that it is capable of evaluating the merits and risks of the transactions contemplated hereby, such Seller has had an adequate opportunity to ask questions and receive answers from the Company concerning any and all matters relating to the transactions described herein and has had the opportunity to review the terms and conditions of the Agreement with legal counsel of its choice, and such Seller has decided to sell the Securities based upon such Seller’s review and investigation of the Company. Neither the Company nor any other party has made any oral or written representation, inducement, promise or agreement to Seller in connection with the sale of the Securities, other than as expressly set forth in this Agreement.

5.    Representations and Warranties of the Company.    The Company represents and warrant to each Seller that:

(a)    other than the requirement that the Company obtain stockholder consent, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and lawfully authorized and approved by all necessary corporate action on the part of the Company, and the Company has the full corporate power and authority to enter into and perform its obligations under this Agreement;

(b)    this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to principles of public policy and bankruptcy, insolvency and similar laws affecting the rights of creditors generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought;

(c)    the consummation of the transactions contemplated by this Agreement (i) does not and will not (with or without the passage of time) contravene any provision of the Certificate of Incorporation or bylaws of the Company, as in effect of the date hereof, (ii) does not and will not (with or without the passage of time) violate any law or regulation, or any order or decree of any court or governmental authority applicable to the Company, and (iii) does not and will not (with or without the passage of time) conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material contract or agreement of the Company;

(c)    the consummation by the Company of the transactions contemplated by this Agreement does not require and will not (with or without the passage of time) require the consent or approval of any other person or entity including without limitation any governmental authority, other than (i) the approval of the Company’s stockholders, (ii) approvals required pursuant to American Stock Exchange rules and regulations, (iii) the consent of Bank of America, N.A. (the “Bank”), pursuant to that certain Credit Agreement by and between the Bank and the Company dated as of November 2, 2001 (as amended and in effect on the date hereof) and (iv) any other consents listed on the Disclosure Schedule to that certain Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement (“Purchase Agreement”) of even date herewith by and among the Company, the purchasers named therein and the collateral agent named therein;

(e)    no agent, broker, investment banker, person or firm acting under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein; and

(f)    the Company acknowledges that such Seller is capable of evaluating the merits and risks of the transactions contemplated hereby, the Company has had an adequate opportunity to ask questions and receive answers from the Sellers concerning any and all matters relating to the transactions described herein, and the Company has had the opportunity to review the terms and conditions of the Agreement with legal counsel of its choice. Neither the Sellers nor any other party has made any oral or written representation, inducement, promise or agreement to the Company in connection with the purchase of the Securities, other than as expressly set forth in this Agreement.

6.    Closing Deliveries.

(a)    At the Closing, the Company shall:

(i)    pay each Seller the amount of cash, in immediately available funds, set forth opposite the name of such Seller on Exhibit A;

(ii)    execute a counterpart signature page to the Employment Termination Agreement and deliver Stout a lump sum cash payment of $280,000 less applicable withholding taxes, in immediately available funds, pursuant to the terms of the Employment Termination Agreement;

(iii)    deliver Stout a lump sum cash payment of $50,000, in immediately available funds, as the first installment pursuant to the terms of the Non-Competition Agreement; and

(iv)    deliver a Closing Certificate to the Sellers in the form attached hereto as Exhibit I.

(b)    At the Closing, each Seller shall deliver or cause to be delivered to the Company a Closing Certificate in the form attached hereto as Exhibit I.

7.    Conditions Precedent to the Obligations of the Company. The obligations of the Company to be performed under this Agreement are subject to fulfillment of the following conditions:

(a)    The representations and warranties of each Seller made in this Agreement shall be true and correct in all material respects when made and shall also be true and correct on and as of the Closing Date in all material respects, with the same effect as though such representations and warranties had been made at and as of such date;

(b)    The Sellers shall have performed or complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing Date;

(c)    The Company’s stockholders shall have approved the transactions contemplated by this Agreement and by the Purchase Agreement (collectively, the “Transactions”);

(d)    The Company shall have received a bring-down fairness opinion from Houlihan Lokey Howard & Zukin (or such other financial advisor acceptable to the Company’s board of directors) as to the fairness of the Transactions, dated as of the date that the Company’s stockholders approve the Transactions, in a form acceptable to the Company’s board of directors; and

(e)    The Company shall have closed the Transactions.

8.    Conditions Precedent to the Obligations of the Sellers.    The obligations of the Sellers to be performed under this Agreement are subject to fulfillment of the following conditions:

(a)    Representations and warranties of the Company made in this Agreement shall be true and correct in all material respects when made and shall also be true and correct on and as of the Closing Date in all material respects, with the same effect as though such representations and warranties had been made at and as of such date; and

(b)    The Company shall have performed or complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing Date.

9.    Indemnification.

(a)    Survival.    All agreements, representations and warranties contained herein made in writing by or on behalf of the parties hereto in connection with the transactions contemplated hereby whether in this Agreement or any other instrument or document delivered in connection herewith shall survive the Closing Date.

(b)    Hold Harmless.    Each party covenants and agrees with the others that it shall hold the others harmless from and hereby indemnify the other against any and all damages, costs, expenses or other liabilities, including attorneys’ fees (referred to herein as “damages”) resulting to the other and arising from the material inaccuracy of or omission in or the material breach of any conditions of the representations, warranties, covenants or agreements made by such party in this Agreement, or for the gross negligence, willful misconduct or fraud of such party in connection with this Agreement, the Voting Termination Agreement, the Employment Termination Agreement, the Registration Rights Termination Agreement or the Non-Competition Agreement; provided, however, that (i) other than Stout, in no event shall the aggregate liability of any Seller under this Section 9 exceed the amount of the portion of the Aggregate Purchase Price actually received by such Seller and (ii) in no event shall the aggregate liability of Stout under this Section 9 exceed the Aggregate Purchase Price.

(c)    Notice.    If at any time after the Closing any party has reason to believe that it is entitled to indemnification under Section 9(b) or any claim or dispute exists that could, unless successfully defended, entitle such party to indemnification under Section 9(b), the party claiming indemnification (the “Indemnified Party”) shall promptly give notice in writing to the other party (the “Indemnifying Party”) of the facts entitling the Indemnified Party to indemnification or the nature of the claim or dispute, if it can reasonably do so. The Indemnifying Party shall have the right to defend, settle or compromise any claim or dispute that would entitle the Indemnified Party to indemnification, at its expense, through counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that in the event of a conflict of interest between the Indemnified Party and the Indemnifying Party, the Indemnified Party shall be entitled to be represented by separate counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, at the expense of the Indemnifying Party. If the Indemnifying Party refuses or fails promptly to defend or compromise any such claim or dispute, or in the event such defense of such claim or dispute is not successful, or if the Indemnified Party is otherwise entitled to indemnification under Section 9(b), the Indemnifying Party shall promptly pay or reimburse the Indemnified Party in the full amount of any damages which the Indemnified Party becomes obligated to pay or pays at any time as a result of any of the matters specified in Section 9(b).

(d)    Exclusive Remedy.    This Section 9 shall be the parties exclusive remedy for damages (exclusive of specific performance, injunctive relief or other equitable relief) under this Agreement, except for damages caused by fraud or intentional misrepresentation.

10.    Termination; Withdrawal.    If the Closing does not occur prior to the earlier to occur of (a) October 15, 2003 and (b) the date that either the Company or Pequot validly terminates the Transactions, then (i) any Seller may withdraw from this Agreement by delivering a notice of such withdrawal in writing to the Company, and the terms of this Agreement shall thereafter not be binding upon such Seller and (ii) the Company may terminate this Agreement upon written notice to the Sellers. The Company hereby agrees to promptly notify Sellers if the Company or Pequot validly terminates the Transactions.

11.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts when taken together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by facsimile transmission) by all of the parties hereto.

12.    Expenses and Taxes.    Each party hereto shall be responsible for its, her or its own costs and expenses (including without limitation attorneys’fees) in connection with this Agreement and the negotiation, execution, delivery and enforcement hereof. In addition, the party responsible under law shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution, delivery and performance of this Agreement, and other instruments and documents to be delivered hereunder and agree to save the other party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

13.    Lock-Up Agreement; Purchase Option.

(a)    Except as provided in the next sentence, Stout hereby agrees that Stout shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Retained Stock until the date one year after the date of the Closing (the “Lock-Up”). The parties hereto acknowledge and agree that Stout may (and will) sell shares of Retained Stock pursuant to Stout’s existing 10b5-1 (the “Sale Plan”) after the Effective Date until the number of Retained Shares equals 100,000, at which time he will use all reasonable best efforts consistent with applicable law and the Company’s insider trading policy to terminate the Sale Plan; provided, however, that if notwithstanding the foregoing Stout is unable to terminate the Sale Plan when the number of Retained Shares equals 100,000, then the parties acknowledge the number of Retained Shares remaining upon the termination of the Sale Plan may be less than 100,000 shares.

(b)    Stout hereby acknowledges that currently he intends to gift all of the Retained Shares remaining after the termination of the Sale Plan (the “Gift Shares”) at some time after the Closing to an affiliate of the University of Chicago (“Chicago”). If Stout does gift these shares to Chicago prior to the first anniversary of the Effective Date, Stout shall ensure that such shares remain subject to the Lock-Up until the first anniversary of the Effective Date.

(c)    If Stout does not gift the Gift Shares to Chicago but instead seeks to Transfer (as defined below) the Gift Shares to any other person or entity prior to February 15, 2006, Stout shall notify the Company in writing 30 days prior to such Transfer and offer the Company the right to purchase all or part of the Gift Shares for $2.63 per share (the “Transfer Notice”). If the Company does not accept the offer in the Transfer Notice within such 30-day period, Stout shall be free to Transfer in accordance with all applicable securities laws the Gift Shares to any other person or entity. If the Company desires to accept the offer in the Transfer Notice within such 30-day period, it shall sent a written notice to Stout (the “Acceptance Notice”), setting forth the number of Gift Shares it elects to purchase and setting a date, not later than 10 days after the Acceptance Notice, when it will pay $2.63 per share for the Gift Shares it elects to purchase. The closing of the purchase and sale of the shares set forth in the Acceptance Notice shall occur at the time and place set forth in the Acceptance Notice. If Stout should Transfer any Gift Stock in contravention of the Company’s purchase rights set forth above, such Transfer shall be void and the Company shall not be required to effect such Transfer on its stock transfer books nor will it treat any alleged transferee as the holder of record of such shares. As used herein, “Transfer” shall mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Gift Stock.

(d)    If Stout does not gift the Gift Shares to Chicago or otherwise Transfer the Gift Shares pursuant to Section 13(c) prior to January 31, 2006, Stout shall send a written notice to the Company on or prior to January 31, 2006 offering the Company the right to purchase the Gift Shares for $2.63 per share on or prior to February 15, 2006 (the “Final Option Notice”). If the Company does not accept the offer in the Final Option Notice within such 15-day period, Stout shall be free to retain such shares or to Transfer the Gift Shares to any other person or entity and the provisions of this Section 13 shall no longer apply to the Gift Shares. If the Company desires to accept the offer in the Final Option Notice, it shall send a written notice to Stout prior to February 15, 2006 (the “Final Offer Acceptance Notice”), setting forth the number of Gift Shares it elect to purchase and setting a date, not later than 10 days after the Final Offer Acceptance Notice, when it will pay $2.63 per share for such Gift Shares that it elects to purchase. The closing of the purchase and sale of such shares shall occur at the time and place set forth in the Final Offer Acceptance Notice.

14.    Prior Agreements.    This Agreement constitutes the entire agreement among the Company and the Sellers with respect to the subject matter hereof and supersedes any prior understandings or agreements concerning the subject matter hereof.

15.    Mutual Drafting.    This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any of the parties hereto.

16.    Severability.    The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed and reformed to the fullest extent possible.

17.    Governing Law and Forum.    This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware without regard to its conflict of laws provisions. Exclusive jurisdiction and venue for any litigation arising under this Agreement is in the Eastern District of Virginia for Federal matters and Fairfax County court for State matters and both parties hereby consent to such jurisdiction and venue for this purpose.

18.    Amendment and Waiver.    Except as otherwise expressly provided herein, this Agreement may be amended by the parties hereto by execution of an instrument in writing signed on behalf of (a) the Company and (b) the Sellers entitled to receive a majority of the funds the Company would be required to pay all of the Sellers under this Agreement on the Closing Date (a “Majority in Interest”). Any action, extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party. An action, extension or waiver signed by a Majority in Interest shall bind all of the Sellers.

19.    Headings.    Paragraph and subparagraph headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of the Agreement for any other purpose.

20.    Parties in Interest; Third Party Beneficiaries.    All of the terms and provisions of this Agreement shall be binding on and inure to the benefit of and be enforceable by the heirs, representatives, successors in interest, and assigns of the respective parties hereto. Notwithstanding the foregoing, each Seller agrees that it shall not transfer any Securities prior to first to occur of the Closing Date or the termination of this Agreement or withdrawal of such Seller pursuant to the Section 10 hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this SECURITIES REPURCHASE AGREEMENT to be executed as of the date set forth above.

COMPANY:

Analex Corporation

By:	/s/ STERLING E. PHILLIPS, JR
Sterling E. Phillips, Jr. President and Chief Executive Officer

SELLERS:

By:	/s/ JON M. STOUT
Jon M. Stout, individually

By:	/s/ PATRICIA STOUT
Patricia Stout, individually

By:	/s/ MARCUS STOUT
Marcus Stout, individually

By:	/s/ SHAWNA STOUT
Shawna Stout, individually

Stout Dynastic Trust

By:	/s/ JON M. STOUT
Jon M. Stout, Trustee

S Co., LLC

By:	/s/ JON M. STOUT
Jon M. Stout, Managing Partner

[Signature Page to Securities Repurchase Agreement]

Exhibit A

Securities

	CONSIDERATION	SECURITIES
Name	For All Securities	Shares of Common Stock*	Common Stock Warrants	Stock Options
Jon M. Stout	$600,623.45	23,238	235,161	65,000
Patricia W. Stout	$879,016.21	166,634	230,769	—
Stout Dynastic Trust	$5,261,741.64	1,515,422	668,158	—
S Co., LLC	$1,947,791.15	740,605	—	—
Shawna Stout	$241,560.88	89,776	—	10,000
Marcus Stout	$236,110.88	89,776	—	—

Total	$9,166,844.21	2,625,451	1,134,088	75,000

*	Stout Stock holdings reflect the agreement that he will retain certain shares of Common Stock (less than 110,000) as of the Effective Date, subject to the terms of this Agreement.

Warrant and Option Purchases

Holder	Option/ Warrant	Date	Underlying Shares	Exercise Price per Share	Aggregate Exercise Price	Price For Underlying Common Stock	Purchase Price
Jon M. Stout	Warrant	03/30/00	235,161	$0.72	$169,315.92	$618,473.43	$449,157.51
Jon M. Stout	Option	03/31/00	15,000	$1.64	$24,600.00	$39,450.00	$14,850.00
Jon M. Stout	Option	09/29/00	50,000	$1.12	$56,000.00	$131,500.00	$75,500.00
Patricia W. Stout	Warrant	03/30/00	230,769	$0.72	$166,153.68	$606,922.47	$440,768.79
Stout Dynastic Trust	Warrant	03/30/00	668,158	$0.72	$481,073.76	$1,757,255.54	$1,276,181.78
Shawna Stout	Option	12/05/01	5,000	$1.75	$8,750.00	$13,150.00	$4,400.00
Shawna Stout	Option	01/29/03	5,000	$2.42	$12,100.00	$13,150.00	$1,050.00

Appendix I

CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT (the “Agreement”), dated              , 2003 is entered into by and between ANALEX CORPORATION, a Delaware corporation (the “Company”), and JON M. STOUT (the “Seller”) and shall be effective simultaneously with the Closing of the transactions described in the Repurchase Agreement, as described below (the “Effective Date”).

WHEREAS, pursuant to the terms of the Securities Repurchase Agreement, dated as of                         , 2003 (the “Repurchase Agreement”) by and among the Company, the Seller, Patricia Stout, Shawna Stout, Marcus Stout, the Stout Dynamic Trust, and S Co., LLC, the Company will acquire all rights, title and interest in and to an aggregate of 2,625,451 shares of Common Stock (the “Stock”), warrants to purchase an aggregate of 1,134,088 shares of Stock (the “Warrants”) and options to purchase an aggregate of 75,000 shares of Stock, of the Company (the “Options”) (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Repurchase Agreement);

WHEREAS, the Company desires to repurchase from Seller, and Seller desires to sell to the Company 146,468 shares of Stock, 235,161 Warrants and 65,000 Options at a price of $2.63 per share;

WHEREAS, the Seller has agreed, as a condition precedent to the consummation of the transactions contemplated by the Repurchase Agreement (the “Contemplated Transactions”), among other things, to (i) execute and deliver this Agreement, (ii) resign as (a) Chairman of the Board of Directors, (b) a director, and (c) an employee, of the Company, and (iii) terminate a voting agreement that Seller had entered into with certain other stockholders of the Company; and

WHEREAS, the Seller will receive substantial economic benefits upon the consummation of the Contemplated Transactions.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Seller, intending to be legally bound, agree as follows:

1.    Payments.    In consideration of the non-competition, non-solicitation, non-disturbance and confidentiality provisions embodied in Sections 2, 3 and 4 below, the Company shall pay to Seller six hundred thousand dollars ($600,000) in accordance with the following schedule:

(a)    a cash payment in the amount of fifty thousand dollars ($50,000) (the “Initial Payment”) on the Effective Date; and

(b)    thereafter, on the date that is three months after the Effective Date and at the end of each of the next ten (10) three-month periods thereafter, the Company shall pay to Seller an additional cash payment of fifty thousand dollar ($50,000) (“Additional Payments” and together with the Initial Payment, the “Payments”).

2.    Non-Competition.

(a)    As an officer and director of the Company, the Seller has acquired knowledge of Confidential Information (as defined below), trade secrets and know-how of the Company. The Seller acknowledges that the Confidential Information (as defined below), trade secrets and know-how to which he has had access would play a significant role were he to directly or indirectly be engaged in any business in Competition (as defined below) with the Company and/or any of its present or future subsidiaries, or successors or assigns permitted hereunder (a “Covered Party). For three (3) years following the Closing Date, the Seller agrees that, without the prior written consent of the Company, he will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, director, consultant, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in (other than a passive ownership or investment position of less than five percent (5%) in any company whose shares are publicly traded), any business, which is in Competition (as hereinafter defined) with a Covered Party.

(b)    For purposes of this Section 3, a business shall be deemed to be in “Competition” with a Covered Party if (i) it is engaged in any business carried on by the Company or any of its current subsidiaries (or in any business in which the Company or any of its current subsidiaries has taken concrete steps towards engaging) as of the date hereof (the “Business”), (ii) provides goods or services to Customers of a Covered Party or prospective customers to which a Covered Party has made a bid to sell goods or services, and (iii) operates in any location in which the business of any Covered Party is then being conducted or its products or services are being sold.

(c)    Excepted Activities.    Notwithstanding any provision of this Agreement to the contrary, Seller shall not be prohibited or restricted by this Agreement from performing or engaging in any activity that does not constitute Competition with a Covered Party, which the Covered Parties agree shall include any of the following: (i) performing speaking engagements and receiving honoraria in connection with such engagements; (ii) becoming and performing as a director of a private or public company not engaged in Competition with a Covered Party; or (iii) becoming and performing as an employee, officer, member or director of a non-profit organization, trade association or industry group.

3.    Other Restrictive Covenants.    The Seller covenants and agrees as follows:

(a)    Non-Solicitation.    For a period of three (3) years following the Closing Date, the Seller shall not, individually or on behalf of any other Person, directly or indirectly:

(i)    (A)    seek to induce or otherwise cause any client or customer of the Business under contract with any Covered Party or any prospective client or customer of the Business to which any Covered Party has made or intends to make a proposal at that time to (1) cease being a Business customer of or to not become a Business customer of any Covered Party, (2) divert any business of such customer with respect to the Business from any Covered Party, or otherwise to discontinue or alter in a manner adverse to any Covered Party, such business relationship relating to the Business, or (3) otherwise interfere with, disrupt, or attempt to interfere with or disrupt, the contractual relationship between any Covered Party and any of its customers or clients, suppliers or consultants, in each case relating to the Business, or employees, or (B) solicit for business, provide services to or do business with any client or customer of any Covered Party with respect to the Business or any potential customer solicited by any Covered Party with respect to the Business, except that nothing herein shall restrict the ability or right of Seller to become employed by any government agency, or

(ii)    without the prior written consent of the applicable Covered Party, directly or indirectly hire, solicit or encourage to leave the employment or service of any Covered Party, any officer or employee of, or any consultant to, any Covered Party, or hire or participate (with another company or third party) in the process of hiring any Person who is then, or who within the preceding six (6) months was, an employee of any Covered Party, or provide names or other information about the Company’s employees to any Person or business under circumstances which could lead to the use of that information for purposes of recruiting or hiring; provided, however that Seller shall not be deemed to have violated this clause (ii) if (a) an employee of a Covered Party responds directly to a general advertisement of another Person or business as long as Seller has no involvement or participation, either directly or indirectly, in the employment of such Person, or (b) an employee of a covered party is terminated by such Covered Party at least six months prior to the commencement of any activities of Seller that would otherwise violate this clause (ii).

(iii)    For purposes of this Agreement “Person” shall mean an individual, a corporation, an association, a limited liability company, a partnership, an estate, a trust or any other entity or organization.

(b)    Non-Disturbance.    For a period of three (3) years following the Closing Date, the Seller shall not engage in any conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or goodwill of the Business as conducted by a Covered Party or its management, or any other entity in which any Covered Party has a joint venture equity interest. In addition, during this three (3) year period, Seller shall not (i) take any action that would adversely affect any contractual or customer or supplier relationships of any Covered Party or other entity in which the Covered Party has a joint venture equity interest, including without limitation any action that would result in a diminution in business, or (ii) otherwise take any action that is known by Seller to be detrimental to the best interests of a Covered Party or other entity in which a Covered Party has a joint venture equity interest.

4.    Confidentiality.

(a)    The Seller shall keep confidential and shall not, without the prior express written consent of the Company, use, disclose, reveal, publish, transfer or provide access to any and all information relating to the Business’ products, facilities, methods, know-how, trade secrets and other intellectual property, software, source code, systems, procedures, manuals, confidential reports, product price lists, customer and supplier lists, financial information (including revenues, costs or profits associated with any of the Business’ products), bids and proposals, legal opinions, records and specifications which are owned, developed, used or retained by any Covered Party in connection with the Business and which have not been publicly disclosed (excluding limited disclosures for business purposes) and other information of any third party which any Covered Party is under an obligation to keep confidential, and any and all documentation in any form and of every kind or type relating to the foregoing (hereinafter collectively referred to as the “Confidential Information”).

(b)    Notwithstanding the foregoing limitation, the obligations set forth in Section 4(a) hereof shall not apply to any information that would constitute Confidential Information but that (i) is known or available through other lawful sources not bound by a confidentiality agreement with the disclosing party; (ii) is or becomes publicly known or generally known through no fault of the Seller; (iii) is already in the possession of the Person receiving the information through lawful sources not bound by a confidentiality agreement and through no fault of the Seller; (iv) the applicable Covered Party agrees in writing may be disclosed or (v) is required to be disclosed pursuant to Law (provided that, if possible, the applicable Covered Party is given reasonable prior written notice).

5.    Consideration.    Seller and Company hereby acknowledge and agree the Payments made by the Company to Seller under the terms of this Agreement are adequate consideration for the Seller to enter into this Agreement.

6.    Not Related to Employment.    The restrictive covenants contained in Sections 2, 3 and 4 hereof (the “Restrictive Covenants”) have been agreed to as part of the Contemplated Transactions and shall continue to apply throughout the entire stated term of this Agreement without regard to the circumstances surrounding any employment or termination of employment of Seller by any Covered Party.

7.    Rights and Remedies Upon Breach.    If the Seller breaches any of the Restrictive Covenants, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity: (a) the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, without any requirement that the Company post any bond, it being agreed that any breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company (b) the right to recover actual damages, (c) the right to terminate future payments hereunder (described in Section 1) and (d) the right to receive reimbursement for Company’s reasonable attorneys’ fees and costs incurred as a result of Seller’s breach.

8.    Severability of Covenants.    The Seller acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions.

9.    Blue-Penciling.    If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable. The Seller shall, at the Company’s request, join the Company in requesting that such court take such action.

10.    Miscellaneous.

(a)    Severability.    In case any provision in this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

(b)    Notices.    Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (if confirmed by telephone conversation), overnight delivery service or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission, or by overnight delivery service, one day after the date of deposit to such overnight delivery service or, if mailed, three days after the date of deposit in the United States mail, as follows:

(i)    if to the Company, to:

Analex Corporation

5904 Richmond Highway

Suite 300

Alexandria, Virginia 22303

Attention: Sterling E. Phillips, Jr., President & CEO

Facsimile: (973) 402-7986

with a copy (which shall not constitute notice) to:

Holland & Knight LLP

2099 Pennsylvania Avenue, N.W.

Suite 100

Washington, D.C. 20006

Attention: William J. Mutryn, Esq.

Facsimile: (202) 955-5564

if to the Seller, to:

Jon M. Stout

13380 West Polo Road, #104A

Wellington, Florida 33414

with a copy (which shall not constitute notice) to:

Foley & Lardner

3000 K Street, N.W.

Suite 500

Washington, D.C. 20007

Attention: Arthur H. Bill, Esq.

Facsimile: (202) 672-5399

Any party may, by notice given in accordance with this Section 10(b) to the other party, designate another address or entity for receipt of notices hereunder.

(c)    Entire Agreement.    This Agreement, together with the Repurchase Agreement, and the other Transaction Documents, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

(d)    Waivers and Amendments, Non-Contractual Remedies.    This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

(e)    Governing Law and Forum.    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to any conflict of laws provisions that might indicate the applicability of any other laws.

(f)    Jurisdiction; Venue.    Each of the parties hereto by its execution hereof:

(i)    irrevocably submits to the exclusive jurisdiction and venue of the Commonwealth of Virginia (the Eastern District of Virginia for Federal matters and Fairfax County court for State matters) for the purpose of any suit, action or other proceeding arising out of or based on this Agreement or the subject matter hereof; and

(ii)    waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that any such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such court.

(iii)    the parties hereto hereby consent to service of process in any such proceeding in any manner permitted by the laws of the Commonwealth of Virginia, and agree that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 10(b) is reasonably calculated to give actual notice.

(iv)    each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

(g)    Binding Effect; No Assignment.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, with respect to the Company, assigns. The rights and remedies hereunder are not assignable by the Seller or the Company, except the Company may assign its rights and remedies, together with its obligations hereunder, (i) to any one or more of its Affiliates, or (ii) in connection with a sale, transfer or other disposition of all or substantially all, of its assets or the assets of any Affiliate of the Company, without the consent of the Seller and without payment of any amounts to the Seller in connection with such assignment, provided, that the Company’s transferee shall assume all of the Company’s obligations under this Agreement, in which case the Company shall be released automatically and without any action by the Seller from its obligations hereunder; provided, further, that the Seller shall be released from her obligations hereunder if the Company’s transferee does not assume and fulfill the Company’s obligations under this Agreement.

(h)    Variations in Pronouns.    All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. Any term defined herein may be used in either its singular or plural form whether or not defined in such form.

(i)    Counterparts.    This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be an original, and all of which taken together shall constitute one and the same instrument.

(j)    Headings.    The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COMPANY:

ANALEX CORPORATION

By:
Name: Title:	Sterling E. Phillips, Jr. President and Chief Executive Officer

SELLER:

Jon M. Stout, individually

Appendix J

EMPLOYMENT TERMINATION AGREEMENT

This EMPLOYMENT TERMINATION AGREEMENT (this “Agreement”), dated as of                      , 2003, is by and between Analex Corporation (the “Company”) and Jon M. Stout (“Stout”).

RECITALS:

WHEREAS, the Company entered into an Employment Agreement with Stout dated as of January 16, 2001 (“Employment Agreement”); and

WHEREAS, the Company and Stout desire to terminate the Employment Agreement pursuant to the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Stout, intending to be legally bound, hereby agree as follows:

1.    Termination of Employment Agreement.    The parties hereby agree that the Employment Agreement is hereby terminated as of the date hereof without any additional action on the part of either party.

2.    Termination Payment.    The Company hereby acknowledges that in consideration of the termination of the Employment Agreement, and the waiver of any and all of its obligations thereunder, the Company has delivered to Stout a lump sum cash payment of $280,000 (subject to applicable withholding amounts), in immediately available funds, on the date hereof. Stout hereby represents and warrants that no additional amounts are due and owing to him in connection with the Employment Agreement or in connection with his employment with the Company.

3.    Resignation.    Stout hereby resigns as Chairman of the Board of Directors of the Company and as an officer of the Company, and acknowledges that he is no longer be an employee, officer or director of the Company.

4.    Prior Agreements.    This Agreement constitutes the entire agreement between the Company and Stout with respect to the subject matter hereof and supersedes any prior understandings or agreements concerning the subject matter hereof.

5.    Amendment.    This Agreement may be amended or modified only by a written instrument executed by each party hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced. The failure of either party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same.

6.    Severability.    The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed and reformed to the fullest extent possible.

7.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts when taken together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by facsimile transmission) by all of the parties hereto.

8.    Governing Law and Forum.    This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Virginia without regard to its conflict of laws provisions. Exclusive jurisdiction and venue for any litigation arising under this Agreement is in the Eastern District of Virginia for Federal matters and Fairfax County court for State matters and both parties hereby consent to such jurisdiction and venue for this purpose.

9.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

10.    Expenses.    Each party hereto shall be responsible for his, her or its own costs and expenses (including without limitation attorneys’ fees) in connection with this Agreement and the negotiation, execution, delivery and enforcement hereof.

11.    Mutual Drafting.    This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any of the parties hereto.

12.    Headings.    Paragraph and subparagraph headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of the Agreement for any other purpose.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed this Agreement the Execution Date.

COMPANY:

ANALEX CORPORATION

By:
Sterling E. Phillips, Jr.
President and Chief Executive Officer

STOUT:

Jon M. Stout, individually

Appendix K

INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”) is made this              day of             , 2003, by and among Bank of America, N.A., a national banking association (together with its successors and assigns are hereinafter referred to as the “Senior Lender”), Pequot Private Equity Fund III, L.P., a Delaware limited partnership, and Pequot Offshore Private Equity Partners III, L.P., a Delaware limited partnership (together with their successors and assigns are hereinafter referred to as the “Junior Lender”), and Analex Corporation, a Delaware corporation (“Analex”), and the subsidiaries of Borrower identified on the signature pages hereto (“Subsidiary Guarantors,” and, together with Analex, separately and collectively, “Borrower”).

RECITALS

A.    Analex is indebted to Junior Lender for a loan (the “Junior Loan”) in the aggregate principal amount of $10,000,000, which indebtedness is evidenced by secured subordinated promissory notes (collectively, the “Junior Note”) made by Borrower and payable to Junior Lender. The Subsidiary Guarantors have guaranteed payment of the Junior Indebtedness.

B.    Analex has executed those certain promissory notes (collectively, the “Senior Note”) with aggregate principal balances totaling $11,500,000.00 in favor of Senior Lender, payable with interest and upon the terms and conditions described therein, evidencing a loan (the “Senior Loan”), which Senior Note is secured by, among other things, a security interest (as the same may be hereafter amended, extended, restated, supplemented, increased, consolidated, renewed or otherwise modified or replaced from time to time, the “Senior Lien”) covering certain personal property more particularly described on Schedule A attached hereto and made a part hereof (the “Collateral”). The Subsidiary Guarantors have guaranteed payment of the Senior Indebtedness.

C.    The Senior Lender is unwilling to permit the indebtedness evidenced by the Junior Note and to continue the Senior Loan unless the rights of the Junior Lender under the Junior Loan Documents (hereinafter defined) are, among other things, limited such that (i) the Junior Lender can only take action against the Borrower or the Collateral to the extent provided herein while the Senior Loan remains unpaid, (ii) the Junior Lender can only take actions to delay refinance, foreclosure or collection of the Senior Loan to the extent provided herein, and (iii) the Senior Lender will control the disposition of the Junior Lender’s claims against the Borrower and the Collateral in the event of the Borrower’s bankruptcy or debtor reorganization proceedings to the extent provided herein.

D.    The Senior Lender and the Junior Lender have agreed that the Junior Loan Documents are to be subordinated such that, among other things, they will provide only the rights provided herein for payment to and enforcement by the Junior Lender until such time as the Borrower owns the Collateral free and clear of the Senior Loan Documents (hereinafter defined) and the Senior Loan has been repaid.

E.    In consideration of the consent by the Senior Lender to the issuance by Analex of the Junior Note and the execution and delivery by the Senior Lender of the Fourth Amendment to Credit Agreement substantially in the form attached hereto, Junior Lender is willing to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the Senior Lender and the Junior Lender hereby covenant and agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.01.    Definitions.    Unless otherwise defined herein, all capitalized terms used herein and defined in the Senior Loan Documents are used herein as therein defined. The following terms shall have the meanings herein specified unless the context otherwise requires (such meanings to apply to such terms in both the singular and plural forms):

“Agreement” means this Intercreditor and Subordination Agreement dated as of July 16, 2003 by and among the Senior Lender, the Junior Lender and the Borrower.

“Collateral” shall have the meaning provided in the second recital.

“Enforcement Action” means the commencement of the exercise of any remedies against Borrower to enforce the Junior Loan under the Junior Loan Documents including, without limitation, the commencement of any litigation or proceeding, including the commencement of any foreclosure proceeding, the exercise of any power of sale, the sale by advertisement, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against, or the taking of possession or control of, any of the Collateral, but specifically excludes (a) requests and demands made upon Borrower by delivery of notices to Borrower and the cure by the Junior Lender of any Default by Borrower under the Senior Loan Documents as provided herein, (b) assertion or enforcement of any right of the Junior Lender to receive payment from proceeds of a foreclosure sale of any Collateral incident to foreclosure of the liens or security interests of the Senior Loan Documents which may remain after payment of costs and expenses of such foreclosure and payment and satisfaction in full of the Senior Indebtedness and (c) the filing of claims in any Insolvency Proceeding concerning Borrower as may be required to protect and preserve the right of the Junior Lender to participate in such Insolvency Proceeding as creditor and to participate in distributions of assets of Borrower in said Insolvency Proceeding with respect to the Junior Indebtedness after payment and satisfaction in full of the Senior Indebtedness, but subject in all respects to the rights of the Senior Lender under and as provided in this Agreement and without in any way impairing or affecting the right of the Senior Lender to require performance and observance by the Junior Lender of or the obligations of the Junior Lender to perform and observe the covenants, undertakings and agreements of the Junior Lender under and as provided in this Agreement.

“Insolvency Proceeding” means any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et. seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning Borrower, any action for the dissolution of Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of Borrower, for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of Borrower or any other action concerning the adjustment of the debts of Borrower, the cessation of business by Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of Borrower in a transaction permitted under the Senior Loan Documents.

“Junior Indebtedness” shall mean, collectively, all of the indebtedness of the Borrower for borrowed money, including interest thereon and any other amounts payable in respect thereof or in connection therewith, evidenced by:

(a) the Junior Note; and

(b) the Note Purchase Agreement.

“Junior Loan” shall have the meaning provided in the first recital.

“Junior Loan Documents” shall mean the Junior Note and the Note Purchase Agreement and any and all instruments, documents and agreements now or hereafter evidencing, securing or guarantying the Junior Indebtedness.

“Junior Note” shall have the meaning provided in the first recital.

“Note Purchase Agreement” shall mean that certain Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement dated July 18, 2003 by and among the Junior Lender and Analex.

“Plan Voting Rights” means, with respect to any Person, the rights of such Person to vote to approve or reject any plan of reorganization in respect of the Borrower in an Insolvency Proceeding.

“Senior Indebtedness” shall mean, collectively, all of the indebtedness, liabilities and obligations of Borrower evidenced by the Senior Note and all amounts due or to become due pursuant to the Senior Loan Documents.

“Senior Lien” shall have the meaning provided in the second recital.

“Senior Loan” shall have the meaning provided in the second recital.

“Senior Loan Documents” shall mean the Senior Note, the Senior Lien and any and all instruments, documents and agreements now or hereafter evidencing, securing or guarantying the Senior Indebtedness.

“Senior Note” shall have the meaning provided in the second recital.

ARTICLE 2

SUBORDINATION; STANDSTILL; PAYMENTS

Section 2.01.    Subordination.    Except as set forth in Section 2.05, the Junior Lender hereby agrees that the Junior Indebtedness is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Senior Indebtedness. Except as specifically provided in Section 2.05 hereof, no payment shall be made by or on behalf of the Borrower for or on account of any Junior Indebtedness, and the Junior Lender shall not take or receive from the Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Junior Indebtedness, unless and until the Senior Indebtedness shall have been paid in full.

Section 2.02.    Standstill; Limitation on Junior Lender Rights.    (a)    Notwithstanding Junior Lender’s rights under applicable law or any provision of the Junior Loan Documents to the contrary, the Junior Lender hereby acknowledges and agrees that it shall not (A) accelerate the Junior Indebtedness or any portion thereof, or (B) take any Enforcement Action until, in any such case, the earlier of (i) the satisfaction in full of the Senior Indebtedness or (ii) the acquisition of the Senior Indebtedness by the Junior Lender. Junior Lender hereby waives any right it may have to require that the Senior Lender marshal any assets of Borrower in favor of the Junior Lender and the Junior Lender agrees that it shall not acquire, by subrogation or otherwise, any lien, estate, right or other interest in any of the Collateral or the proceeds therefrom that is or may be prior to any Senior Loan Document.

(b)    Until the earlier of (i) the satisfaction in full of the Senior Indebtedness or (ii) the acquisition of the Senior Indebtedness by the Junior Lender, the Junior Lender hereby covenants and agrees that it will not acquiesce, petition or otherwise invoke or cause any other Person to invoke the process of the United States of America, any state or other political subdivision thereof or any other jurisdiction, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case against Borrower, under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of Borrower.

Section 2.03.    Non-Interference by Junior Lender.    Until such time as the Junior Lender is permitted to take an Enforcement Action in accordance with the terms of Section 2.02 or Section 2.05, the Junior Lender shall not institute any judicial or administrative proceeding against Borrower or the Senior Lender which directly or indirectly would interfere with or delay the exercise by the Senior Lender of its rights and remedies in respect of the Collateral or any part thereof or under the Senior Loan Documents or this Agreement. Without limiting the generality of the foregoing, in the event of a bankruptcy or insolvency of Borrower, the Junior Lender shall not object to or oppose any efforts by the Senior Lender to obtain relief from the automatic stay under Section 362 of the United States Bankruptcy Code or to seek to cause such entity’s bankruptcy estate to abandon the Collateral (or any portion thereof) that is subject to the Senior Lien.

Section 2.04.    Assignment of Voting Rights.    The Junior Lender hereby absolutely, irrevocably and unconditionally assigns and sets over to the Senior Lender all of the Junior Lender’s Plan Voting Rights in any Insolvency Proceeding respecting Borrower.

Section 2.05.    Payments on Junior Indebtedness.    (a)    Except as otherwise provided in Section 2.05(b), as long as no Event of Default has occurred and is continuing under the Senior Lien or other Senior Loan Documents or would occur as a result of any such payment (taking into account scheduled payments of interest and prepayments of principal), the Junior Lender may receive and retain quarterly payments of interest and payments of principal (including prepayments) on the Junior Indebtedness pursuant to the Junior Note from Borrower.

(b)    If any such Event of Default (other than an Event of Default arising from the failure to pay any sum of money, including principal (whether due upon acceleration of maturity or otherwise), interest, fees, expenses or any other amount or an Event of Default arising from a cross-default with respect to the Junior Indebtedness which has not been waived by the Junior Lender) shall have occurred and be continuing, and if the Senior Lender has not waived such Event of Default or fails to exercise any of its remedies (other than requests and demands made upon Borrower by delivery of notices to Borrower) against Borrower within 180 days after Senior Lender has given notice of such Event of Default to Junior Lender pursuant to Section 3.01, Junior Lender may receive and retain quarterly payments of interest and payments of principal (including prepayments but excluding any principal payment the maturity of which has been accelerated) on the Junior Indebtedness pursuant to the Junior Note from Borrower and Junior Lender may undertake any Enforcement Action against Borrower, provided that any money or other property collected or received by Junior Lender pursuant to such Enforcement Action in excess of what the Junior Lender is entitled to pursuant to the Junior Loan Documents and this Section 2.05 (excluding any principal payment the maturity of which has been accelerated) shall be applied to the Senior Indebtedness until the Senior Indebtedness is satisfied in full. If Senior Lender exercises any remedy against Borrower with respect to the Senior Indebtedness, Junior Lender may exercise the same remedy against Borrower with respect to the Junior Indebtedness, provided that any money or other property collected or received by Junior Lender pursuant to the exercise of such remedy shall be applied to the Senior Indebtedness until the Senior Indebtedness is satisfied in full. Notwithstanding the foregoing, during any 360-day period, the aggregate number of days during which payments to and Enforcement Action by Junior Lender may be blocked as a result of any one such Event of Default and the failure of the Senior Lender to exercise its remedies shall not exceed 180 days.

Section 2.06.    Distributions Held in Trust.    If the Junior Lender shall receive any cash distributions in respect of, or other proceeds of, the Collateral (including, without limitation, (i) any distribution arising directly or indirectly from any lien of the Senior Lender being avoided, declared to be fraudulent, or otherwise set aside under the provisions of any law governing fraudulent conveyances or transfers, and (ii) any distribution arising directly or indirectly by reason of or in connection with an Insolvency Proceeding), in excess of what the Junior

Lender is entitled to pursuant to the Junior Loan Documents and Section 2.05 (or would have been entitled to if such Insolvency Proceeding had not occurred or if any such lien had not been avoided, declared to be fraudulent, or otherwise set aside under the provisions of any law governing fraudulent conveyances or transfers), the Junior Lender shall hold the same in trust, as trustee, for the benefit of the Senior Lender and shall promptly deliver the same to or at the direction of the Senior Lender, for the benefit of the Senior Lender in precisely the form received (except for the endorsement or assignment thereof by such Junior Lender without recourse or warranty), it being understood that it is the intention of the parties that until the Senior Indebtedness (without regard to any modifications thereof arising by reason of or in connection with an Insolvency Proceeding) is repaid in full, the Senior Lender shall receive all proceeds relating to any realization upon, distribution in respect of or interest in any of the Collateral as and to the extent set forth in the Senior Loan Documents. In the event the Junior Lender fails to make any such endorsement or assignment, the Senior Lender, or any of its officers or employees, is hereby irrevocably authorized to make the same.

ARTICLE 3

NOTICE OF DEFAULT;

SUBSTITUTE PERFORMANCE CONSENT;

JUNIOR LENDER RIGHTS; REINSTATEMENT

Section 3.01.    Notice of Default.    In the event of an Event of Default under any Senior Loan Document, the Senior Lender will provide to the Junior Lender a copy of any related notice of default delivered to Borrower, and such notice shall be sent to the Junior Lender in the manner provided for in Section 5.01. In the event of an “Event of Default” (as defined in the Note Purchase Agreement) under any Junior Loan Document, the Junior Lender will provide to the Senior Lender a copy of any related notice of default delivered to Borrower and such notice shall be sent to the Senior Lender in the manner provided for in Section 5.01.

Section 3.02.    Performance by the Junior Lender; Waiver of Subrogation.    The Senior Lender shall accept performance by the Junior Lender of any of the obligations of Borrower within the cure period, if any, set forth in the Senior Loan Documents as though performed by Borrower but the Junior Lender shall have no obligation to so perform. Notwithstanding any such performance by the Junior Lender of any such obligations of Borrower, the Junior Lender hereby absolutely and irrevocably waives, to the fullest extent permitted by applicable law, any rights it may have, by contract, at law or in equity, to be subrogated to the Senior Lender’s rights against Borrower under the Senior Loan Documents or to the Senior Lender’s liens on any of the Collateral until payment in full of the Senior Indebtedness or acquisition of the Senior Indebtedness by the Junior Lender.

Section 3.03.    Consent by the Junior Lender.    The Junior Lender hereby consents and agrees that any lawful action taken by or on behalf of the Senior Lender in the exercise of the Senior Lender’s rights and/or remedies under the Senior Loan Documents (including, without limitation, any foreclosure or acquisition of title to the Collateral or any part thereof by deed in lieu of foreclosure or otherwise) are hereby deemed to be consented to and approved by the Junior Lender in all respects.

Section 3.04.    Junior Lender Rights.    (a)    The provisions of this Agreement shall not affect the rights of Junior Lender (i) to convert the Junior Notes to equity of Borrower and (ii) as shareholders of the Borrower either generally or under the Borrower’s Stockholders’ Voting Agreement dated as of July 18, 2003.

(b)    Subject to the terms of this Agreement, the Senior Lender agrees to enter into a control agreement with the collateral agent for the Junior Lender with respect to all accounts of the Borrower held by the Senior Lender.

(c)    Promptly following payment in full of the Senior Indebtedness or acquisition of the Senior Indebtedness by the Junior Lender, the Senior Lender agrees to transfer to the collateral agent for the Junior

Lender all stock certificates of Subsidiaries of Borrower and any other Collateral held by Senior Lender. Borrower hereby consents to such transfer by the Senior Lender. This Section 3.04(c) shall survive the termination of this Agreement pursuant to Section 5.10(b).

Section 3.05    Reinstatement.    Junior Lender agrees that if at any time all or any part of any payment theretofore applied to pay the Senior Indebtedness is, or must be, rescinded or returned for any reasons whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Borrower, this Agreement shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and this Agreement shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

ARTICLE 4

ADDITIONAL REPRESENTATIONS AND COVENANTS

OF THE JUNIOR LENDER

Section 4.01.    Representations and Covenants. The Junior Lender hereby further represents, warrants, covenants and agrees with the Senior Lender as follows:

(a)    Without limiting the generality of any other provisions of this Agreement, the Senior Lender may at any time and from time to time without the consent of, or notice to the Junior Lender, and without incurring responsibility to the Junior Lender:

(1)    change the manner, place or terms of payment or performance of, and/or change or extend the time of payment or performance of, renew or alter, any portion of the Senior Indebtedness or any other obligations of any Person evidenced or secured by the Senior Loan Documents, any security therefor, or any liability incurred directly or indirectly in respect thereof;

(2)    sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Senior Indebtedness or any other obligations of any Person evidenced or secured by the Senior Loan Documents, or any liabilities incurred directly or indirectly in respect thereof, and/or any offset thereagainst;

(3)    exercise or refrain from exercising any rights against Borrower or others or otherwise act or refrain from acting;

(4)    settle or compromise any portion of the Senior Indebtedness or any other obligations of any Person evidenced or secured by the Senior Loan Documents, any security therefor or any liability incurred directly or indirectly in respect thereto;

(5)    apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of Borrower to the Senior Lender regardless of what liability or liabilities of Borrower remain unpaid or unperformed; and/or

(6)    consent to or waive any breach of, or any act, omission or default under, any of the Senior Loan Documents, or otherwise amend, modify or supplement any of the Senior Loan Documents or any other instruments or agreements executed and delivered in connection therewith or otherwise relating thereto.

(b)    The Junior Lender hereby makes the following representations and warranties to the Senior Lender as of the date hereof:

(1)    The Junior Lender has the power, authority and legal right to execute, deliver and perform this Agreement. This Agreement has been duly authorized by all necessary action of Junior Lender, duly executed and delivered by Junior Lender and constitutes valid and binding obligations of Junior Lender enforceable against Junior Lender in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(2)    Neither the execution, delivery or performance by Junior Lender of this Agreement nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Junior Lender pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which the Junior Lender is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the organizational documents of the Junior Lender.

(3)    No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by the Junior Lender of this Agreement or (ii) the legality, validity, binding effect or enforceability of this Agreement with respect to the Junior Lender.

(c)    The Senior Lender hereby makes the following representations and warranties to the Senior Lender as of the date hereof:

(1)    The Senior Lender has the power, authority and legal right to execute, deliver and perform this Agreement. This Agreement has been duly authorized by all necessary action of Senior Lender, duly executed and delivered by Senior Lender and constitutes valid and binding obligations of Senior Lender enforceable against Senior Lender in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(2)    Neither the execution, delivery or performance by Senior Lender of this Agreement nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Senior Lender pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which the Senior Lender is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the organizational documents of the Senior Lender.

(3)    No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by the Senior Lender of this Agreement or (ii) the legality, validity, binding effect or enforceability of this Agreement with respect to the Senior Lender.

ARTICLE 5

MISCELLANEOUS

Section 5.01.    Notices.    All notices requested hereunder or pertaining hereto shall be in writing, shall be deemed delivered and effective upon the earlier of (a) delivery, or (b) refusal of the addressee to accept delivery or failure of delivery after at least one attempt, in each case under this clause (b) as such events are recorded in the ordinary business records of the delivery entity, if such notice is sent by a nationally recognized express courier service, with all charges prepaid or charged to the sender’s account, or by United States Mail, certified or registered, return receipt requested, and with all postage and other charges prepaid, in either case to the applicable addresses as set forth in this Agreement, and shall be addressed as follows:

If to Senior Lender:	Bank of America, N.A.
8300 Greensboro Drive
McLean, Virginia 22012
Attn: Ms. Jessica Tencza

If to Junior Lender:	c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut 06880
Attention: Amber Tencic

with a copy to:

Aryeh Davis
c/o Pequot Capital Management, Inc.
153 East 53rd Street
New York, New York 10022

with an additional copy to:

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019-6092
Attention: E. Ann Gill

or to each such party at such other addresses as such party may designate in a written notice to the other parties.

Section 5.02.    Modification.    No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

Section 5.03.    Governing Law; Arbitration: Waiver of Jury Trial; Limitation of Liability.

(a)    Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

(b)    Arbitration; Jury Trial Waiver.

(i)    THIS PARAGRAPH CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN JUNIOR LENDER OR BORROWER (EACH A “PARTY”) AND SENIOR LENDER, WHETHER ARISING IN CONTRACT,

TORT OR BY STATUTE, INCLUDING BUT NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO: (I) THIS AGREEMENT (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS); OR (II) ANY DOCUMENT RELATED TO THIS AGREEMENT (COLLECTIVELY A “CLAIM”);

(ii)    AT THE REQUEST OF ANY PARTY OR SENIOR LENDER, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE “ACT”). THE ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF A SPECIFIED STATE;

(iii)    ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE APPLICABLE RULES AND PROCEDURES FOR THE ARBITRATION OF DISPUTES OF JAMS OR ANY SUCCESSOR THEREOF (“JAMS”), AND THE TERMS OF THIS PARAGRAPH. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS PARAGRAPH SHALL CONTROL;

(iv)    THE ARBITRATION SHALL BE ADMINISTERED BY JAMS AND CONDUCTED IN ANY U.S. STATE WHERE REAL OR TANGIBLE PERSONAL PROPERTY COLLATERAL FOR THIS AGREEMENT IS LOCATED OR IF THERE IS NO SUCH COLLATERAL, IN THE COMMONWEALTH OF VIRGINIA. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED $5,000,000, UPON THE REQUEST OF ANY PARTY OR SENIOR LENDER, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN 90 DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN 30 DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL 60 DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED AND ENFORCED;

(v)    THE ARBITRATOR(S) WILL HAVE THE AUTHORITY TO DECIDE WHETHER ANY CLAIM IS BARRED BY THE STATUTE OF LIMITATIONS AND, IF SO, TO DISMISS THE ARBITRATION ON THAT BASIS. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON JAMS UNDER APPLICABLE JAMS RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS AGREEMENT;

(vi)    THIS PARAGRAPH DOES NOT LIMIT THE RIGHT OF ANY PARTY OR SENIOR LENDER TO: (I) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF; (II) INITIATE JUDICIAL OR NONJUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; (III) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (IV) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES; AND

(vii)    BY AGREEING TO BINDING ARBITRATION, THE PARTIES AND SENIOR LENDER IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY

HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES AND LENDER IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES AND LENDER ENTERING INTO THIS AGREEMENT.

(b)    Limitation of Liability.

TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY ANY PARTY AGAINST THE SENIOR LENDER OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF IT FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

Section 5.04.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Such counterparts shall constitute but one and the same instrument and shall be binding upon, and shall inure to the benefit of, each of the undersigned individually as fully and completely as if all had signed one instrument.

Section 5.05.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the Junior Lender and the Senior Lender and their respective successors and assigns, including, as to the Senior Lender, without limitation, any holder of the Senior Note and any Affiliate of the Senior Lender which acquires all or part of the Collateral by any sale, assignment or foreclosure under the Senior Lien, by deed or other assignment in lieu of foreclosure, or otherwise.

Section 5.06.    No Third Party Beneficiaries.    Nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any Person other than the Senior Lender and the Junior Lender.

Section 5.07.    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction and this Agreement shall be interpreted to carry out the intentions of the parties to the greatest extent possible.

Section 5.08.    No Waiver.

(a)    No waiver shall be deemed to be made by the Senior Lender of any of its rights hereunder, or under the Senior Loan Documents, unless the same shall be in writing and signed by the Senior Lender, and each waiver, if any, shall be a waiver only with respect to the specific instances involved and shall in no way impair the rights of the Senior Lender in any other respect or at any other time.

(b)    No waiver shall be deemed to be made by the Junior Lender of any of its rights hereunder, or under the Junior Loan Documents, unless the same shall be in writing and signed by the Junior Lender, and each waiver, if any, shall be a waiver only with respect to the specific instances involved and shall in no way impair the rights of the Junior Lender in any other respect or at any other time.

Section 5.09.    Agreement by Borrower.    By its execution of this Agreement, Borrower agrees to be bound by the terms hereof, to observe the lien priorities and the priorities of payments set forth herein and to conduct its affairs consistently with the terms hereof.

Section 5.10.    Termination.    This Agreement shall terminate upon the earliest of (a) the conversion of all of the Junior Notes to equity of Analex, (b) payment in full of the Senior Indebtedness or acquisition of the Senior Indebtedness by the Junior Lender and (c) payment in full of the Junior Notes.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SENIOR LENDER:	BANK OF AMERICA, N.A.

By:
Name:
Title:

JUNIOR LENDER:	PEQUOT PRIVATE EQUITY FUND III, L.P.

	By:	Pequot Capital Management, Inc., its Investment Manager

By:
Name:
Title:

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS FUND III, L.P.

	By:	Pequot Capital Management, Inc., its Investment Advisor

By:
Name:
Title:

BORROWER:	ANALEX CORPORATION

By:
Name:
Title:

ADVANCED BIOSYSTEMS, INC.

By:
Name:
Title:

SYSCOM SERVICES, INC.

By:
Name:
Title:

Appendix L

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 18, 2003, is made and entered into by and among ANALEX CORPORATION, a Delaware corporation, successor by merger to Hadron, Inc. (the “Borrower”), and the subsidiaries of the Borrower identified on the signature pages hereto (the “Subsidiary Guarantors”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”).

WITNESSETH

WHEREAS, the Borrower and the Lender entered into that certain Credit Agreement dated as of November 2, 2001, as modified by that certain First Amendment to Credit Agreement dated as of August 1, 2002, Second Amendment to Credit Agreement dated as of December 20, 2002 and Third Amendment to Credit Agreement dated as of April 30, 2003 (collectively, the “Existing Credit Agreement”).

WHEREAS, the parties have agreed to amend the Existing Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART I

DEFINITIONS

1.    Certain Definitions.    Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“Amendment No. 4 Effective Date” is defined in Part III.

2.    Other Definitions.    Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

PART II

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment No. 4 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement and all other Loan Documents shall continue in full force and effect.

1.    Amendment to Section 1.1.    Each of the following definitions appearing in Section 1.1 of the Existing Credit Agreement is amended in its entirety to read as follows:

“Change of Control” shall mean the occurrence of any of the following events: (i) after the Closing Date, any Person (other than the Purchasers and their Affiliates) or two or more Persons (other than the Purchasers and their Affiliates) acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, voting stock of the Borrower (or other securities convertible into such voting stock) representing 50% or more of the combined voting power of all voting stock of the Borrower, or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower’s board of directors or whose nomination for election by the Borrower’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved and any new director designated, nominated and elected pursuant to the Stockholders’ Agreement (as defined in the Note Purchase Agreement) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

“Fixed Charges” for any period shall mean the sum of (a) Interest Expense for such period, plus (b) preferred stock cash dividends actually paid or required to be paid, plus (c) the aggregate amount of all non-compete payments made by the Borrower for such period, plus (d) without duplication, scheduled payments of principal on Indebtedness and Capitalized Lease Obligations of the Borrower for such period, all as determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, the Borrower’s payment of $280,000 to Jon Stout related to the termination of Mr. Stout’s employment agreement shall not constitute a Fixed Charge.

The following definitions are hereby added to Section 1.1 of the Existing Credit Agreement:

“Note Purchase Agreement” shall mean that certain Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement dated July 18, 2003, by and among the Borrower and the Purchasers.

“Pequot Subordination Agreement” shall mean that certain Intercreditor and Subordination Agreement to be dated the Closing Date (as defined in the Note Purchase Agreement), by and among the Lender, the Purchasers, the Borrower and the Subsidiary Guarantors, in the form of Exhibit A-4 hereto, as amended, modified and supplemented from time to time.

“Purchasers” shall mean Pequot Private Equity Fund III, L.P., a Delaware limited partnership, and Pequot Offshore Private Equity Partners III, L.P., a Delaware limited partnership.

2.    Amendment to Section 5.1(i).    Section 5.1(i) of the Existing Credit Agreement is hereby amended by adding the following new clause (vii):

(vii)    Any Default (as defined in the Note Purchase Agreement).

3.    Amendment to Section 5.14.    Section 5.14 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

5.14    Government Contracts.

At the Lender’s request, documentation necessary for compliance with the Assignment of Claims Act will be executed and delivered by the appropriate Credit Parties with respect to any Government Contract which constitutes a Material Contract. In any event, no Government Contract will be assigned pursuant to the Assignment of Claims Act to the Junior Lender (as defined in the Pequot Subordination Agreement) or any other Person; provided, however, that if a Credit Party assigns to the Lender any Government Contract pursuant to the Assignment of Claims Act, the Lender shall, subject to the Pequot Subordination Agreement and to the extent permitted by applicable law, permit the Junior Lender to be a subordinate assignee of such Government Contract or otherwise participate, on terms reasonably acceptable to the Lender, in such assignment to the Lender.

4.    Amendment to Section 6.1.    Section 6.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

6.1    Financial Covenants.

The Borrower hereby covenants to the Lender as follows, which covenants shall be based upon the consolidated financial statements of the Borrower:

(a)    Total Funded Debt to EBITDA Ratio. The Borrower will maintain at all times during the following periods a Total Funded Debt to EBITDA ratio of not greater than the following:

PERIOD	MAXIMUM TOTAL FUNDED DEBT TO EBITDA RATIO
Amendment No. 4 Effective Date - 09/30/04 10/01/04 - thereafter	4.0 to 1.0 3.5 to 1.0

(b)    Fixed Charge Coverage Ratio. The Borrower will maintain at all times during the following periods, a Fixed Charge Coverage Ratio of not less than the following:

PERIOD	MINIMUM FIXED CHARGE COVERAGE RATIO
Amendment No. 4 Effective Date - 12/31/03 01/01/04 - 09/30/04 10/01/04 - thereafter	1.05 to 1.0 1.1 to 1.0 1.2 to 1.0

The financial covenants referenced in this Section 6.1 shall be calculated and tested on a quarterly basis as of the last day of each quarter for the four fiscal quarter period then ended. Unless otherwise defined, all financial terms used in this Section 6.1 shall have the meanings attributed to such terms in accordance with GAAP; provided however, that for the avoidance of doubt, regardless of how the Borrower’s series A preferred stock is characterized under GAAP, such series A preferred stock shall not constitute Indebtedness, as used in this Agreement.

5.    Amendment to Section 6.4.    Section 6.4 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

6.4    Liens.

The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following (“Permitted Liens”):

(a)	Liens pursuant to the Security Documents in favor of the Lender to secure the Obligations;

(b)	Liens securing the Junior Indebtedness (as defined in the Pequot Subordination Agreement);

(c)	Liens arising from taxes, assessments, charges or claims described in Section 5.4 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 5.4;

(d)	Deposits or pledges of cash or securities in the ordinary course of business to secure (i) worker’s compensation, unemployment insurance or other social security obligations, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds, or (iv) other obligations of a like nature incurred in the ordinary course of business;

(e)	Liens securing Indebtedness permitted by Section 6.5(d), provided, however, that such Liens shall only extend to the property financed by the Indebtedness securing the same;

(f)	Liens existing on the date hereof and specified on Schedule 6.4;

(g)	Title exceptions or encumbrances granted in the ordinary course of business, affecting real property owned by the Borrower or any of its Subsidiaries, provided that such exceptions do not in the aggregate materially detract from the value of such property or materially interfere with its use in the ordinary conduct of the Borrower’s or each Subsidiary’s business;

(h)	Liens with respect to judgments, attachments and the like which do not constitute Events of Default hereunder; and

(i)	Liens arising from leases or subleases granted to others which do not interfere in any material respects with the business of the Borrower or its Subsidiaries.

“Permitted Lien” shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law. Nothing in this Section 6.4 shall be construed to limit any other restriction on Liens imposed by the Security Agreement or otherwise in the Loan Documents.

6.    Amendment to Section 6.5.    Section 6.5 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

6.5    Indebtedness and Guaranty Obligations.

The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness or Guaranty Obligations, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

(a)	Indebtedness and Guaranty Obligations to or in favor of the Lender pursuant to this Agreement and the other Loan Documents;

(b)	The Junior Indebtedness (as defined in the Pequot Subordination Agreement);

(c)	Indebtedness of the Borrower or any of its Subsidiaries existing on the date hereof and listed in Schedule 6.5 (and extensions, renewals and refinancings thereof on terms no less favorable in any material respect than those existing before such extension, renewal or refinancing);

(d)	Purchase money Indebtedness (including Capitalized Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $500,000 during any fiscal year; (ii) such Indebtedness when incurred shall not exceed the purchase price of the assets(s) financed; and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(e)	Intercompany Debt;

(f)	Indebtedness that is expressly subordinate to the monetary obligations arising under this Agreement pursuant to a written subordination agreement in form and substance reasonably acceptable to the Lender;

(g)	Contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

(h)	To the extent not mentioned above, accruals and accounts payable in the ordinary course of business not for borrowed money.

7.    Amendment to Section 6.7.    Section 6.7 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

6.7    Dividends and Related Distributions.

The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make any Stock Payment, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except

(a)	dividends payable to a Credit Party; and

(b)	so long as no Event of Default has occurred and is continuing, or would occur as a result of such dividends, dividends payable to holders of series A preferred stock in accordance with the

Certificate of Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock to be dated the Closing Date (as defined in the Note Purchase Agreement) (“Series A Certificate”); and

(c)	so long as no Event of Default has occurred and is continuing, or would occur as a result of such payment, required redemption payments to holders of series A preferred stock in accordance with the Series A Certificate.

8.    Amendment to Section 6.14.    Exhibit 6.14 to the Existing Credit Agreement is hereby amended in its entirety to read as follows:

6.14    Limitations on Other Restrictions on Liens.

The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into, become or remain subject to any agreement or instrument, except for the Loan Documents and the Junior Loan Documents (as defined in the Pequot Subordination Agreement), that would prohibit the grant of any Lien upon any of its properties.

9.    Amendment to Exhibit J.    Exhibit J to the Existing Credit Agreement is hereby amended in its entirety to read as set forth in Exhibit J attached to this Amendment.

10.    Amendment to Section 7.1(f).    Section 7.1(f) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

(f)	Any Cross-Default Event shall occur with respect to Cross-Default Obligations. As used herein, “Cross-Default Obligation” shall mean any Indebtedness or Guaranty Obligation of a Credit Party or any agreement or instrument creating, evidencing or securing such Indebtedness or Guaranty Obligation. As used herein, “Cross-Default Event” with respect to a Cross-Default Obligation shall mean the occurrence of any default, event or condition (other than a default, event or condition waived by the obligee of such Cross-Default Obligation) which causes or which would permit any Person or Persons to cause all or any part of such Cross-Default Obligation to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or failure to pay all or any part of such Cross-Default Obligation at its stated maturity.

PART III

CONDITIONS TO EFFECTIVENESS

1.    Amendment No. 4 Effective Date.    This Amendment shall be and become effective as of the date hereof (the “Amendment No. 4 Effective Date”) when all of the conditions set forth in this Part III shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as “Amendment No. 4”.

2.    Execution of Counterparts of Amendment.    The Lender shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower, the Subsidiary Guarantors and the Lender.

3.    Fees and Expenses.    All out-of-pocket fees and expenses of the Lender in connection with the Loan Documents, including this Amendment, including legal and other professional fees and expenses incurred on or prior to the date of this Amendment, shall have been paid.

4.    Subordinated Debt Transaction.    The Closing (as defined in the Note Purchase Agreement) shall have occurred, as indicated in a letter delivered to the Lender by the Borrower, which letter shall confirm the Closing Date (as defined in the Note Purchase Agreement), and the Pequot Subordination Agreement shall have been executed and delivered to the Lender.

5.    Other Items.    The Lender shall have received an amendment to the Security Agreement in form satisfactory to it and such other documents, agreements or information which may be reasonably requested by the Lender.

PART IV

MISCELLANEOUS

1.    Representations and Warranties.    Borrower hereby represents and warrants to the Lender that, after giving effect to this Amendment, (a) no Default exists under the Amended Credit Agreement or any of the other Loan Documents which has not been waived and (b) except as set forth in the revised Schedule 3.19 attached hereto, the representations and warranties set forth in the Existing Credit Agreement (other than the representations and warranties set forth in Sections 3.6, 3.l6 and 3.18 of the Existing Credit Agreement) are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date and except for representations that refer to or are qualified by Schedules to the Existing Credit Agreement). The Borrower makes no representation as to the accuracy of the Schedules to the Existing Credit Agreement as of the date of this Amendment, other than the revised Schedule 3.19.

2.    Cross-References.    References in this Amendment to any Part are, unless otherwise specified, to such Part of this Amendment.

3.    Instrument Pursuant to Existing Credit Agreement.    This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

4.    References in Other Loan Documents.    At such time as this Amendment shall become effective pursuant to the terms of Part III, all references in the Loan Documents to the “Agreement” shall be deemed to refer to the Existing Credit Agreement as amended by this Amendment.

5.    Counterparts.    This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

6.    Governing Law.    THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

7.    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly signed, sealed and delivered by their properly and duly authorized officers as of the day and year first above-written.

BORROWER:

ANALEX CORPORATION

By:	(SEAL)
Name:
Title:

SUBSIDIARY GUARANTORS:

ADVANCED BIOSYSTEMS, INC.

By:	(SEAL)
Name:
Title:

SYCOM SERVICES, INC.

By:	(SEAL)
Name:
Title:

LENDER:

BANK OF AMERICA, N.A.

By:	(SEAL)
Name:
Title:

Appendix M

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ANALEX CORPORATION

Pursuant to Section 242 of the General Corporation Law of Delaware, Analex Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify, pursuant to Section 242 of the DGCL:

FIRST:    That Article FOURTH of the Corporation’s Certificate of Incorporation is hereby amended by deleting in its entirety said Article FOURTH and replacing said Article with the following:

“FOURTH: The total number of shares of capital stock of the Corporation that the Corporation shall have authority to issue is One Hundred Million (100,000,000), of which Sixty Five Million (65,000,000) shares having a par value of $0.02 per share shall be designated as Common Stock and Thirty Five Million (35,000,000) shares having a par value of $0.02 shall be designated as Preferred Stock.

Common Stock

The shares of Common Stock shall be alike and equal in all respects and shall have one vote for each share. After any requirements with respect to preferential dividends, if any, on the Preferred Stock have been met, then, and not otherwise, dividends payable in cash or in any other medium may be declared by the Board of Directors and paid on the shares of Common Stock. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to number of shares of Common Stock held by them respectively.

Preferred Stock

The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock are as follows:

The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine pursuant to a resolution or resolutions providing for such issuance duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors) and such resolution or resolutions shall also set forth, if applicable, with respect to each such series of Preferred Stock, the following:

(1)	The distinctive designation, stated value and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

(2)	The rate of dividend, if any, on the shares of that series, whether dividends shall be cumulative and, if so, from which date, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

(3)	Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, or the property or rights, including securities of any other corporation, payable in case of redemption;

M-1

(4)	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

(5)	The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(6)	Whether the shares of that series shall be convertible into or exchangeable for shares of capital stock of any class or any other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange including the rate of conversion or exchange, the date upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event upon or after which they shall be convertible or exchangeable, at whose option they shall be convertible or exchangeable, and the method of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

(7)	Whether the shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(8)	Whether the issuance of any additional shares of such series, or of any shares of any other series shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

(9)	Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualification, limitation or restriction of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.”

SECOND:    That the Board of Directors of the Corporation, at a meeting of the Board of Directors on             , 2003, authorized and approved the above amendment and recommended the same for approval by the stockholders of the Corporation in accordance with Section 242 of the DGCL.

THIRD:    That the stockholders of the Corporation, at a special meeting of the stockholders on             , 2003, by a majority of the outstanding shares entitled to vote thereon, authorized, ratified, and approved the above amendment, in accordance with Section 242 of the DGCL.

The Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chief Executive Officer and attested by its Secretary the              day of             , 2003.

ANALEX CORPORATION

By:
Sterling E. Phillips, Jr., Chief Executive Officer

ATTEST:

By:
Ronald B. Alexander, Secretary

M-2

Appendix N

N-1

June 30, 2003

The Board of Directors

Analex Corporation

5904 Richmond Highway

Suite 300

Alexandria, VA 22303

Dear Sirs:

We understand that Analex Corporation (“Analex” or “Company”) intends to enter into a transaction that would involve the issuance of (i) $12 million to $15 million in convertible preferred stock with warrants (the “Preferred Issuance”), and (ii) approximately $10 million in convertible secured subordinated debt with warrants (the “Subordinated Debt Issuance”). The proceeds from the Preferred Issuance would be used to fund the purchase cost of one or more acquisitions, while the proceeds from the Subordinated Debt Issuance would fund a redemption of all or a significant portion of the Analex common stock options and warrants held by a significant Analex shareholder and certain of his family members and entities controlled by such shareholder (the “Repurchase”). The Preferred Issuance, the Subordinated Debt Issuance and the Repurchase are collectively referred to hereinafter as the “Transaction”.

It is our understanding that the Repurchase will be consummated at a price equivalent to 95% of the average closing price of the Company’s common stock for the ninety trading days preceding June 19, 2003. The average closing price for such period was approximately $2.77; therefore, the concluded price was $2.63. The Subordinated Debt Issuance, which has an interest rate of 7% and a four year term, is convertible, at the purchaser’s option, into the number of shares of convertible preferred stock equaling the total principal amount and accrued but unpaid interest divided by 135% of the convertible preferred stock purchase price or an approximately 15% premium to the twenty day average price as of June 19, 2003. The Preferred Issuance, with a 6% dividend payment, is convertible at a 15% discount to the lower of the trailing average closing price of the Company’s common stock for the twenty trading days preceding (i) the date of execution of the summary terms and (ii) the date of execution of the Repurchase agreement. Both the Subordinated Debt Issuance and the Preferred Issuance have ten-year detachable warrant features to purchase common stock in an amount equal to one share of common stock for every five shares of common stock issuable or issued upon conversion of the respective instruments. Warrants are exercisable any time at the option of the Investors at an exercise price representing a 47% premium to the convertible preferred stock purchase price ($2.23) of the Company’s common stock at the date of execution of the Repurchase agreement, or $3.28 per share.

You have requested our opinion (the “Opinion”) as to whether the Transaction, taken as a whole, is fair to the Company’s Public Shareholders (defined as all shareholders with the exception of the shareholders who are parties to the Repurchase). The Opinion does not address the Company’s underlying business decision to effect

N-1

The Board of Directors

Analex Corporation

June 30, 2003	N-2

the Transaction. In connection with this Opinion, we have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the Company’s annual reports to shareholders on Form 10-K for the fiscal years ended 2000 through 2002 and quarterly reports on Form 10-Q for the quarters ended March 31, 2002 and March 31, 2003;

2.	reviewed the Company’s forecasted income statements for the fiscal years 2003 to 2006 with and without the effects of the Transaction;

3.	visited certain of the Company’s business offices;

4.	reviewed executed Summary of Terms and Repurchase Letter Agreement dated June 19, 2003 between the Company and Pequot Capital and Mr. Stout respectively;

5.	held discussions with certain members of the senior management of the Company to discuss the Company’s operations, financial condition, and Transaction rationale;

6.	reviewed the presentation by the Company’s Chief Executive Officer, to a number of possible acquirers, dated May 29, 2003;

7.	reviewed the historical market prices and trading volume for the Company’s publicly traded securities;

8.	reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, including prices and premiums paid in other transactions, and reviewed terms of other investments that Houlihan Lokey considered similar to the Transaction;

9.	reviewed drafts of the following documents to be delivered at the closing of the Transaction

•	Securities Repurchase Agreement;

•	Voting Termination Agreement;

•	Employment Termination Agreement;

•	Registration Rights Termination Agreement;

•	Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement;

•	The Form of Note;

•	The Form of Warrant;

•	The Stockholders’ Voting Agreement;

•	The Voting Agreement;

•	The Registration Rights Agreement;

•	The Certificate of Designations; and

•	Certain additional transaction documents.

10.	conducted such other studies, analyses and inquiries as we have deemed appropriate.

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The Board of Directors

Analex Corporation

June 30, 2003	N-3

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the expected future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our Opinion is predicated on the executed summary of terms, the repurchase letter agreement and draft agreements between Analex and the investor which are subject to change and any material change to these draft agreements may affect our analysis and Opinion. Additionally, our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

This letter may be included in its entirety in any proxy statement, prospectus to be distributed to the Company’s shareholders, but the inclusion of this letter in whole or in part, or a summary thereof, is subject to the terms .of our engagement letter.

This Opinion is furnished for your benefit and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction. This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion, and subject to the understanding that the obligations of Houlihan Lokey in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair to the Public Shareholders from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

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